PROSPECTUS SUPPLEMENT
(To Prospectus dated March 27, 2006)

                                 $2,187,509,000

               Mortgage Pass-Through Certificates, Series 2006-HE2

                  Morgan Stanley Capital I Inc. Trust 2006-HE2
                                 Issuing Entity

                          Morgan Stanley Capital I Inc.
                                   Depositor

                      Morgan Stanley Mortgage Capital Inc.
                                    Sponsor

                     Wells Fargo Bank, National Association
                                    Servicer

                    JPMorgan Chase Bank, National Association
                                    Servicer

                           HomEq Servicing Corporation
                                    Servicer

      The following classes of certificates are being offered pursuant to this prospectus supplement and the accompanying prospectus:

     Class          Original Class Certificate Balance    Pass-Through Rate
     -----          ----------------------------------    -----------------
   Class A-1                    $435,720,000                  Variable
   Class A-2a                   $690,310,000                  Variable
   Class A-2b                   $196,890,000                  Variable
   Class A-2c                   $295,470,000                  Variable
   Class A-2d                   $183,755,000                  Variable
   Class M-1                    $ 78,206,000                  Variable
   Class M-2                    $ 71,406,000                  Variable
   Class M-3                    $ 43,070,000                  Variable
   Class M-4                    $ 37,403,000                  Variable
   Class M-5                    $ 36,270,000                  Variable
   Class M-6                    $ 32,869,000                  Variable
   Class B-1                    $ 32,869,000                  Variable
   Class B-2                    $ 29,469,000                  Variable
   Class B-3                    $ 23,802,000                  Variable

--------------------------------------------------------------------------------
      You should read the section entitled "Risk Factors" starting on page S-13 of this prospectus supplement and page 11 of the accompanying prospectus and consider these factors before making a decision to invest in the certificates.

      The certificates represent interests in the issuing entity only and are not interests in or obligations of any other person.

      Neither the certificates nor the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality.
--------------------------------------------------------------------------------

Assets of the Issuing Entity --
o The issuing entity is a trust whose assets consist primarily of two groups of fixed and adjustable rate, first-lien and second-lien mortgage loans secured by residential real properties.

The certificates --
o The certificates represent beneficial interests in the assets of the issuing entity, as described in this prospectus supplement; and
o The certificates will accrue interest at a rate equal to one-month LIBOR plus a related fixed margin, subject to certain caps, as described in this prospectus supplement under "Summary--Pass-Through Rates."

Credit enhancement --
o Subordination as described in this prospectus supplement under "Description of the Certificates--Priority of Distributions Among Certificates,"
o Overcollateralization as described in this prospectus supplement under "Description of the Certificates--Overcollateralization Provisions," and
o Excess interest as described in this prospectus supplement under "Description of the Certificates--Overcollateralization Provisions."

Interest Rate Support --
o An interest rate swap agreement with Morgan Stanley Capital Services Inc., as swap provider, for the benefit of the certificates as described in this prospectus supplement under "Description of the Certificates--Interest Rate Swap Agreement."

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Morgan Stanley Capital I Inc. will not list the certificates on any securities exchanges or on any automated quotation system of any securities association. Each class of certificates will receive monthly distributions of interest, principal or both, commencing on May 25, 2006. The certificates offered by this prospectus supplement will be purchased by Morgan Stanley & Co. Incorporated and offered from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the offered certificates are anticipated to be approximately $2,180,946,473 before the deduction of expenses payable by the depositor, estimated to be approximately $800,000. The offered certificates will be available for delivery to investors in book entry form through the facilities of The Depository Trust Company, Clearstream Banking, societe anonyme and Euroclear Bank, as operator of the Euroclear System, on or about April 28, 2006.

                                 MORGAN STANLEY
April 24, 2006

            Important notice about the information presented in this
              prospectus supplement and the accompanying prospectus

      We provide information to you about the certificates in two separate documents that provide more detail in progression: (1) the accompanying prospectus, which provides general information, some of which may not apply directly to your series of certificates, and (2) this prospectus supplement, which describes the specific terms of your series of certificates. If the accompanying prospectus contemplates multiple options, you should rely on the information in this prospectus supplement as to the applicable option.

      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

      We are not offering the Mortgage Pass-Through Certificates, Series 2006-HE2 in any state or other jurisdiction where the offer is not permitted.

      For 90 days following the date of this prospectus supplement, all dealers selling certificates will deliver a prospectus supplement and prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the certificates with respect to their unsold allotments or subscriptions.

      We cannot sell the certificates to you unless you have been given the opportunity to receive both this prospectus supplement and the accompanying prospectus.

      We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further information concerning a particular topic. The table of contents in this prospectus supplement and the table of contents in the prospectus provide the pages on which these captions are located.

      Some of the terms used in this prospectus supplement are capitalized. These capitalized terms have specified definitions, which are included at the end of this prospectus supplement under the heading "Glossary."

      In this prospectus supplement, the terms "depositor," "we," "us" and "our" refer to Morgan Stanley Capital I Inc.

      All annexes and schedules to this prospectus supplement are a part of this prospectus supplement.

      Morgan Stanley Capital I Inc.'s principal offices are located at 1585 Broadway, New York, New York 10036, and its phone number is (212) 761-4000.

                             EUROPEAN ECONOMIC AREA

      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

            (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

            (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

            (c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

      For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 UNITED KINGDOM

      The underwriter has represented and agreed that:

            (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

            (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

                       NOTICE TO UNITED KINGDOM INVESTORS

      The distribution of this prospectus supplement if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") or 19 (Investment Professionals) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

      Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                TABLE OF CONTENTS

SUMMARY .................................................................   S-5
RISK FACTORS ............................................................  S-13
THE MORTGAGE LOAN POOL ..................................................  S-25
     General ............................................................  S-25
     Prepayment Premiums ................................................  S-26
     Adjustable Rate Mortgage Loans .....................................  S-26
     The Index ..........................................................  S-27
     Underwriting Guidelines ............................................  S-27
     The Mortgage Loans in the Aggregate ................................  S-41
     The Group I Mortgage Loans .........................................  S-42
     The Group II Mortgage Loans ........................................  S-43
     Credit Scores ......................................................  S-44
THE SPONSOR .............................................................  S-45
STATIC POOL INFORMATION .................................................  S-46
THE DEPOSITOR ...........................................................  S-46
THE ISSUING ENTITY ......................................................  S-47
THE SERVICERS ...........................................................  S-47
     General ............................................................  S-47
     Wells Fargo Bank, National Association .............................  S-47
THE SECURITIES ADMINISTRATOR ............................................  S-49
THE TRUSTEE .............................................................  S-49
THE CUSTODIANS ..........................................................  S-50
     General ............................................................  S-50
     Wells Fargo Bank, National Association .............................  S-50
     LaSalle Bank National Association ..................................  S-50
INTEREST RATE SWAP COUNTERPARTY .........................................  S-50
DESCRIPTION OF THE CERTIFICATES .........................................  S-51
     General ............................................................  S-51
     Book-Entry Registration ............................................  S-52
     Definitive Certificates ............................................  S-55
     Assignment of the Mortgage Loans ...................................  S-55
     Delivery of Mortgage Loan Documents ................................  S-56
     Representations and Warranties Relating to the Mortgage Loans ......  S-57
     Payments on the Mortgage Loans .....................................  S-61
     Distributions ......................................................  S-62
     Administration Fees ................................................  S-62
     Priority of Distributions Among Certificates .......................  S-63
     Distributions of Interest and Principal ............................  S-63
     Allocation of Principal Payments to Class A Certificates ...........  S-68
     Swap Account .......................................................  S-69
     Calculation of One-Month LIBOR .....................................  S-70
     Excess Reserve Fund Account ........................................  S-70
     Interest Rate Swap Agreement .......................................  S-71
     Overcollateralization Provisions ...................................  S-73
     Reports to Certificateholders ......................................  S-74
THE POOLING AND SERVICING AGREEMENT .....................................  S-75
     General ............................................................  S-75
     Subservicers .......................................................  S-75
     Servicing, Securities Administrator, Trustee and Custodial Fees
         and Other Compensation and Payment of Expenses .................  S-76
     P&I Advances and Servicing Advances ................................  S-76
     Prepayment Interest Shortfalls .....................................  S-77
     Servicer Reports ...................................................  S-78
     Collection and Other Servicing Procedures ..........................  S-78
     Hazard Insurance ...................................................  S-79
     Realization Upon Defaulted Mortgage Loans ..........................  S-80
     Removal and Resignation of a Servicer ..............................  S-80
     Termination; Optional Clean-up Call ................................  S-82
     Certain Matters Regarding the Depositor, the Servicers, the
         Securities Administrator, the Trustee and the Custodians .......  S-83
     Amendment ..........................................................  S-84
PREPAYMENT AND YIELD CONSIDERATIONS .....................................  S-84
     Structuring Assumptions ............................................  S-84
     Defaults ...........................................................  S-93
     Prepayment Considerations and Risks ................................  S-93
     Overcollateralization Provisions ...................................  S-94
     Subordinated Certificates ..........................................  S-95
     Effect on Yields Due to Rapid Prepayments ..........................  S-96
     Weighted Average Lives of the Offered Certificates .................  S-96
     Decrement Tables ...................................................  S-96
     Hypothetical Available Funds and Supplemental Interest Rate Cap
         Table .......................................................... S-105
     Final Scheduled Distribution Date .................................. S-110
FEDERAL INCOME TAX CONSIDERATIONS ....................................... S-110
     General ............................................................ S-110
     Taxation of Regular Interests ...................................... S-110
     Status of the Offered Certificates ................................. S-111
     The Basis Risk Contract Component .................................. S-111
     Other Matters ...................................................... S-113
STATE AND LOCAL TAXES ................................................... S-113
ERISA CONSIDERATIONS .................................................... S-113
LEGAL INVESTMENT ........................................................ S-115
PLAN OF DISTRIBUTION .................................................... S-116
LEGAL MATTERS ........................................................... S-116
REPORTS TO CERTIFICATEHOLDERS ........................................... S-116
RATINGS ................................................................. S-117
GLOSSARY ................................................................ S-118
ANNEX I - CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS ....   I-1
ANNEX II - INTEREST RATE SWAP SCHEDULE ..................................  II-1
ANNEX III - MORTGAGE LOAN TABLES ........................................ III-1

                                     SUMMARY

      This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully to understand all of the terms of the offering of the certificates.


The Transaction Parties

     Sponsor. Morgan Stanley Mortgage Capital Inc., a New York corporation with its principal executive offices at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000.

     Depositor. Morgan Stanley Capital I Inc., a Delaware corporation with its principal executive offices at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000.

     Issuing Entity.  Morgan Stanley Capital I Inc. Trust 2006-HE2.

     Securities Administrator. Wells Fargo Bank, National Association, a national banking association. The corporate trust office of the Securities Administrator is located (i) for purposes of certificate transfers, at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 and (ii) for all other purposes other than as custodian, at 9062 Old Annapolis Road, Columbia, Maryland 21045, Re: MSAC 2006-HE2, and its telephone number is
(410) 884-2000.

     Trustee. Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the trustee is located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration MSAC 2006-HE2, and its telephone number is (714) 247-6000.

     Servicers.

      o Wells Fargo Bank, National Association, a national banking association. The principal executive office of Wells Fargo Bank, National Association is located at 1 Home Campus, Des Moines, Iowa 50328.

      o JPMorgan Chase Bank, National Association, a national banking association. The principal executive office of JPMorgan Chase Bank, National Association is located at 1111 Polaris Parkway, Columbus, Ohio 43240 and its telephone number is (614) 213-1000.

      o HomEq Servicing Corporation, a New Jersey corporation. The principal executive office of HomEq Servicing Corporation is located at 1620 East Roseville Parkway, Suite 210, Second Floor, Roseville, California 95661, and its telephone number is (916) 339-6267.

     Responsible Parties.

      o WMC Mortgage Corp., a California corporation. The principal executive office of WMC Mortgage Corp. is located at 3100 Thornton Avenue, Burbank, California 91504, and its telephone number is (800) 736-5000.

      o Decision One Mortgage Company, LLC, a North Carolina limited liability company. The principal executive office of Decision One Mortgage Company, LLC is located at 6060 J.A. Jones Boulevard, Suite 1000, Charlotte, North Carolina, and its telephone number is (704) 887-2664.

     Custodians.

      o Solely with respect to the WMC mortgage loans, Wells Fargo Bank, National Association, a national banking association. The principal office of Wells Fargo Bank, National Association, as custodian, is located at 24 Executive Park, Suite 100, Irvine, California 92614, and its telephone number is (949) 757-5100.

      o Solely with respect to the Decision One mortgage loans, LaSalle Bank National Association, a national banking association. The principal executive office of LaSalle Bank National Association is located at 2571 Busse Road, Suite 200, Elkgrove Village, Illinois 60007, and its telephone number is (847) 766-6429.

      Swap Provider. Morgan Stanley Capital Services Inc., a Delaware corporation. Morgan Stanley Capital Services Inc. conducts business in the over-the-counter derivatives market, engaging in a variety of derivatives products, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients. The principal executive office of the swap provider is located at 1585 Broadway, New York, New York 10036, and its telephone number is
(212) 761-4000.

      The following diagram illustrates the various parties involved in the transaction and their functions.


----------------------------------
        WMC Mortgage Corp.
       decision One Mortgage
           Company, LLC
       (Responsible Parties)
----------------------------------
         |     Loans
        \ /
----------------------------------          ----------------------------------
Morgan Stanley Mortgage Capital Inc.   |--------- Morgan Stanley Capital
             (Sponsor)                 |              Services, Inc.
----------------------------------     |       (Interest Rate Swap Provider)
         |     Loans                   |    ----------------------------------
        \ /                            |
----------------------------------     |
    Morgan Stanley Capital Inc.        |    ----------------------------------
            (Depositor)                |---------    Wells Fargo Bank,
----------------------------------     |           National Association
         |     Loans                   |                (Servicer)
        \ /                            |
----------------------------------     |    ----------------------------------
   Morgan Stanley Capital I Inc.-------|
          Trust 2006-HE2               |    ----------------------------------
         (Issuing Entity)              |---------  JPMorgan Chase Bank,
----------------------------------     |           National Association
                                       |                (Servicer)
                                       |    ----------------------------------
                                       |
                                       |    ----------------------------------
                                       |---------     HomEq Servicing
                                       |                Corporation
                                       |                (Servicer)
                                       |    ----------------------------------
                                       |
                                       |    ----------------------------------
                                       |---------    Wells Fargo Bank,
                                       |           National Association
                                       |        (Securities Administrator)
                                       |    ----------------------------------
                                       |
                                       |    ----------------------------------
                                       |--------- Deutsche Bank National
                                       |             Trust Association
                                       |                 (Trustee)
                                       |    ----------------------------------
                                       |
                                       |    ----------------------------------
                                       |---------    Wells Fargo Bank,
                                       |             National Company
                                       |                (Custodian)
                                       |    ----------------------------------
                                       |
                                       |    ----------------------------------
                                       |---------      LaSalle Bank
                                                   National Association
                                                        (Custodian)
                                            ----------------------------------

The Offered Certificates

      The Morgan Stanley Capital I Inc. Trust 2006-HE2 will issue the Mortgage Pass-Through Certificates, Series 2006-HE2. Fourteen classes of the certificates
- the Class A-1, Class A-2a, Class A-2b, Class A-2c, Class A-2d, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates - are being offered to you by this prospectus supplement. The Class A-1 certificates generally represent interests in the group I mortgage loans. The Class A-2a, Class A-2b, Class A-2c and Class A-2d certificates generally represent interests in the group II mortgage loans. The Class M and Class B certificates represent interests in all of the mortgage loans.

The Other Certificates

      The trust will also issue three other classes of certificates - the Class X, Class P and Class R certificates - which will not be offered under this prospectus supplement.

      The Class X certificates will have an initial aggregate principal balance of approximately $79,340,639, which is approximately equal to the initial overcollateralization required by the pooling and servicing agreement. The Class X certificates will initially represent an interest of approximately 3.50% of the aggregate scheduled principal balance of the mortgage loans in the trust.

      The Class P certificates will not have an aggregate principal balance and will not be entitled to distributions in respect of principal or interest. The Class P certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans.

      The certificates will represent undivided interests in the assets of the trust, which will consist primarily of the mortgage loans.

Structural Overview

      The following chart illustrates generally the distribution priorities and the subordination features applicable to the offered certificates and the Class X certificates.


                  |  -------------------------------- / \
                  |                     Class A-2a     |
                  |    Class A-1        Class A-2b     |
                  |                     Class A-2c     |
                  |                     Class A-2d     |
                  |  --------------------------------  |
                  |             Class M-1              |
                  |  --------------------------------  |
                  |             Class M-2              |
                  |  --------------------------------  |
Accrued           |             Class M-3              |
certificate       |  --------------------------------  |   Losses
interest, then    |             Class M-4              |
principal         |  --------------------------------  |
                  |             Class M-5              |
                  |  --------------------------------  |
                  |             Class M-6              |
                  |  --------------------------------  |
                  |             Class B-1              |
                  |  --------------------------------  |
                  |             Class B-2              |
                  |  --------------------------------  |
                  |             Class B-3              |
                  |  --------------------------------  |
                  |              Class X               |
                 \ / --------------------------------  |

Closing Date

      On or about April 28, 2006.

Cut-off Date

      April 1, 2006.

Distribution Date

      Distributions on the certificates will be made on the 25th day of each month, or, if the 25th day is not a business day, on the next business day, beginning in May 2006, to the holders of record on the preceding record date.

Final Scheduled Distribution Date

      The final scheduled distribution date is the distribution date occurring in March 2036. See "Prepayment and Yield Considerations--Final Scheduled Distribution Date" in this prospectus supplement.

Record Date

      The record date for the offered certificates will be the business day preceding the related distribution date, unless the offered certificates are issued in definitive form, in which case the record date will be the last business day of the month preceding the month in which the related distribution date occurs.

Pass-Through Rates

      The Class A-1 certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus 0.1700% (0.3400% after the first distribution date on which the optional clean up call is exercisable), (ii) the Group I Loan Cap, as defined in the "Glossary" in this prospectus supplement, and (iii) the WAC Cap.

      The Class A-2a certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus 0.0700% (0.1400% after the first distribution date on which the optional clean up call is exercisable), (ii) the Group II Loan Cap, as defined in the "Glossary" in this prospectus supplement, and (iii) the WAC Cap.

      The Class A-2b certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus 0.1200% (0.2400% after the first distribution date on which the optional clean up call is exercisable), (ii) the Group II Loan Cap, and (iii) the WAC Cap.

      The Class A-2c certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus 0.1800% (0.3600% after the first distribution date on which the optional clean up call is exercisable), (ii) the Group II Loan Cap, and (iii) the WAC Cap.

      The Class A-2d certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus 0.2700% (0.5400% after the first distribution date on which the optional clean up call is exercisable), (ii) the Group II Loan Cap, and (iii) the WAC Cap.

      The Class M-1 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.3300% (0.4950% after the first distribution date on which the optional clean up call is exercisable) and (ii) the WAC Cap.

      The Class M-2 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.3500% (0.5250% after the first distribution date on which the optional clean up call is exercisable) and (ii) the WAC Cap.

      The Class M-3 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.3700% (0.5550% after the first distribution date on which the optional clean up call is exercisable) and (ii) the WAC Cap.

      The Class M-4 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.4800% (0.7200% after the first distribution date on which the optional clean up call is exercisable) and (ii) the WAC Cap.

      The Class M-5 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.4900% (0.7350% after the first distribution date on which the optional clean up call is exercisable) and (ii) the WAC Cap.

      The Class M-6 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.5700% (0.8550% after the first distribution date on which the optional clean up call is exercisable) and (ii) the WAC Cap.

      The Class B-1 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 1.1000% (1.6500% after the first distribution date on which the optional clean up call is exercisable) and (ii) the WAC Cap.

      The Class B-2 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 1.2000% (1.8000% after the first distribution date on which the optional clean up call is exercisable) and (ii) the WAC Cap.

      The Class B-3 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 2.1500% (3.2250% after the first distribution date on which the optional clean up call is exercisable) and (ii) the WAC Cap.

      Interest will accrue on the offered certificates on the basis of a 360-day year and the actual number of days elapsed in the applicable interest accrual period. See "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

Interest Accrual Period

      The interest accrual period for the offered certificates for any distribution date will be the period from and including the preceding distribution date (or, in the case of the first distribution date, the closing date) through the day before the current distribution date.

Distribution Priorities

      Distributions on the certificates are required to be made monthly on each distribution date from available funds (after giving effect to the payment of any fees and expenses of the servicers, the securities administrator and the custodians) to the classes of certificates in the following order of priority:

      (a) to an account for payment to the provider of the interest swap agreement of certain amounts payable to the swap provider;

      (b) (i) first, to the Class A-1, Class A-2a, Class A-2b, Class A-2c and Class A-2d certificates, their accrued certificate interest for the related interest accrual period and any unpaid interest amounts from prior distribution dates, payable first from the interest payments on the mortgage loans in the applicable loan group related to those classes of certificates, and (ii) second, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates, in that order, their accrued certificate interest;

      (c) (1) on each distribution date prior to the Stepdown Date or on which a Trigger Event is in effect, an amount equal to the principal distribution amount (as further described in "Description of the Certificates--Distributions of Interest and Principal" in this prospects supplement) (i) first, to the Class A certificates, pursuant to the allocation described below, until their respective class certificate balances have been reduced to zero, and (ii) second, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates, in that order, until their respective class certificate balances have been reduced to zero;

      (2) on each distribution date on and after the Stepdown Date and on which a Trigger Event is not in effect, (i) first, to the Class A certificates, pursuant to the allocation described below, the lesser of the principal distribution amount and an amount equal to the principal distribution entitlement for the Class A certificates (each as further described in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement), until their respective class certificate balances have been reduced to zero, and (ii) second, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates, in that order, in each case, the lesser of the principal distribution amount and an amount equal to the principal distribution entitlement for that class of certificates (as further described in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement), until their respective class certificate balances have been reduced to zero;

      (d) any amount remaining after the distributions in clauses (a), (b) and
(c) above, (i) first, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates, in that order, any unpaid interest amounts and principal amounts written down from prior distribution dates for those classes, (ii) second, to the excess reserve fund account, an amount equal to any Basis Risk Payment (as defined in the "Glossary" in this prospectus supplement) for that distribution date, (iii) third, from funds on deposit in the excess reserve fund account, an amount equal to any basis risk carryforward amounts with respect to the offered certificates for that distribution date in the same order and priority in which accrued certificate interest is allocated among those classes of certificates, with the allocation to the Class A certificates being pro rata based on their respective class certificate balances and then based on their respective basis risk carryforward amounts, and (iv) fourth, to the swap provider or the Class P, Class X or Class R certificates, any remaining amounts.

      Principal payments on the Class A-1 certificates will generally be made from principal payments on the group I mortgage loans. Principal payments on the Class A-2a, Class A-2b, Class A-2c and Class A-2d certificates will generally be made from principal payments on the group II mortgage loans, and such payments will be paid sequentially, to the Class A-2a, Class A-2b, Class A-2c and Class A-2d certificates, in that order, until their respective class certificate balances have been reduced to zero. However, from and after the distribution date on which the aggregate class certificate balances of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates and the principal balance of the Class X certificates have been reduced to zero, any principal distributions allocated to the Class A-2a, Class A-2b, Class A-2c and Class A-2d certificates are required to be distributed pro rata among those classes, based on their respective class certificate balances, until their class certificate balances have been reduced to zero.

      "Stepdown Date" is defined in the "Glossary" included in this prospectus supplement and generally means the later to occur of (i) the earlier to occur of
(a) the distribution date in May 2009 and (b) the distribution date following the distribution date on which the aggregate class certificate balances of the Class A certificates have been reduced to zero and (ii) the first distribution date on which the subordination below the Class A certificates is greater than or equal to 41.00% of the aggregate stated principal balance of the mortgage loans for that distribution date.

      "Trigger Event" is defined in the "Glossary" included in this prospectus supplement and generally means either a "cumulative loss trigger event" or a "delinquency loss trigger event." A "cumulative loss trigger event" with respect to any distribution date means the circumstances in which the aggregate amount of realized losses incurred since the cut-off date through the last day of the related prepayment period divided by the aggregate stated principal balance of the mortgage loans as of the cut-off date exceeds the applicable cumulative loss percentages described in the definition of "Cumulative Loss Trigger Event" in the "Glossary" included in this prospectus supplement. A "delinquency loss trigger event" with respect to any distribution date means the circumstances in which the quotient (expressed as a percentage) of (x) the rolling three-month average of the aggregate unpaid principal balance of mortgage loans that are 60 days or more delinquent (including mortgage loans in foreclosure and mortgage loans related to REO property) and (y) the aggregate unpaid principal balance of the mortgage loans, as of the last day of the related due period, equals or exceeds the applicable percentages described in the definition of "Delinquency Loss Trigger Event" included in the "Glossary."

      In addition to the distributions set forth above, distributions will be required to be made to certificateholders from any payments received by the trust under the interest rate swap agreement. Such payments will be made in the order and priority described under "Description of the Certificates - Swap Account" in this prospectus supplement.

Credit Enhancement

      The credit enhancement provided for the benefit of the holders of the certificates consists solely of:

      o the use of excess interest, after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement described below, to cover losses on the mortgage loans and as a distribution of principal to maintain overcollateralization;

      o the subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates; and

      o the allocation of losses on the mortgage loans to the most subordinate classes of certificates.

Interest Rate Swap Agreement

      On the closing date, the trust will enter into an interest rate swap agreement with Morgan Stanley Capital Services Inc., the swap provider, whose obligations are 100% guaranteed by Morgan Stanley. Morgan Stanley is rated "Aa3" by Moody's Investors Service, Inc., "A+" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and "AA-" by Fitch, Inc.

      Under the interest rate swap agreement, with respect to the first 54 distribution dates, the trust will pay to the swap provider a fixed payment at a rate of 5.15% per annum, determined on a "30/360" basis (or, in the case of the first distribution date, the number of days in the period from the closing date to the day immediately preceding the first distribution date, determined on a "30/360" basis), and the swap provider will pay to the trust a floating payment at a rate of one-month LIBOR (as determined pursuant to the interest rate swap agreement), determined on an "actual/360" basis, in each case calculated on the product of the scheduled notional amount and the multiplier set forth on the schedule attached as Annex II to this prospectus supplement for that distribution date. To the extent that the fixed payment exceeds the floating payment payable with respect to any of the first 54 distribution dates, amounts otherwise available for payments on the certificates will be applied on or prior to such distribution date to make a net payment to the swap provider, and to the extent that the floating payment exceeds the fixed payment payable with respect to any of the first 54 distribution dates, the swap provider will make a net payment to the trust on or prior to such distribution date. Any net amounts received by or paid out from the trust under the interest rate swap agreement will either increase or reduce the amount available to make payments on the certificates, as described under "Description of the Certificates--Swap Account" in this prospectus supplement. The interest rate swap agreement is scheduled to terminate following the distribution date in October 2010.

      For further information regarding the interest rate swap agreement, see "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

The Mortgage Loans

      The mortgage loans to be included in the trust will be primarily fixed and adjustable rate subprime mortgage loans secured by first-lien and second-lien mortgages or deeds of trust on residential real properties. All of the mortgage loans were purchased by the sponsor from WMC Mortgage Corp. or Decision One Mortgage Company, LLC.

      On the closing date, the sponsor will transfer the mortgage loans to the depositor and the trust will acquire the mortgage loans from the depositor. The aggregate scheduled principal balance of the mortgage loans as of the cut-off date will be approximately $2,266,849,639. Approximately 14.10% of the mortgage loans are fixed rate and approximately 85.90% of the mortgage loans are adjustable rate. Approximately 92.72% of the mortgage loans are first-lien mortgage loans, and approximately 7.28% of the mortgage loans are second-lien mortgage loans.

      The information regarding the mortgage loans set forth below that is based on the principal balance of the mortgage loans as of the cut-off date assumes the timely receipt of principal scheduled to be paid on the mortgage loans on or prior to the cut-off date and no delinquencies, defaults or prepayments from March 1, 2006 through the cut-off date.

      The mortgage loans have original terms to maturity of not greater than 360 months, have a weighted average remaining term to scheduled maturity of 341 months and have the following approximate characteristics as of the cut-off date:

Range of interest rates:              4.625%         to    13.250%
Weighted average
interest rate:.....................   7.753%
Range of gross margins
of adjustable rate
mortgage loans:....................   1.800%         to    9.990%
Weighted average gross
margin of adjustable

rate mortgage loans:                  6.512%
Range of minimum
interest rates of

adjustable rate mortgage
loans:.............................   4.625%         to    11.375%
Weighted average minimum
interest rate of
adjustable rate mortgage
loans:.............................   7.509%
Range of maximum
interest rates of
adjustable rate mortgage
loans:.............................   11.125%        to    18.350%
Weighted average maximum
interest rate of
adjustable rate mortgage
loans:.............................   13.874%
Range of principal
balances:..........................   $9,888         to    $977,500
Average principal
balance:...........................   $184,147
Range of combined
original loan-to-value
ratios:............................   15.96%         to    100.00%
Weighted average
combined original
loan-to-value ratio:...............   81.63%
Weighted average next
adjustment date of
adjustable rate mortgage
loans:.............................   April 2008

      Primarily for the purpose of calculating principal distributions on the Class A certificates, as further described in this prospectus supplement, the mortgage loans will be divided into two subpools, designated as "group I mortgage loans" and "group II mortgage loans." The group I mortgage loans will consist only of those mortgage loans with principal balances that conform to Fannie Mae and Freddie Mac guidelines. The group II mortgage loans will consist of all other remaining mortgage loans. Information about the characteristics of the mortgage loans in each group is described under "The Mortgage Loan Pool" in this prospectus supplement.

      After an initial fixed rate period, the interest rate on all of the adjustable rate mortgage loans will adjust semi-annually on each adjustment date to equal the sum of six-month LIBOR and the gross margin for that mortgage loan subject to periodic and lifetime limitations. See "The Mortgage Loan Pool--The Index" in this prospectus supplement.

      For the adjustable-rate mortgage loans, the first adjustment date will occur only after initial periods of approximately six months, two years, three years, five years or ten years, as more fully described under "The Mortgage Loan Pool" in this prospectus supplement. For additional information regarding the mortgage loans, see "The Mortgage Loan Pool" in this prospectus supplement.

Servicing of the Mortgage Loans and Securities Administration

      Wells Fargo Bank, National Association will act as servicer with respect to approximately 69.49% of the mortgage loans. JPMorgan Chase Bank, National Association will act as servicer with respect to approximately 17.25% of the mortgage loans. HomEq Servicing Corporation will act as servicer with respect to approximately 13.26% of the mortgage loans. Each servicer will be obligated to service and administer the applicable mortgage loans on behalf of the trust, for the benefit of the holders of the certificates.

      As securities administrator, Wells Fargo Bank, National Association will be required to act as paying agent, transfer agent and certificate registrar. See "The Securities Administrator" in this prospectus supplement.

Optional Termination of the Trust

      Subject to the satisfaction of the conditions described under "The Pooling and Servicing Agreement--Termination; Optional Clean-up Call" in this prospectus supplement, any servicer individually, or all of the servicers together may, at its or their option, purchase the mortgage loans and terminate the trust on any distribution date when the aggregate stated principal balance, as further described in this prospectus supplement, of the mortgage loans as of the last day of the related due period is equal to or less than 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. That purchase of the mortgage loans would result in the payment on that distribution date of the final distribution on the certificates and a termination of the trust.

Advances

      Each servicer will be required to make cash advances with respect to delinquent payments of principal and interest on the mortgage loans serviced by it, unless the applicable servicer reasonably believes that the cash advances cannot be repaid from future payments on the applicable mortgage loans. The trustee acting as successor servicer will advance its own funds to make advances if the applicable servicer fails to do so (unless it deems the advances to be nonrecoverable) as required under the pooling and servicing agreement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses. Each servicer (and the trustee as successor servicer and any other successor servicer, if applicable) will not be required to make any advance that it determines would be nonrecoverable. Each servicer will also be required to pay compensating interest to cover prepayment interest shortfalls to the extent of its servicing fee.

Denominations

      The offered certificates will be issued and available only in book-entry form, in denominations of $25,000 initial principal balance and integral multiples of $1 in excess of $25,000, except that one certificate of each class may be issued in an amount less than $25,000.

Servicing and Custodial Fees

      Each servicer is entitled with respect to each mortgage loan serviced by it to a monthly servicing fee, which will be retained by the applicable servicer from such mortgage loan or payable monthly from amounts on deposit in the collection account. The servicing fee for each servicer will be an amount equal to interest at one-twelfth of a rate equal to 0.50% on the stated principal balance of each mortgage loan serviced by that servicer.

      Each custodian is entitled with respect to each mortgage loan for which it acts as custodian of the related mortgage loan files to a monthly custodial fee, which will be remitted to the applicable custodian monthly by the securities administrator from amounts on deposit in the distribution account. The custodial fee for each custodian will be an amount equal to one-twelfth of a rate not greater than 0.01% on the stated principal balance of each mortgage loan for which such custodian acts as custodian of the related mortgage loan files.

Required Repurchases or Substitutions of Mortgage Loans

      WMC Mortgage Corp. and Decision One Mortgage Company, LLC have each made or will make certain representations and warranties relating to the mortgage loans. If with respect to any mortgage loan any of the representations and warranties made by the responsible parties are breached in any material respect as of the date made, or there exists any uncured material document defect, the responsible parties will be obligated to repurchase, or substitute for, the mortgage loan as further described in this prospectus supplement under "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" and "--Delivery of Mortgage Loan Documents."

ERISA Considerations

      Subject to the conditions described under "ERISA Considerations" in this prospectus supplement, the offered certificates may be purchased by an employee benefit plan or other retirement arrangement subject to Title I of ERISA or
Section 4975 of the Internal Revenue Code.

      In making a decision regarding investing in any class of offered certificates, fiduciaries of such plans or arrangements should consider the additional requirements resulting from the interest rate swap agreement as discussed under "ERISA Considerations" in this prospectus supplement.

Federal Tax Aspects

      Cadwalader, Wickersham & Taft LLP is acting as tax counsel to Morgan Stanley Capital I Inc. and is of the opinion that:

      o portions of the trust will be treated as multiple real estate mortgage investment conduits, or REMICs, for federal income tax purposes; and

      o the offered certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and will represent interests in certain basis risk interest carry forward payments, pursuant to the payment priorities in the transaction. Each interest in basis risk interest carry forward payments will be treated as an interest rate cap contract for federal income tax purposes.

Legal Investment

      None of the classes of offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See "Legal Investment" in this prospectus supplement and in the prospectus.

Ratings

      In order to be issued, the offered certificates must be assigned ratings not lower than the following by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Fitch, Inc., and Moody's Investors Service,
Inc.:

                 Class         S&P       Fitch      Moody's
                 -----         ---       -----      -------
                  A-1          AAA        AAA         Aaa
                  A-2a         AAA        AAA         Aaa
                  A-2b         AAA        AAA         Aaa
                  A-2c         AAA        AAA         Aaa
                  A-2d         AAA        AAA         Aaa
                  M-1          AA+        AA+         Aa1
                  M-2          AA         AA          Aa2
                  M-3          AA         AA-         Aa3
                  M-4          AA-        A+           A1
                  M-5          A+          A           A2
                  M-6           A         A-           A3
                  B-1          A-        BBB+         Baa1
                  B-2         BBB+        BBB         Baa2
                  B-3          BBB       BBB-         Baa3

      A security rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by any of the rating agencies.

                                  RISK FACTORS

      In addition to the risk factors discussed in the prospectus, prospective certificateholders should consider, among other things, the following additional factors in connection with the purchase of the certificates. Unless otherwise noted, all percentages are based upon the scheduled principal balances of the mortgage loans as of the cut-off date, which is April 1, 2006. Unless otherwise indicated in this prospectus supplement, the information regarding the mortgage loans set forth in this prospectus supplement that is based on the principal balance of the mortgage loans as of the cut-off date assumes the timely receipt of principal scheduled to be paid on the mortgage loans on or prior to the cut-off date and no delinquencies, defaults or prepayments from March 1, 2006 through the cut-off date.

Less stringent underwriting standards and the resultant potential for delinquencies on the mortgage loans could lead to losses on your securities.

      The mortgage loans were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources. These mortgage loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the certificates may be deemed to be at greater risk than if the mortgage loans were made to other types of borrowers. The underwriting standards used in the origination of the mortgage loans held by the trust are generally less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. Borrowers on the mortgage loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the mortgage loans purchased by the trust may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

Increased use of new mortgage loan products by borrowers may result in decline in real estate values generally.

      In recent years, borrowers have increasingly financed their homes with new mortgage loan products, which in many cases have allowed them to purchase homes that they might otherwise have been unable to afford. Many of these new products feature low monthly payments during the initial years of the loan that can increase (in some cases, significantly) over the loan term. There is little historical data with respect to these new mortgage loan products. Consequently, as borrowers face potentially higher monthly payments for the remaining terms of their loans, it is possible that, combined with other economic conditions such as increasing interest rates and deterioration of home values, borrower delinquencies and defaults could exceed anticipated levels. In that event, the securities, and your investment in the securities, may not perform as you anticipate.

Violation of various federal, state and local laws may result in losses on the mortgage loans.

      There has been an increased focus by state and federal banking regulatory agencies, state attorneys general offices, the Federal Trade Commission, the U.S. Department of Justice, the U.S. Department of Housing and Urban Development and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as "predatory lending" practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower's credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

      Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

      The mortgage loans are also subject to federal laws, including:

      o the Federal Truth in Lending Act and Regulation Z promulgated under that Act, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

      o the Equal Credit Opportunity Act and Regulation B promulgated under that Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

      o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor's credit experience.

      Violations of certain provisions of these federal, state and local laws may limit the ability of each servicer to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the trust to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator's failure to comply with certain requirements of these federal and state laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors' rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

      Each of WMC Mortgage Corp. and Decision One Mortgage Company, LLC has represented or will represent that each mortgage loan sold by it is in compliance with applicable federal, state and local laws and regulations. In addition, each of WMC Mortgage Corp. and Decision One Mortgage Company, LLC has also represented or will represent that none of the mortgage loans sold by it is covered by the Home Ownership and Equity Protection Act of 1994 or is classified as a "high cost home," "threshold," "covered," "high risk home" or "predatory" loan under any other applicable federal, state or local law. In the event of a breach of any of such representations, the related selling party will be obligated to cure such breach or repurchase or replace the affected mortgage loan, in the manner and to the extent described in this prospectus supplement.

Geographic concentration of the mortgage loans in particular jurisdictions may result in greater losses if those jurisdictions experience economic downturns.

      Different geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, may experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the mortgage loans in a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without that concentration. This may subject the mortgage loans held by the trust to the risk that a downturn in the economy in this region of the country would more greatly affect the pool than if the pool were more diversified.

      In particular, the following approximate percentages of mortgage loans were secured by mortgaged properties located in the following states:

      Group I mortgage loans

   California          Florida       Massachusetts      New York        Maryland        New Jersey        Illinois
   ----------          -------       -------------      --------        --------        ----------        --------
     29.91%             7.32%            7.05%           6.50%            6.29%            6.12%           6.11%

      Group II mortgage loans

   California          Florida         New York         Maryland
   ----------          -------         --------         --------
     33.48%             7.57%            5.73%           5.13%

      Because of the relative geographic concentration of the mortgaged properties within these states, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, wildfires, floods, and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

      In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage loans, then the rates of delinquencies, foreclosures and losses on the mortgage loans may increase and the increase may be substantial.

Effect on yields caused by prepayments, defaults and losses.

Mortgagors may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which mortgagors will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment on the certificates.

      o If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

      o If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

      o The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, for fixed rate mortgage loans, if prevailing interest rates decline significantly below the interest rates on the fixed rate mortgage loans, the fixed rate mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the fixed rate mortgage loans. Conversely, if prevailing interest rates rise significantly, prepayments on the fixed rate mortgage loans may decrease.

      o The prepayment behavior of the adjustable rate mortgage loans and of the fixed rate mortgage loans may respond to different factors, or may respond differently to the same factors. If, at the time of their first adjustment, the interest rates on any of the adjustable rate mortgage loans would be subject to adjustment to a rate higher than the then prevailing mortgage interest rates available to borrowers, the borrowers may prepay their adjustable rate mortgage loans. The adjustable rate mortgage loans may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.

      o Approximately 61.66% of the group I mortgage loans and approximately 71.12% of the group II mortgage loans require the mortgagor to pay a prepayment charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from one year to five years after the mortgage loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the related mortgage loan during the applicable period.

      o WMC Mortgage Corp. or Decision One Mortgage Company, LLC may be required to purchase mortgage loans from the trust in the event certain breaches of its representations and warranties occur or certain material document defects occur, which in each case have not been cured. These purchases will have the same effect on the holders of the offered certificates as a prepayment of those mortgage loans.

      o Any servicer individually, or all of the servicers together, may purchase all of the mortgage loans when the aggregate stated principal balance of the mortgage loans as of the last day of the related due period is equal to or less than 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

If the rate of default or the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

      o As a result of the absorption of realized losses on the mortgage loans by excess interest, after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement, and overcollateralization as described in this prospectus supplement, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon the liquidations, are likely to result in an earlier return of principal to the offered certificates and are likely to influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans would influence the yield on the offered certificates.

      o The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the offered certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage loan pool falls below the required level. An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates.

      o The multiple class structure of the offered certificates causes the yield of certain classes of the offered certificates to be particularly sensitive to changes in the rates of prepayments of mortgage loans. Because distributions of principal will be made to the classes of offered certificates according to the priorities described in this prospectus supplement, the yield to maturity on those classes of offered certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on those classes. In particular, the Class M and Class B certificates generally are not entitled to receive (unless the aggregate principal balance of the Class A certificates has been reduced to zero) any portion of the amount of principal payable to the offered certificates prior to the distribution date in May 2009. Thereafter, subject to the loss and delinquency performance of the mortgage loan pool, the Class M and Class B certificates may continue (unless the aggregate principal balance of the Class A certificates has been reduced to zero) to receive no portion of the amount of principal then payable to the offered certificates. After taking into account certain payments by the trust pursuant to the interest rate swap agreement, the weighted average lives of the Class M and Class B certificates will therefore be longer than would otherwise be the case. The effect on the market value of the Class M and Class B certificates of changes in market interest rates or market yields for similar securities may be greater than for the Class A certificates.

The value of your certificates may be reduced if the rate of default or the amount of losses is higher than expected.

      o If the performance of the mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates may be lowered or withdrawn in the future. This may reduce the value of those certificates. No one will be required to supplement any credit enhancement or to take any other action to maintain any rating of the certificates.

Newly originated mortgage loans may be more likely to default, which may cause losses on the offered certificates.

      o Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. All of the mortgage loans have been originated within the 12 months prior to their sale to the trust. As a result, the trust may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

The credit enhancement features may be inadequate to provide protection for the offered certificates.

      o The credit enhancement features described in this prospectus supplement are intended to enhance the likelihood that holders of the Class A certificates, and to a limited extent, the holders of the Class M certificates and, to a lesser degree, the holders of the Class B certificates, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, none of the servicers nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if the advances are not likely to be recovered.

      o If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

Interest generated by the mortgage loans may be insufficient to maintain the required level of overcollateralization.

      The weighted average of the net interest rates on the mortgage loans is expected to be higher than the weighted average of the pass-through rates on the offered certificates. Interest on the mortgage loans, after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement, is expected to generate more interest than is needed to pay interest owed on the offered certificates and to pay certain fees and expenses of the trust. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the trust are covered, the available excess interest generated by the mortgage loans will be used to maintain overcollateralization at the required level determined as provided in the pooling and servicing agreement. We cannot assure you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization. The factors described below, as well as the factors described in the next Risk Factor, will affect the amount of excess interest that the mortgage loans will generate:

      o Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

      o Every time a mortgage loan is liquidated or written off, excess interest may be reduced because those mortgage loans will no longer be outstanding and generating interest.

      o If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the offered certificates.

      o All of the adjustable rate mortgage loans have interest rates that adjust based on an index that is different from the index used to determine the pass-through rates on the offered certificates, and the fixed rate mortgage loans have interest rates that do not adjust. In addition, the first adjustment of the interest rates for approximately 0.02% of the adjustable rate mortgage loans will not occur until six months after the date of origination, the first adjustment of the interest rates for approximately 91.39% of the adjustable rate mortgage loans will not occur until two years after the date of origination, the first adjustment of the interest rates for approximately 4.00% of the adjustable rate mortgage loans will not occur until three years after the date of origination, the first adjustment of the interest rates for approximately 1.20% of the adjustable rate mortgage loans will not occur until five years after the date of origination and the first adjustment of the interest rates for approximately 3.40% of the adjustable rate mortgage loans will not occur until ten years after the date of origination. As a result, the pass-through rates on the offered certificates may increase relative to the weighted average of the interest rates on the mortgage loans, or the pass-through rate on the offered certificates may remain constant as the weighted average of the interest rates on the mortgage loans declines. In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the offered certificates. The pass-through rates on the Class A-1, Class A-2a, Class A-2b, Class A-2c and Class A-2d certificates cannot exceed the lesser of the weighted average interest rate of the mortgage loans, reduced for net payments to the swap provider, in the applicable mortgage loan group or in the mortgage loan pool, in either case less certain fees and expenses payable by the trust, and the pass-through rates on the Class M and Class B certificates cannot exceed the weighted average interest rate of the mortgage loans, reduced for net payments to the swap provider, in the mortgage loan pool less certain fees and expenses payable by the trust.

      o If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

      o Investors in the offered certificates, and particularly the Class B certificates, should consider the risk that the overcollateralization may not be sufficient to protect your certificates from losses.

Effect of interest rates on the mortgage loans and other factors on the pass-through rates of the offered certificates.

      The offered certificates accrue interest at pass-through rates based on the one-month LIBOR index plus specified margins, but are subject to certain limitations. Those limitations on the pass-through rates for the offered certificates are, in part, based on the weighted average of the interest rates on the mortgage loans reduced for net payments to the swap provider and net of certain fees and expenses of the trust.

      A variety of factors, in addition to those described in the previous Risk Factor, could limit the pass-through rates and adversely affect the yield to maturity on the offered certificates. Some of these factors are described below:

      o The interest rates on the fixed rate mortgage loans will not adjust, and the interest rates on the adjustable rate mortgage loans are based on a six-month LIBOR index. All of the adjustable rate mortgage loans have periodic, minimum and maximum limitations on adjustments to their interest rates, and, as discussed in the previous Risk Factor, the adjustable rate mortgage loans will not have the first adjustment to their interest rates until six months, two years, three years, five years or ten years after the origination of those mortgage loans. As a result of the limit on the pass-through rates for the offered certificates, those certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margins.

      o The six-month LIBOR index may change at different times and in different amounts than one-month LIBOR. As a result, it is possible that interest rates on certain of the adjustable rate mortgage loans may decline while the pass-through rates on the offered certificates are stable or rising. It is also possible that the interest rates on certain of the adjustable rate mortgage loans and the pass-through rates for the offered certificates may decline or increase during the same period, but that the pass-through rates on these certificates may decline more slowly or increase more rapidly.

      o The pass-through rates for the offered certificates adjust monthly and are subject to maximum interest rate caps while the interest rates on the adjustable rate mortgage loans adjust less frequently and the interest rates on the fixed rate mortgage loans do not adjust. Consequently, the limit on the pass-through rates for the offered certificates may limit increases in the pass-through rates for those classes for extended periods in a rising interest rate environment.

      o If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the pass-through rates on the offered certificates are more likely to be limited.

      o If the pass-through rates on the offered certificates are limited for any distribution date due to a cap based on the weighted average net interest rates of the mortgage loans and, in the case of the Class A certificates also, on the weighted average net interest rates of the related loan group (in each case, reduced by certain fees and expenses and net payments to the swap provider), the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on that distribution date or future distribution dates there are available funds remaining after certain other distributions on the offered certificates and the payment of certain fees and expenses of the trust. In addition, these shortfalls may be recovered from net payments, if any, from the swap provider. However, we cannot assure you that these funds, if available, will be sufficient to fully cover these shortfalls.

Effect on yields due to rapid prepayments; no assurance of amounts received under the interest rate swap agreement.

      Any net payment payable to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates on the offered certificates. If the rate of prepayments on the mortgage loans is faster than anticipated, the amount on which payments due under the interest rate swap agreement are calculated (namely, the product of the scheduled notional amount and the multiplier) may exceed the aggregate scheduled principal balance of the mortgage loans in the pool, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make net payments to the swap provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the offered certificates.

      In addition, certain swap termination payments arising under the interest rate swap agreement are payable to the swap provider on a senior basis and such payments may reduce amounts available for distribution to certificateholders.

      Any amounts received under the interest rate swap agreement will be applied as described in this prospectus supplement to pay interest shortfalls, maintain overcollateralization and cover losses. However, no amounts will be payable to the trust by the swap provider unless the floating payment owed by the swap provider for a distribution date exceeds the fixed payment owed to the swap provider for that distribution date. This will not occur except in a period where one-month LIBOR (as determined pursuant to the interest rate swap agreement) exceeds 5.15% per annum. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to cover interest shortfalls or losses on the mortgage loans, or to maintain required overcollateralization.

      See "Description of the Certificates--Distributions of Interest and Principal," "--Swap Account" and "--Interest Rate Swap Agreement" in this prospectus supplement.

Prepayments on the mortgage loans could lead to shortfalls in the distribution of interest on your certificates.

      When a voluntary principal prepayment is made by the mortgagor on a mortgage loan (excluding any payments made upon liquidation of any mortgage loan), the mortgagor is charged interest only up to the date of the prepayment, instead of for a full month. However, principal prepayments will only be passed through to the holders of the certificates once a month on the distribution date that follows the prepayment period in which the prepayment was received by the applicable servicer. In the event the timing of any voluntary prepayments in full would cause there to be less than one full month's interest, at the applicable interest rates, available to be distributed to certificateholders with respect to the prepaid mortgage loans, the applicable servicer is obligated to pay an amount, without any right of reimbursement, for the amount of shortfalls in interest collections payable on the certificates that are attributable to the difference between the interest paid by a mortgagor in connection with those principal prepayments in full and thirty days' interest on the prepaid mortgage loans, but only to the extent those shortfalls do not exceed the servicing fee for that distribution date payable to that servicer.

      If the applicable servicer fails to make such payments or the shortfall exceeds the servicing fee payable to that servicer for the month, there will be fewer funds available for the distribution of interest on the certificates. In addition, no such payments from any servicer will be available to cover prepayment interest shortfalls resulting from partial prepayments or involuntary prepayments such as liquidation of a defaulted mortgage loan. Such shortfalls of interest, if they result in the inability of the trust to pay the full amount of the current interest on the certificates, will result in a reduction of the yield on your certificates.

Additional risks associated with the Class M and Class B Certificates.

      The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of excess interest, after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement, and the amount of overcollateralization following distributions on the related distribution date, will reduce the aggregate principal balance of the Class B-3, Class B-2, Class B-1, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 certificates, in that order. As a result of this reduction, less interest will accrue on such class of certificates than would otherwise be the case. Once a realized loss is allocated to a certificate, no principal or interest will be distributable with respect to such written down amount, except to the extent of any subsequent recoveries received on liquidated mortgage loans after they are liquidated. However, the amount of any realized losses allocated to the Class M or Class B certificates may be paid to the holders of those certificates according to the priorities set forth under "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

      Unless the aggregate principal balances of the Class A certificates have been reduced to zero, the Class M and Class B certificates will not be entitled to any principal distributions until at least May 2009 or a later date as provided in this prospectus supplement, or during any period in which delinquencies or cumulative losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the Class M and Class B certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Class M and Class B certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage loan pool.

      In addition, the multiple class structure of the Class M and Class B certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing of those losses), to the extent such losses are not covered by excess interest, after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement, the Class X certificates or a class of Class M and Class B certificates with a lower payment priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Class M and Class B certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Delay in receipt of liquidation proceeds; liquidation proceeds may be less than the mortgage loan balance.

      Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the certificates. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements described in this prospectus supplement are insufficient to cover the loss.

A portion of the mortgage loans are secured by subordinate mortgages; in the event of a default, these mortgage loans are more likely to experience losses.

      Approximately 2.21% of the group I mortgage loans and approximately 8.90% of the group II mortgage loans are secured by second-lien mortgages, which are subordinate to the rights of the holder of the related senior mortgages. As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of the mortgage loan only to the extent that the claims, if any, of each related senior mortgagee are satisfied in full, including any related foreclosure costs. In addition, a holder of a subordinate or junior mortgage may not foreclose on the mortgaged property securing such mortgage unless it either pays the entire amount of the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertakes the obligation to make payments on each senior mortgage in the event of a default under any senior mortgage. The trust will have no source of funds to satisfy any senior mortgage or make payments due to any senior mortgagee.

      An overall decline in the residential real estate markets could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the second-lien mortgage loans, together with the senior mortgage loans secured by the same mortgaged properties, to equal or exceed the value of the mortgaged properties. This type of a decline would adversely affect the position of a second mortgagee before having the same effect on the related first mortgagee. A rise in interest rates over a period of time and the general condition of a mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the ratio of the amount of the mortgage loan to the value of the mortgaged property may increase over what it was at the time the mortgage loan was originated. This type of increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the second-lien mortgage loan after satisfaction of any senior liens.

High loan-to-value ratios increase risk of loss.

      Mortgage loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80% or below. Approximately 33.86% and approximately 31.79% of the group I mortgage loans and group II mortgage loans, respectively, had loan-to-value ratios at origination, or with respect to second-lien mortgage loans, combined loan-to-value ratios at origination, in excess of 80% but not more than 100% at origination. Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios or combined loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties or the actual value of such mortgaged properties.

Some of the mortgage loans have an initial interest-only period, which may result in increased delinquencies and losses.

      Approximately 8.18% of the group I mortgage loans and approximately 10.86% of the group II mortgage loans have an initial interest-only period of up to ten years after the date of origination. During this period, the payment made by the related mortgagor will be less than it would be if the principal of the mortgage loan was required to amortize. In addition, the mortgage loan principal balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made on the offered certificates with respect to these mortgage loans during their interest-only period unless there is a principal prepayment.

      After the initial interest-only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors. In addition, losses may be greater on these mortgage loans as a result of there being no principal amortization during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate, the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by excess interest, after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement, or overcollateralization, will be allocated to the offered certificates in reverse order of seniority.

      Mortgage loans with an initial interest-only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, the failure by the related mortgagor to build equity in the property may affect the delinquency, loss and prepayment experience with respect to these mortgage loans.

Payments in full of a balloon loan depend on the borrower's ability to refinance the balloon loan or sell the mortgaged property.

      Approximately 48.41% of the group I mortgage loans and approximately 38.97% of the group II mortgage loans will not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments, i.e., balloon payments, at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon the borrower's ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

      o the level of available interest rates at the time of sale or refinancing;

      o     the borrower's equity in the related mortgaged property;

      o     the financial condition of the mortgagor;

      o     tax laws;

      o     prevailing general economic conditions; and

      o the availability of credit for single family real properties generally.

WMC Mortgage Corp. or Decision One Mortgage Company, LLC may not be able to repurchase defective mortgage loans.

      WMC Mortgage Corp. and Decision One Mortgage Company, LLC have made or will make various representations and warranties related to the mortgage loans. Those representations are summarized in "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" in this prospectus supplement.

      If WMC Mortgage Corp. or Decision One Mortgage Company, LLC fails to cure a material breach of its representations and warranties with respect to any mortgage loan sold by it in a timely manner, then WMC Mortgage Corp. or Decision One Mortgage Company, LLC would be required to repurchase or substitute for the defective mortgage loan. It is possible that WMC Mortgage Corp. or Decision One Mortgage Company, LLC may not be capable of repurchasing or substituting for any defective mortgage loans, for financial or other reasons. The inability of WMC Mortgage Corp. or Decision One Mortgage Company, LLC to repurchase or substitute for defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates could occur.

The interest rate swap agreement is subject to counterparty risk.

      The assets of the trust include an interest rate swap agreement that will require the swap provider to make certain payments for the benefit of the holders of the offered certificates. To the extent that payments on the offered certificates depend in part on payments to be received by the securities administrator under the interest rate swap agreement, the ability of the securities administrator to make such payments on such classes of certificates will be subject to the credit risk of the swap provider.

The credit rating of the swap provider could affect the rating of the offered certificates.

      Morgan Stanley, the guarantor of the swap provider under the interest rate swap agreement, is rated "AA-" by Fitch, Inc., "A+" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and "Aa3" by Moody's Investors Service, Inc. The ratings on the offered certificates are dependent in part upon these credit ratings. If a credit rating of the guarantor of the swap provider is qualified, reduced or withdrawn and a substitute swap provider is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of the offered certificates may be qualified, reduced or withdrawn. As a result, the value and marketability of the offered certificates may be adversely affected. See "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

Bankruptcy of the depositor or the sponsor may delay or reduce collections on loans.

      The depositor and the sponsor for the certificates may be eligible to become a debtor under the United States Bankruptcy Code. If the depositor or the sponsor for the certificates were to become a debtor under the United States Bankruptcy Code, the bankruptcy court could be asked to determine whether the mortgage loans that support the certificates constitute property of the debtor, or whether they constitute property of the related issuing entity. If the bankruptcy court were to determine that the mortgage loans constitute property of the estate of the debtor, there could be delays in payments to certificateholders of collections on the mortgage loans and/or reductions in the amount of the payments paid to certificateholders. The mortgage loans would not constitute property of the estate of the depositor or of the sponsor if the transfer of the mortgage loans from the sponsor to the depositor and from the depositor to the trust are treated as true sales, rather than pledges, of the mortgage loans.

      The transactions contemplated by this prospectus supplement and the prospectus will be structured so that, if there were to be a bankruptcy proceeding with respect to the sponsor or the depositor, the transfers should be treated as true sales, and not as pledges. The mortgage loans should accordingly be treated as property of the trust and not as part of the bankruptcy estate of the depositor or sponsor. In addition, the depositor is operated in a manner that should make it unlikely that it would become the subject of a bankruptcy filing.

      However, we cannot assure you that a bankruptcy court would not recharacterize the transfers as borrowings of the depositor or sponsor secured by pledges of the mortgage loans. Any request by the debtor (or any of its creditors) for such a recharacterization of these transfers, if successful, could result in delays in payments of collections on the mortgage loans and/or reductions in the amount of the payments paid to certificateholders, which could result in losses on the certificates. Even if a request to recharacterize the transfers were to be denied, delays in payments on the mortgage loans and resulting delays or losses on the certificates could result.

External events may increase the risk of loss on the mortgage loans.

      In response to previously executed and threatened terrorist attacks in the United States and foreign countries, the United States has initiated military operations and has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty is a mortgagor of a mortgage loan in the trust, the interest rate limitation of the Servicemembers Civil Relief Act, and any comparable state law, will apply. Substantially all of the mortgage loans have mortgage interest rates which exceed such limitation, if applicable. This may result in interest shortfalls on the mortgage loans, which may result in shortfalls of interest on your certificates. None of the responsible parties, the depositor, the underwriter, the trustee, the sponsor, the servicers, the securities administrator or any other party has taken any action to determine whether any of the mortgage loans would be affected by such interest rate limitation. See "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement and "Legal Aspects of the Mortgage Loans--Servicemembers' Civil Relief Act" in the prospectus.

Drug, RICO and money laundering violations could lead to property forfeitures.

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, did not know or was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense would be successful.

The certificates are obligations of the trust only.

      The certificates will not represent an interest in or obligation of the depositor, the servicers, the securities administrator, the sponsor, the underwriter, WMC Mortgage Corp., Decision One Mortgage Company, LLC, the trustee or any of their respective affiliates. Neither the certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, the servicers, the securities administrator, the sponsor, the underwriter, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust (including the interest rate swap agreement for the benefit of the offered certificates) will be the sole source of payments on the certificates, and there will be no recourse to the depositor, the servicers, the securities administrator, the sponsor, the underwriter, WMC Mortgage Corp., Decision One Mortgage Company, LLC, the trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the certificates.

Your investment may not be liquid.

      The underwriter intends to make a secondary market in the offered certificates, but it will have no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

      The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

      None of the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions that lack the legal authority to invest in securities that do not constitute "mortgage related securities" will not be able to invest in the offered certificates, thereby limiting the market for those certificates. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequence to you of the purchase, ownership, and sale of the offered certificates. See "Legal Investment" in this prospectus supplement and in the prospectus.

The ratings on your certificates could be reduced or withdrawn.

      Each rating agency rating the offered certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency qualifies, reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

The servicing fee may be insufficient to engage replacement servicers.

      To the extent that this prospectus supplement indicates that the fee payable to the servicers is based on a fee rate that is a percentage of the outstanding mortgage loan balances, no assurance can be made that such fee rate in the future will be sufficient to attract replacement servicers to accept an appointment. In addition, to the extent the mortgage pool of any series has amortized significantly at the time that a replacement servicer is sought, the aggregate fee that would be payable to any such replacement may not be sufficient to attract a replacement to accept an appointment.

The offered certificates may not be suitable investments.

      The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

                             THE MORTGAGE LOAN POOL

      The statistical information presented in this prospectus supplement concerning the mortgage loans is based on the pool of mortgage loans as of the cut-off date, which is April 1, 2006. Unless otherwise indicated in this prospectus supplement, the information regarding the mortgage loans set forth in this prospectus supplement that is based on the principal balance of the mortgage loans as of the cut-off date assumes the timely receipt of principal scheduled to be paid on the mortgage loans on or prior to the cut-off date and no delinquencies, defaults or prepayments from March 1, 2006 through the cut-off date. With respect to the mortgage loan pool as of the cut-off date, some amortization will occur prior to the closing date. Moreover, certain mortgage loans included in the mortgage loan pool as of the cut-off date may prepay in full, or may be determined not to meet the eligibility requirements for the final mortgage loan pool, and may not be included in the final mortgage loan pool, and certain other mortgage loans may be included in the final mortgage loan pool. As a result of the foregoing, the statistical distribution of characteristics as of the closing date for the final mortgage loan pool may vary somewhat from the statistical distribution of such characteristics as of the cut-off date as presented in this prospectus supplement, although such variance should not be material.

General

      The trust will primarily consist of approximately 12,310 conventional, subprime, adjustable and fixed rate, first-lien and second-lien residential mortgage loans with original terms to maturity from the first scheduled payment due date of not more than 30 years, having an aggregate cut-off date balance (after giving effect to scheduled payments due on such date) of approximately $2,266,849,639. All of the mortgage loans in the trust were acquired by the sponsor, Morgan Stanley Mortgage Capital Inc., from WMC Mortgage Corp. or Decision One Mortgage Company, LLC each of whom originated or acquired the mortgage loans.

      The mortgage loans were originated or acquired generally in accordance with the underwriting guidelines described in this prospectus supplement. See "--Underwriting Guidelines" below. Because, in general, such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard.

      Approximately 3,420 (or approximately 14.10%) of the mortgage loans in the trust are fixed rate mortgage loans and approximately 8,890 (or approximately 85.90%) are adjustable rate mortgage loans, as described in more detail under "--Adjustable Rate Mortgage Loans" below. Substantially all of the mortgage loans have scheduled monthly payment due dates on the first day of the month. Interest on substantially all of the mortgage loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

      Approximately 8.18% of the group I and approximately 10.86% of the group II mortgage loans have an initial interest-only period of up to ten years after the date of origination.

      All of the mortgage loans are secured by first or second mortgages, deeds of trust or similar security instruments creating first-liens or second-liens on residential properties consisting of one- to four-family dwelling units, individual condominium units or individual units in planned unit developments.

      Pursuant to its terms, each mortgage loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount of that mortgage loan or the replacement value of the improvements on the related mortgaged property.

      Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.

      Approximately 32.29% of the mortgage loans have loan-to-value ratios at origination, or with respect to second-lien mortgage loans, combined loan-to-value ratios at origination, in excess of 80%. None of the mortgage loans have loan-to-value ratios at origination, or with respect to second-lien mortgage loans, combined loan-to-value ratios at origination, in excess of 100%. The "loan-to-value ratio" of a mortgage loan at any time is the ratio of the principal balance of such mortgage loan at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the mortgaged property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the mortgaged property at the time of the refinancing or modification. The "combined loan-to-value ratio" of a mortgage loan at any time is the ratio of the principal balance of the second-lien mortgage loan, together with the outstanding balance of the related first-lien mortgage loan, at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the mortgaged property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the mortgaged property at the time of the refinancing or modification.

      110 mortgage loans with an aggregate principal balance as of the cut-off date of $16,931,783.25, which represents approximately 0.75% of the mortgage loans in the final mortgage loan pool, were more than 30 days but less than 60 days Delinquent with respect to their scheduled monthly payments.

      Approximately 58.75% of the mortgage loans are fully amortizing, and approximately 41.25% of the mortgage loans are balloon mortgage loans that have substantial principal payments due on their stated maturity dates. Approximately 10.21% of the mortgage loans are interest-only for a period of time.

Prepayment Premiums

      Approximately 68.83% of the mortgage loans provide for payment by the borrower of a prepayment premium (each, a "Prepayment Premium") in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, ranging from one year to five years from the date of origination of such mortgage loan, or the penalty period, as described in this prospectus supplement. The amount of the applicable Prepayment Premium, to the extent permitted under applicable federal or state law, is as provided in the related mortgage note. Generally, this amount is equal to six months interest on any amounts prepaid in excess of 20% of the original principal balance of the related mortgage loan during any 12-month period during the applicable penalty period. No mortgage loan imposes a Prepayment Premium for a term in excess of five years. Prepayment Premiums collected from borrowers will be paid to the holders of the Class P certificates and will not be available for payment to the offered certificates.

      The applicable servicer may waive (or permit a subservicer to waive) a Prepayment Premium in accordance with the pooling and servicing agreement if (i) such waiver relates to a default or reasonably foreseeable default and would, in the applicable servicer's reasonable judgment, maximize recoveries on the related mortgage loan, (ii) the Prepayment Premium may not be collected under applicable federal, state or local law or regulation, or (iii) the collection of the Prepayment Premium would be considered "predatory" pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters.

Adjustable Rate Mortgage Loans

      All of the adjustable rate mortgage loans provide for semi-annual adjustment of the related interest rate based on the Loan Index (as described below under "--The Index") as specified in the related mortgage note, and for corresponding adjustments to the monthly payment amount, in each case on each applicable adjustment date (each such date, an "Adjustment Date").

      The first adjustment of the interest rates for approximately 0.02% of the adjustable rate mortgage loans will occur after an initial period of approximately six months following origination, in the case of approximately 91.39% of the adjustable rate mortgage loans, approximately two years following origination (the "2/28 Adjustable Rate Mortgage Loans"), in the case of approximately 4.00% of the adjustable rate mortgage loans, approximately three years following origination (the "3/27 Adjustable Rate Mortgage Loans"), in the case of approximately 1.20% of the adjustable rate mortgage loans, approximately five years following origination (the "5/25 Adjustable Rate Mortgage Loans") or in the case of approximately 3.40% of the adjustable rate mortgage loans, approximately ten years following origination (the "10/20 Adjustable Rate Mortgage Loans").

      On each Adjustment Date for an adjustable rate mortgage loan, the interest rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8% of the Loan Index and a fixed percentage amount (the

"Gross Margin"), provided, that, in the substantial majority of cases, the interest rate on each such adjustable rate mortgage loan will not increase or decrease by more than a fixed percentage (ranging from 1.000% to 2.000%) specified in the related mortgage note (the "Periodic Cap") on any related Adjustment Date, except in the case of the first such Adjustment Date, and will not exceed a specified maximum interest rate over the life of such mortgage loan (the "Maximum Rate") or be less than a specified minimum interest rate over the life of such mortgage loan (the "Minimum Rate"). The interest rate generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related mortgage note (the "Initial Cap"); the Initial Caps range from 1.000% to 5.000% for the adjustable rate mortgage loans. Effective with the first monthly payment due on each adjustable rate mortgage loan after each related Adjustment Date or, with respect to the adjustable rate, interest-only mortgage loans - which have initial periods in which payments of only interest are required to be made - following the interest-only period, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related mortgage loan over its remaining term, and pay interest at the interest rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps, and Maximum Rates, the interest rate on each such adjustable rate mortgage loan, as adjusted on any related Adjustment Date, may be less than the sum of the Loan Index and the related Gross Margin, rounded as described in this prospectus supplement. See "--The Index" below. The adjustable rate mortgage loans generally do not permit the related borrowers to convert their adjustable interest rate to a fixed interest rate.

The Index

      The index used in determining the interest rates of the adjustable rate mortgage loans is the average of the interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related mortgage note (the "Loan Index"), as most recently available either as of (1) the first business day occurring in a specified period of time prior to such Adjustment Date, (2) the first business day of the month preceding the month of such Adjustment Date or (3) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related mortgage note. In the event that the Loan Index becomes unavailable or otherwise unpublished, the applicable servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

Underwriting Guidelines

      WMC Mortgage Corp. Approximately 72.84% of the mortgage loans were acquired from WMC Mortgage Corp. ("WMC") (which in turn acquired them from brokers and correspondent lenders) under the following guidelines.

      General. The information set forth in the following paragraphs has been provided by WMC Mortgage Corp.

      WMC is a mortgage banking company incorporated in the State of California. Established in 1955, WMC has developed a national mortgage origination franchise, with special emphasis on originating single-family, alternative non-prime mortgage loans in each of the regions in which it competes. WMC historically originated both prime-quality mortgage loans and non-prime-quality mortgage loans. WMC sold its prime mortgage loan origination business in 1998 and, since April of 2000, originates prime mortgage loans only on a very limited basis. WMC was owned by a subsidiary of Weyerhaeuser Company until May 1997 when it was sold to WMC Finance Co., a company owned principally by affiliates of a private investment firm. On June 14, 2004, GE Consumer Finance acquired WMC Finance Co.

      Until March 2000, WMC originated mortgage loans through both wholesale and retail channels, with wholesale originations accounting for approximately 85% of total origination volume prior to March 2000. As of March 2000, WMC changed its business model to underwrite and process 100% of its loans on the Internet via "WMC Direct" resulting in a substantial reduction in employees, underwriting centers and closing centers, and the elimination of all retail branches. In April 2005, WMC's headquarters relocated to Burbank, California from Woodland Hills, California. A majority of its business operations are presently conducted at Burbank. WMC also has eight (8) regional offices in Dallas, Texas, Orangeburg, New York, Costa Mesa, California, San Ramon, California, Jacksonville, Florida, Woburn, Massachusetts, Schaumburg, Illinois, and Bellevue, Washington. WMC's originations come primarily through its broker relationships. As of February 15, 2006, WMC had approximately 2,309 employees, including approximately 600 business development representatives and associates who are responsible for recruiting and managing the independent broker network. In 2003, 2004 and 2005, WMC originated $8,177,700,459, $19,127,701,750 and
$31,794,995,806 of non-prime mortgage loans, respectively, including loans acquired by WMC from correspondent lenders.

      Underwriting Standards. The mortgage loans have been either (i) originated generally in accordance with the underwriting guidelines established by WMC (collectively, the "WMC Underwriting Guidelines") or (ii) purchased by WMC after re-underwriting the mortgage loans, generally in accordance with the WMC Underwriting Guidelines. WMC also originates certain other mortgage loans that are underwritten to the guidelines of specific investors, however, such mortgage loans are not included among those sold to the trust as described in this prospectus supplement. The WMC Underwriting Guidelines are primarily intended to
(a) determine that the borrower has the ability to repay the mortgage loan in accordance with its terms and (b) determine that the related mortgaged property will provide sufficient value to recover the investment if the borrower defaults. On a case-by-case basis WMC may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category or other guidelines described below warrants an underwriting exception. Compensating factors may include, but are not limited to, low debt-to-income ratio ("Debt Ratio"), good mortgage payment history, an abundance of cash reserves, excess disposable income, stable employment and time in residence at the applicant's current address. It is expected that a substantial number of the mortgage loans to be included in the trust will represent such underwriting exceptions.

      On July 15, 2005, WMC launched a program called WMC Select. Using new credit matrices, WMC Select allows a borrower to choose loan features (such as rate, term, prepayment options, and other important features) based on the borrower's mortgage/housing history, credit depth, loan-to-value ratio ("LTV") and Debt Ratio. WMC Select allows WMC greater flexibility in qualifying the borrower for a loan since the borrower selects the loan features most important to him.

      The mortgage loans in the trust will fall within the following documentation categories established by WMC: Full Documentation, Full-Alternative Documentation, Limited Documentation, Lite Documentation, Stated Income Documentation and Stated Income/Verified Assets (Streamlined) Documentation. In addition to single-family residences, certain of the mortgage loans will have been underwritten (in many cases, as described above, subject to exceptions for compensating factors) in accordance with programs established by WMC for the origination of mortgage loans secured by mortgages on condominiums, vacation and second homes, manufactured housing, two- to four-family properties and other property types. In addition, WMC has established specific parameters for jumbo loans, which are designated in the WMC Underwriting Guidelines as mortgage loans with original principal balances in excess of $650,000 ($850,000 under WMC Select). However, WMC sometimes increases the original principal balance limits if borrowers meet other compensating credit factors.

      Under the WMC Underwriting Guidelines, WMC verifies the loan applicant's eligible sources of income for all products, calculates the amount of income from eligible sources indicated on the loan application, reviews the credit and mortgage payment history of the applicant and calculates the Debt Ratio to determine the applicant's ability to repay the loan, and reviews the mortgaged property for compliance with the WMC Underwriting Guidelines. The WMC Underwriting Guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and requires, among other things, (1) an appraisal of the mortgaged property which conforms to Uniform Standards of Professional Appraisal Practice and (2) an audit of such appraisal by a WMC-approved appraiser or by WMC's in-house collateral auditors (who may be licensed appraisers) and such audit may in certain circumstances consist of a second appraisal, a field review, a desk review or an automated valuation model.

      The WMC Underwriting Guidelines permit mortgage loans with LTVs and CLTVs (in the case of mortgaged properties which secure more than one mortgage loan) of up to 100% (which is subject to reduction depending upon credit-grade, loan amount and property type). In general, loans with greater documentation standards are eligible for higher LTV and CLTV limits across all risk categories. Under the WMC Underwriting Guidelines, cash out on refinance mortgage loans is generally available, but the amount is restricted for C grade loans.

      All mortgage loans originated or purchased under the WMC Underwriting Guidelines are based on loan application packages submitted through mortgage brokerage companies or on loan files (which include loan application documentation) submitted by correspondents. Loan application packages submitted through mortgage brokerage companies, containing in each case relevant credit, property and underwriting information on the loan request, are compiled by the applicable mortgage brokerage company and submitted to WMC for approval and funding. The mortgage brokerage companies receive a portion of the loan origination fee charged to the mortgagor at the time the loan is made and/or a yield-spread premium for services provided to the borrower. No single mortgage brokerage company accounts for more than 3%, measured by outstanding principal balance, of the mortgage loans originated by WMC.

      The WMC Underwriting Guidelines require that the documentation accompanying each mortgage loan application include, among other things, a tri-merge credit report on the related applicant from a credit reporting company aggregator. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. In most instances, WMC obtains a tri-merge credit score independent from the mortgage loan application from a credit reporting company aggregator. In the case of purchase money mortgage loans, WMC generally validates the source of funds for the down payment. In the case of mortgage loans originated under the Full Documentation category, the WMC Underwriting Guidelines require documentation of income (which may consist of (1) a verification of employment form covering a specified time period which varies with LTV, (2) two most recent pay stubs and two years of tax returns or W-2s, (3) verification of deposits and/or (4) bank statements) and telephonic verification. Under the Full-Alternative Documentation category, only 24 months of bank statements are required (depending upon the LTV) and telephonic verification of employment, under the Limited Documentation category only 12 months of bank statements (or a W-2 for the most current year and a current pay stub) are required, and under the Lite Documentation category only six months of bank statements (or a current pay stub covering the six month period) are required. For mortgage loans originated under the Stated Income/Verified Assets (Streamlined) Documentation category, WMC requires verification of funds equal to two months of principal, interest, taxes and insurance, sourced and seasoned for at least sixty days. In the case of mortgage loans originated under the Stated Income Documentation and Stated Income/Verified Assets (Streamlined) Documentation categories, the WMC Underwriting Guidelines require (1) that income be stated on the application, accompanied by proof of self employment in the case of self-employed individuals, (2) that a WMC pre-funding auditor conduct telephonic verification of employment, or in the case of self-employed individuals, telephonic verification of business line and (3) that stated income be consistent with type of work listed on the application.

      The general collateral requirements in the WMC Underwriting Guidelines specify that a mortgaged property not have a condition rating of lower than "average." Deferred maintenance costs may generally not exceed $1,500. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area. The general collateral requirements in the WMC Underwriting Guidelines specify conditions and parameters relating to zoning, land-to-improvement ratio, special hazard zones, neighborhood property value trends, whether the property site is too isolated, whether the property site is too close to commercial businesses, whether the property site is rural, city or suburban, whether the property site is typical for the neighborhood in which it is located and whether the property site is sufficient in size and shape to support all improvements.

      The WMC Underwriting Guidelines are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to the mortgagor's credit standing, Debt Ratios, documentation programs, and in certain other respects. Mortgagors who qualify under the Underwriting Guidelines may have payment histories and Debt Ratios that would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The WMC Underwriting Guidelines establish the maximum permitted LTV for each loan type based upon these and other risk factors.

      WMC Mortgage Corp. requires that mortgage loans have title insurance (which can be a short form title insurance policy for some piggyback second lien mortgage loans acquired from correspondent lenders) and be secured by liens on real property. Some second lien mortgage loans purchased from correspondent lenders and which have an original principal balance of $50,000 or less do not have title insurance. WMC also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount equal to the greater of full replacement or the amount of all mortgage liens on such mortgaged property. In addition, flood insurance is obtained where applicable and a tax service is used to monitor the payment of property taxes on all loans.

      Risk Categories. Under the WMC Underwriting Guidelines, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted LTV, maximum loan amount and the allowed use of loan proceeds given the borrower's mortgage payment history, the borrower's consumer credit history, the borrower's liens/charge-offs/bankruptcy history, the borrower's Debt Ratio, the borrower's use of proceeds (purchase or refinance), the documentation type and other factors. In general, higher credit risk mortgage loans are graded in categories that require lower Debt Ratios and permit more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies. Tax liens are not considered in determining risk category (but must be paid off or subordinated by the taxing authority in all circumstances); and derogatory medical collections are not considered in determining risk category and are not required to be paid off. The WMC Underwriting Guidelines specify the following risk categories and associated criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan. However, as described above, the following are guidelines only, and exceptions are made on a case-specific basis. In addition, variations of the following criteria are applicable under the programs established by WMC Mortgage Corp. for the origination of jumbo loans in excess of $650,000 ($850,000 under WMC Select) and for the origination of mortgage loans secured by mortgages on condominiums, vacation and second homes, manufactured housing and two- to four-family properties. Jumbo loans are originated under all documentation programs to borrowers with minimum Credit Scores of 620 (600 under WMC Select), a maximum Debt Ratio of 50% and who satisfy other requirements as set forth in the WMC Underwriting Guidelines. WMC sometimes has special loan programs which increase the maximum principal balance limit for jumbo loans provided the borrowers meet other credit criteria.

            Risk Category "AA".

      Maximum loan amount:

            o $650,000 ($850,000 for WMC Select) for Full Documentation, Full-Alternative Documentation, and Limited Documentation (owner-occupied mortgaged property);

            o $550,000 ($850,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

            o $500,000 ($850,000 for WMC Select) for Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

            o $550,000 ($700,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

            o $500,000 ($650,000 for WMC Select) for Limited Documentation (non-owner-occupied mortgaged property);

            o $450,000 ($650,000 for WMC Select) for Lite Documentation (non-owner-occupied mortgaged property); and

            o $400,000 for Stated Income Documentation (Self-Employed) and Stated Income (Wage Earner) Documentation (non-owner-occupied mortgaged property).

            o WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

      Mortgage payment history: No delinquency during the preceding 12 months.

      Consumer credit history: Minimum Credit Score of 640 (500 for WMC Select), minimum 2 year credit history with activity on at least one trade account in the last 12 months.

      Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 24 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

      Bankruptcy: Permitted if discharged two years or more prior to loan application (for borrowers with a Credit Score above 660, a shorter bankruptcy seasoning period is allowed). Under WMC Select, a prior bankruptcy is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC Select, a prior bankruptcy is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

      Notice of default ("NOD")/foreclosures: Permitted if discharged or cured two years or more prior to loan application. Under WMC Select, a prior NOD or foreclosure is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC Select, a prior NOD or foreclosure is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

      Maximum LTV:

            o 100% for Full Documentation and Full-Alternative Documentation with a maximum loan amount of $500,000 and a Credit Score of 620 and above (owner-occupied mortgaged property);

            o 100% for Limited Documentation, Lite Documentation and Express Documentation with a maximum loan amount of $333,700 ($337,000 for WMC Select) and a Credit Score of 640 and above (500 and above for WMC Select) (owner-occupied mortgaged property);

            o 100% for Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) with a maximum loan amount of $333,700 ($337,000 for WMC Select) and a Credit Score of 660 and above (owner-occupied mortgaged property);

            o 95% for Full Documentation, Full-Alternative Documentation, Limited Documentation and Lite Documentation with a maximum loan amount of $650,000 ($700,000 for WMC Select) and a minimum Credit Score of 640 (owner-occupied mortgaged property);

            o 95% for Stated Income Documentation (Self-Employed) and 80% for Stated Income Documentation (Wage Earner) with a maximum loan amount of $500,000 ($700,000 for WMC Select) and a minimum Credit Score of 640 (500 and above for WMC Select) (owner-occupied mortgaged property);

            o 90% for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

            o 85% for Limited Documentation (non-owner-occupied mortgaged property); and

            o 80% (85% for WMC Select for Lite Documentation) for Lite Documentation and Stated Income Documentation (Self-Employed).

            o Stated Income Documentation (Wage Earner) is not available on non-owner-occupied mortgaged property.

            o WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

      Maximum debt ratio: Limited to 55% for all documentation types except Stated Income Documentation, which is limited to 50%.

            Risk Category "A".

      Maximum loan amount:

            o $650,000 ($850,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (owner-occupied mortgaged property);

            o $550,000 ($850,00 for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

            o $500,000 ($850,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

            o $450,000 ($850,000 for WMC Select) for Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

            o $375,000 ($650,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

            o $325,000 ($600,000 for WMC Select) for Limited Documentation (non-owner-occupied mortgaged property);

            o $300,000 ($600,000 for WMC Select) for Lite Documentation, non-owner-occupied mortgaged property (non-owner-occupied mortgaged property); and

            o $200,000 for Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

            o Stated Income (Wage Earner) Documentation is not permitted for non-owner-occupied mortgaged property.

      Mortgage payment history: Not more than one 30-day delinquency during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months (no 30-day delinquencies during preceding 12 months permitted for LTV of 95% or greater). For WMC Select, not more than one 30-day delinquency during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months (no 30-day delinquencies during preceding 12 months permitted for a LTV of 90% or greater).

      Consumer credit history: Minimum Credit Score of 600 (500 for WMC Select), minimum 2 year credit history with activity on at least one trade account in the last 12 months. For loans with a LTV over 90%, at least three reported tradelines with one open account must be active in the last 12 months.

      Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 24 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

      Bankruptcy: Permitted if discharged two years or more prior to loan application (for borrowers with a Credit Score above 660, a shorter bankruptcy seasoning period is permitted). Under WMC Select, a prior bankruptcy is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC Select, a prior bankruptcy is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

      NODs/foreclosures: Permitted if discharged or cured two years or more prior to loan application. Under WMC Select, a prior NOD or foreclosure is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC Select, a prior NOD or foreclosure is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

      Maximum LTV:

            o 95% (90% for WMC Select) for Full Documentation, Full-Alternative Documentation and Limited Documentation, (owner-occupied mortgaged property);

            o 90% for Lite Documentation, Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

            o 80% (75% for WMC Select) Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

            o 85% for Full Documentation, Express Documentation, Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property);

            o 80% for Lite Documentation (non-owner-occupied mortgaged property); and

            o 75% for Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

            o Stated Income Documentation (Wage Earner) is not permitted on non-owner-occupied mortgaged property.

            o WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

      Maximum debt ratio: Limited to 55% (50% for Stated Income Documentation).

            Risk Category "A-".

      Maximum loan amount:

            o $650,000 ($550,000 for WMC Select) for Full Documentation, Full-Alternative Documentation (owner-occupied mortgaged property);

            o $475,000 ($550,000 for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

            o $450,000 ($550,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

            o $400,000 for Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

            o $350,000 ($475,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

            o $325,000 ($425,000 for WMC Select) for Limited Documentation (non-owner-occupied mortgaged property);

            o $300,000 ($425,000 for WMC Select) for Lite Documentation (non-owner-occupied mortgaged property); and

            o $200,000 for Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

            o WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

      Mortgage payment history: Not more than two 30-day delinquencies during the preceding 12 months (a rolling 30-day delinquency counts as only one such delinquency). No 30-day delinquencies permitted for LTVs of 90% or higher. For WMC Select, not more than two 30-day delinquencies during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months for a mortgage loan with a LTV of 90% or greater.

      Consumer credit history: Minimum Credit Score of 580 (500 for WMC Select); minimum 2 year credit history with activity on at least one trade account in the last 12 months.

      Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

      Bankruptcy: Permitted if discharged two years or more prior to loan application (for borrowers with a Credit Score above 660, a shorter bankruptcy seasoning period is allowed).

      NODs/foreclosures: Permitted if discharged or cured two years or more prior to application.

      Maximum LTV:

            o 95% (90% for WMC Select) for Full Documentation and Full-Alternative Documentation (owner-occupied mortgaged property);

            o 95% (90% for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

            o 90% (90% for WMC Select also) for Lite Documentation (owner-occupied mortgaged property);

            o 80% (80% for WMC Select also) for Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

            o 70% (70% for WMC Select also) for Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

            o 80% (80% for WMC Select also) for Full Documentation, Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property);

            o 80% (80% for WMC Select also) for Lite Documentation (non-owner-occupied mortgaged property); and

            o 75% for Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

            o Stated Income Documentation (Wage Earner) is not permitted for non-owner-occupied mortgaged property.

            o WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

      Maximum debt ratio: Limited to 50%.

            Risk Category "B+".

      Maximum loan amount:

            o $650,000 ($525,000 for WMC Select) for Full Documentation, Express Documentation, and Full-Alternative Documentation (owner-occupied mortgaged property);

            o $425,000 ($525,000 for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

            o $375,000 ($525,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

            o $350,000 ($525,000 for WMC Select) for Stated Income Documentation (Self Employed) and Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

            o $300,000 ($525,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

            o $250,000 ($525,000 for WMC Select) for Limited Documentation (non-owner-occupied mortgaged property);

            o $225,000 ($525,000 for WMC Select) for Lite Documentation (non-owner-occupied mortgaged property); and

            o $200,000 for Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

            o Stated Income Documentation (Wage Earner) is not permitted for non-owner-occupied mortgaged property.

            o WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

      Mortgage payment history: Not more than three 30-day delinquencies during the preceding 12 months (a rolling 30-day delinquency counts as only one such delinquency). For any loan with an LTV of 85% or greater, no 30-day delinquencies during the preceding 12 months is permitted. For WMC Select, not more than three 30-day delinquencies during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months for a mortgage loan with a LTV of 85% or greater.

      Consumer credit history: Minimum Credit Score of 550 (500 for WMC Select), minimum 2 year credit history with activity on at least one trade account in the last 12 months.

      Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

      Bankruptcy: Permitted if discharged 18 months or more prior to loan application.

      NODs/foreclosures: Permitted if cured or discharged 18 months or more prior to application.

      Maximum LTV:

            o 90% (85% for WMC Select) for Full Documentation, Full-Alternative Documentation, and Limited Documentation (owner-occupied mortgaged property);

            o     80% (85% for WMC Select) for Lite Documentation
                  (owner-occupied mortgaged property);

            o 75% (75% for WMC Select also) for Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

            o 70% (70% for WMC Select also) Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

            o 75% (75% for WMC Select also) for Full Documentation, Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property);

            o     70% (75% for WMC Select) for Lite Documentation
                  (non-owner-occupied mortgaged property); and

            o 65% for Stated Income Documentation and Stated Income/Verified Assets (Streamlined) Documentation (non-owner-occupied mortgaged property).

            o WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

      Maximum debt ratio: Limited to 50%.

            Risk Category "B".

      Maximum loan amount:

            o $500,000 for Full Documentation and Full-Alternative Documentation (owner-occupied mortgaged property);

            o $375,000 ($500,000 for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

            o $350,000 ($500,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

            o $335,000 ($500,000 for WMC Select) for Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

            o $275,000 for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

            o $225,000 for Limited Documentation (non-owner-occupied mortgaged property); and

            o $200,000 for Lite Documentation and Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

            o Stated Income Documentation (Wage Earner) is not permitted for owner or non-owner-occupied mortgaged property.

            o WMC Select is not available for non-owner-occupied mortgaged properties under any documentation program.

      Mortgage payment history: One 60-day delinquency during the preceding 12 months. For WMC Select, not more than four 30-day delinquencies during the preceding 12 months, and one 60-day delinquency during the preceding 12 months.

      Consumer credit history: Minimum Credit Score of 500 with a minimum credit history of 2 years and minimum of one reported trade account with activity in last 12 months (minimum score of 520 required for LTVs of 85%). For WMC Select, the borrower must have a minimum Credit Score of 520 with a minimum credit history of 2 years and a minimum of one reported trade account with activity in last 12 months.

      Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

      Bankruptcy: Permitted if discharged 12 months or more prior to loan application.

      NODs/foreclosures: Permitted if cured or discharged 12 months or more prior to loan application.

      Maximum LTV:

            o 80% (80% for WMC Select also) for Full Documentation, Full-Alternative Documentation and Limited Documentation (85% maximum LTV if the borrower has no 60-day late payments on a mortgage loan in the preceding 12 months and a minimum Credit Score of 520) (owner-occupied mortgaged property);

            o 80% (80% for WMC Select also) for Lite Documentation (owner-occupied mortgaged property);

            o 75% for Stated Income Documentation (Self-Employed) only (owner-occupied mortgaged property);

            o 70% for Full Documentation, Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property); and

            o 65% for Lite Documentation (non-owner-occupied mortgaged property).

            o Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) are not available on non-owner-occupied mortgaged property.

            o WMC Select is not available for non-owner-occupied mortgaged properties under any documentation program.

      Maximum debt ratio: Limited to 50%.

            Risk Category "C".

      Maximum Loan Amount:

            o $500,000 ($350,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (owner-occupied mortgaged property);

            o $335,000 ($350,000 for WMC Select) for Limited Documentation, Lite Documentation and Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

            o $250,000 for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property); and

            o $200,000 for Limited Documentation and Lite Documentation (non-owner-occupied mortgaged property).

            o No Stated Income Documentation (Wage Earner) or Stated Income/Verified Assets (Streamlined) Documentation program is available for non-owner-occupied mortgaged property.

      Mortgage payment history: No more than two 60-day delinquencies and one 90-day delinquency are allowed in the preceding 12 months (rolling 30-day delinquencies are accepted). For WMC Select, not more than two 60-day delinquencies during the preceding 12 months or one 90-day delinquency are allowed in the preceding 12 months.

      Consumer credit history: Minimum Credit Score of 500 with 2 year credit history and one reported trade account with activity in the last 12 months.

      Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

      Bankruptcy: Permitted if discharged 12 months or more prior to loan application.

      NODs/foreclosures: Permitted if discharged or cured 12 months or more prior to loan application.

      Maximum LTV:

            o 85% (80% for WMC Select) for Full Documentation, Full-Alternative Documentation and Limited Documentation (80% maximum LTV if the borrower has no 90-day late payments and no more than two 60-day late payments on a mortgage loan in the preceding 12 months) (owner-occupied mortgaged property);

            o 80% (80% for WMC Select also) for Lite Documentation (owner-occupied mortgaged property);

            o 75% for Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

            o 70% for Full Documentation, Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property); and

            o 60% for Lite Documentation (non-owner-occupied mortgaged property).

            o No Stated Income Documentation (Wage Earner) or Stated Income/Verified Assets (Streamlined) Documentation program is available for non-owner-occupied mortgaged property.

            o WMC Select is not available for non-owner-occupied mortgaged properties under any documentation program.

      Maximum debt ratio: Limited to 50%.

      The WMC Underwriting Guidelines described above are a general summary of WMC's underwriting guidelines and do not purport to be a complete description of the underwriting standards of WMC.

      Decision One Mortgage Company, LLC. Approximately 27.16% of the mortgage loans were originated by Decision One Mortgage Company, LLC under the following guidelines.

      The information set forth in the following paragraphs has been provided by Decision One Mortgage Company, LLC ("Decision One Mortgage") and relates solely to the mortgage loans acquired from Decision One Mortgage.

      General. Decision One Mortgage is a wholly-owned subsidiary of HSBC Group, a publicly traded company. Decision One Mortgage is a mortgage company that originates purchases and sells first-lien and second-lien mortgage loans. Decision One Mortgage emphasizes the origination of mortgage loans that are commonly referred to as Alt a lending options, and non-conforming or sub-prime loans. Decision One Mortgage commenced lending operations on May of 1996. It is headquartered in Charlotte, North Carolina.

      Decision One Mortgage originates and purchases loans through its wholesale network of 19,000 independent mortgage brokers and through its network of 22 branch offices located in 18 states. Loans are processed, underwritten and closed through the branch network. For the twelve months ending December 31, 2004, Decision One Mortgage's wholesale division originated approximately $12.6 billion in mortgages, and in 2005 through December 31, 2005 it originated approximately $16.9 billion. As of December 31, 2004, Decision One Mortgage employed 1,390 associates nationwide, and currently employs 1,537.

      Underwriting Standards. Mortgage loans originated or acquired by Decision One Mortgage, referred to in this section as the originator, were done so in accordance with the underwriting guidelines established by it (collectively, the "Decision One Underwriting Guidelines"). The following is a general summary of the Decision One Underwriting Guidelines believed to be generally applied, with some variation, by Decision One Mortgage.

      The Decision One Underwriting Guidelines are primarily intended to assess the borrower's ability to repay the mortgage loan, to assess the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the mortgage loan. All of the mortgage loans in the mortgage loan pool were also underwritten with a view toward the resale of the mortgage loans in the secondary mortgage market. While Decision One Mortgage's primary consideration in underwriting a mortgage loan is the value of the mortgaged property, Decision One Mortgage also considers, among other things, a mortgagor's credit history, repayment ability and debt service to income ratio, as well as the type and use of the mortgaged property.

      The mortgage loans will have been originated in accordance with the Decision One Underwriting Guidelines. On a case by case basis, exceptions to the Decision One Underwriting Guidelines are made where compensating factors exist.

      Each applicant completes an application which includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The Decision One Underwriting Guidelines require a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. Mortgaged properties that are to secure mortgage loans are appraised by qualified independent appraisers. These appraisers inspect and appraise the subject property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area, and when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac.

      The mortgage loans were originated consistent with and generally conform to the Decision One Underwriting Guidelines' full documentation, limited documentation and stated income documentation residential loan programs. Under each of the programs, Decision One Mortgage reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service to income ratio to determine the applicant's ability to repay the loan, reviews the type and use of the property being financed, and reviews the property. The Decision One Underwriting Guidelines require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and requires Decision One Mortgage's underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal, currently supports the outstanding loan balance. In general, the maximum loan amount for mortgage loans originated under the programs is $750,000. The Decision One Underwriting Guidelines generally permit loans on one to four family residential properties to have a loan-to-value ratio at origination of up to 100% with respect to first-liens loans. The maximum loan-to-value ratio depends on, among other things, the purpose of the mortgage loan, a borrower's credit history, home ownership history, mortgage payment history or rental payment history, repayment ability and debt service to income ratio, as well as the type and use of the property.

      The Decision One Underwriting Guidelines require that the income of each applicant for a mortgage loan be verified. The income documentation required for Decision One Mortgage's various programs is as follows: under the full documentation program, applicants are required to submit one form of verification from their employer(s) of stable income for at least 24 months; under the Bank Statement and Lite documentation programs, applicants are required to submit verification of stable income for at least 24 months along with consecutive and complete personal checking account bank statements; and under the stated income documentation program, an applicant may be qualified based upon monthly income as stated on the mortgage loan application/form 1003 if the applicant meets certain criteria. All the abovementioned programs require telephone verification of all the applicants' employment.

      In evaluating the credit quality of borrowers, Decision One Mortgage utilizes credit bureau risk scores, or a FICO score, a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and the three national credit data repositories: Equifax, TransUnion and Experian.

      The Decision One Underwriting Guidelines are divided into two major matrices. Below is a description of each matrix:

Core

      Decision One Mortgage's Core product is Decision One Mortgage's all inclusive Alt-A offering and traditional Sub Prime lending options.

      o A+ grade offers Alt A product offerings and competitive pricing for high FICO borrowers.

      o A through C grades provide lending options for the Sub Prime borrower with reductions in LTVs to offset FICO scores.

Portfolio Plus

      Portfolio Plus combines the best features Decision One offers with high LTV and niche features.

      o All credit grades targeted for the borrower with proven payment ability by requiring credit depth and limited slow pay mortgage.

      o     Matrix provides High LTV and Niche product solutions for borrowers.

General underwriting procedures and credit risk management

      In addition to the credit requirements outlined in each matrix, the general underwriting procedures include:

      o Verbal verifications by a Decision One Mortgage employee of employer and home phone numbers.

      o External data integrity score that validates name, address, employment and social security number.

      o Automated valuation tools to ensure collateral and integrity of the appraisal.

      Each underwriter receives training in Fraud Detection, Red Flag Awareness and Investigation. Underwriters have access to internal and external resources to identify risk and confirm the integrity of data in areas of credit capacity and collateral.

      Exceptions. As described above, the foregoing categories and criteria are guidelines only. On a case by case basis, it may be determined that an applicant warrants a debt service to income ratio exception, a pricing exception, a loan-to-value ratio exception, an exception from certain requirements of a particular risk category, etc. An exception may be allowed if the application reflects compensating factors, such as: low loan-to-value ratio, pride of ownership, a maximum of one 30-day late payment on all mortgage loans during the last 12 months, stable employment, and longevity of current residence ownership.

The Mortgage Loans in the Aggregate

      The mortgage loans are expected to have the following approximate aggregate characteristics as of the cut-off date:

Cut-off date principal balance of the mortgage loans.........  $  2,266,849,639
Cut-off date principal balance of the fixed rate mortgage
      loans..................................................  $    319,518,963
Cut-off date principal balance of the adjustable rate
      mortgage loans.........................................  $  1,947,330,676
Interest Rates:
      Weighted Average.......................................            7.753%
      Range.................................................. 4.625% to 13.250%
Weighted average stated remaining term to maturity
      (in months)............................................               341

      The scheduled principal balances of the mortgage loans range from approximately $9,888 to approximately $977,500. The mortgage loans had an average scheduled principal balance of approximately $184,147.

      The weighted average loan-to-value ratio (or, with respect to second-lien mortgage loans, combined loan-to-value ratio) at origination of the mortgage loans is approximately 81.63% and approximately 32.29% of the mortgage loans have loan-to-value ratios (or, with respect to second-lien mortgage loans, combined loan-to-value ratios) at origination exceeding 80.00%.

      Approximately 92.72% of the mortgage loans are secured by first liens. Approximately 7.28% of the mortgage loans are secured by second liens.

      No more than approximately 0.27% of the mortgage loans are secured by mortgaged properties located in any one zip code area.

      None of the mortgage loans has a Prepayment Premium period at origination in excess of five years.

      Each of WMC Mortgage Corp. and Decision One Mortgage Company, LLC has represented or will represent with respect to each mortgage loan sold by it that:

      o none of the mortgage loans sold by it is (a) covered by the Home Ownership and Equity Protection Act of 1994 or (b) classified as a "high cost home," "threshold," "covered," "high risk home" or "predatory" loan under any other applicable federal, state or local law;

      o none of the mortgage loans originated on or after October 1, 2002 and on or before March 6, 2003 is secured by property located in the State of Georgia; and

      o in connection with the origination of the mortgage loans, no proceeds from a mortgage loan were used to purchase a single premium credit life insurance policy.

      See "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" in this prospectus supplement.

      The tables on Annex III attached to this prospectus supplement set forth certain statistical information with respect to the mortgage loans in the aggregate. Due to rounding, the percentages shown may not precisely total 100.00%.

The Group I Mortgage Loans

      The group I mortgage loans are expected to have the following approximate aggregate characteristics as of the cut-off date:

Cut-off date principal balance of group I mortgage loans....................    $    548,076,515
Cut-off date principal balance of group I fixed rate mortgage loans.........    $     52,067,623
Cut-off date principal balance of group I adjustable rate mortgage loans....    $    496,008,892
Interest Rates:
    Weighted Average........................................................              7.591%
    Range                                                                      4.625% to 12.875%
Weighted average stated remaining term to maturity (in months)..............                 351

      The scheduled principal balances of the group I mortgage loans range from approximately $12,577 to approximately $749,135. The group I mortgage loans had an average scheduled principal balance of approximately $194,216.

      The weighted average loan-to-value ratio (or, with respect to second-lien mortgage loans, combined loan-to-value ratio) at origination of the group I mortgage loans is approximately 78.96% and approximately 33.86% of the group I mortgage loans have loan-to-value ratios (or, with respect to second-lien mortgage loans, combined loan-to-value ratios) at origination exceeding 80.00%.

      Approximately 97.79% of the group I mortgage loans are secured by first liens. Approximately 2.21% of the group I mortgage loans are secured by second liens.

      No more than approximately 0.39% of the group I mortgage loans are secured by mortgaged properties located in any one zip code area.

      None of the group I mortgage loans has a Prepayment Premium period at origination in excess of three years.

      The tables on Annex III attached to this prospectus supplement set forth certain statistical information with respect to the group I mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

The Group II Mortgage Loans

      The group II mortgage loans are expected to have the following approximate aggregate characteristics as of the cut-off date:

Cut-off date principal balance of group II mortgage loans....  $   1,718,773,124
Cut-off date principal balance of group II fixed
    rate mortgage loans......................................  $     267,451,340
Cut-off date principal balance of group II adjustable rate
    mortgage loans...........................................  $   1,451,321,784
Interest Rates:
    Weighted Average.........................................             7.804%
    Range....................................................  5.140% to 13.250%
Weighted average stated remaining term to maturity
    (in months)..............................................               338

      The scheduled principal balances of the group II mortgage loans range from approximately $9,888 to approximately $977,500. The group II mortgage loans had an average scheduled principal balance of approximately $181,152.

      The weighted average loan-to-value ratio (or, with respect to second-lien mortgage loans, combined loan-to-value ratio) at origination of the group II mortgage loans is approximately 82.48% and approximately 31.79% of the group II mortgage loans have loan-to-value ratios (or, with respect to second-lien mortgage loans, combined loan-to-value ratios) at origination exceeding 80%.

      Approximately 91.10% of the group II mortgage loans are secured by first liens. Approximately 8.90% of the group II mortgage loans are secured by second liens.

      No more than approximately 0.25% of the group II mortgage loans are secured by mortgaged properties located in any one zip code area.

      None of the group II mortgage loans has a Prepayment Premium period at origination in excess of five years.

      The tables on Annex III attached to this prospectus supplement set forth certain statistical information with respect to the group II mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

Credit Scores

      Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower's creditworthiness (the "Credit Scores"). Credit Scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Lenders have varying ways of determining Credit Scores and, as a result, the determination of Credit Scores across the industry is not consistent. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

      The tables on Annex III attached to this prospectus supplement set forth information as to the Credit Scores of the related mortgagors obtained in connection with the origination of each mortgage loan.

                                  THE SPONSOR

      The sponsor is Morgan Stanley Mortgage Capital Inc., a New York corporation ("MSMC"). MSMC is an affiliate, through common parent ownership, of Morgan Stanley Capital Services Inc., the interest rate swap provider, and Morgan Stanley & Co. Incorporated, the underwriter. Morgan Stanley Mortgage Capital Inc. is also an affiliate of the depositor and a direct, wholly-owned subsidiary of Morgan Stanley (NYSE:MS). The executive offices of Morgan Stanley Mortgage Capital Inc. are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. Morgan Stanley Mortgage Capital Inc. provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien residential mortgage loans for securitization or resale, or for its own investment. Morgan Stanley Mortgage Capital Inc. also originates commercial mortgage loans. Morgan Stanley Mortgage Capital Inc. does not currently service loans. Instead, Morgan Stanley Mortgage Capital Inc. contracts with other entities to service the loans on its behalf.

      Morgan Stanley Mortgage Capital Inc. acquires residential mortgage loans through bulk purchases and also through purchases of single loans through Morgan Stanley Mortgage Capital Inc.'s conduit loan purchase program. The mortgage loans purchased through its conduit program generally conform to the conduit origination standards.

      Prior to acquiring any residential mortgage loans, Morgan Stanley Mortgage Capital Inc. conducts a review of the related mortgage loan seller that is based upon the credit quality of the selling institution. Morgan Stanley Mortgage Capital Inc.'s review process may include reviewing select financial information for credit and risk assessment and conducting an underwriting guideline review, senior level management discussion and/or background checks. The scope of the mortgage loan due diligence varies based on the credit quality of the mortgage loans.

      The underwriting guideline review entails a review of the mortgage loan origination processes and systems. In addition, such review may involve a consideration of corporate policy and procedures relating to state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and/or material investors.

      As mentioned above, Morgan Stanley Mortgage Capital Inc. currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are also assessed based upon the servicing rating and the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, Morgan Stanley Mortgage Capital Inc. may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

      MSMC has been the sponsor of securitizations backed by residential mortgage loans, including subprime mortgage loans, since 2000. The following table sets forth the approximate initial principal amount of securities issued in subprime mortgage loan securitizations sponsored by MSMC since 2000.

                                      Approximate Initial
                                      Principal Amount of
                    Year                   Securities
                    ----              -------------------
                    2000                 $ 0.4 billion
                    2001                 $ 2.6 billion
                    2002                 $ 8.1 billion
                    2003                 $10.9 billion
                    2004                 $25.7 billion
                    2005                 $22.3 billion

As a sponsor, Morgan Stanley Mortgage Capital Inc. acquires mortgage loans and initiates their securitization by transferring the mortgage loans to the depositor or another entity that acts in a similar capacity as the depositor, which loans will ultimately be transferred to the issuing entity for the related securitization. In coordination with Morgan Stanley & Co. Incorporated, Morgan Stanley Mortgage Capital Inc. works with rating agencies, mortgage loan sellers and servicers in structuring the securitization transaction.

                             STATIC POOL INFORMATION

      Information concerning MSMC's prior residential mortgage loan securitizations involving fixed- and adjustable-rate subprime mortgage loans secured by first- or second-lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.morganstanley.com/institutional/abs_spi/Subprime.html. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this prospectus supplement. These prior transactions include, among other transactions, prior securitizations of the sponsor of mortgage loans purchased from the responsible parties. Each of the mortgage loan securitizations identified on this website is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this prospectus supplement. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

      In the event any changes or updates are made to the information available on the website, the depositor will provide to any person a copy of the information as it existed as of the date of this prospectus supplement upon request who writes or calls the depositor at 1585 Broadway, New York, New York 10036, Attention: Prospectus Department, telephone number (212) 761-4000.

      The information available on the website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this prospectus supplement, the accompanying prospectus or the depositor's registration statement.

                                  THE DEPOSITOR

      Morgan Stanley Capital I Inc., the depositor, is an affiliate, through common parent ownership, of the sponsor, Morgan Stanley Capital Services Inc. (the swap provider) and Morgan Stanley & Co. Incorporated (the underwriter), and is a direct, wholly-owned subsidiary of Morgan Stanley (NYSE:MS) and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of Morgan Stanley Capital I Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its telephone number is (212) 761-4000.

      Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets.

      The depositor has been engaged since its incorporation in the securitization of mortgage loans and other asset types included within the description of the trust fund assets in the prospectus. See "Description of the Trust Funds" in the prospectus. The depositor is engaged in the business of acting as depositor of trusts that issue series of certificates that represent interests in, the assets of the trusts. The depositor acquires assets specifically for inclusion in a securitization from the sellers in privately negotiated transactions.

      The certificate of incorporation of the depositor limits its activities to those necessary or convenient to carry out its securitization activities. The depositor may have limited obligations with respect to a series of certificates. The depositor will obtain the mortgage loans from the sponsor, and may also assign to the trustee certain rights of the sponsor with respect to the mortgage loans. See "Description of the Certificates--Assignment of the Mortgage Loans" in this prospectus supplement. In addition, after the issuance of a series of certificates, the depositor may have limited obligations with respect to the trust, which may include appointing a successor trustee if the trustee resigns or is otherwise removed and preparing, or causing to be prepared, certain reports filed under the Securities Exchange Act of 1934, as amended.

      Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the certificates of any series.

                               THE ISSUING ENTITY

      Morgan Stanley Capital I Inc. Trust 2006-HE2, the issuing entity, will be formed on the closing date pursuant to the pooling and servicing agreement. The issuing entity will be a New York common law trust with no officers or directors and no continuing duties other than to hold and service the mortgage loans and related assets and issue the certificates. The fiscal year end for the issuing entity will be December 31, commencing with December 31, 2006.

                                  THE SERVICERS

General

      The mortgage loans will be serviced by Wells Fargo Bank, National Association ("Wells Fargo"), JPMorgan Chase Bank, National Association ("JPMorgan") and HomEq Servicing Corporation ("HomEq"). Wells Fargo will act as servicer for approximately 69.49% of the mortgage loans, JPMorgan will act as servicer for approximately 17.25% of the mortgage loans and HomEq will act as servicer for approximately 13.26% of the mortgage loans.

      Each servicer will service the mortgage loans in accordance with the pooling and servicing agreement.

Wells Fargo Bank, National Association

      The information in this prospectus supplement with regard to Wells Fargo has been provided by Wells Fargo.

      Servicing Experience. Wells Fargo is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo, including its predecessors, has been servicing residential mortgage loans since 1974 and has been servicing subprime residential mortgage loans since 1996. These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO property management, are handled at various Wells Fargo locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers. As of the date hereof, Wells Fargo has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

      Wells Fargo's servicing portfolio of residential mortgage loans (which includes fixed rate first lien subprime loans, adjustable rate first lien subprime loans and second lien subprime loans as well as other types of residential mortgage loans serviced by Wells Fargo) has grown from approximately $450 billion as of the end of 2000 to approximately $1.005 trillion as of the end of 2005. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans serviced by Wells Fargo (other than any mortgage loans serviced for Fannie Mae, Freddie Mac and Federal Home Loan Banks; mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs; or mortgage loans with respect to which Wells Fargo has acquired the servicing rights, acts as subservicer, or acts as special servicer) for first lien subprime loans and second lien subprime loans:

                                          As of                        As of                       As of
                                   December 31, 2003            December 31, 2004           December 31, 2005
                               --------------------------  --------------------------  --------------------------
                                             Aggregate                   Aggregate                   Aggregate
                                             Original                    Original                    Original
                                  No.        Principal        No.        Principal        No.        Principal
        Asset Type             of Loans  Balance of Loans  of Loans  Balance of Loans  of Loans  Balance of Loans
--------------------------     --------  ----------------  --------  ----------------  --------  ----------------
 First Lien Subprime Loans...   91,491    $12,527,230,580   136,814   $19,729,933,615   174,704   $26,301,059,617
 Second Lien Subprime Loans..     *              *             *             *             *             *

----------
* Wells Fargo does not have a material servicing portfolio of second lien subprime loans for the periods indicated.

      Servicing Procedures. Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo's automated loan servicing system. Wells Fargo then makes reasonable efforts to collect all payments called for under the mortgage loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the mortgage loans. Wells Fargo may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a mortgage loan and (ii) to the extent not inconsistent with the coverage of such mortgage loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any mortgage loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

      Wells Fargo's collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure mortgaged property. Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo's Voice Response Unit ("VRU") to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo's automated servicing system. If timely payment is not received, Wells Fargo's automated loan servicing system automatically places the mortgage loan in the assigned collection queue and collection procedures are generally initiated on the 5th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo's automated loan servicing system automatically removes the mortgage loan from that collection queue.

      When a mortgage loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer. Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency. For those loans in which collection efforts have been exhausted without success, Wells Fargo determines whether foreclosure proceedings are appropriate. The course of action elected with respect to a delinquent mortgage loan generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the mortgaged property, the amount of borrower equity in the mortgaged property and whether there are any junior liens.

      Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the mortgaged property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication. Attorney timeline performance is managed using quarterly report cards. The status of foreclosures and bankruptcies is monitored by Wells Fargo through its use of such software system. Bankruptcy filing and release information is received electronically from a third-party notification vendor.

      Prior to a foreclosure sale, Wells Fargo performs a market value analysis. This analysis includes: (i) a current valuation of the mortgaged property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the mortgaged property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo bases the amount it will bid at foreclosure sales on this analysis. In the case of second lien loans, Wells Fargo performs a net present value analysis to determine whether to refer the second lien loan to foreclosure or to charge it off.

      If Wells Fargo acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the mortgaged property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

      Wells Fargo's loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo will obtain lender-placed insurance at the borrower's expense.

                          THE SECURITIES ADMINISTRATOR

      Wells Fargo will act as securities administrator under the pooling and servicing agreement. Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsor and the servicers may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells Fargo's principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

      Under the terms of the pooling and servicing agreement, Wells Fargo is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly reports on Form 10-D, annual reports on Form 10-K and current reports on Form 8-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. Wells Fargo has been engaged in the business of securities administration since June 30, 1995. As of November 30, 2005, Wells Fargo was acting as securities administrator with respect to more than $700,000,000,000 of outstanding residential mortgage-backed securities.

      Wells Fargo serves or has served within the past two years as mortgage loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the trust. The terms of the custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

                                   THE TRUSTEE

      Deutsche Bank National Trust Company ("DBNTC") will act as trustee. DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC shall remain liable for the duties and obligations required of it under the pooling and servicing agreement. DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as trustee on behalf of the holders of the certificates.

      DBNTC is providing the information in the foregoing paragraph at the depositor's request in order to assist the depositor with the preparation of its disclosure documents to be filed with the SEC pursuant to Regulation AB. Otherwise, DBNTC has not participated in the preparation of such disclosure documents and assumes no responsibility or liability for their contents.

                                 THE CUSTODIANS

General

      Wells Fargo Bank, National Association ("Wells Fargo") will act as custodian of the WMC mortgage loans under the pooling and servicing agreement. LaSalle Bank National Association ("LaSalle") will act as custodian of the Decision One mortgage loans under the pooling and servicing agreement.

Wells Fargo Bank, National Association

      Wells Fargo is acting as custodian of the mortgage loan files for the WMC mortgage loans pursuant to the pooling and servicing agreement. In that capacity, Wells Fargo is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files for the WMC mortgage loans on behalf of the trustee and the certificateholders. Wells Fargo maintains each mortgage loan file for which it acts as custodian is a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. Wells Fargo maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files. As of November 30, 2005, Wells Fargo was acting as custodian on over nine million files.

LaSalle Bank National Association

      In its capacity as custodian, LaSalle will hold the mortgage loan files for the Decision One mortgage loans exclusively for the use and benefit of the trust. LaSalle will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files for the Decision One mortgage loans will be governed by the pooling and servicing agreement. LaSalle provides custodial services on over 1000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle's two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly quality assurance process. LaSalle uses a licensed collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

      LaSalle and the sponsor are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to the sponsor for certain residential mortgage loans purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for certain mortgage loans to be sold by the sponsor to the depositor in connection with this securitization. The terms of the custodial agreement are customary for the residential mortgage-backed securitization industry providing for the delivery, receipts, review and safekeeping of mortgage loan files.

                         INTEREST RATE SWAP COUNTERPARTY

      The interest rate swap agreement will be provided by Morgan Stanley Capital Services Inc. ("MSCS"), a Delaware corporation formed in 1985 or upon the occurrence of certain events, a replacement counterparty that satisfies certain credit criteria (together with MSCS, the "Swap Provider"). See "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement. Morgan Stanley Capital Services Inc. is an affiliate, through common parent ownership, of the sponsor, the depositor and Morgan Stanley & Co. Incorporated, the underwriter, and is a wholly-owned, unregulated special purpose subsidiary of Morgan Stanley (NYSE:MS). The principal executive offices of Morgan Stanley Capital Services Inc. are located at 1221 Avenue of Americas, New York, New York 10020, telephone number (212) 761-4000.

      Morgan Stanley Capital Services Inc. conducts business in the over-the-counter derivatives market, writing a variety of derivative instruments, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients. The obligations of Morgan Stanley Capital Services Inc. under its derivative instruments are 100% guaranteed by Morgan Stanley. As of October 11, 2005, Morgan Stanley has a long-term debt rating of "Aa3" by Moody's Investors Service, Inc. ("Moody's"), "A+" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and "AA-" by Fitch, Inc. ("Fitch") and a short-term debt rating of "P-1" by Moody's, "A-1" by S&P and "F1+" by Fitch.

                         DESCRIPTION OF THE CERTIFICATES

General

      On the closing date, the trust will be created and the depositor will cause the trust to issue the certificates. The certificates will be issued in seventeen classes, the Class A-1, Class A-2a, Class A-2b, Class A-2c, Class A-2d, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3, Class P, Class X and Class R certificates. Only the Class A-1, Class A-2a, Class A-2b, Class A-2c, Class A-2d, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates, collectively, the "Offered Certificates," will be offered under this prospectus supplement. The certificates will collectively represent the entire undivided ownership interest in the trust fund created and held under the pooling and servicing agreement, subject to the limits and priority of distribution provided for in that agreement.

      The trust fund will consist of:

      o the mortgage loans, together with the related mortgage files and all related collections and proceeds due and collected after the cut-off date;

      o such assets as from time to time are identified as REO property and related collections and proceeds;

      o assets that are deposited in the accounts, and invested in accordance with the pooling and servicing agreement; and

      o     an interest rate swap agreement.

      The Offered Certificates will be issued and available only in book-entry form, in denominations of $25,000 initial principal balance and integral multiples of $1 in excess of $25,000, except that one certificate of each class may be issued in an amount less than $25,000. For information regarding the issuance of certificates in book-entry form, see "--Book-Entry Registration" below.

      Voting rights will be allocated among holders of the Offered Certificates in proportion to the Class Certificate Balances of their respective certificates on such date, except that the Class X and Class P certificates will each be allocated 1% of the voting rights. The Class X and Class P certificates will be held by the sponsor or one of its affiliates.

      The Class A-1 certificates generally represent interests in the group I mortgage loans. The Class A-2a, Class A-2b, Class A-2c and Class A-2d certificates generally represent interests in the group II mortgage loans. The Class M and Class B certificates represent interests in all of the mortgage loans.

      The following chart illustrates generally the distribution priorities and subordination features applicable to the Offered Certificates and the Class X certificates.

                   |   --------------------------------  / \
                   |                      Class A-2a      |
                   |     Class A-1        Class A-2b      |
                   |                      Class A-2c      |
                   |                      Class A-2d      |
                   |   --------------------------------   |
                   |              Class M-1               |
                   |   --------------------------------   |
                   |              Class M-2               |
                   |   --------------------------------   |
Accrued            |              Class M-3               |
certificate        |   --------------------------------   |   Losses
interest, then     |              Class M-4               |
principal          |   --------------------------------   |
                   |              Class M-5               |
                   |   --------------------------------   |
                   |              Class M-6               |
                   |   --------------------------------   |
                   |              Class B-1               |
                   |   --------------------------------   |
                   |              Class B-2               |
                   |   --------------------------------   |
                   |              Class B-3               |
                   |   --------------------------------   |
                   |               Class X                |
                  \ /  --------------------------------   |


Book-Entry Registration

      The Offered Certificates are sometimes referred to in this prospectus supplement as "book-entry certificates." No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing an obligation of the trust, except under the limited circumstances described in this prospectus supplement. Beneficial owners may elect to hold their interests through DTC, in the United States, or Clearstream Banking, societe anonyme or Euroclear Bank, as operator of the Euroclear System, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Offered Certificates are book-entry certificates, such certificates will be evidenced by one or more certificates registered in the name of Cede & Co., which will be the "holder" of such certificates, as the nominee of DTC or one of the relevant depositories. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC. The interests of the beneficial owners of interests in the Offered Certificates will be represented by book-entries on the records of DTC and its participating members. All references in this prospectus supplement to the Offered Certificates reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such certificates are held by DTC.

      The beneficial owners of the Offered Certificates may elect to hold their certificates through DTC in the United States, or Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations which are participants in such systems. The Offered Certificates will be issued in one or more certificates which in the aggregate equal the outstanding principal of the related class of certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories, which in turn will hold such positions in customers' securities accounts in the depositories names on the books of DTC. Except as described below, no beneficial owner will be entitled to receive a physical or definitive certificates. Unless and until definitive certificates are issued, it is anticipated that the only holder of the Offered Certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be holders or certificateholders as those terms are used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

      The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of such book-entry certificate will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

      DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thus eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, including underwriters, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly through indirect participants.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry certificates, such as the Offered Certificates, among participants on whose behalf it acts with respect to the book-entry certificates and to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners.

      Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal and interest from the securities administrator through DTC participants. DTC will forward such distributions to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the securities administrator, the trustee or any paying agent as holders of the Offered Certificates, and beneficial owners will be permitted to exercise the rights of the holders of the Offered Certificates only indirectly through DTC and its participants.

      Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but, due to time zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

      Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

      Clearstream holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thus eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

      Euroclear was created to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "Euroclear Operator"). The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Non-participants of Euroclear may hold and transfer book-entry interests in the Offered Certificates through accounts with a direct participant of Euroclear or any other securities intermediary that holds a book-entry interest in the Offered Certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

      Distributions on the book-entry certificates will be made on each distribution date by the securities administrator to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such distribution to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

      Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of distributions, since such distributions will be forwarded by the securities administrator to Cede & Co., as nominee of DTC. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry certificates, may be limited due to the lack of physical certificates for such book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

      Monthly and annual reports on the trust made available by the securities administrator to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

      DTC has advised the depositor that it will take any action permitted to be taken by a holder of the Offered Certificates under the pooling and servicing agreement only at the direction of one or more participants to whose accounts with DTC the book-entry certificates are credited. Additionally, DTC has advised the depositor that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of participants whose holdings of book-entry certificates evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that participants whose holdings of book-entry certificates evidence such percentages of voting rights authorize divergent action.

      None of the trust, the depositor, the servicers, the securities administrator or the trustee will have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

      See also the attached Annex I for certain information regarding U.S. federal income tax documentation requirements for investors holding certificates through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States).

Definitive Certificates

      The Offered Certificates, which will be issued initially as book-entry certificates, will be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if
(a) DTC or the depositor advises the securities administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the book-entry certificates and the securities administrator or the depositor is unable to locate a qualified successor or (b) the depositor, at its option (but with the securities administrator's consent), notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

      Upon the occurrence of any event described in the immediately preceding paragraph, the securities administrator will be required to notify all participants of the availability through DTC of definitive certificates. Upon delivery of definitive certificates, the securities administrator will reissue the book-entry certificates as definitive certificates to beneficial owners. Distributions of principal of, and interest on, the book-entry certificates will thereafter be made by the securities administrator directly to holders of definitive certificates in accordance with the procedures set forth in the pooling and servicing agreement.

      Definitive certificates will be transferable and exchangeable at the offices of the securities administrator, its agent or the certificate registrar designated from time to time for those purposes. As of the closing, the securities administrator designates the offices of its agent located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 for those purposes. No service charge will be imposed for any registration of transfer or exchange, but the securities administrator may require distribution of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Assignment of the Mortgage Loans

      Pursuant to mortgage loan purchase and warranties agreements, WMC Mortgage Corp. ("WMC") and Decision One Mortgage Company, LLC ("Decision One Mortgage") sold the mortgage loans, without recourse, to MSMC, and MSMC will sell and convey the mortgage loans, including all principal outstanding as of, and interest due and accruing on or after, the close of business on the cut off date, without recourse, to the depositor on the closing date. Pursuant to the pooling and servicing agreement, the depositor will sell, without recourse, to the trust, all right, title and interest in and to each mortgage loan, including all principal outstanding as of, and interest due on or after, the close of business on the cut off date. Each such transfer will convey all right, title and interest in and to (a) principal outstanding as of the close of business on the cut off date (after giving effect to payments of principal due on that date, whether or not received) and (b) interest due and accrued on each such mortgage loan after the cut off date. However, MSMC will not convey to the depositor, and will retain all of its right, title and interest in and to (x) principal due on each mortgage loan on or prior to the cut off date and principal prepayments in full and curtailments (i.e., partial prepayments) received on each such mortgage loan prior to the cut off date and (y) interest due and accrued on each mortgage loan on or prior to the cut-off date.

Delivery of Mortgage Loan Documents

      In connection with the transfer and assignment of each mortgage loan to the trust, the depositor will cause to be delivered (i) to Wells Fargo Bank, National Association, as custodian on behalf of the trustee with respect to the mortgage loans sold to MSMC by WMC, (ii) to LaSalle Bank National Association, as custodian on behalf of the trustee with respect to the mortgage loans sold to MSMC by Decision One Mortgage, on or before the closing date, the following documents with respect to each mortgage loan which constitute the mortgage file:

            (a) the original mortgage note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee;

            (b) the original of any guaranty executed in connection with the mortgage note;

            (c) the related original mortgage and evidence of its recording or, in certain limited circumstances, a copy of the mortgage certified by the originator, escrow company, title company, or closing attorney;

            (d) the mortgage assignment(s), or copies of them certified by the applicable originator, escrow company, title company, or closing attorney, if any, showing a complete chain of assignment from the originator of the related mortgage loan to the last endorsee - which assignment may, at the originator's option, be combined with the assignment referred to in clause
      (e) below;

            (e) a mortgage assignment in recordable form, which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments, of each mortgage from the last endorsee in blank;

            (f) originals of all assumption, modification, consolidation and extension agreements, if any, with evidence of recording on them;

            (g) an original title insurance policy or, in the event the original policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company; and

            (h) the original or, if unavailable, a copy of any security agreement, chattel mortgage or equivalent document executed in connection with the mortgage (if provided).

      Pursuant to the pooling and servicing agreement, each custodian will agree to execute and deliver on or prior to the closing date an acknowledgment of receipt of the original mortgage note, item (a) above, with respect to each of the mortgage loans delivered to it, with any exceptions noted. Each custodian will agree, for the benefit of the holders of the certificates, to review, or cause to be reviewed, each mortgage file within ninety days after the closing date - or, with respect to any Substitute Mortgage Loan delivered to the applicable custodian, within thirty days after the receipt of the mortgage file by the applicable custodian - and to deliver a certification generally to the effect that, as to each mortgage loan listed in the schedule of mortgage loans,

      o all documents required to be reviewed by it pursuant to the pooling and servicing agreement are in its possession;

      o each such document has been reviewed by it and appears regular on its face and relates to such mortgage loan;

      o based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date; and

      o each mortgage note has been endorsed as provided in the pooling and servicing agreement.

      If the applicable custodian, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file that is not executed, has not been received or is unrelated to the mortgage loans, or that any mortgage loan does not conform to the requirements above or to the description of the requirements as set forth in the schedule of mortgage loans attached to the pooling and servicing agreement, the applicable custodian is required to note such deficiency in the required custodian certification delivered to the applicable responsible party, the applicable servicer and the depositor. The applicable responsible party will be required to cause to be remedied a material defect in a document constituting part of a mortgage file of which it is so notified by applicable custodian. If, however, within the time frame set forth in the applicable mortgage loan purchase and warranties agreement, the applicable responsible party has not caused the defect to be remedied, the applicable responsible party will be required to either (a) substitute a Substitute Mortgage Loan for the defective mortgage loan, if permitted under the terms of the applicable mortgage loan purchase and warranties agreement, or (b) repurchase the defective mortgage loan. The substitution or repurchase is required to be effected in the same manner as a substitution or repurchase for a material breach of a mortgage loan representation and warranty, as described below under "--Representations and Warranties Relating to the Mortgage Loans." The obligation of the applicable responsible party to cure the defect or to substitute or repurchase the defective mortgage loan will constitute the sole remedies available to the holders of the certificates and the trustee relating to the defect.

Representations and Warranties Relating to the Mortgage Loans

      Pursuant to the pooling and servicing agreement, each of WMC and Decision One Mortgage, the responsible parties, will make representations and warranties with respect to each mortgage loan transferred by it as of the closing date (or an earlier date specified in the pooling and servicing agreement, which may be the cut-off date, the date on which the servicing of the mortgage loan was transferred or the date on which MSMC purchased the mortgage loan from the applicable responsible party), including, but not limited to:

            (1) Except with respect to the Delinquent mortgage loans described under "The Mortgage Loan Pool--General" in this prospectus supplement, no payment required under the mortgage loan is more than 30 days Delinquent nor has any payment under the mortgage loan been more than 30 days Delinquent at any time since the origination of the mortgage loan;

            (2) Except as described in representation (1) above with respect to certain Delinquent mortgage loans, to the best of the applicable responsible party's knowledge, there are no defaults in complying with the terms of the mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable;

            (3) The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect from the date of origination, except by a written instrument which has been recorded, if necessary to protect the interests of the purchaser. No mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement is part of the mortgage loan file;

            (4) The mortgage loan is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the mortgage note or the mortgage, or the exercise of any right under the mortgage note or the mortgage, render either the mortgage note or the mortgage unenforceable (subject to bankruptcy, equitable principles and laws affecting creditor rights generally), in whole or in part, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect to the mortgage loan;

            (5) Pursuant to the terms of the mortgage, all buildings or other improvements upon the mortgaged property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards;

            (6) Any and all requirements of any federal, state or local law, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure and all predatory and abusive lending laws applicable to the mortgage loan have been complied with, including, without limitation, any provisions therein relating to Prepayment Premiums;

            (7) The mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The applicable responsible party has not waived the performance by the mortgagor of any action, if the mortgagor's failure to perform such action would cause the mortgage loan to be in default, nor have the applicable responsible party waived any default resulting from any action or inaction by the mortgagor;

            (8) The mortgage is a valid, subsisting and enforceable first or second lien on the mortgaged property, including all buildings and improvements on the mortgaged property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the mortgage is subject only to:

                  (i) with respect to any second-lien mortgage loan, the lien of the first mortgage on the related mortgaged property;

                  (ii) the lien of current real property taxes and assessments not yet due and payable;

                  (iii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the mortgage loan and (A) specifically referred to or otherwise considered in the appraisal made for the originator of the mortgage loan or (B) which do not adversely affect the appraised value of the mortgaged property set forth in such appraisal; and

                  (iv) other matters to which like properties are commonly
            subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property;

            (9) The mortgage note and the mortgage and any other agreement executed and delivered by a mortgagor in connection with a mortgage loan are genuine, and each is the legal, valid and binding obligation of the signatory enforceable in accordance with its terms (including, without limitation, any provisions relating to Prepayment Premiums), subject to bankruptcy, equitable principles and laws affecting creditor rights generally. All parties to the mortgage note, the mortgage and any other such related agreement had legal capacity to enter into the mortgage loan and to execute and deliver the mortgage note, the mortgage and any such agreement, and the mortgage note, the mortgage and any other such related agreement have been duly and properly executed by other such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a mortgage loan has taken place on the part of the applicable responsible party, other than any error, omission or negligence in the origination of a mortgage loan that may have occurred despite the applicable responsible party's conformance with the WMC Underwriting Guidelines or Decision One Underwriting Guidelines, as applicable (as in effect at the time that mortgage loan was made). No fraud, misrepresentation or similar occurrence or, to the applicable responsible party's knowledge, error, omission or negligence with respect to a mortgage loan has taken place on the part of any other person, including without limitation, the mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the mortgage loan;

            (10) The mortgage loan is covered by an American Land Title Association lender's title insurance policy, or with respect to any mortgage loan for which the related mortgaged property is located in California a California Land Title Association lender's title insurance policy, or other generally acceptable form of policy or insurance acceptable to Fannie Mae and Freddie Mac and pursuant to the WMC Underwriting Guidelines or Decision One Underwriting Guidelines, as applicable, (as in effect on the date the mortgage loan was originated) with respect to mortgage loans and each such title insurance policy is issued by a title insurer acceptable to prudent lenders in the secondary mortgage market and qualified to do business in the jurisdiction where the mortgaged property is located, insuring the applicable responsible party, its successors and assigns, as to the first priority lien or second priority lien, as applicable, of the mortgage in the original principal amount of the mortgage loan, subject only to the exceptions contained in clauses (i), (ii), (iii) and (iv) of representation (8) above;

            (11) Except as described in representation (1) above with respect to certain Delinquent mortgage loans, other than payments due but not yet 30 or more days Delinquent, there is no default, breach, violation or event which would permit acceleration existing under the mortgage or the mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the applicable responsible party nor its affiliates or any of their respective predecessors have waived any default, breach, violation or event which would permit acceleration;

            (12) The mortgage contains customary and enforceable provisions that render the rights and remedies of the holder of the mortgage adequate for the realization against the mortgaged property of the benefits of the security provided by the mortgaged property, including, (i) in the case of a mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a mortgagor on a mortgage loan and foreclosure on, or trustee's sale of, the mortgaged property pursuant to the proper procedures, the holder of the mortgage loan will be able to deliver good and merchantable title to the mortgaged property. There is no homestead or other exemption available to a mortgagor which would interfere with the right to sell the mortgaged property at a trustee's sale or the right to foreclose the mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

            (13) The mortgaged property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the mortgaged property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

            (14) There is no proceeding pending or, to the applicable responsible party's knowledge, threatened for the total or partial condemnation of the mortgaged property. The mortgaged property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the mortgaged property as security for the mortgage loan or the use for which the premises were intended;

            (15) No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable hazard insurance policy or bankruptcy bond related to the mortgage loans, irrespective of the cause of such failure of coverage;

            (16) The mortgage file contains an appraisal of the related mortgaged property signed by a qualified appraiser who had no interest, direct or indirect, in the mortgaged property or in any loan made on the security of the mortgaged property, and whose compensation is not affected by the approval or disapproval of the mortgage loan, and the appraisal and appraiser both satisfy the requirements of (a) Fannie Mae or Freddie Mac and (b) the WMC Underwriting Guidelines or the Decision One Underwriting Guidelines, as applicable, and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the mortgage loan was originated;

            (17) None of the mortgage loans is (a) covered by the Home Ownership and Equity Protection Act of 1994 or (b) classified as a "high cost home," "threshold," "covered," "high risk home," "predatory" or similar loan under any other applicable federal, state or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

            (18) None of the mortgage loans has a Prepayment Premium period at origination in excess of five years;

            (19) None of the mortgage loans secured by property located in the State of Georgia was originated on or prior to March 7, 2003, and there is no mortgage loan that was originated after March 7, 2003 that is a "high-cost home loan" as defined under the Georgia Fair Lending Act;

            (20) No proceeds from any mortgage loan were used to purchase a single premium credit life insurance policy;

            (21) No mortgagor was required to purchase any credit life, mortgage, disability, accident or health insurance product as a condition of obtaining the extension of credit. No mortgagor obtained a prepaid single-premium credit life, disability, accident or health insurance policy in connection with the origination of the mortgage loan. No proceeds from any mortgage loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such mortgage loan; and

            (22) No mortgage loan originated on or after August 1, 2004 requires the related mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction.

      Pursuant to the pooling and servicing agreement, upon the discovery by any of the responsible parties, a servicer, the securities administrator, the depositor or the trustee that any of the representations and warranties contained in the pooling and servicing agreement have been breached in any material respect as of the date made, with the result that value of, or the interests of the trustee or the holders of the certificates in the related mortgage loan were materially and adversely affected, the party discovering such breach is required to give prompt written notice to the other parties. Subject to certain provisions of the pooling and servicing agreement, within sixty days of the earlier to occur of the applicable responsible party's discovery or its receipt of notice of any such breach with respect to a mortgage loan transferred by it, the applicable responsible party will be required to:

      o     promptly cure such breach in all material respects,

      o if such substitution would occur prior to the second anniversary of the closing date, remove each mortgage loan which has given rise to the requirement for action by the applicable responsible party, substitute one or more Substitute Mortgage Loans and, if the outstanding principal balance of such Substitute Mortgage Loans as of the date of such substitution is less than the outstanding principal balance of the replaced mortgage loans as of the date of substitution, deliver to the trust as part of the amounts remitted by the applicable servicer with respect to the related distribution date the amount of such shortfall plus all accrued and unpaid interest on the replaced mortgage loans and all related unreimbursed servicing advances (a "Substitution Adjustment Amount"), or

      o purchase such mortgage loan at a price equal to the unpaid principal balance of such mortgage loan as of the date of purchase, plus all related accrued and unpaid interest, plus the amount of any unreimbursed servicing advances made by the applicable servicer or other expenses of the applicable servicer or trustee relating to the mortgage loan in breach.

Notwithstanding the foregoing, pursuant to the terms of the pooling and servicing agreement, in the event of discovery by any party to the pooling and servicing agreement (i) that a mortgage loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code resulting from a breach of any representation or warranty contained in the pooling and servicing agreement or (ii) of a breach of the representations and warranties listed as numbers (6), (17), (18), (19), (20), (21) or (22) in the second preceding full paragraph, the applicable responsible party will be required to repurchase the related mortgage loan at the purchase price within sixty days of such discovery or receipt of notice. The purchase price with respect to such mortgage loan will be deposited into the distribution account on the next succeeding Servicer Remittance Date after deducting any amounts received in respect of such repurchased mortgage loan or mortgage loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan.

      In addition, the responsible parties are obligated to indemnify the depositor, any of its affiliates, the servicers, the securities administrator, the trustee and the trust for any third-party claims arising out of a breach by the applicable responsible party of representations or warranties regarding the mortgage loans. The obligations of the applicable responsible party to cure such breach or to substitute or purchase any mortgage loan and to indemnify constitute the sole remedies respecting a material breach of any such representation or warranty to the holders of the certificates, the servicers, the securities administrator, the trustee, the depositor and any of its affiliates.

      The depositor will also represent that (a) no group I mortgage loan has a Prepayment Premium period in excess of three years and (b) the original principal balance of each group I mortgage loan was within Freddie Mac's and Fannie Mae's dollar amount limits for conforming one- to-four family mortgage loans. In the event of a breach by the depositor of either of these representations and warranties, the depositor will be obligated to cure, repurchase or substitute the applicable mortgage loan in the same manner as is set forth above with respect to breaches of representations and warranties made by a responsible party regarding the mortgage loans. The obligation of the depositor under the pooling and servicing agreement to cure, repurchase or substitute any mortgage loan as to which a breach of either of these representations and warranties has occurred and is continuing will constitute the sole remedies against the depositor respecting such breach available to the holders of the certificates or the trustee.

Payments on the Mortgage Loans

      The pooling and servicing agreement provides that each servicer is required to establish and maintain a collection account. The pooling and servicing agreement permits each servicer to direct any depository institution maintaining its collection account to invest the funds in its collection account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the Servicer Remittance Date, as described below.

      Each servicer is obligated to deposit or cause to be deposited in its collection account, within two business days after receipt, amounts representing the following payments and other collections received by it on or with respect to the mortgage loans after the cut-off date, other than in respect of monthly payments on the mortgage loans due and accrued on each mortgage loan up to and including any due date occurring prior to the cut-off date:

      o all payments on account of principal, including prepayments of principal on the mortgage loans;

      o all payments on account of interest, net of the servicing fee, on the mortgage loans;

      o all Insurance Proceeds to the extent such Insurance Proceeds are not to be applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the express requirements of law or in accordance with prudent and customary servicing practices, Condemnation Proceeds and Liquidation Proceeds;

      o all other amounts required to be deposited in its collection account pursuant to the pooling and servicing agreement; and

      o any amounts required to be deposited in connection with net losses realized on investments of funds in its collection account.

      The servicers are not permitted to commingle funds in the collection account with any other funds or assets.

      The securities administrator, as paying agent for the benefit of the trustee and the certificateholders, will be obligated to set up a distribution account with respect to the certificates into which the servicers will be required to deposit or cause to be deposited the funds required to be remitted by the servicers on the Servicer Remittance Date. The pooling and servicing agreement permits but does not require the securities administrator to invest the funds in the distribution account in one or more eligible investments that mature on or prior to the next distribution date.

      The funds required to be remitted by each servicer for a Servicer Remittance Date will be equal to the sum, without duplication, of:

      o all collections of scheduled principal and interest on the mortgage loans received by the applicable servicer on or prior to the related Determination Date;

      o all principal prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, if any, collected by the applicable servicer during the related Prepayment Period;

      o all P&I Advances made by the applicable servicer with respect to payments due to be received on the mortgage loans on the related due date but not received by the related Determination Date; and

      o any other amounts required to be placed in its collection account by the applicable servicer pursuant to the pooling and servicing agreement;

      but excluding the following:

            (a) for any mortgage loan with respect to which the applicable servicer has previously made an unreimbursed P&I Advance, amounts received on such mortgage loan that represent late payments of principal and interest, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, to the extent of such unreimbursed P&I Advance;

            (b) amounts received on a particular mortgage loan with respect to which the applicable servicer has previously made an unreimbursed servicing advance, to the extent of such unreimbursed servicing advance;

            (c) for that Servicer Remittance Date, the aggregate servicing fee;

            (d) all net income from eligible investments that are held in the collection account for the account of the applicable servicer;

            (e) all amounts actually recovered by the applicable servicer in respect of late fees, assumption fees and similar fees;

            (f) for all mortgage loans for which P&I Advances or servicing advances are determined to be non-recoverable, all amounts equal to unreimbursed P&I Advances and servicing advances for such mortgage loans;

            (g) certain other amounts which are reimbursable to the depositor or the applicable servicer, as provided in the pooling and servicing agreement; and

            (h) all collections of principal and interest not required to be remitted on that Servicer Remittance Date.

      The amounts described in clauses (a) through (h) above may be withdrawn by the applicable servicer from the collection account on or prior to each Servicer Remittance Date.

Distributions

      Distributions on the certificates will be required to be made by the securities administrator on the 25th day of each month, or, if that day is not a business day, on the first business day thereafter, commencing in May 2006, to the persons in whose names the certificates are registered on the related Record Date.

      Distributions on each distribution date will be made by check mailed to the address of the person entitled to the distribution as it appears on the applicable certificate register or, in the case of a certificateholder who has notified the securities administrator in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of that certificateholder at a bank or other depository institution having appropriate wire transfer facilities. However, the final distribution in retirement of the certificates will be made only upon presentment and surrender of those certificates at the office of the securities administrator designated from time to time for those purposes. Initially, the securities administrator designates the offices of its agent located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 for those purposes.

Administration Fees

      As described under the definition of "Available Funds" included in the "Glossary" in this prospectus supplement, funds collected on the mortgage loans that are available for distribution to certificateholders will be net of the servicing fee and the custodial fee payable on each mortgage loan. On each distribution date, the servicers, the securities administrator and the custodians will be entitled to their fee prior to the certificateholders receiving any distributions. The servicing fee and the custodial fee for any distribution date for any mortgage loan will be an amount equal to one-twelfth of the applicable servicing fee rate or custodial rate, as applicable, on the Stated

Principal Balance of such mortgage loan. The following table identifies the per annum fee rate applicable in calculating the servicing fee and the custodial fee.

                   Fee                      Per Annum Fee Rate
                   ------------------       ---------------------------
                   Servicing Fee            0.50%

                   Custodial Fee            less than or equal to 0.01%

      In addition to the servicing fee and the custodial fee, funds collected on the mortgage loans that are available for distribution to the certificateholders will also be net of any indemnification payments made to the depositor, the servicers, the securities administrator, the trustee or the custodians, as described under "The Pooling and Servicing Agreement--Certain Matters Regarding the Depositor, the Servicers, the Securities Administrator, the Trustee and the Custodians" in this prospectus supplement and "Description of the Agreements--Matters Regarding a Master Servicer and the Depositor" in the prospectus, and reimbursements for certain unanticipated expenses borne by the depositor, the servicers, the securities administrator, the custodians or the trustee, as described in this prospectus supplement and the accompanying prospectus.

Priority of Distributions Among Certificates

      As more fully described in this prospectus supplement, distributions on the certificates will be made monthly on each distribution date from Available Funds and will be made to the classes of certificates generally in the following order of priority:

      (i) to make certain payments to the Swap Account for the benefit of the Swap Provider, as further described below under "--Distributions of Interest and Principal";

      (ii) to current interest on each class of certificates and previously unpaid interest on the Class A certificates, in the order and subject to the priorities set forth below under "--Distributions of Interest and Principal";

      (iii) to principal on the classes of certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below under "--Distributions of Interest and Principal";

      (iv) to unpaid interest and Unpaid Realized Loss Amounts on the Subordinated Certificates, in the order and subject to the priorities described below under "--Distributions of Interest and Principal"; and

      (v) to deposit into the Excess Reserve Fund Account to cover any Basis Risk CarryForward Amounts on the Offered Certificates, and, after making certain termination payments, if any, to the Swap Account for the benefit of the Swap Provider, finally to be released to the Class X certificates, in each case subject to certain limitations set forth below under "--Distributions of Interest and Principal".

Distributions of Interest and Principal

      For any distribution date, the "Pass-Through Rate" for each class of Offered Certificates will be as set forth below:

            (a) for the Class A-1 certificates, a per annum rate equal to the least of (1) One-Month LIBOR plus the related fixed margin for the Class A-1 certificates and that distribution date, (2) the Group I Loan Cap (as defined below) and (3) the WAC Cap (as defined below);

            (b) for the Class A-2a, Class A-2b, Class A-2c and Class A-2d certificates, a per annum rate equal to the least of (1) One-Month LIBOR plus the related fixed margin for the applicable class and that distribution date, (2) the Group II Loan Cap (as defined below) and (3) the WAC Cap; and

            (c) for the Class M and Class B certificates, a per annum rate equal to the lesser of (1) One-Month LIBOR plus the related fixed margin for the applicable class and that distribution date and (2) the WAC Cap.

      The fixed margin for each class of Offered Certificates is as follows:
Class A-1, 0.1700%; Class A-2a, 0.0700%; Class A-2b, 0.1200%; Class A-2c,
0.1800%; Class A-2d, 0.2700%; Class M-1, 0.3300%; Class M-2, 0.3500%; Class M-3,
0.3700%; Class M-4, 0.4800%; Class M-5, 0.4900%; Class M-6, 0.5700%; Class B-1,
1.1000%; Class B-2, 1.2000%; and Class B-3, 2.1500%. On the distribution date immediately following the distribution date on which a servicer has the right to purchase all of the mortgage loans as described under "The Pooling and Servicing Agreement--Termination; Optional Clean-up Call" in this prospectus supplement and each distribution date thereafter, the fixed margin for each class of Offered Certificates will increase to the following: Class A-1, 0.3400%; Class A-2a, 0.1400%; Class A-2b, 0.2400%; Class A-2c, 0.3600%; Class A-2d, 0.5400%;
Class M-1, 0.4950%; Class M-2, 0.5250%; Class M-3, 0.5550%; Class M-4, 0.7200%;
Class M-5, 0.7350%; Class M-6, 0.8550%; Class B-1, 1.6500%; Class B-2, 1.8000%;
and Class B-3, 3.2250%.

      The "Group I Loan Cap" for any distribution date is the weighted average of the interest rates for each group I mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate (as defined below), adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

      The "Group II Loan Cap" for any distribution date is the weighted average of the interest rates for each group II mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

      The "WAC Cap" for any distribution date is the weighted average of the interest rates for each mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

      The "Swap Payment Rate" for any distribution date is a fraction (expressed as a percentage), the numerator of which is any Net Swap Payment or Swap Termination Payment (other than a Defaulted Swap Termination Payment) owed to the Swap Provider for such distribution date and the denominator of which is the Stated Principal Balance of the mortgage loans at the beginning of the related Due Period, multiplied by 12.

      On each distribution date, distributions in reduction of the Class Certificate Balance of the certificates entitled to receive distributions of principal are required to be made in an amount equal to the Principal Distribution Amount. The "Principal Distribution Amount" for each distribution date will equal the sum of (i) the Basic Principal Distribution Amount for that distribution date and (ii) the Extra Principal Distribution Amount for that distribution date.

      On each distribution date, the securities administrator will be required to make the distributions and transfers from the Available Funds then on deposit in the distribution account specified below in the following order of priority:

      (i) to the holders of each class of Offered Certificates and to the Swap Account in the following order of priority:

            (a) to the Swap Account, the sum of (x) all Net Swap Payments and
      (y) any Swap Termination Payment owed to the Swap Provider, including, without limitation, the lesser of (i) any payments received by the trust as a result of entering into a replacement interest rate swap agreement following an additional termination event resulting from a ratings downgrade of the Swap Counterparty in accordance with the interest rate swap agreement (such payment, a "Replacement Swap Provider Payment"), and
      (ii) any Swap Termination Payment owed to the Swap Provider (the lesser of clause (i) or (ii) above, the "Senior Defaulted Swap Termination Payment"), but not including any other Defaulted Swap Termination Payment owed to the Swap Provider, if any;

            (b) concurrently, (1) from the Interest Remittance Amount related to the group I mortgage loans, to the Class A-1 certificates, the related Accrued Certificate Interest and Unpaid Interest Amount for the Class A-1 certificates, and (2) from the Interest Remittance Amount related to the group II mortgage loans, to the Class A-2a, Class A-2b, Class A-2c and Class A-2d certificates, pro rata (based upon their respective entitlements to those amounts), the related Accrued Certificate Interest and Unpaid Interest Amounts for those classes of certificates; provided, that, if the Interest Remittance Amount for any group is insufficient to make the related payments set forth in clauses (i)(b)(1) or (i)(b)(2) above, any Interest Remittance Amount relating to the other group remaining after payment of the related Accrued Certificate Interest and Unpaid Interest Amounts will be available to cover that shortfall;

            (c) from any remaining Interest Remittance Amounts, to the Class M-1 certificates, the Accrued Certificate Interest for that class;

            (d) from any remaining Interest Remittance Amounts, to the Class M-2 certificates, the Accrued Certificate Interest for that class;

            (e) from any remaining Interest Remittance Amounts, to the Class M-3 certificates, the Accrued Certificate Interest for that class;

            (f) from any remaining Interest Remittance Amounts, to the Class M-4 certificates, the Accrued Certificate Interest for that class;

            (g) from any remaining Interest Remittance Amounts, to the Class M-5 certificates, the Accrued Certificate Interest for that class;

            (h) from any remaining Interest Remittance Amounts, to the Class M-6 certificates, the Accrued Certificate Interest for that class;

            (i) from any remaining Interest Remittance Amounts, to the Class B-1 certificates, the Accrued Certificate Interest for that class;

            (j) from any remaining Interest Remittance Amounts, to the Class B-2 certificates, the Accrued Certificate Interest for that class; and

            (k) from any remaining Interest Remittance Amounts, to the Class B-3 certificates, the Accrued Certificate Interest for that class;

      (ii) (A) on each distribution date before the Stepdown Date or with respect to which a Trigger Event is in effect, to the holders of the class or classes of Offered Certificates then entitled to distributions of principal as set forth below, an amount equal to the Principal Distribution Amount in the following order of priority:

            (a) to the Class A certificates, allocated among those classes as described under "--Allocation of Principal Payments to Class A Certificates" below until their respective Class Certificate Balances are reduced to zero; and

            (b) sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, and Class B-3 certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

      (B) on each distribution date on and after the Stepdown Date and as long as a Trigger Event is not in effect, to the holders of the class or classes of Offered Certificates then entitled to distributions of principal in an amount equal to the Principal Distribution Amount in the following amounts and order of priority:

            (a) to the Class A certificates, the lesser of (x) the Principal Distribution Amount and (y) the Class A Principal Distribution Amount, allocated among those classes as described under "--Allocation of Principal Payments to Class A Certificates" below until their respective Class Certificate Balances are reduced to zero;

            (b) to the Class M-1 certificates, the lesser of (x) the excess of
      (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause (ii)(B)(a) above and (y) the Class M-1 Principal Distribution Amount, until their Class Certificate Balance is reduced to zero;

            (c) to the Class M-2 certificates, the lesser of (x) the excess of
      (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause (ii)(B)(a) above and to the Class M-1 certificateholders in clause (ii)(B)(b) above and (y) the Class M-2 Principal Distribution Amount, until their Class Certificate Balance is reduced to zero;

            (d) to the Class M-3 certificates, the lesser of (x) the excess of
      (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause (ii)(B)(a) above, to the Class M-1 certificateholders in clause (ii)(B)(b) above and to the Class M-2 certificateholders in clause (ii)(B)(c) above and (y) the Class M-3 Principal Distribution Amount, until their Class Certificate Balance is reduced to zero;

            (e) to the Class M-4 certificates, the lesser of (x) the excess of
      (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause (ii)(B)(a) above, to the Class M-1 certificateholders in clause (ii)(B)(b) above, to the Class M-2 certificateholders in clause (ii)(B)(c) above and to the Class M-3 certificateholders in clause (ii)(B)(d) above and (y) the Class M-4 Principal Distribution Amount, until their Class Certificate Balance is reduced to zero;

            (f) to the Class M-5 certificates, the lesser of (x) the excess of
      (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause (ii)(B)(a) above, to the Class M-1 certificateholders in clause (ii)(B)(b) above, to the Class M-2 certificateholders in clause (ii)(B)(c) above, to the Class M-3 certificateholders in clause (ii)(B)(d) above and to the Class M-4 certificateholders in clause (ii)(B)(e) above and (y) the Class M-5 Principal Distribution Amount, until their Class Certificate Balance is reduced to zero;

            (g) to the Class M-6 certificates, the lesser of (x) the excess of
      (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause (ii)(B)(a) above, to the Class M-1 certificateholders in clause (ii)(B)(b) above, to the Class M-2 certificateholders in clause (ii)(B)(c) above, to the Class M-3 certificateholders in clause (ii)(B)(d) above, to the Class M-4 certificateholders in clause (ii)(B)(e) above and to the Class M-5 certificateholders in clause (ii)(B)(f) above and (y) the Class M-6 Principal Distribution Amount, until their Class Certificate Balance is reduced to zero;

            (h) to the Class B-1 certificates, the lesser of (x) the excess of
      (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause (ii)(B)(a) above, to the Class M-1 certificateholders in clause (ii)(B)(b) above, to the Class M-2 certificateholders in clause (ii)(B)(c) above, to the Class M-3 certificateholders in clause (ii)(B)(d) above, to the Class M-4 certificateholders in clause (ii)(B)(e) above, to the Class M-5 certificateholders in clause (ii)(B)(f) above and to the Class M-6 certificateholders in clause (ii)(B)(g) above and (y) the Class B-1 Principal Distribution Amount, until their Class Certificate Balance is reduced to zero;

            (i) to the Class B-2 certificates, the lesser of (x) the excess of
      (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause (ii)(B)(a) above, to the Class M-1 certificateholders in clause (ii)(B)(b) above, to the Class M-2 certificateholders in clause (ii)(B)(c) above, to the Class M-3 certificateholders in clause (ii)(B)(d) above, to the Class M-4 certificateholders in clause (ii)(B)(e) above, to the Class M-5 certificateholders in clause (ii)(B)(f) above, to the Class M-6 certificateholders in clause (ii)(B)(g) above and to the Class B-1 certificateholders in clause (ii)(B)(h) above and (y) the Class B-2 Principal Distribution Amount, until their Class Certificate Balance is reduced to zero; and

            (j) to the Class B-3 certificates, the lesser of (x) the excess of
      (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause (ii)(B)(a) above, to the Class M-1 certificateholders in clause (ii)(B)(b) above, to the Class M-2 certificateholders in clause (ii)(B)(c) above, to the Class M-3 certificateholders in clause (ii)(B)(d) above, to the Class M-4 certificateholders in clause (ii)(B)(e) above, to the Class M-5 certificateholders in clause (ii)(B)(f) above, to the Class M-6 certificateholders in clause (ii)(B)(g) above, to the Class B-1 certificateholders in clause (ii)(B)(h) above and to the Class B-2 certificateholders in clause (ii)(B)(i) above and (y) the Class B-3 Principal Distribution Amount, until their Class Certificate Balance is reduced to zero; and

      (iii) any amount remaining after the distributions in clauses (i) and (ii) above is required to be distributed in the following order of priority with respect to the certificates:

            (a) to the holders of the Class M-1 certificates, any Unpaid Interest Amount for that class;

            (b) to the holders of the Class M-1 certificates, any Unpaid Realized Loss Amount for that class;

            (c) to the holders of the Class M-2 certificates, any Unpaid Interest Amount for that class;

            (d) to the holders of the Class M-2 certificates, any Unpaid Realized Loss Amount for that class;

            (e) to the holders of the Class M-3 certificates, any Unpaid Interest Amount for that class;

            (f) to the holders of the Class M-3 certificates, any Unpaid Realized Loss Amount for that class;

            (g) to the holders of the Class M-4 certificates, any Unpaid Interest Amount for that class;

            (h) to the holders of the Class M-4 certificates, any Unpaid Realized Loss Amount for that class;

            (i) to the holders of the Class M-5 certificates, any Unpaid Interest Amount for that class;

            (j) to the holders of the Class M-5 certificates, any Unpaid Realized Loss Amount for that class;

            (k) to the holders of the Class M-6 certificates, any Unpaid Interest Amount for that class;

            (l) to the holders of the Class M-6 certificates, any Unpaid Realized Loss Amount for that class;

            (m) to the holders of the Class B-1 certificates, any Unpaid Interest Amount for that class;

            (n) to the holders of the Class B-1 certificates, any Unpaid Realized Loss Amount for that class;

            (o) to the holders of the Class B-2 certificates, any Unpaid Interest Amount for that class;

            (p) to the holders of the Class B-2 certificates, any Unpaid Realized Loss Amount for that class;

            (q) to the holders of the Class B-3 certificates, any Unpaid Interest Amount for that class;

            (r) to the holders of the Class B-3 certificates, any Unpaid Realized Loss Amount for that class;

            (s) to the Excess Reserve Fund Account, the amount of any Basis Risk Payment for that distribution date;

            (t) from funds on deposit in the Excess Reserve Fund Account, an amount equal to any remaining unpaid Basis Risk CarryForward Amount with respect to the Offered Certificates to the Offered Certificates in the same order and priority in which Accrued Certificate Interest is allocated among those classes of certificates, with the allocation to the Class A certificates being (a) first, among those classes of certificates pro rata, based on their respective Class Certificate Balances and (b) second, any remaining amounts to those classes of certificates, pro rata, based on any Basis Risk CarryForward Amounts remaining unpaid, in order to reimburse such unpaid amounts;

            (u) to the Swap Account, the amount of any Defaulted Swap Termination Payment, other than a Senior Defaulted Swap Termination Payment, owed to the Swap Provider;

            (v) to the Class X certificates, those amounts as described in the pooling and servicing agreement; and

            (w) to the holders of the Class R certificates, any remaining amount.

      On each distribution date, prior to the distribution on any other class of certificates, the securities administrator is required to distribute to the holders of the Class P certificates all amounts representing Prepayment Premiums in respect of the mortgage loans received during the related Prepayment Period.

      If on any distribution date, after giving effect to all distributions of principal as described above and allocations of payments from the Swap Account to pay principal as described under "--Swap Account" below, the aggregate Class Certificate Balances of the Offered Certificates exceeds the aggregate Stated Principal Balance of the mortgage loans for that distribution date, the Class Certificate Balance of the applicable Class M or Class B certificates will be reduced, in inverse order of seniority (beginning with the Class B-3 certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. This reduction of a Class Certificate Balance for Realized Losses is referred to as an "Applied Realized Loss Amount." In the event Applied Realized Loss Amounts are allocated to any class of certificates, its Class Certificate Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk CarryForward Amounts on the amounts written down on that distribution date or any future distribution dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Certificate Balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "Subsequent Recovery"), the Class Certificate Balance of each class of certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Unpaid Realized Loss Amount for the applicable class of Subordinated Certificates for the related distribution date). Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance Amount for the related distribution date.

      On any distribution date, any shortfalls resulting from the application of the Relief Act and any prepayment interest shortfalls not covered by Compensating Interest payments from the servicers (as further described in "The Pooling and Servicing Agreement--Prepayment Interest Shortfalls" in this prospectus supplement) will be allocated first to reduce the amounts otherwise distributable on the Class X certificates, and thereafter as a reduction to the Accrued Certificate Interest for the Offered Certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for that distribution date. The holders of the Offered Certificates will not be entitled to reimbursement for the allocation of any Relief Act shortfalls or prepayment interest shortfalls described in the preceding sentence.

Allocation of Principal Payments to Class A Certificates

      All principal allocated to the holders of the Class A certificates on any distribution date will be allocated concurrently, between the Class A-1 certificates (the "Group I Class A Certificates"), on the one hand, and the Class A-2a, Class A-2b, Class A-2c and Class A-2d certificates (collectively, the "Group II Class A Certificates"), on the other hand, based on the Class A Principal Allocation Percentage for the Group I Class A Certificates and the Group II Class A Certificates, as applicable, for that distribution date. The Group I Class A Certificates and the Group II Class A Certificates are each a "Class A Certificate Group." However, if the Class Certificate Balances of the Class A certificates in either Class A Certificate Group are reduced to zero, then the remaining amount of principal allocable to such Class A certificates on that distribution date, and the amount of principal allocable to the Class A certificates on all subsequent distribution dates, will be allocated to the holders of the Class A certificates in the other Class A Certificate Group remaining outstanding, in accordance with the principal allocations described in this paragraph, until their respective Class Certificate Balances have been reduced to zero. Any payments of principal to the Group I Class A Certificates will be made first from payments relating to the group I mortgage loans, and any payments of principal to the Group II Class A Certificates will be made first from payments relating to the group II mortgage loans.

      Any principal distributions allocated to the Group II Class A Certificates are required to be allocated sequentially, first to the Class A-2a certificates, until their Class Certificate Balance has been reduced to zero, then to the Class A-2b certificates, until their Class Certificate Balance has been reduced to zero, then to the Class A-2c certificates, until their Class Certificate Balance has been reduced to zero, and then to the Class A-2d certificates, until their Class Certificate Balance has been reduced to zero. However, on and after the distribution date on which the aggregate Class Certificate Balances of the Subordinated Certificates and the principal balance of the Class X certificates have been reduced to zero, any principal distributions allocated to the Group II Class A Certificates are required to be allocated pro rata among the classes of Group II Class A Certificates, based on their respective Class Certificate Balances, until their respective Class Certificate Balances have been reduced to zero.

Swap Account

      On or prior to any distribution date during which the interest rate swap agreement is in effect, Swap Termination Payments, Net Swap Payments owed to the Swap Provider and Net Swap Receipts for that distribution date will be deposited into a trust account (the "Swap Account") established by the securities administrator as part of the trust fund. Funds in the Swap Account will be distributed in the following order of priority:

            (a) to the Swap Provider, all Net Swap Payments, if any, owed to the Swap Provider for that distribution date;

            (b) to the Swap Provider, any Swap Termination Payment, including, without limitation, any Senior Defaulted Swap Termination Payment but not including any other Defaulted Swap Termination Payment, for that distribution date;

            (c) to the Class A certificates, to pay Accrued Certificate Interest and, if applicable, any Unpaid Interest Amounts as described in clause (i) in the eighth full paragraph of "--Distributions of Interest and Principal" above, to the extent unpaid from Available Funds;

            (d) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates, in that order, to pay Accrued Certificate Interest and, if applicable, Unpaid Interest Amounts as described in clauses (i) and (iii) in the eighth full paragraph of "--Distributions of Interest and Principal" above, to the extent unpaid from Available Funds;

            (e) to the Offered Certificates, to pay principal as described and, in the same manner and order of priority as set forth, in clause (ii)(A) or clause (ii)(B), as applicable, in the eighth full paragraph of "--Distributions of Interest and Principal" above, but only to the extent necessary to restore the Subordinated Amount at the Specified Subordinated Amount as a result of prior or current Realized Losses not previously reimbursed, after giving effect to payments and distributions from Available Funds;

            (f) to the Class A certificates, to pay any Basis Risk CarryForward Amounts pro rata, based on their Class Certificate Balances for such distribution date, up to the Swap Payment Allocation for each class of Class A certificates and to the extent unpaid from Available Funds (including funds on deposit in the Excess Reserve Fund Account);

            (g) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates, to pay any Basis Risk CarryForward Amounts, up to the Swap Payment Allocation for each class of Class M and Class B certificates and to the extent unpaid from Available Funds (including funds on deposit in the Excess Reserve Fund Account);

            (h) to the Offered Certificates, any remaining unpaid Basis Risk CarryForward Amount, pro rata, based on their respective remaining unpaid Basis Risk CarryForward Amount after the allocation of payments as set forth in clauses (f) and (g) above;

            (i) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates, to pay any Unpaid Realized Loss Amounts, to the extent unpaid from Available Funds;

            (j) to the Swap Provider, any Defaulted Swap Termination Payment, other than a Senior Defaulted Swap Termination Payment, owed to the Swap Provider for that distribution date; and

            (k) to the holders of the Class X certificates, any remaining amounts.

      In the event that the trust enters into a replacement interest rate swap agreement following the occurrence of an additional termination event resulting from a ratings downgrade of the Swap Provider (or its guarantor), and the trust is entitled to receive a payment from a replacement Swap Provider (or its guarantor), the securities administrator will direct the replacement Swap Provider (or its guarantor) to make such payment to the Swap Account. Any Senior Defaulted Swap Termination Payment will be made from the Swap Account to the Swap Provider (or its guarantor) immediately upon receipt of such payment, regardless of whether the date of receipt is a distribution date. If any Replacement Swap Provider Payment is made to an account other than the Swap Account, then, any Senior Defaulted Swap Termination Payment will be paid to the Swap Provider (or its guarantor) immediately upon receipt of such Replacement Swap Provider Payment, regardless of whether the date of receipt is a distribution date. The Swap Provider (or its guarantor) will have first priority to any Replacement Swap Provider Payment over the payment by the trust to certificateholders, the servicers, any responsible party, the securities administrator, the custodians or any other person.

      In the event that the trust receives a Swap Termination Payment, and a successor Swap Provider (or its guarantor) cannot be obtained, then the securities administrator will be required to deposit any Swap Termination Payment into the reserve account that is a sub-account of the Swap Account. On each subsequent distribution date (so long as funds are available in such reserve account), the securities administrator will be required to withdraw from the reserve account and deposit into the Swap Account an amount equal to the amount of any Net Swap Receipt due the trust (calculated in accordance with the terms of the original interest rate swap agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Swap Account. The remaining amount in the reserve account will remain in that account and not treated as a Swap Termination Payment for purposes of determining the distributions from the Swap Account until the final distribution date.

      The "Swap Payment Allocation" for any class of certificates and any distribution date is that class's pro rata share of the Net Swap Receipts, if any, for that distribution date, based on the Class Certificate Balances of the classes of certificates.

      The Swap Account will not be an asset of any REMIC.

Calculation of One-Month LIBOR

      On each LIBOR Determination Date, the securities administrator will be required to determine One-Month LIBOR for the next Interest Accrual Period for the Offered Certificates.

Excess Reserve Fund Account

      The "Basis Risk Payment" for any distribution date will be the aggregate of the Basis Risk CarryForward Amounts, for that date. However, the payment with respect to any distribution date cannot exceed the amount otherwise distributable on the Class X certificates or payable from the Swap Account.

      If on any distribution date, the Pass-Through Rate for any class of Offered Certificates is based upon the Group I Loan Cap, the Group II Loan Cap or the WAC Cap, as applicable, the sum of (x) the excess of (i) the amount of Accrued Certificate Interest that class of certificates would otherwise have been distributable on that distribution date had the Pass-Through Rate not been subject to the Group I Loan Cap, the Group II Loan Cap or the WAC Cap, over (ii) the amount of Accrued Certificate Interest that class of certificates received on that distribution date, based on the lesser of (1) the Group I Loan Cap or the Group II Loan Cap, as applicable, and (2) the WAC Cap and (y) the unpaid portion of any such excess described in clause (x) from prior distribution dates (and related accrued interest at the then applicable Pass-Through Rate on that class of certificates, without giving effect the Group I Loan Cap, the Group II Loan Cap or the WAC Cap, as applicable) is the "Basis Risk CarryForward Amount" on those classes of certificates. Any Basis Risk CarryForward Amount on any class of certificates will be allocated on that distribution date or future distribution dates from and to the extent of funds available for distribution to that class of certificates in the Excess Reserve Fund Account, with respect to that distribution date (each as described in this prospectus supplement) and from Net Swap Receipts that are available for payment of Basis Risk CarryForward Amounts from the Swap Account. The ratings on the certificates do not address the likelihood of the payment of any Basis Risk CarryForward Amount.

      Pursuant to the pooling and servicing agreement, an account (referred to as the "Excess Reserve Fund Account") will be established, which is held in trust, as part of the trust fund, by the securities administrator. Amounts on deposit in the Excess Reserve Fund Account will not be invested. The Excess Reserve Fund Account will not be an asset of any REMIC. Holders of each of the Offered Certificates will be entitled to receive payments from the Excess Reserve Fund Account, in the manner described in this prospectus supplement, in an amount equal to any Basis Risk CarryForward Amount for that class of certificates. The Excess Reserve Fund Account is required to be funded from amounts otherwise to be paid to the Class X certificates. Any distribution by the securities administrator from amounts in the Excess Reserve Fund Account is required to be made on the applicable distribution date. Any Basis Risk CarryForward Amounts remaining after amounts in the Excess Reserve Fund Account are used are payable from the Swap Account in the priority specified in "--Swap Account" above.

Interest Rate Swap Agreement

      On the closing date, the trust will enter into an interest rate swap agreement with MSCS, as Swap Provider. Under the interest rate swap agreement, with respect to the first 54 distribution dates, the trust will pay to the Swap Provider fixed payments at a rate of 5.15% per annum, determined on a "30/360" basis (or, in the case of the first distribution date, the number of days in the period from the closing date to the day immediately preceding the first distribution date, determined on a "30/360" basis), and the Swap Provider will pay to the trust, floating payments at a rate of one-month LIBOR (as determined pursuant to the interest rate swap agreement), determined on an "actual/360" basis, in each case calculated on the product of the scheduled notional amount and the multiplier set forth on the schedule attached as Annex II to this prospectus supplement for that distribution date. To the extent that a fixed payment exceeds the floating payment payable with respect to any of the first 54 distribution dates, amounts otherwise available to certificateholders will be applied on or prior to such distribution date to make a net payment to the Swap Provider (each, a "Net Swap Payment"), and to the extent that the floating payment exceeds the fixed payment payable with respect to any of the first 54 distribution dates, the Swap Provider will owe a net payment to the trust on or prior to such distribution date (each, a "Net Swap Receipt").

      All payments due to the Swap Provider under the interest rate swap agreement shall be paid from Available Funds on each applicable distribution date in accordance with the priority of payments described under "--Distributions of Interest and Principal" above. Any Swap Termination Payment (as defined below) other than a Defaulted Swap Termination Payment (as defined below) due to the Swap Provider shall be paid on a senior basis on each applicable distribution date in accordance with the priority of payments and any Defaulted Swap Termination Payment owed by the trust to the Swap Provider shall be paid by the trust on a subordinated basis. However, to the extent any payments are received by the trust as a result of entering into replacement transaction(s) following a Downgrade Terminating Event (as defined below), the Swap Provider that is being replaced shall have first priority to those payments over certificateholders, the servicers, the securities administrator and the custodians (which payments are to be deposited in the Swap Account), and the trust shall pay from the Swap Account to the Swap Provider the lesser of (x) the amount so received and (y) any Swap Termination Payment owed to the Swap Provider (to the extent not already paid by the trust) that is being replaced immediately upon receipt. See "--Distributions of Interest and Principal" above.

      A "Swap Termination Payment" is a termination payment required to be made by either the trust or the Swap Provider pursuant to the interest rate swap agreement as a result of termination of the interest rate swap agreement.

      The interest rate swap agreement can be terminated upon an event of default under that agreement or an early termination event under that agreement. Events of default under the interest rate swap agreement include, among other things, the following:

      o     failure to pay,

      o     bankruptcy and insolvency events, and

      o a merger by the Swap Provider without an assumption of its obligations under the interest rate swap agreement.

     Early termination events under the interest rate swap agreement include, among other things:

      o illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable) to perform its obligations under the interest rate swap agreement or guaranty, as applicable),

      o a tax event (which generally relates to either party to the interest rate swap agreement receiving a payment under the interest rate swap agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax),

      o a tax event upon merger (which generally relates to either party receiving a payment under the interest rate swap agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger),

      o upon the irrevocable direction to dissolve or otherwise terminate the trust following which all assets of the trust will be liquidated and the proceeds of such liquidation will be distributed to certificateholders,

      o upon the exercise of the optional termination of the trust by a servicer as described under "The Pooling and Servicing Agreement--Termination; Optional Clean-up Call," and

      o the pooling and servicing agreement is amended without the consent of the Swap Provider and such amendment materially and adversely affects the rights or interests of the Swap Provider.

      "Defaulted Swap Termination Payment" means any termination payment required to be made by the trust to the Swap Provider pursuant to the interest rate swap agreement as a result of an event of default under the interest rate swap agreement with respect to which the Swap Provider is the defaulting party or a termination event under that agreement (other than illegality or a tax event of the Swap Provider) with respect to which the Swap Provider is the sole affected party or with respect to a termination resulting from a Substitution Event (as described below).

      In addition to the termination events specified above, it shall be an additional termination event under the interest rate swap agreement (such event, a "Downgrade Terminating Event") if (x) any of the rating agencies downgrades the Swap Provider (or its guarantor) below the Required Swap Counterparty Rating or Moody's or Fitch withdraws its ratings of the Swap Provider (or its guarantor) and (y) at least one of the following events has not occurred (except to the extent otherwise approved by the rating agencies):

            (1) within the time period specified in the interest rate swap agreement with respect to such downgrade, the Swap Provider (or its guarantor) shall transfer the interest rate swap agreement, in whole, but not in part, to a counterparty that satisfies the Required Swap Counterparty Rating, subject to the satisfaction of the Rating Agency Condition;

            (2) within the time period specified in the interest rate swap agreement with respect to such downgrade, the Swap Provider (or its guarantor) shall collateralize its exposure to the trust pursuant to an ISDA Credit Support Annex, subject to the satisfaction of the Rating Agency Condition; provided that such ISDA Credit Support Annex shall be made a credit support document for the Swap Provider (or its guarantor) pursuant to an amendment to the interest rate swap agreement;

            (3) within the time period specified in the interest rate swap agreement with respect to such downgrade, the obligations of the Swap Provider (or its guarantor) under the interest rate swap agreement shall be guaranteed by a person or entity that satisfies the Required Swap Counterparty Rating, subject to the satisfaction of the Rating Agency Condition; or

            (4) within the time period specified in the interest rate swap agreement with respect to such downgrade, the Swap Provider (or its guarantor) shall take such other steps, if any, to enable the trust to satisfy the Rating Agency Condition.

      It shall also be an additional termination event under the interest rate swap agreement if the Swap Provider (or its guarantor) has its rating by S&P withdrawn, has a rating of less than "BBB-" or "A-3", if applicable, by S&P, has a rating of less than "BBB-" or "F3", if applicable, by Fitch (if rated by Fitch), or has a rating of less than or equal to "A3" or "P-2", if applicable, by Moody's, and within the time period specified in the interest rate swap agreement, the Swap Provider (or its guarantor), while collateralizing its exposure to the trust, (A) fails to transfer the interest rate swap agreement at its sole cost and expense, in whole, but not in part, to a replacement counterparty that satisfies the Required Swap Counterparty Rating, subject to satisfaction of the Rating Agency Condition and (B) fails to obtain a guaranty of, or a contingent agreement of, another person that satisfies the Required Swap Counterparty Rating, subject to satisfaction of the Rating Agency Condition (a "Substitution Event").

      If the trust is unable to obtain a substitute interest rate swap agreement in the event that the interest rate swap agreement is terminated, interest distributable on the certificates will be paid from amounts received on the mortgage loans without the benefit of an interest rate swap agreement or a substitute interest rate swap agreement.

      On or after the closing date and so long as the Rating Agency Condition has been satisfied, (i) the trust may, with the consent of the Swap Provider, assign or transfer all or a portion of the interest rate swap agreement, (ii) the Swap Provider may assign its obligations under the interest rate swap agreement to any institution, (iii) the interest rate swap agreement may be amended and/or (iv) the interest rate swap agreement may be terminated or replaced.

      The interest rate swap agreement is scheduled to terminate by its terms following the distribution date in October 2010 and upon termination of the interest rate swap agreement no further amounts will be paid to the Swap Provider by the trust and no further amounts will be paid to the trust by the Swap Provider.

      The sponsor's estimate of maximum probable exposure under the interest rate swap agreement is less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date.

Overcollateralization Provisions

      The pooling and servicing agreement requires that the Total Monthly Excess Spread, if any, on each distribution date be applied as an accelerated payment of principal of the Offered Certificates, but only to the limited extent described below.

      The application of Total Monthly Excess Spread to the payment of Extra Principal Distribution Amount to the class or classes of certificates then entitled to distributions of principal has the effect of accelerating the amortization of those certificates relative to the amortization of the related mortgage loans. The portion, if any, of the Available Funds not required to be distributed to holders of the Offered Certificates or paid to the Swap Account as described above on any distribution date will be paid to the holders of the Class X certificates and will not be available on any future distribution date to cover Extra Principal Distribution Amounts or Basis Risk CarryForward Amounts, Unpaid Interest Amounts or Unpaid Realized Loss Amounts.

      With respect to any distribution date, the excess, if any, of (a) the aggregate Stated Principal Balance of the mortgage loans for that distribution date over (b) the aggregate Class Certificate Balance of the Offered Certificates as of that date (after taking into account the distribution of the Principal Remittance Amount on those certificates on that distribution date) is the "Subordinated Amount" as of that distribution date. The pooling and servicing agreement requires that the Total Monthly Excess Spread be applied as an accelerated payment of principal on the certificates then entitled to receive distributions of principal to the extent that the Specified Subordinated Amount exceeds the Subordinated Amount as of that distribution date (the excess is referred to as a "Subordination Deficiency"). Any amount of Total Monthly Excess Spread actually applied as an accelerated payment of principal is an "Extra Principal Distribution Amount." The required level of the Subordinated Amount with respect to a distribution date is the "Specified Subordinated Amount" and is set forth in the definition of Specified Subordinated Amount in the "Glossary" in this prospectus supplement. As described above, the Specified Subordinated Amount may, over time, decrease, subject to certain floors and triggers. If a Trigger Event (as defined in the "Glossary" in this prospectus supplement) exists, the Specified Subordinated Amount may not "step down." Total Monthly Excess Spread (only to the extent needed to maintain the Specified Subordinated Amount) will then be applied to the payment of principal of the class or classes of certificates then entitled to distributions of principal during the period that a Trigger Event exists.

      In the event that a Specified Subordinated Amount is permitted to decrease or "step down" on a distribution date in the future, the pooling and servicing agreement provides that some or all of the principal that would otherwise be distributed to the holders of the Offered Certificates on that distribution date will be distributed to the holders of the Class X certificates on that distribution date (to the extent not required to pay Unpaid Interest Amounts, Unpaid Realized Loss Amounts or Basis Risk CarryForward Amounts to the Offered Certificates or a Defaulted Swap Termination Payment owed to the Swap Provider) until the Excess Subordinated Amount is reduced to zero. This has the effect of decelerating the amortization of the Offered Certificates relative to the amortization of the mortgage loans, and of reducing the related Subordinated Amount. With respect to any distribution date, the excess, if any, of (a) the Subordinated Amount on that distribution date over (b) the Specified Subordinated Amount is the "Excess Subordinated Amount". If, on any distribution date on or after the Stepdown Date on which a

Trigger Event does not exist, the Excess Subordinated Amount is, after taking into account all other distributions and allocations to be made on that distribution date, greater than zero (i.e., the related Subordinated Amount is or would be greater than the related Specified Subordinated Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the Offered Certificates on that distribution date will instead be distributed to the holders of the Class X certificates (to the extent not required to pay Unpaid Interest Amounts, Unpaid Realized Loss Amounts or Basis Risk CarryForward Amounts to the Offered Certificates or a Defaulted Swap Termination Payment to MSCS, as swap provider) in an amount equal to the lesser of (x) the Excess Subordinated Amount and (y) the Net Monthly Excess Cash Flow (referred to as the "Subordination Reduction Amount" for that distribution date). The "Net Monthly Excess Cash Flow" is the amount of Available Funds remaining on a distribution date after the amount necessary to make all payments of interest and principal to the Offered Certificates and amounts required to be paid to MSCS, as swap provider, on that distribution date (other than Defaulted Swap Termination Payments).

Reports to Certificateholders

      On each distribution date the securities administrator will make available via its internet website to each holder of an Offered Certificate a distribution report, based on information provided to the securities administrator by the servicers and the swap provider, containing the following:

      o the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and Liquidation Proceeds included in that distribution;

      o the amount of the distribution allocable to interest, any Unpaid Interest Amounts included in such distribution and any remaining Unpaid Interest Amounts after giving effect to such distribution, any Basis Risk CarryForward Amount for such distribution date and the amount of all Basis Risk CarryForward Amounts covered by withdrawals from the Excess Reserve Fund Account on such distribution date;

      o if the distribution to the holders of such class of certificates is less than the full amount that would be distributable to such holders if there were sufficient funds available for such distribution, the amount of the shortfall and the allocation of the shortfall as between principal and interest, including any Basis Risk CarryForward Amount not covered by amounts in the Excess Reserve Fund Account;

      o the Class Certificate Balance of each class of certificates after giving effect to the distribution of principal on such distribution date;

      o the aggregate Stated Principal Balance of the mortgage loans for the following distribution date;

      o the amount of the expenses and fees paid to or retained by the applicable servicer and paid to or retained by the securities administrator with respect to such distribution date;

      o the Pass-Through Rate for each such class of certificates with respect to such distribution date;

      o the amount of advances included in the distribution on such distribution date and the aggregate amount of advances reported by the servicers (and the trustee as successor servicer and any other successor servicer, if applicable) as outstanding as of the close of business on the Determination Date immediately preceding such distribution date;

      o the number and aggregate outstanding principal balances of mortgage loans (1) as to which the scheduled payment is Delinquent 31 to 60 days, 61 to 90 days and 91 or more days, (2) that have become REO property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last business day of the immediately preceding month;

      o with respect to all mortgage loans that became REO properties during the preceding calendar month, the aggregate number of such mortgage loans and the aggregate Stated Principal Balance of such mortgage loans as of the close of business on the last Business Day of the immediately preceding month;

      o the total number and principal balance of any REO properties (and market value, if available) as of the close of business on the last Business Day of the immediately preceding month;

      o whether a Trigger Event has occurred and is continuing (including the calculation demonstrating the existence of the Trigger Event);

      o the amount on deposit in the Excess Reserve Fund Account (after giving effect to distributions on such distribution date);

      o in the aggregate and for each class of certificates, the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and aggregate Applied Realized Loss Amounts through such distribution date;

      o the amount of any Net Monthly Excess Cash Flow on such distribution date and the allocation of it to the certificateholders with respect to Unpaid Interest Amounts, Unpaid Realized Loss Amounts or Basis Risk CarryForward Amounts;

      o     the Subordinated Amount and Specified Subordinated Amount;

      o     Prepayment Premiums collected by the servicers;

      o the percentage equal to the aggregate realized losses divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date;

      o     the amount distributed on the Class X certificates;

      o     the amount of any Subsequent Recoveries for such distribution date;

      o     the Record Date for such distribution date; and

      o updated mortgage loan information, such as weighted average interest rate, and weighted average remaining term.

      The securities administrator will make available the monthly distribution report via the securities administrator's internet website. The securities administrator's website will initially be located at https://www.ctslink.com and assistance in using the website can be obtained by calling the securities administrator at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by request to the customer service desk. The securities administrator will have the right to change the way the monthly statements to certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the securities administrator will provide timely and adequate notification to all above parties regarding any such changes. The securities administrator will not be liable for the dissemination of information in accordance with the pooling and servicing agreement.

      The securities administrator will also be entitled to rely on, but will not be responsible for, the content or accuracy of any information provided by third parties for purposes of preparing the monthly distribution report and may affix to that report any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party to the pooling and servicing agreement).

                       THE POOLING AND SERVICING AGREEMENT

General

      The pooling and servicing agreement will be entered into among the depositor, the servicers, the securities administrator, the trustee, the custodians, WMC Mortgage Corp. and Decision One Mortgage Company, LLC. The pooling and servicing agreement will govern the rights and responsibilities of the parties responsible for administering the issuing entity.

      Each servicer will be required to use the same care as it customarily employs in servicing and administering similar mortgage loans for its own account, in accordance with customary and standard mortgage servicing practices of mortgage lenders and loan servicers administering similar mortgage loans and in accordance with the terms of the pooling and servicing agreement.

Subservicers

      Each servicer may enter into subservicing agreements with subservicers for the servicing and administration of the mortgage loans. However, no subservicing agreement will take effect until a specified period after written notice is received by the trustee, the securities administrator and the depositor. The terms of any subservicing agreement may not be inconsistent with any of the provisions of the pooling and servicing agreement. Any subservicing agreement will include the provision that such agreement may be immediately terminated by the depositor or the trustee without fee, in accordance with the terms of the pooling and servicing agreement, in the event that the applicable servicer, for any reason, is no longer a servicer (including termination due to a servicer event of default).

      Each servicer will remain obligated and primarily liable to the trustee for the servicing and administering of the mortgage loans without diminution of such obligation or liability by virtue of the subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the applicable servicer alone were servicing and administering the mortgage loans. The applicable servicer will be solely liable for all fees owed by it to any subservicer, regardless of whether the applicable servicer's compensation is sufficient to pay the subservicer fees.

Servicing, Securities Administrator, Trustee and Custodial Fees and Other
  Compensation and Payment of Expenses

      As compensation for their activities as servicers, each servicer will be entitled, with respect to each mortgage loan serviced by it, to the servicing fee, which will be retained by that servicer or payable monthly from amounts on deposit in the applicable collection account. The servicing fee for each distribution date will be an amount equal to one-twelfth of the servicing fee rate for each mortgage loan serviced by the applicable servicer multiplied by the Stated Principal Balance of such mortgage loan as of the first day of related due period (or the cut-off date, in the case of the first distribution date). See "Description of the Certificates--Administration Fees" in this prospectus supplement. In addition, each servicer will be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, modification fees, assumption fees, non-sufficient fund fees or similar items related to the mortgage loans serviced by such servicer. Each servicer will also be entitled to withdraw from the applicable collection account any net interest or other income earned on deposits in the applicable collection account. In addition, the servicers will be entitled to retain any Prepayment Interest Excesses related to the mortgage loans serviced by it for any distribution date to the extent Prepayment Interest Excesses are not required to offset prepayment interest shortfalls resulting from principal prepayments in full that are received by the applicable servicer during the period from the 16th day through the last day of the month prior to that distribution date (or the entire prior calendar month, in the case of the first distribution date). See "--Prepayment Interest Shortfalls" below. Each servicer will be responsible for any losses relating to the investment of funds in its collection account. Each servicer will be required to pay all expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement and is not entitled to reimbursement for such expenses except as specifically provided in the pooling and servicing agreement.

      As compensation for its activities as securities administrator, the securities administrator will be entitled to the benefit of any net interest or other income earned on deposits in the distribution account.

      As compensation for its activities as trustee under the pooling and servicing agreement, the trustee will be entitled to the trustee fee, which will be paid to the trustee by the securities administrator from compensation received in its capacity as securities administrator.

      As compensation for their activities as custodians under the pooling and servicing agreement, each custodian will be entitled with respect to each mortgage loan for which it acts as custodian of the related mortgage loan files to the applicable custodial fee, which will be remitted to the applicable custodian monthly by the securities administrator from amounts on deposit in the distribution account. Each custodial fee will be an amount equal to one-twelfth of the applicable custodial fee rate for each applicable mortgage loan on the Stated Principal Balance of such mortgage loan. See "Description of the Certificates--Administration Fees" in this prospectus supplement.

P&I Advances and Servicing Advances

      P&I Advances. Each servicer (including the trustee as successor servicer and any other successor servicer, if applicable) is required to make P&I Advances on each Servicer Remittance Date with respect to each mortgage loan it services (other than with respect to the principal portion of any balloon payments), subject to its determination in its good faith business judgment that such advance would be recoverable. Such P&I Advances by a servicer are reimbursable to that servicer subject to certain conditions and restrictions, and are intended to provide sufficient funds for the payment of interest to the holders of the certificates. Notwithstanding a servicer's determination in its good faith business judgment that a P&I Advance was recoverable when made, if a P&I Advance becomes a nonrecoverable advance, that servicer will be entitled to reimbursement for that advance from the trust fund. See "Description of the Certificates--Payments on the Mortgage Loans" in this prospectus supplement.

     Servicing Advances. Each servicer is required to advance amounts with respect to the mortgage loans it services subject to its determination that such advance would be recoverable, constituting "out-of-pocket" costs and expenses relating to:

      o the preservation, restoration, inspection and protection of the mortgaged property,

      o     enforcement or judicial proceedings, including foreclosures, and

      o certain other customary amounts described in the pooling and servicing agreement.

      These servicing advances by a servicer are reimbursable to the related servicer subject to certain conditions and restrictions. In the event that, notwithstanding a servicer's good faith determination at the time the servicing advance was made, that it would be recoverable, the servicing advance becomes a nonrecoverable advance, the related servicer will be entitled to reimbursement for that advance from the trust fund.

      Recovery of Advances. Each servicer may recover P&I Advances and servicing advances to the extent permitted by the pooling and servicing agreement, including from the collection of principal and interest on the mortgage loans serviced by it that is not required to be remitted in the month of receipt on the Servicer Remittance Date, or, if not recovered from such collections or from the mortgagor on whose behalf such servicing advance or P&I Advance was made, from late collections on the related mortgage loan, including Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the related servicer from the mortgagor or otherwise relating to the mortgage loan. In the event a P&I Advance or a servicing advance becomes a nonrecoverable advance, the applicable servicer may be reimbursed for such advance from its collection account.

      None of the servicers will be required to make any P&I Advance or servicing advance which it determines would be a nonrecoverable P&I Advance or nonrecoverable servicing advance. A P&I Advance or servicing advance is "nonrecoverable" if in the good faith business judgment of the applicable servicer (as stated in an officer's certificate of the related servicer delivered to the securities administrator), the P&I Advance or servicing advance would not ultimately be recoverable from collections on or proceeds of the related mortgage loan.

Prepayment Interest Shortfalls

      In the event of any voluntary principal prepayments in full on any mortgage loans during any Prepayment Period (excluding any payments made upon liquidation of any mortgage loan), the applicable servicer will be obligated to pay, by no later than the Servicer Remittance Date in the following month, compensating interest, without any right of reimbursement, for the amount of shortfalls in interest collections resulting from those full voluntary principal prepayments. The amount of compensating interest payable by the applicable servicer will be equal to the difference between the interest paid by the applicable mortgagors for that month in connection with the prepayments in full and thirty days' interest on the related mortgage loans, but only to the extent of the servicing fee payable to that servicer for that distribution date ("Compensating Interest"). The amount of those shortfalls (for those mortgage loans that prepay in full from the 16th day of the month preceding the month in which the distribution date occurs, or from the first day of the preceding calendar month in the case of the first distribution date, through the end of that preceding month) will be first netted against the amount of interest received on mortgage loans serviced by that servicer that prepay from the 1st day of the month in which the distribution date occurs through the 15th day of that month representing interest that accrued on those mortgage loans during that period ("Prepayment Interest Excesses").

Servicer Reports

      On a date preceding the applicable distribution date, each servicer is required to deliver to the securities administrator a servicer remittance report setting forth the information necessary for the securities administrator to make the distributions set forth under "Description of the Certificates-- Distributions of Interest and Principal" in this prospectus supplement and containing the information to be included in the distribution report for that distribution date delivered by the securities administrator. Each servicer is required to deliver to the securities administrator in March of each year, starting in 2007, an officer's certificate stating that:

      o a review of the activities of the servicer during the preceding calendar year and of performance under the pooling and servicing agreement has been made under such officer's supervision; and

      o to the best of such officer's knowledge, based on such review, the servicer has fulfilled in all material respects all of its obligations under the pooling and servicing agreement for such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure, including the steps being taken by the servicer to remedy such failure.

      In addition, in March of each year, starting in 2007, each servicer, the trustee and the securities administrator will be required to deliver an assessment of compliance with applicable servicing criteria that contains the following:

      o a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

      o a statement that the party used the criteria in Item 1122(d) of Regulation AB (17 CFR 229.1122) to assess compliance with the applicable servicing criteria;

      o the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

      o a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

      Each party that is required to deliver an assessment of compliance will also be required to simultaneously deliver an attestation report of a registered public accounting firm prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria. You may obtain copies of these statements and reports without charge upon written request to the securities administrator at the address provided in this prospectus supplement.

Collection and Other Servicing Procedures

      Each servicer will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the provisions of the pooling and servicing agreement, follow such collection procedures as it follows with respect to loans held for its own account that are comparable to the mortgage loans. Consistent with the above, each servicer may
(i) waive any late payment charge or, if applicable, any penalty interest or
(ii) extend the due dates for the monthly payments for a period of not more than 180 days, subject to the provisions of the pooling and servicing agreement.

      Each servicer will be required to act with respect to mortgage loans in default, or as to which default is reasonably foreseeable, in accordance with procedures set forth in the pooling and servicing agreement. These procedures among other things, may result in (i) foreclosing on the mortgage loan, (ii) accepting the deed to the related mortgaged property in lieu of foreclosure,
(iii) granting the borrower under the mortgage loan a modification or forbearance, which may consist of waiving, modifying or varying any term of such mortgage loan (including modifications that would change the mortgage interest rate, forgive the payment of principal or interest, or extend the final maturity date of such mortgage loan) or (iv) accepting payment from the borrower of an amount less than the principal balance of the mortgage loan in final satisfaction of the mortgage loan. In addition, the final maturity date of any mortgage loan may not be extended beyond the Final Scheduled Distribution Date for the Offered Certificates.

      Each servicer will be required to accurately and fully report its borrower payment histories to three national credit repositories in a timely manner with respect to each mortgage loan serviced by it.

      If a mortgaged property has been or is about to be conveyed by the mortgagor, the applicable servicer will be obligated to accelerate the maturity of the mortgage loan, unless the applicable servicer, in its sole business judgment, believes it is unable to enforce that mortgage loan's "due-on-sale" clause under applicable law or that such enforcement is not in the best interest of the trust fund. If it reasonably believes it may be restricted for any reason from enforcing such a "due-on-sale" clause or that such enforcement is not in the best interest of the trust fund, the applicable servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

      Any fee collected by any servicer for entering into an assumption agreement will be retained by that servicer as additional servicing compensation. In connection with any such assumption, the mortgage interest rate borne by the mortgage note relating to each mortgage loan may not be decreased. For a description of circumstances in which a servicer may be unable to enforce "due-on-sale" clauses, see "Material Legal Aspects of the Loans--Due-on-Sale Clauses" in the accompanying prospectus.

Hazard Insurance

      Each servicer is required to cause to be maintained for each mortgaged property securing any mortgage loan serviced by it a hazard insurance policy with coverage which contains a standard mortgagee's clause in an amount equal to the least of (a) the maximum insurable value of such mortgaged property, (b) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis or (c) the outstanding principal balance of such mortgage loan, but in no event may such amount be less than is necessary to prevent the borrower from becoming a coinsurer under the policy. As set forth above, all amounts collected by a servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with that servicer's normal servicing procedures, to the extent they constitute net Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds, will ultimately be deposited in its collection account. The ability of a servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to that servicer by a borrower. The pooling and servicing agreement provides that a servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer acceptable to the rating agencies, insuring against losses on the mortgage loans serviced by it. If such blanket policy contains a deductible clause, the applicable servicer is obligated to deposit in its collection account the sums which would have been deposited in the collection account but for such clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms of the policies are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other weather-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

      The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (x) the replacement cost of the improvements less physical depreciation or (y) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

      Since residential properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the mortgage loans were to decline as the principal balances owing on the improvements decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

Realization Upon Defaulted Mortgage Loans

      The applicable servicer will be required to foreclose upon, or otherwise comparably convert to ownership, mortgaged properties securing such of the mortgage loans serviced by it as come into default when, in the opinion of the applicable servicer, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the applicable servicer will follow such practices as it deems necessary or advisable and as are in keeping with the servicer's general loan servicing activities and the pooling and servicing agreement; provided, that the applicable servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of a default on a senior mortgage or restoration of any property unless the applicable servicer believes such foreclosure, correction or restoration will increase net Liquidation Proceeds and that such expenses will be recoverable by the applicable servicer.

      With respect to any second-lien mortgage loan for which the related first-lien mortgage loan is not included in the mortgage loan pool, if, after such mortgage loan becomes 180 days Delinquent, the related servicer determines that a significant net recovery is not possible through foreclosure, the mortgage loan may be charged off and the mortgage loan will be treated as a liquidated mortgage loan, giving rise to a Realized Loss.

Removal and Resignation of a Servicer

      The trustee may, and, at the direction of the majority of voting rights in the certificates, is required to, remove a servicer upon the occurrence and continuation beyond the applicable cure period of an event described in clauses
(a), (b), (c), (d), (e), (f) and (g) below. Each of the following constitutes a "servicer event of default":

            (a) any failure by a servicer to remit to the securities administrator any payment required to be made by such servicer under the terms of the pooling and servicing agreement, which continues unremedied for one business day, or in the case of Wells Fargo, two business days, after the date upon which written notice of such failure, requiring the same to be remedied, is given to a servicer by the depositor, the securities administrator or trustee or to such servicer, the depositor, the securities administrator and the trustee by the holders of certificates entitled to at least 25% of the voting rights in the certificates; or

            (b) any failure on the part of a servicer to duly observe or perform in any material respect any other of the covenants or agreements on the part of such servicer contained in the pooling and servicing agreement, which continues unremedied for a period of 60 days (or a shorter period applicable to certain provisions in the pooling and servicing agreement) after the earlier of (i) the date on which written notice of such failure requiring the same to be remedied, is given to such servicer by the depositor, the securities administrator or trustee, or to such servicer, the depositor, the securities administrator and the trustee by any holders of certificates entitled to at least 25% of the voting rights in the certificates and (ii) actual knowledge of such failure by a servicing officer of such servicer; or

            (c) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, is entered against a servicer and such decree or order remains in force, undischarged or unstayed for a period of 60 days; or

            (d) a servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such servicer or of or relating to all or substantially all of such servicer's property; or

            (e) a servicer admits in writing its inability generally to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

            (f) any breach of a representation and warranty of a servicer, which materially and adversely affects the interests of the certificateholders and which continues unremedied for a period of thirty days after the date upon which written notice of such breach is given to a servicer by the trustee, the securities administrator or the depositor, or to a servicer, the trustee, the securities administrator or the depositor by the holders of certificates entitled to at least 25% of the voting rights in the certificates; or

            (g) either (i) with respect to Wells Fargo or JPMorgan, any withdrawal or downgrade of two or more levels of the applicable servicer's servicer rating by any rating agency that results in a downgrade, qualification or withdrawal of the rating assigned to any class of the certificates by any rating agency or (ii) with respect to HomEq, Fitch reduces its servicer rating of HomEq to "RPS2-" or lower, Moody's reduces its servicer rating of HomEq to "SQ3" or lower, or S&P reduces its servicer rating of HomEq to "Average" or lower.

      Except in the limited circumstances permitted under the pooling and servicing agreement a servicer may not assign its obligations under the pooling and servicing agreement or resign from the obligations and duties imposed on it by the pooling and servicing agreement except by mutual consent of the applicable servicer, the depositor, the securities administrator and the trustee or upon the determination that a servicer's duties under the pooling and servicing agreement are no longer permissible under applicable law and such incapacity cannot be cured by such servicer without the incurrence of unreasonable expense. No such resignation will become effective until a successor has assumed the applicable servicer's responsibilities and obligations in accordance with the pooling and servicing agreement.

      Upon removal or resignation of a servicer in accordance with the pooling and servicing agreement, the trustee will be the successor servicer to such servicer. The trustee, as successor servicer, will be obligated to make P&I Advances and servicing advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. If, however, the trustee is unwilling or unable to act as successor servicer, or if the holders of certificates entitled to at least a majority of the voting rights in the certificates so request, the trustee is required to appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the pooling and servicing agreement, any established mortgage loan servicing institution acceptable to the rating agencies as such successor servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the predecessor servicer.

      Any successor to a servicer will be required to give notice to the borrowers of such change of servicer, in accordance with applicable federal and state law, and will be required, during the term of its service as a servicer, to maintain in force the insurance policy or policies that such servicer is required to maintain.

      Each servicer and any successor servicer will be required to be a Fannie Mae-approved or Freddie Mac-approved seller/servicer.

      The trustee, as successor servicer, and any other successor servicer is entitled to the same reimbursement for advances and no more than the same servicing compensation (including income earned on the applicable collection account) as the related servicer or such greater compensation if consented to by the rating agencies rating the Offered Certificates and a majority of the certificateholders. See "--Servicing, Securities Administrator, Trustee and Custodial Fees and Other Compensation and Payment of Expenses" above.

Eligibility Requirements for Trustee; Resignation and Removal of Trustee

      The trustee must be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers. The trustee must have a combined capital and surplus of at least $50,000,000, be subject to supervision or examination by federal or state authority and have a credit rating that would not cause any of the rating agencies to reduce their respective then current ratings of the certificates. In case at any time the trustee ceases to be eligible, the trustee will resign in the manner and with the effect as specified below.

      The trustee may at any time resign as trustee by giving written notice of resignation to the depositor, each servicer and each rating agency not less than 60 days before the date specified in such notice, when such resignation is to take effect, and acceptance by a successor trustee meeting the trustee eligibility requirements. If no successor trustee meeting the eligibility requirements has been so appointed and has accepted appointment within 30 days after the giving of such notice or resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the trustee ceases to meet the eligibility requirements and fails to resign after written request by the depositor, or if at any time the trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the trust by any state in which the trustee or the trust is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the depositor or any servicer may remove the trustee and appoint a successor trustee.

      The holders of certificates entitled to a majority of the voting rights may at any time remove the trustee and appoint a successor trustee by written instrument or instruments, signed by such holders or their attorneys-in-fact duly authorized.

      Any resignation or removal of the trustee and appointment of a successor trustee will become effective upon acceptance of appointment by the successor trustee.

Termination; Optional Clean-up Call

      Any servicer individually or all of the servicers together, may, at its or their option, purchase all of the mortgage loans and REO properties and terminate the trust on any distribution date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related Due Period, is equal to or less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. The purchase price for the mortgage loans will be an amount equal to the sum of (i) 100% of the unpaid principal balance of each mortgage loan (other than mortgage loans related to any REO property) plus accrued and unpaid interest on those mortgage loans at the applicable interest rate, (ii) the lesser of (x) the appraised value of any REO property, as determined by the higher of two appraisals completed by two independent appraisers selected by the applicable servicer or servicers at its or their expense plus accrued and unpaid interest on the related mortgage loans at the applicable interest rates and (y) the unpaid principal balance of each mortgage loan related to any REO property plus accrued and unpaid interest on those mortgage loans at the applicable interest rate and (iii) any Swap Termination Payment owed to MSCS. That purchase of the mortgage loans and REO properties would result in the payment on that distribution date of the final distribution on the Offered Certificates. Notwithstanding the foregoing, pursuant to the pooling and servicing agreement any servicer individually or all of the servicers together, will be permitted to exercise the option to purchase the mortgage loans only if one of the following conditions is met: (i) after distribution of the proceeds of that purchase to the certificateholders (other than the holders of the Class X, Class P and Class R certificates), the distribution of the remaining proceeds to the Class X and Class P certificates will be sufficient to pay the outstanding principal amount of and accrued and unpaid interest on any class of debt securities then outstanding that is rated by one or more rating agencies and backed by the Class X and Class P certificates ("Net Interest Margin Securities"), or (ii) (A) prior to that purchase, any servicer individually or all of the servicers together, remits to the securities administrator an amount that, together with the purchase price specified in the second sentence of this paragraph, will be sufficient to pay the outstanding principal amount of and accrued and unpaid interest on the Net Interest Margin Securities, and (B) the securities administrator remits that amount directly to the indenture trustee under the indenture creating the Net Interest Margin Securities.

      The trust also is required to terminate upon notice to the trustee of either the later of: (i) the distribution to certificateholders of the final payment or collection with respect to the last mortgage loan, or (ii) the disposition of all funds with respect to the last mortgage loan and the remittance of all funds due under the pooling and servicing agreement; provided, however, that in no event will the trust established by the pooling and servicing agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the pooling and servicing agreement.

      The pooling and servicing agreement requires each servicer to direct the securities administrator to send a notice of final distribution to each certificateholder in the event that there are no outstanding mortgage loans and no other funds or assets in the trust fund other than the funds in the collection account. The securities administrator will be required to promptly send the notice of final distribution by letter to certificateholders mailed not later than the 15th day of the month of such final distribution. Any such notice of final distribution will be required to specify (a) the distribution date upon which final distribution on the certificates will be made upon presentation and surrender of certificates at the office designated in the notice, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such distribution date is not applicable, distributions being made only upon presentation and surrender of the certificates at the office specified in the notice.

      In the event a notice of final distribution is given, each servicer will be required to remit all funds in the collection account to the securities administrator for deposit in the distribution account on the business day prior to the applicable distribution date in an amount equal to the final distribution in respect of the certificates. Upon final deposit with respect to the trust fund and the receipt by the securities administrator of a request for release of the mortgage loan files, the securities administrator will be required to promptly release to the applicable servicer or its designee the mortgage loan files.

      Upon presentation and surrender of the certificates, the securities administrator will be required to cause to be distributed to the certificateholders of each class (after reimbursement of all amounts due to each servicer, the depositor, the trustee, the custodians and the securities administrator pursuant to the pooling and servicing agreement) (i) its Class Certificate Balance plus accrued interest in the case of an interest bearing certificate and all other amounts to which such classes are entitled and (ii) as to the Class R certificateholders, the amount, if any, which remains on deposit in the distribution account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

      In the event that any affected certificateholder does not surrender certificates for cancellation within six months after the date specified in the notice of final distribution, the securities administrator will be required to give a second written notice to the remaining certificateholders to surrender their certificates for cancellation and receive the final distribution. If within six months after the second notice all the applicable certificates have been surrendered for cancellation, the securities administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining certificateholders concerning surrender of their certificates, and the related costs will be paid out of the funds and other assets which remain a part of the trust fund. If within one year after the second notice all certificates have not been surrendered for cancellation, the Class R certificateholders will be entitled to all unclaimed funds and other assets of the trust fund.

Certain Matters Regarding the Depositor, the Servicers, the Securities
  Administrator, the Trustee and the Custodians

      The pooling and servicing agreement provides that none of the depositor, the servicers, the securities administrator, the trustee, the custodians or any of their respective directors, officers, employees or agents will be under any liability to the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the pooling and servicing agreement, or for errors in judgment. However, none of the depositor, the servicers, the securities administrator, the trustee or the custodians will be protected against liability arising from any breach of representations or warranties made by it or from any liability which may be imposed by reason of the depositor's, a servicer's, the securities administrator's, the trustee's or a custodian's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason of its reckless disregard of obligations and duties under the pooling and servicing agreement.

      The depositor, the servicers, the securities administrator, the trustee, the custodians and their respective directors, officers, employees or agents will be indemnified by the trust fund and held harmless against any loss, liability or expense incurred in connection with (i) any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the pooling and servicing agreement or (ii) incurred in connection with the performance of their respective duties pursuant to the pooling and servicing agreement, the swap agreement or the certificates, other than any loss, liability or expense incurred by reason of the depositor's, a servicer's, the securities administrator's, the trustee's or a custodian's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason its reckless disregard of obligations and duties under the pooling and servicing agreement.

      None of the depositor, any servicer, the securities administrator, the trustee or any custodian is obligated under the pooling and servicing agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties which in its opinion may involve it in any expense or liability, provided that, in accordance with the provisions of the pooling and servicing agreement, the depositor, each servicer, the securities administrator, the trustee and each custodian, as applicable, may undertake any action any of them deem necessary or desirable in respect of (i) the rights and duties of the parties to the pooling and servicing agreement and (ii) with respect to actions taken by the depositor, the interests of the trustee and the certificateholders. In the event the depositor, any servicer, the securities administrator, the trustee or any custodian undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the depositor, the servicers, the securities administrator, the securities administrator, the trustee and the custodians will be entitled to be reimbursed for such expenses, costs and liabilities out of the trust fund.

Amendment

      The pooling and servicing agreement may be amended from time to time by the parties to that agreement, without notice to, or consent of, the holders of the Offered Certificates, to cure any ambiguity or mistake, to correct any defective provision or supplement any provision in the pooling and servicing agreement which may be inconsistent with any other provision, to add to the duties of the depositor or the servicers, or to comply with any requirements in the Code. The pooling and servicing agreement may also be amended to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement, or to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement; provided, that such amendment will not adversely affect in any material respect the interest of any holder of the Offered Certificates, as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the trustee, confirming that the amendment will not adversely affect in any material respect the interests of any holder of the Offered Certificates or (ii) a letter from each rating agency confirming that such amendment will not cause the reduction, qualification or withdrawal of the then current ratings of the certificates.

      The pooling and servicing agreement may be amended from time to time by the parties to that agreement, with the consent of holders of certificates evidencing percentage interests aggregating not less than 66-2/3% of each class of certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of the certificates; provided, however, that no such amendment will
(i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of that certificate, (ii) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (i) above without the consent of the holders of certificates of that class evidencing percentage interests aggregating not less than 66-2/3% of that class, or (iii) reduce the percentage of the certificates whose holders are required to consent to any such amendment without the consent of the holders of 100% of the certificates then outstanding.

                       PREPAYMENT AND YIELD CONSIDERATIONS

Structuring Assumptions

      The prepayment model used in this prospectus supplement represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related mortgage loans. With respect to the fixed rate mortgage loans, the prepayment assumption assumes a constant prepayment rate of approximately 4% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the related mortgage loans and approximately an additional 1.2667% per annum (precisely 19%/15 expressed as a percentage) in each month thereafter until the sixteenth month. Beginning in the sixteenth month and in each month thereafter during the life of the related mortgage loans, the prepayment assumption assumes a constant prepayment rate of 23% per annum each month. The prepayment assumption with respect to the adjustable rate mortgage loans assumes a constant prepayment rate of 28% per annum each month.

      Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the Class Certificate

Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual mortgage loans in the trust fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Certificates may be made earlier or later than as indicated in the tables.

      Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions which collectively are the structuring assumptions:

      o the closing date for the Offered Certificates occurs on April 28, 2006;

      o distributions on the certificates are made on the 25th day of each month, commencing in May 2006, in accordance with the priorities described in this prospectus supplement;

      o the mortgage loan prepayment rates with respect to the assumed mortgage loans are a multiple of the applicable prepayment assumption as stated in the table under the heading "Prepayment Scenarios" under "--Decrement Tables" below;

      o with respect to the ten year adjustable rate mortgage loans, denoted in the assumed mortgage loan tables below as "ARM*," the prepayment rate is a multiple of the fixed rate prepayment assumption;

      o     prepayments include 30 days' interest on the related mortgage loan;

      o the optional termination is not exercised (except with respect to the weighted average life to call);

      o the Specified Subordinated Amount is initially as specified in this prospectus supplement and thereafter decreases in accordance with the provisions in this prospectus supplement;

      o with respect to each adjustable rate mortgage loan, (a) the interest rate for each mortgage loan is adjusted on its next rate Adjustment Date (and on subsequent Adjustment Dates, if necessary) to a rate equal to the Gross Margin plus the Loan Index (subject to the applicable periodic rate cap and minimum and maximum interest rate),
            (b) the Loan Index remains constant at 5.16%, and (c) the scheduled monthly payment on the mortgage loans is adjusted to equal a fully amortizing payment (except, with respect to mortgage loans that are interest-only for a period of time, during that period of time, and balloon mortgage loans);

      o     One-Month LIBOR remains constant at 4.94%;

      o no delinquencies or defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced;

      o     no Swap Termination Payments are paid or received by the trust;

      o scheduled payments of interest and/or principal on the mortgage loans are received on the first day of each month, commencing in the calendar month following the month in which the closing date occurs, and are computed prior to giving effect to prepayments received on the last day of the prior month;

      o prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month in which the closing date occurs;

      o the initial Class Certificate Balance of each class of Offered Certificates is as set forth on the cover page of this prospectus supplement;

      o the mortgage loans accrue interest on the basis of a 360-day year consisting of twelve 30-day months;

      o interest accrues on each class of Offered Certificates at the applicable Pass-Through Rate set forth or described in this prospectus supplement; and

      o the assumed mortgage loans have the approximate initial characteristics described below:

                              Original                Cut-off
                              Interest                  Date                 Original    Remaining      Stated
                                Only     Cut-off Date  Gross      Expense  Amortization Amortization  Remaining   Gross    Next Rate
                               Period     Principal   Mortgage   Fee Rate      Term         Term        Term     Margin   Adjustment
 Group   Type    Index Name   (Months)   Balance ($)  Rate (%)      (%)      (Months)     (Months)     (Months)    (%)     (Months)
 -----   ----  -------------  -------- -------------- --------   --------  ------------ ------------  ---------  ------   ----------
   1     ARM   6 Month LIBOR     0     137,293,692.49   7.510      0.520       480          476          356      6.537       20
   1     ARM   6 Month LIBOR     0      92,020,823.39   7.657      0.520       360          356          356      6.225       20
   1     ARM   6 Month LIBOR     0      70,336,269.48   7.714      0.520       360          356          356      6.550       20
   1     ARM   6 Month LIBOR     0      66,916,666.45   7.580      0.520       480          476          356      6.059       20
   1     ARM   6 Month LIBOR     60     19,199,805.70   6.928      0.520       360          356          356      6.357       20
   1     ARM   6 Month LIBOR     0      10,101,200.29   7.920      0.520       480          477          357      6.521       21
   1     ARM   6 Month LIBOR     60      8,250,835.94   7.092      0.520       360          356          356      5.856       20
   1     ARM   6 Month LIBOR     0       6,041,635.55   6.898      0.520       480          476          356      6.104       32
   1     ARM   6 Month LIBOR     0       5,877,925.15   7.914      0.520       360          356          356      6.290       20
   1     ARM   6 Month LIBOR     0       5,393,005.04   7.446      0.520       360          356          356      6.060       32
   1     ARM   6 Month LIBOR     0       5,376,318.48   7.338      0.520       480          476          356      6.054       32
   1     ARM   6 Month LIBOR     0       4,113,584.05   7.294      0.520       360          356          356      6.531       32
   1     ARM   6 Month LIBOR     0       3,807,441.31   8.009      0.520       360          356          356      6.960       20
   1     ARM   6 Month LIBOR     0       3,128,679.99   7.396      0.520       480          476          356      6.516       56
   1     ARM   6 Month LIBOR     0       2,969,626.80   8.004      0.520       480          476          356      6.487       20
   1     ARM   6 Month LIBOR     0       2,739,908.02   7.606      0.520       480          476          356      5.632       20
   1     ARM   6 Month LIBOR     0       2,680,744.77   7.203      0.520       360          356          356      6.464       20
   1     ARM   6 Month LIBOR     0       1,507,222.51   7.316      0.520       480          477          357      5.975       33
   1     ARM   6 Month LIBOR     0       1,402,872.75   7.606      0.520       360          356          356      5.997       20
   1     ARM   6 Month LIBOR     0       1,334,033.14   7.074      0.520       480          477          357      6.305       21
   1     ARM   6 Month LIBOR     0       1,124,729.76   7.433      0.520       360          357          357      6.461       21
   1     ARM   6 Month LIBOR     0       1,081,397.73   7.842      0.520       360          357          357      6.627       21
   1     ARM   6 Month LIBOR     60      1,056,500.00   6.783      0.520       360          357          357      6.104       57
   1     ARM   6 Month LIBOR     0       1,052,462.74   7.947      0.520       480          477          357      6.961       57
   1     ARM   6 Month LIBOR     0       1,051,170.15   7.429      0.520       360          356          356      6.597       56
   1     ARM   6 Month LIBOR     0       1,044,956.80   7.630      0.520       360          357          357      5.693       57
   1     ARM   6 Month LIBOR     60        985,500.00   7.261      0.520       360          356          356      7.004       32
   1     ARM   6 Month LIBOR    120        968,000.00   6.871      0.520       360          357          357      6.549       21
   1     ARM   6 Month LIBOR     60        933,500.00   6.802      0.520       360          357          357      6.073       33
   1     ARM   6 Month LIBOR    120        896,600.00   6.837      0.520       360          357          357      6.462       21
   1     ARM   6 Month LIBOR     0         712,121.14   8.239      0.520       480          476          356      4.708       20
   1     ARM   6 Month LIBOR     60        708,599.78   7.250      0.520       360          356          356      6.072       20
   1     ARM   6 Month LIBOR     0         589,120.32   7.038      0.520       480          477          357      5.796       21
   1     ARM   6 Month LIBOR     60        434,379.91   5.712      0.520       360          354          354      6.388       54
   1     ARM   6 Month LIBOR     60        372,000.00   5.990      0.520       360          357          357      5.625       57
   1     ARM   6 Month LIBOR     0         362,653.32   8.555      0.520       360          355          355      6.229       31
   1     ARM   6 Month LIBOR     0         362,594.23   7.100      0.520       480          477          357      6.750       21
   1     ARM   6 Month LIBOR     60        336,800.00   6.906      0.520       360          357          357      6.029       21
   1     ARM   6 Month LIBOR     60        336,000.00   6.650      0.520       360          357          357      5.250       21
   1     ARM   6 Month LIBOR     60        324,000.00   7.750      0.520       360          356          356      7.175       20
   1     ARM   6 Month LIBOR     0         319,911.52   8.086      0.520       360          356          356      7.586       20
   1     ARM   6 Month LIBOR     0         311,425.82   8.065      0.520       360          356          356      6.339       32
   1     ARM   6 Month LIBOR     60        248,800.00   7.650      0.520       360          357          357      5.500       57
   1     ARM   6 Month LIBOR     0         247,833.65   8.139      0.520       360          356          356      6.856       20
   1     ARM   6 Month LIBOR     60        230,000.00   6.500      0.520       360          356          356      5.250       20
   1     ARM   6 Month LIBOR     0         228,843.14   8.800      0.520       480          477          357      7.250       33
   1     ARM   6 Month LIBOR     0         225,517.37   7.663      0.520       480          476          356      7.009       20
   1     ARM   6 Month LIBOR     0         222,196.21   7.800      0.520       480          477          357      6.125       57
   1     ARM   6 Month LIBOR    120        221,000.00   6.775      0.520       360          356          356      6.125       32
   1     ARM   6 Month LIBOR     0         218,484.94   5.750      0.520       480          474          354      4.750       30
   1     ARM   6 Month LIBOR     0         196,054.35   7.797      0.520       360          355          355      6.731       19
   1     ARM   6 Month LIBOR    120        191,200.00   6.775      0.520       360          357          357      5.750       21


                  Rate                         Current   Next
                Adjustment  Gross     Gross   Periodic Periodic
                Frequency    Life    Life Cap   Rate     Rate
 Group   Type   (Months)   Floor (%)    (%)    Cap (%)  Cap (%)
 -----   ----   ---------- --------- -------- -------- --------
   1     ARM        6        7.510    14.009    2.973    1.003
   1     ARM        6        7.653    14.156    2.946    1.009
   1     ARM        6        7.707    14.212    2.909    1.017
   1     ARM        6        7.564    14.080    2.964    1.000
   1     ARM        6        6.928    13.417    2.931    1.000
   1     ARM        6        7.881    14.420    2.950    1.000
   1     ARM        6        7.092    13.592    2.939    1.000
   1     ARM        6        6.898    13.398    3.000    1.000
   1     ARM        6        7.882    14.414    2.842    1.000
   1     ARM        6        7.326    13.911    3.005    1.000
   1     ARM        6        7.338    13.838    3.000    1.000
   1     ARM        6        7.294    13.806    3.000    1.000
   1     ARM        6        8.043    14.509    2.987    1.000
   1     ARM        6        7.396    13.896    2.862    1.000
   1     ARM        6        8.004    14.504    3.000    1.000
   1     ARM        6        7.575    14.065    2.919    1.041
   1     ARM        6        7.203    13.703    3.000    1.000
   1     ARM        6        7.316    13.816    3.000    1.000
   1     ARM        6        7.606    14.106    3.000    1.000
   1     ARM        6        7.074    13.574    3.000    1.000
   1     ARM        6        7.433    13.933    3.000    1.000
   1     ARM        6        7.842    14.342    3.000    1.000
   1     ARM        6        6.783    13.283    5.000    1.000
   1     ARM        6        7.947    14.447    3.000    1.000
   1     ARM        6        7.429    13.929    3.000    1.000
   1     ARM        6        7.630    14.130    3.000    1.000
   1     ARM        6        7.261    13.761    3.000    1.000
   1     ARM        6        6.871    13.371    3.000    1.000
   1     ARM        6        6.802    13.302    3.000    1.000
   1     ARM        6        6.837    13.337    3.000    1.000
   1     ARM        6        8.239    14.739    3.000    1.000
   1     ARM        6        7.250    13.750    3.000    1.000
   1     ARM        6        7.038    13.538    3.000    1.000
   1     ARM        6        5.712    12.212    4.473    1.000
   1     ARM        6        5.990    12.490    5.000    1.000
   1     ARM        6        8.555    15.482    3.000    1.000
   1     ARM        6        7.100    13.600    3.000    1.000
   1     ARM        6        6.906    13.406    3.000    1.000
   1     ARM        6        6.650    13.150    3.000    1.000
   1     ARM        6        7.750    14.250    3.000    1.000
   1     ARM        6        8.086    14.586    1.500    1.000
   1     ARM        6        8.065    14.565    3.000    1.000
   1     ARM        6        7.650    14.150    5.000    1.000
   1     ARM        6        8.139    14.639    3.000    1.000
   1     ARM        6        6.500    13.000    3.000    1.000
   1     ARM        6        8.800    15.300    3.000    1.000
   1     ARM        6        7.663    14.163    3.000    1.000
   1     ARM        6        7.800    14.300    3.000    1.000
   1     ARM        6        6.775    13.275    3.000    1.000
   1     ARM        6        5.750    12.250    3.000    1.000
   1     ARM        6        7.797    14.297    2.284    1.000
   1     ARM        6        6.775    13.275    3.000    1.000

                              Original                Cut-off
                              Interest                  Date                 Original    Remaining      Stated
                                Only     Cut-off Date  Gross      Expense  Amortization Amortization  Remaining   Gross    Next Rate
                               Period     Principal   Mortgage   Fee Rate      Term         Term        Term     Margin   Adjustment
 Group   Type    Index Name   (Months)   Balance ($)  Rate (%)      (%)      (Months)     (Months)     (Months)    (%)     (Months)
 -----   ----  -------------  -------- -------------- --------   --------  ------------ ------------  ---------  ------   ----------
   1     ARM   6 Month LIBOR     0         186,128.36   8.086      0.520       360          357          357      6.093       21
   1     ARM   6 Month LIBOR     0         168,266.94   7.175      0.520       360          357          357      6.975       21
   1     ARM   6 Month LIBOR     0         155,409.48   7.850      0.520       480          477          357      6.375       57
   1     ARM   6 Month LIBOR     0         141,834.44   7.990      0.520       480          476          356      7.500       56
   1     ARM   6 Month LIBOR     0         123,579.72   6.875      0.520       360          356          356      6.500       32
   1     ARM   6 Month LIBOR     0         120,993.15   7.000      0.520       360          354          354      6.500       54
   1     ARM   6 Month LIBOR     0         118,906.85   7.808      0.520       360          357          357      6.875       21
   1     ARM   6 Month LIBOR     0          91,418.31   7.375      0.520       360          356          356      6.250       32
   1     ARM   6 Month LIBOR     0          74,927.27   9.995      0.520       480          474          354      3.851       18
   1     ARM   6 Month LIBOR     0          56,022.15   9.875      0.520       480          477          357      7.250       21
   1     ARM   6 Month LIBOR     0          47,915.69   8.700      0.520       360          357          357      7.875       33
   1     ARM   6 Month LIBOR     0          47,905.51   6.925      0.520       480          475          355      6.425       31
   1     ARM   6 Month LIBOR     0       8,266,832.72   7.237      0.520       359          356          356      6.484      117
   1     ARM   6 Month LIBOR     0       6,376,165.95   7.040      0.520       360          357          357      6.312      117
   1     ARM   6 Month LIBOR    120      5,110,916.25   6.782      0.520       360          357          357      6.211      117
   1     ARM   6 Month LIBOR    120      2,194,214.92   6.822      0.520       360          356          356      5.775      116
   1     ARM   6 Month LIBOR     0         874,936.51   6.892      0.520       480          477          357      6.257      117
   1     ARM   6 Month LIBOR    120        674,300.00   6.565      0.520       360          357          357      6.010      117
   1     ARM   6 Month LIBOR     60        595,300.00   7.167      0.520       360          357          357      6.472      117
   1     ARM   6 Month LIBOR     0         584,231.16   7.313      0.520       480          477          357      6.005      117
   1     ARM   6 Month LIBOR     0         533,061.74   7.893      0.520       360          356          356      7.034      116
   1     ARM   6 Month LIBOR     0         359,714.50   8.300      0.520       480          477          357      7.500      117
   1     ARM   6 Month LIBOR     0         244,679.75   7.575      0.520       480          476          356      7.325      116
   1     ARM   6 Month LIBOR     60        225,000.00   6.875      0.520       360          357          357      6.250      117
   1     ARM   6 Month LIBOR     0         193,538.60   7.203      0.520       360          357          357      5.844      117
   1     ARM   6 Month LIBOR    120        147,000.00   6.700      0.520       360          356          356      7.500      116
   1     ARM   6 Month LIBOR     60        123,197.87   6.700      0.520       360          356          356      6.750      116
   1     ARM   6 Month LIBOR    120         85,850.00   7.175      0.520       360          356          356      7.500      116
   1     FRM        N/A          0      12,289,612.88   7.477      0.520       360          356          356       N/A       N/A
   1     FRM        N/A          0       8,174,962.47   7.709      0.520       360          356          356       N/A       N/A
   1     FRM        N/A          0       6,325,037.55  10.651      0.520       360          356          176       N/A       N/A
   1     FRM        N/A          0       5,247,176.24   7.376      0.520       480          476          356       N/A       N/A
   1     FRM        N/A          0       3,677,528.76  10.352      0.520       360          356          176       N/A       N/A
   1     FRM        N/A          0       3,473,863.00   7.270      0.520       359          356          356       N/A       N/A
   1     FRM        N/A          0       2,366,926.94   7.839      0.520       480          476          356       N/A       N/A
   1     FRM        N/A          0       1,743,703.10   7.099      0.520       180          176          176       N/A       N/A
   1     FRM        N/A          0       1,234,787.09   7.610      0.520       480          476          356       N/A       N/A
   1     FRM        N/A          0         957,290.84  11.001      0.520       360          356          176       N/A       N/A
   1     FRM        N/A          0         825,011.56   7.401      0.520       360          356          356       N/A       N/A
   1     FRM        N/A          0         684,961.52   7.623      0.520       180          175          175       N/A       N/A
   1     FRM        N/A          0         441,793.37   8.348      0.520       240          235          235       N/A       N/A
   1     FRM        N/A          0         430,024.89  11.327      0.520       360          356          176       N/A       N/A
   1     FRM        N/A          0         387,544.46   7.950      0.520       480          476          356       N/A       N/A
   1     FRM        N/A          0         385,205.26   7.793      0.520       360          355          355       N/A       N/A
   1     FRM        N/A          0         314,189.63   8.372      0.520       360          356          356       N/A       N/A
   1     FRM        N/A          0         311,692.92   7.550      0.520       480          477          357       N/A       N/A
   1     FRM        N/A          0         238,098.11   7.699      0.520       480          476          356       N/A       N/A
   1     FRM        N/A          0         224,508.33   7.625      0.520       360          357          357       N/A       N/A
   1     FRM        N/A          0         221,130.13   6.770      0.520       240          236          236       N/A       N/A
   1     FRM        N/A          0         216,746.31   6.940      0.520       480          477          357       N/A       N/A
   1     FRM        N/A          0         165,916.64   7.990      0.520       360          354          354       N/A       N/A
   1     FRM        N/A          0         161,782.53  11.346      0.520       360          356          176       N/A       N/A


                  Rate                         Current   Next
                Adjustment  Gross     Gross   Periodic Periodic
                Frequency    Life    Life Cap   Rate     Rate
 Group   Type   (Months)   Floor (%)    (%)    Cap (%)  Cap (%)
 -----   ----   ---------- --------- -------- -------- --------
   1     ARM        6        8.086    14.586    3.000    1.000
   1     ARM        6        7.175    13.675    3.000    1.000
   1     ARM        6        7.850    14.350    3.000    1.000
   1     ARM        6        7.990    14.490    3.000    1.000
   1     ARM        6        6.875    13.375    3.000    1.000
   1     ARM        6        7.000    13.500    3.000    1.000
   1     ARM        6        7.808    14.308    3.000    1.000
   1     ARM        6        7.375    13.875    3.000    1.000
   1     ARM        6        9.995    16.495    3.000    1.000
   1     ARM        6        9.875    16.375    3.000    1.000
   1     ARM        6        8.700    15.200    3.000    1.000
   1     ARM        6        6.925    13.425    3.000    1.000
   1     ARM        6        7.237    13.737    5.000    1.000
   1     ARM        6        6.938    13.540    4.804    1.000
   1     ARM        6        6.782    13.282    5.000    1.000
   1     ARM        6        6.822    13.322    4.418    1.000
   1     ARM        6        6.892    13.392    5.000    1.000
   1     ARM        6        6.565    13.065    5.000    1.000
   1     ARM        6        7.167    13.667    5.000    1.000
   1     ARM        6        7.313    13.813    5.000    1.000
   1     ARM        6        7.893    14.393    5.000    1.000
   1     ARM        6        8.300    14.800    5.000    1.000
   1     ARM        6        7.575    14.075    5.000    1.000
   1     ARM        6        6.875    13.375    5.000    1.000
   1     ARM        6        7.203    13.703    5.000    1.000
   1     ARM        6        6.700    13.200    5.000    1.000
   1     ARM        6        6.700    13.200    5.000    1.000
   1     ARM        6        7.175    13.675    5.000    1.000
   1     FRM       N/A        N/A       N/A      N/A      N/A
   1     FRM       N/A        N/A       N/A      N/A      N/A
   1     FRM       N/A        N/A       N/A      N/A      N/A
   1     FRM       N/A        N/A       N/A      N/A      N/A
   1     FRM       N/A        N/A       N/A      N/A      N/A
   1     FRM       N/A        N/A       N/A      N/A      N/A
   1     FRM       N/A        N/A       N/A      N/A      N/A
   1     FRM       N/A        N/A       N/A      N/A      N/A
   1     FRM       N/A        N/A       N/A      N/A      N/A
   1     FRM       N/A        N/A       N/A      N/A      N/A
   1     FRM       N/A        N/A       N/A      N/A      N/A
   1     FRM       N/A        N/A       N/A      N/A      N/A
   1     FRM       N/A        N/A       N/A      N/A      N/A
   1     FRM       N/A        N/A       N/A      N/A      N/A
   1     FRM       N/A        N/A       N/A      N/A      N/A
   1     FRM       N/A        N/A       N/A      N/A      N/A
   1     FRM       N/A        N/A       N/A      N/A      N/A
   1     FRM       N/A        N/A       N/A      N/A      N/A
   1     FRM       N/A        N/A       N/A      N/A      N/A
   1     FRM       N/A        N/A       N/A      N/A      N/A
   1     FRM       N/A        N/A       N/A      N/A      N/A
   1     FRM       N/A        N/A       N/A      N/A      N/A
   1     FRM       N/A        N/A       N/A      N/A      N/A
   1     FRM       N/A        N/A       N/A      N/A      N/A


                              Original                Cut-off
                              Interest                  Date                 Original    Remaining      Stated
                                Only     Cut-off Date  Gross      Expense  Amortization Amortization  Remaining   Gross    Next Rate
                               Period     Principal   Mortgage   Fee Rate      Term         Term        Term     Margin   Adjustment
 Group   Type    Index Name   (Months)   Balance ($)  Rate (%)      (%)      (Months)     (Months)     (Months)    (%)     (Months)
 -----   ----  -------------  -------- -------------- --------   --------  ------------ ------------  ---------  ------   ---------
   1     FRM        N/A          0         149,107.59   7.025      0.520       360          356          356       N/A       N/A
   1     FRM        N/A          0         140,540.89  10.505      0.520       360          355          175       N/A       N/A
   1     FRM        N/A          0         138,417.45   8.375      0.520       180          176          176       N/A       N/A
   1     FRM        N/A          0         135,489.53  11.022      0.520       239          233          233       N/A       N/A
   1     FRM        N/A          0         129,138.59   7.578      0.520       300          294          294       N/A       N/A
   1     FRM        N/A          0         118,468.85   9.100      0.520       300          295          295       N/A       N/A
   1     FRM        N/A          0          98,867.55   7.990      0.520       360          354          354       N/A       N/A
   1     FRM        N/A          0          94,930.98   8.563      0.520       180          176          176       N/A       N/A
   1     FRM        N/A          0          85,332.24   9.675      0.520       360          356          356       N/A       N/A
   1     FRM        N/A          0          77,934.23  12.125      0.520       360          357          177       N/A       N/A
   1     FRM        N/A          0          76,674.63   8.425      0.520       180          174          174       N/A       N/A
   1     FRM        N/A          0          71,386.85  11.500      0.520       180          176          176       N/A       N/A
   1     FRM        N/A          0          62,915.83  12.400      0.520       360          355          355       N/A       N/A
   1     FRM        N/A          0          54,915.16   9.325      0.520       360          357          357       N/A       N/A
   1     FRM        N/A          0          47,405.75   7.325      0.520       180          176          176       N/A       N/A
   1     FRM        N/A          0          29,489.07   6.400      0.520       120          114          114       N/A       N/A
   1     FRM        N/A          0          28,738.57  10.175      0.520       239          233          233       N/A       N/A
   1     FRM        N/A          0          28,375.07  10.200      0.520       240          234          234       N/A       N/A
   2     ARM   6 Month LIBOR     0     294,144,799.65   7.364      0.520       479          476          357      6.587       21
   2     ARM   6 Month LIBOR     0     257,250,385.94   7.495      0.520       360          356          356      6.485       20
   2     ARM   6 Month LIBOR     0     198,238,275.60   7.842      0.520       360          356          356      6.658       20
   2     ARM   6 Month LIBOR     0     130,832,533.39   7.765      0.520       479          476          357      6.598       21
   2     ARM   6 Month LIBOR     0     119,942,946.19   7.508      0.520       360          356          356      6.565       20
   2     ARM   6 Month LIBOR     60     94,277,840.81   6.906      0.520       360          356          356      6.318       20
   2     ARM   6 Month LIBOR     0      42,344,501.88   7.654      0.520       360          356          356      6.643       20
   2     ARM   6 Month LIBOR     60     35,991,466.33   7.480      0.520       360          356          356      6.692       20
   2     ARM   6 Month LIBOR     0      35,938,729.47   7.770      0.520       360          356          356      6.710       20
   2     ARM   6 Month LIBOR     0      22,253,155.83   7.934      0.520       480          476          356      6.555       20
   2     ARM   6 Month LIBOR     0      18,141,079.26   7.915      0.520       480          476          356      7.036       20
   2     ARM   6 Month LIBOR     0      17,012,761.01   7.217      0.520       360          355          355      6.213       19
   2     ARM   6 Month LIBOR     0      12,096,758.99   8.090      0.520       360          356          356      7.082       20
   2     ARM   6 Month LIBOR     0      11,983,244.37   7.517      0.520       360          356          356      6.739       32
   2     ARM   6 Month LIBOR     0      11,046,419.44   7.009      0.520       360          355          355      6.033       19
   2     ARM   6 Month LIBOR     0      11,031,393.15   7.368      0.520       360          356          356      6.368       32
   2     ARM   6 Month LIBOR     0       8,465,573.54   7.751      0.520       360          356          356      6.656       20
   2     ARM   6 Month LIBOR     0       6,439,919.27   7.247      0.520       480          476          356      6.381       32
   2     ARM   6 Month LIBOR     0       5,766,960.67   7.554      0.520       360          356          356      6.760       20
   2     ARM   6 Month LIBOR     0       5,154,442.76   7.811      0.520       360          356          356      6.811       20
   2     ARM   6 Month LIBOR    120      4,835,217.26   6.712      0.520       360          357          357      6.316       21
   2     ARM   6 Month LIBOR     0       4,617,119.89   7.604      0.520       480          477          357      7.050       33
   2     ARM   6 Month LIBOR     0       4,206,858.12   7.513      0.520       360          355          355      6.513       19
   2     ARM   6 Month LIBOR     60      4,134,690.67   7.223      0.520       360          356          356      6.424       20
   2     ARM   6 Month LIBOR    120      3,909,669.24   8.028      0.520       360          356          356      7.254       20
   2     ARM   6 Month LIBOR     0       3,448,007.61   8.107      0.520       360          356          356      7.151       20
   2     ARM   6 Month LIBOR     0       2,888,428.21   7.269      0.520       480          476          356      6.274       56
   2     ARM   6 Month LIBOR     60      2,732,150.00   7.215      0.520       360          357          357      6.111       33
   2     ARM   6 Month LIBOR     60      2,485,930.00   6.823      0.520       360          356          356      6.617       56
   2     ARM   6 Month LIBOR     0       2,484,078.39   7.716      0.520       360          356          356      6.920       32
   2     ARM   6 Month LIBOR     0       2,417,306.25   7.599      0.520       360          356          356      6.533       32
   2     ARM   6 Month LIBOR     0       2,185,677.64   7.220      0.520       480          476          356      6.534       56
   2     ARM   6 Month LIBOR     60      1,976,000.00   6.861      0.520       360          356          356      6.229       56
   2     ARM   6 Month LIBOR     60      1,947,770.00   6.984      0.520       360          357          357      6.177       33


                  Rate                         Current   Next
                Adjustment  Gross     Gross   Periodic Periodic
                Frequency    Life    Life Cap   Rate     Rate
 Group   Type   (Months)   Floor (%)    (%)    Cap (%)  Cap (%)
 -----   ----   ---------- --------- -------- -------- --------
   1     FRM       N/A        N/A       N/A      N/A      N/A
   1     FRM       N/A        N/A       N/A      N/A      N/A
   1     FRM       N/A        N/A       N/A      N/A      N/A
   1     FRM       N/A        N/A       N/A      N/A      N/A
   1     FRM       N/A        N/A       N/A      N/A      N/A
   1     FRM       N/A        N/A       N/A      N/A      N/A
   1     FRM       N/A        N/A       N/A      N/A      N/A
   1     FRM       N/A        N/A       N/A      N/A      N/A
   1     FRM       N/A        N/A       N/A      N/A      N/A
   1     FRM       N/A        N/A       N/A      N/A      N/A
   1     FRM       N/A        N/A       N/A      N/A      N/A
   1     FRM       N/A        N/A       N/A      N/A      N/A
   1     FRM       N/A        N/A       N/A      N/A      N/A
   1     FRM       N/A        N/A       N/A      N/A      N/A
   1     FRM       N/A        N/A       N/A      N/A      N/A
   1     FRM       N/A        N/A       N/A      N/A      N/A
   1     FRM       N/A        N/A       N/A      N/A      N/A
   1     FRM       N/A        N/A       N/A      N/A      N/A
   2     ARM        6        7.371    13.862    2.994    1.001
   2     ARM        6        7.497    13.497    3.000    1.000
   2     ARM        6        7.837    14.096    2.991    1.000
   2     ARM        6        7.751    14.264    2.970    1.000
   2     ARM        6        7.507    13.914    2.986    1.000
   2     ARM        6        6.903    13.407    2.980    1.002
   2     ARM        6        7.654    13.657    3.000    1.000
   2     ARM        6        7.473    13.976    2.965    1.000
   2     ARM        6        7.766    13.844    2.993    1.000
   2     ARM        6        7.895    14.431    2.962    1.000
   2     ARM        6        7.915    14.415    3.000    1.000
   2     ARM        6        7.217    13.217    3.000    1.000
   2     ARM        6        8.090    14.116    3.000    1.000
   2     ARM        6        7.517    13.724    3.000    1.000
   2     ARM        6        7.009    13.009    3.000    1.000
   2     ARM        6        7.368    13.368    3.000    1.000
   2     ARM        6        7.727    14.251    2.841    1.000
   2     ARM        6        7.247    13.747    3.000    1.000
   2     ARM        6        7.554    13.660    3.000    1.000
   2     ARM        6        7.811    13.811    3.000    1.000
   2     ARM        6        6.712    13.212    3.000    1.000
   2     ARM        6        7.604    14.104    3.000    1.000
   2     ARM        6        7.513    13.513    3.000    1.000
   2     ARM        6        7.223    13.723    3.000    1.000
   2     ARM        6        8.028    14.528    3.000    1.000
   2     ARM        6        8.107    14.107    3.000    1.000
   2     ARM        6        7.269    13.769    3.000    1.000
   2     ARM        6        7.215    13.715    3.000    1.000
   2     ARM        6        6.823    13.323    5.000    1.000
   2     ARM        6        7.716    14.216    3.000    1.000
   2     ARM        6        7.599    13.656    3.000    1.000
   2     ARM        6        7.220    13.720    3.000    1.000
   2     ARM        6        6.861    13.361    5.000    1.000
   2     ARM        6        6.984    13.484    3.000    1.000


                              Original                Cut-off
                              Interest                  Date                 Original    Remaining      Stated
                                Only     Cut-off Date  Gross      Expense  Amortization Amortization  Remaining   Gross    Next Rate
                               Period     Principal   Mortgage   Fee Rate      Term         Term        Term     Margin   Adjustment
 Group   Type    Index Name   (Months)   Balance ($)  Rate (%)      (%)      (Months)     (Months)     (Months)    (%)     (Months)
 -----   ----  -------------  -------- -------------- --------   --------  ------------ ------------  ---------  ------   ----------
   2     ARM   6 Month LIBOR     0       1,922,270.85   7.632      0.520       480          476          356      5.935       20
   2     ARM   6 Month LIBOR     0       1,821,914.70   7.399      0.520       480          475          355      6.739       19
   2     ARM   6 Month LIBOR     60      1,776,463.00   7.256      0.520       360          357          357      6.704       57
   2     ARM   6 Month LIBOR     60      1,704,600.00   8.155      0.520       360          356          356      6.727       20
   2     ARM   6 Month LIBOR     0       1,701,824.15   7.201      0.520       360          356          356      6.201       20
   2     ARM   6 Month LIBOR     0       1,608,989.32   8.073      0.520       360          356          356      6.063       20
   2     ARM   6 Month LIBOR    120      1,260,127.97   6.344      0.520       360          356          356      6.001       32
   2     ARM   6 Month LIBOR     0       1,119,854.98   7.466      0.520       480          476          356      6.507       32
   2     ARM   6 Month LIBOR     0       1,056,443.75   7.881      0.520       480          477          357      7.244       33
   2     ARM   6 Month LIBOR     0       1,051,075.52   7.812      0.520       360          356          356      6.812       32
   2     ARM   6 Month LIBOR     0         993,445.20   7.925      0.520       360          356          356      6.798       20
   2     ARM   6 Month LIBOR     60        933,600.00   6.683      0.520       360          357          357      5.982       33
   2     ARM   6 Month LIBOR     0         864,224.57   8.279      0.520       360          357          357      7.632       57
   2     ARM   6 Month LIBOR    120        843,200.00   7.296      0.520       360          356          356      6.705       20
   2     ARM   6 Month LIBOR     60        821,000.00   6.440      0.520       360          355          355      5.440       19
   2     ARM   6 Month LIBOR     0         778,097.90   7.999      0.520       480          476          356      7.000       56
   2     ARM   6 Month LIBOR     0         729,845.94   7.737      0.520       480          475          355      6.737       19
   2     ARM   6 Month LIBOR     0         712,161.21   8.679      0.520       480          477          357      7.069       21
   2     ARM   6 Month LIBOR     0         563,031.59   6.842      0.520       480          475          355      5.842       19
   2     ARM   6 Month LIBOR    120        544,000.00   6.925      0.520       360          356          356      6.250       32
   2     ARM   6 Month LIBOR    120        540,100.00   8.007      0.520       360          357          357      5.617       21
   2     ARM   6 Month LIBOR     0         462,462.27   6.990      0.520       360          356          356      6.990       56
   2     ARM   6 Month LIBOR    120        451,100.00   6.882      0.520       360          355          355      6.567       55
   2     ARM   6 Month LIBOR     0         398,856.39   6.240      0.520       480          474          354      5.240       18
   2     ARM   6 Month LIBOR     0         387,006.73   9.435      0.520       360          356          356      8.435       32
   2     ARM   6 Month LIBOR     0         334,673.56   9.672      0.520       360          357          357      6.883       33
   2     ARM   6 Month LIBOR     0         284,565.83   6.875      0.520       480          477          357      7.125       33
   2     ARM   6 Month LIBOR     0         282,840.38   8.750      0.520       360          356          356      7.125       2
   2     ARM   6 Month LIBOR     0         282,344.99   7.090      0.520       360          355          355      6.090       19
   2     ARM   6 Month LIBOR     0         249,364.24   8.990      0.520       359          355          355      7.990       32
   2     ARM   6 Month LIBOR     0         224,133.26   7.400      0.520       360          355          355      6.400       31
   2     ARM   6 Month LIBOR    120        219,120.00   5.950      0.520       360          354          354      6.375       30
   2     ARM   6 Month LIBOR     0         215,396.51   7.850      0.520       360          356          356      6.875       56
   2     ARM   6 Month LIBOR    120        199,500.00   7.675      0.520       360          356          356      7.000       56
   2     ARM   6 Month LIBOR     0         189,485.49   6.240      0.520       360          355          355      5.240       31
   2     ARM   6 Month LIBOR     60        188,000.00   7.695      0.520       360          357          357      6.250       21
   2     ARM   6 Month LIBOR     0         184,935.54   7.000      0.520       360          356          356      7.625       20
   2     ARM   6 Month LIBOR     60        183,799.02   5.840      0.520       360          355          355      4.840       19
   2     ARM   6 Month LIBOR     0         161,527.92   7.640      0.520       360          356          356      6.640       32
   2     ARM   6 Month LIBOR     0         159,588.01   5.850      0.520       480          477          357      6.250       21
   2     ARM   6 Month LIBOR     0         136,777.13   6.871      0.520       360          357          357      6.500       3
   2     ARM   6 Month LIBOR     0         124,585.74   6.990      0.520       360          356          356      5.990       20
   2     ARM   6 Month LIBOR     0         110,366.10   8.590      0.520       360          355          355      7.590       19
   2     ARM   6 Month LIBOR     0         105,588.18   8.725      0.520       360          357          357      7.464       21
   2     ARM   6 Month LIBOR     0          97,782.49   6.490      0.520       480          475          355      5.490       19
   2     ARM   6 Month LIBOR     0          79,811.26   9.940      0.520       360          355          355      8.940       31
   2     ARM   6 Month LIBOR     0          71,183.71   8.570      0.520       360          355          355      7.570       31
   2     ARM   6 Month LIBOR    120     14,392,811.58   6.677      0.520       360          357          357      6.323      117
   2     ARM   6 Month LIBOR     0       4,941,283.63   7.396      0.520       359          355          355      6.554      116
   2     ARM   6 Month LIBOR     0       3,837,306.78   7.425      0.520       360          356          356      7.016      116
   2     ARM   6 Month LIBOR    120      3,520,180.03   7.170      0.520       360          357          357      6.414      117
   2     ARM   6 Month LIBOR    120      2,691,096.00   6.966      0.520       360          357          357      6.838      117


                   Rate                         Current   Next
                 Adjustment  Gross     Gross   Periodic Periodic
                 Frequency    Life    Life Cap   Rate     Rate
 Group   Type    (Months)   Floor (%)    (%)    Cap (%)  Cap (%)
 -----   ----    ---------- --------- -------- -------- --------
   2     ARM         6        7.632    14.132    3.000    1.000
   2     ARM         6        7.399    13.811    3.000    1.000
   2     ARM         6        7.256    13.756    4.261    1.000
   2     ARM         6        8.155    14.572    2.834    1.083
   2     ARM         6        7.201    13.201    3.000    1.000
   2     ARM         6        8.073    14.573    3.000    1.000
   2     ARM         6        6.344    12.844    3.000    1.000
   2     ARM         6        7.466    13.966    3.000    1.000
   2     ARM         6        7.881    14.381    3.000    1.000
   2     ARM         6        7.812    13.812    3.000    1.000
   2     ARM         6        7.925    14.002    3.000    1.000
   2     ARM         6        6.683    13.183    3.000    1.000
   2     ARM         6        8.279    14.779    3.000    1.000
   2     ARM         6        7.296    13.796    3.000    1.000
   2     ARM         6        6.440    12.440    3.000    1.000
   2     ARM         6        7.999    14.499    3.000    1.000
   2     ARM         6        7.737    13.737    3.000    1.000
   2     ARM         6        8.679    15.179    3.000    1.000
   2     ARM         6        6.842    12.842    3.000    1.000
   2     ARM         6        6.925    13.425    3.000    1.000
   2     ARM         6        8.007    14.507    3.000    1.000
   2     ARM         6        6.990    13.490    3.000    1.000
   2     ARM         6        6.882    13.382    5.000    1.000
   2     ARM         6        6.240    12.240    3.000    1.000
   2     ARM         6        9.435    15.435    3.000    1.000
   2     ARM         6        9.672    16.172    3.000    1.000
   2     ARM         6        6.875    13.375    3.000    1.000
   2     ARM         6        8.750    15.250    1.000    1.000
   2     ARM         6        7.090    13.090    3.000    1.000
   2     ARM         6        8.990    14.990    3.000    1.000
   2     ARM         6        7.400    13.400    3.000    1.000
   2     ARM         6        5.950    12.450    3.000    1.000
   2     ARM         6        7.850    14.350    3.000    1.000
   2     ARM         6        7.675    14.175    5.000    1.000
   2     ARM         6        6.240    12.240    3.000    1.000
   2     ARM         6        7.695    14.195    3.000    1.000
   2     ARM         6        7.000    13.500    3.000    1.000
   2     ARM         6        5.840    11.840    3.000    1.000
   2     ARM         6        7.640    13.640    3.000    1.000
   2     ARM         6        5.850    12.350    3.000    1.000
   2     ARM         6        6.871    13.371    1.000    1.000
   2     ARM         6        6.990    12.990    3.000    1.000
   2     ARM         6        8.590    14.590    3.000    1.000
   2     ARM         6        8.725    14.934    3.000    1.000
   2     ARM         6        6.490    12.490    3.000    1.000
   2     ARM         6        9.940    15.940    3.000    1.000
   2     ARM         6        8.570    14.570    3.000    1.000
   2     ARM         6        6.677    13.177    5.000    1.000
   2     ARM         6        7.396    13.896    5.000    1.000
   2     ARM         6        7.425    13.925    5.000    1.000
   2     ARM         6        7.170    13.670    4.799    1.000
   2     ARM         6        6.966    13.466    5.000    1.000

                              Original                Cut-off
                              Interest                  Date                 Original    Remaining      Stated
                                Only     Cut-off Date  Gross      Expense  Amortization Amortization  Remaining   Gross    Next Rate
                               Period     Principal   Mortgage   Fee Rate      Term         Term        Term     Margin   Adjustment
 Group   Type    Index Name   (Months)   Balance ($)  Rate (%)      (%)      (Months)     (Months)     (Months)    (%)     (Months)
 -----   ----  -------------  -------- -------------- --------   --------  ------------ ------------  ---------  ------   ----------
   2     ARM   6 Month LIBOR     0       2,170,858.91   7.183      0.520       480          477          357      6.830      117
   2     ARM   6 Month LIBOR     60      2,117,531.46   6.977      0.520       360          356          356      6.355      116
   2     ARM   6 Month LIBOR     0       1,666,615.16   7.496      0.520       479          476          357      6.518      117
   2     ARM   6 Month LIBOR     0       1,150,573.24   7.037      0.520       480          477          357      6.042      117
   2     ARM   6 Month LIBOR     0         606,567.88   6.196      0.520       360          355          355      5.697      115
   2     ARM   6 Month LIBOR    120        424,000.00   6.900      0.520       360          357          357      5.875      117
   2     ARM   6 Month LIBOR    120        419,000.00   6.925      0.520       360          356          356      7.500      116
   2     ARM   6 Month LIBOR     60        403,500.00   8.125      0.520       360          357          357      6.000      117
   2     ARM   6 Month LIBOR    120        391,920.00   6.816      0.520       360          356          356      7.046      116
   2     ARM   6 Month LIBOR     0         283,380.96   8.109      0.520       360          357          357      7.992      117
   2     ARM   6 Month LIBOR    120        183,932.00   7.350      0.520       360          357          357      6.125      117
   2     ARM   6 Month LIBOR    120        156,000.00   6.125      0.520       360          357          357      6.000      117
   2     ARM   6 Month LIBOR     0         145,775.16   6.390      0.520       360          356          356      6.000      116
   2     ARM   6 Month LIBOR     0          66,295.24   9.500      0.520       360          357          357      8.000      117
   2     FRM        N/A          0      72,311,716.62  10.392      0.520       359          356          177       N/A       N/A
   2     FRM        N/A          0      65,075,301.31  10.825      0.520       359          356          177       N/A       N/A
   2     FRM        N/A          0      36,573,179.77   7.705      0.520       360          356          356       N/A       N/A
   2     FRM        N/A          0      17,311,197.84   8.020      0.520       360          356          356       N/A       N/A
   2     FRM        N/A          0      12,710,725.37   7.708      0.520       360          356          356       N/A       N/A
   2     FRM        N/A          0       8,649,424.91   7.556      0.520       360          356          176       N/A       N/A
   2     FRM        N/A          0       4,820,835.75  11.273      0.520       360          356          176       N/A       N/A
   2     FRM        N/A          0       4,262,324.09   7.723      0.520       360          356          356       N/A       N/A
   2     FRM        N/A          0       3,712,924.57  10.635      0.520       360          356          176       N/A       N/A
   2     FRM        N/A          0       3,698,853.24   7.622      0.520       360          356          356       N/A       N/A
   2     FRM        N/A          0       3,529,396.54   7.482      0.520       480          477          357       N/A       N/A
   2     FRM        N/A          0       3,319,911.66   7.748      0.520       480          476          356       N/A       N/A
   2     FRM        N/A          0       3,232,096.22   7.769      0.520       360          356          356       N/A       N/A
   2     FRM        N/A          0       3,023,852.26   8.371      0.520       360          356          356       N/A       N/A
   2     FRM        N/A          0       2,211,796.09   9.727      0.520       359          355          176       N/A       N/A
   2     FRM        N/A          0       1,922,092.63  11.113      0.520       358          355          177       N/A       N/A
   2     FRM        N/A          0       1,786,657.33   8.027      0.520       180          175          175       N/A       N/A
   2     FRM        N/A          0       1,434,824.35   7.732      0.520       180          176          176       N/A       N/A
   2     FRM        N/A          0       1,424,205.10   8.165      0.520       360          356          356       N/A       N/A
   2     FRM        N/A          0       1,291,783.89   7.525      0.520       360          356          176       N/A       N/A
   2     FRM        N/A          0       1,073,700.25   8.659      0.520       360          356          356       N/A       N/A
   2     FRM        N/A          0       1,036,216.04   7.601      0.520       360          356          176       N/A       N/A
   2     FRM        N/A          0       1,012,389.80   8.112      0.520       360          356          356       N/A       N/A
   2     FRM        N/A          0         778,304.69   8.252      0.520       240          236          236       N/A       N/A
   2     FRM        N/A          0         734,751.88   7.438      0.520       480          477          357       N/A       N/A
   2     FRM        N/A          0         599,401.01   7.500      0.520       480          477          357       N/A       N/A
   2     FRM        N/A          0         580,009.14  11.051      0.520       179          175          175       N/A       N/A
   2     FRM        N/A          0         579,528.77   8.047      0.520       360          357          177       N/A       N/A
   2     FRM        N/A          0         561,680.51   8.326      0.520       360          355          175       N/A       N/A
   2     FRM        N/A          0         534,751.26   9.669      0.520       360          357          177       N/A       N/A
   2     FRM        N/A          0         423,510.07   7.351      0.520       180          176          176       N/A       N/A
   2     FRM        N/A          0         397,962.13  11.099      0.520       360          356          176       N/A       N/A
   2     FRM        N/A          0         391,466.42   8.463      0.520       360          356          356       N/A       N/A
   2     FRM        N/A          0         389,979.91   8.723      0.520       360          356          356       N/A       N/A
   2     FRM        N/A          0         372,414.16  10.166      0.520       180          177          177       N/A       N/A
   2     FRM        N/A          0         364,400.85   7.150      0.520       240          236          236       N/A       N/A
   2     FRM        N/A          0         334,307.54   5.990      0.520       360          355          175       N/A       N/A
   2     FRM        N/A          0         314,629.91   7.304      0.520       240          236          236       N/A       N/A

                   Rate                         Current   Next
                 Adjustment  Gross     Gross   Periodic Periodic
                 Frequency    Life    Life Cap   Rate     Rate
 Group   Type    (Months)   Floor (%)    (%)    Cap (%)  Cap (%)
 -----   ----    ---------- --------- -------- -------- --------
   2     ARM         6        7.183    13.683    5.000    1.000
   2     ARM         6        6.977    13.477    5.000    1.000
   2     ARM         6        7.496    13.996    5.000    1.000
   2     ARM         6        7.037    13.537    5.000    1.000
   2     ARM         6        6.196    12.696    5.000    1.000
   2     ARM         6        6.900    13.400    5.000    1.000
   2     ARM         6        6.925    13.425    5.000    1.000
   2     ARM         6        8.125    14.625    5.000    1.000
   2     ARM         6        6.816    13.316    5.000    1.000
   2     ARM         6        8.109    14.609    5.000    1.000
   2     ARM         6        7.350    13.850    5.000    1.000
   2     ARM         6        6.125    12.625    5.000    1.000
   2     ARM         6        6.390    12.890    5.000    1.000
   2     ARM         6        9.500    16.000    5.000    1.000
   2     FRM        N/A        N/A       N/A      N/A      N/A
   2     FRM        N/A        N/A       N/A      N/A      N/A
   2     FRM        N/A        N/A       N/A      N/A      N/A
   2     FRM        N/A        N/A       N/A      N/A      N/A
   2     FRM        N/A        N/A       N/A      N/A      N/A
   2     FRM        N/A        N/A       N/A      N/A      N/A
   2     FRM        N/A        N/A       N/A      N/A      N/A
   2     FRM        N/A        N/A       N/A      N/A      N/A
   2     FRM        N/A        N/A       N/A      N/A      N/A
   2     FRM        N/A        N/A       N/A      N/A      N/A
   2     FRM        N/A        N/A       N/A      N/A      N/A
   2     FRM        N/A        N/A       N/A      N/A      N/A
   2     FRM        N/A        N/A       N/A      N/A      N/A
   2     FRM        N/A        N/A       N/A      N/A      N/A
   2     FRM        N/A        N/A       N/A      N/A      N/A
   2     FRM        N/A        N/A       N/A      N/A      N/A
   2     FRM        N/A        N/A       N/A      N/A      N/A
   2     FRM        N/A        N/A       N/A      N/A      N/A
   2     FRM        N/A        N/A       N/A      N/A      N/A
   2     FRM        N/A        N/A       N/A      N/A      N/A
   2     FRM        N/A        N/A       N/A      N/A      N/A
   2     FRM        N/A        N/A       N/A      N/A      N/A
   2     FRM        N/A        N/A       N/A      N/A      N/A
   2     FRM        N/A        N/A       N/A      N/A      N/A
   2     FRM        N/A        N/A       N/A      N/A      N/A
   2     FRM        N/A        N/A       N/A      N/A      N/A
   2     FRM        N/A        N/A       N/A      N/A      N/A
   2     FRM        N/A        N/A       N/A      N/A      N/A
   2     FRM        N/A        N/A       N/A      N/A      N/A
   2     FRM        N/A        N/A       N/A      N/A      N/A
   2     FRM        N/A        N/A       N/A      N/A      N/A
   2     FRM        N/A        N/A       N/A      N/A      N/A
   2     FRM        N/A        N/A       N/A      N/A      N/A
   2     FRM        N/A        N/A       N/A      N/A      N/A
   2     FRM        N/A        N/A       N/A      N/A      N/A
   2     FRM        N/A        N/A       N/A      N/A      N/A
   2     FRM        N/A        N/A       N/A      N/A      N/A
   2     FRM        N/A        N/A       N/A      N/A      N/A

                              Original                Cut-off
                              Interest                  Date                 Original    Remaining      Stated
                                Only     Cut-off Date  Gross      Expense  Amortization Amortization  Remaining   Gross    Next Rate
                               Period     Principal   Mortgage   Fee Rate      Term         Term        Term     Margin   Adjustment
 Group   Type    Index Name   (Months)   Balance ($)  Rate (%)      (%)      (Months)     (Months)     (Months)    (%)     (Months)
 -----   ----  -------------  -------- -------------- --------   --------  ------------ ------------  ---------  ------   ---------
   2     FRM        N/A          0         311,355.12   8.024      0.520       180          177          177       N/A       N/A
   2     FRM        N/A          0         310,257.00   7.890      0.520       359          356          356       N/A       N/A
   2     FRM        N/A          0         306,324.12  11.133      0.520       360          357          177       N/A       N/A
   2     FRM        N/A          0         261,022.49   8.539      0.520       180          176          176       N/A       N/A
   2     FRM        N/A          0         259,243.32   8.525      0.520       480          477          357       N/A       N/A
   2     FRM        N/A          0         225,301.34   7.810      0.520       360          355          175       N/A       N/A
   2     FRM        N/A          0         205,048.67   6.603      0.520       300          295          295       N/A       N/A
   2     FRM        N/A          0         191,651.42   8.540      0.520       360          357          357       N/A       N/A
   2     FRM        N/A          0         184,116.37  11.075      0.520       360          356          176       N/A       N/A
   2     FRM        N/A          0         172,039.45  10.011      0.520       360          357          177       N/A       N/A
   2     FRM        N/A          0         157,586.43   7.340      0.520       360          355          175       N/A       N/A
   2     FRM        N/A          0         151,882.29   9.990      0.520       180          177          177       N/A       N/A
   2     FRM        N/A          0         151,179.07   7.590      0.520       180          175          175       N/A       N/A
   2     FRM        N/A          0         149,750.33  11.044      0.520       360          357          177       N/A       N/A
   2     FRM        N/A          0         134,072.83   7.990      0.520       463          458          355       N/A       N/A
   2     FRM        N/A          0         126,248.56   7.990      0.520       240          237          237       N/A       N/A
   2     FRM        N/A          0         119,958.28   8.640      0.520       360          357          177       N/A       N/A
   2     FRM        N/A          0         113,785.11  10.501      0.520       360          355          175       N/A       N/A
   2     FRM        N/A          0          99,786.44   7.740      0.520       360          357          357       N/A       N/A
   2     FRM        N/A          0          99,611.10   9.659      0.520       240          236          236       N/A       N/A
   2     FRM        N/A          0          96,754.89   8.090      0.520       180          177          177       N/A       N/A
   2     FRM        N/A          0          93,981.25   7.877      0.520       232          227          227       N/A       N/A
   2     FRM        N/A          0          83,431.61   7.940      0.520       300          297          297       N/A       N/A
   2     FRM        N/A          0          82,455.25   8.125      0.520       300          296          296       N/A       N/A
   2     FRM        N/A          0          78,722.10   6.990      0.520       180          175          175       N/A       N/A
   2     FRM        N/A          0          75,476.65   7.940      0.520       360          352          352       N/A       N/A
   2     FRM        N/A          0          72,770.69   9.395      0.520       360          356          176       N/A       N/A
   2     FRM        N/A          0          62,604.68   8.440      0.520       360          355          175       N/A       N/A
   2     FRM        N/A          0          57,557.06   9.500      0.520       180          177          177       N/A       N/A
   2     FRM        N/A          0          54,486.43  10.500      0.520       180          176          176       N/A       N/A
   2     FRM        N/A          0          49,924.51  10.800      0.520       360          356          356       N/A       N/A
   2     FRM        N/A          0          46,903.32  11.290      0.520       360          354          174       N/A       N/A
   2     FRM        N/A          0          31,683.98  12.875      0.520       240          236          236       N/A       N/A
   2     FRM        N/A          0          26,075.20  11.000      0.520       180          177          177       N/A       N/A
   2     FRM        N/A          0          25,788.47  11.990      0.520       180          176          176       N/A       N/A


                 Rate                         Current   Next
               Adjustment  Gross     Gross   Periodic Periodic
               Frequency    Life    Life Cap   Rate     Rate
 Group   Type  (Months)   Floor (%)    (%)    Cap (%)  Cap (%)
 -----   ----  ---------- --------- -------- -------- --------
   2     FRM      N/A        N/A       N/A      N/A      N/A
   2     FRM      N/A        N/A       N/A      N/A      N/A
   2     FRM      N/A        N/A       N/A      N/A      N/A
   2     FRM      N/A        N/A       N/A      N/A      N/A
   2     FRM      N/A        N/A       N/A      N/A      N/A
   2     FRM      N/A        N/A       N/A      N/A      N/A
   2     FRM      N/A        N/A       N/A      N/A      N/A
   2     FRM      N/A        N/A       N/A      N/A      N/A
   2     FRM      N/A        N/A       N/A      N/A      N/A
   2     FRM      N/A        N/A       N/A      N/A      N/A
   2     FRM      N/A        N/A       N/A      N/A      N/A
   2     FRM      N/A        N/A       N/A      N/A      N/A
   2     FRM      N/A        N/A       N/A      N/A      N/A
   2     FRM      N/A        N/A       N/A      N/A      N/A
   2     FRM      N/A        N/A       N/A      N/A      N/A
   2     FRM      N/A        N/A       N/A      N/A      N/A
   2     FRM      N/A        N/A       N/A      N/A      N/A
   2     FRM      N/A        N/A       N/A      N/A      N/A
   2     FRM      N/A        N/A       N/A      N/A      N/A
   2     FRM      N/A        N/A       N/A      N/A      N/A
   2     FRM      N/A        N/A       N/A      N/A      N/A
   2     FRM      N/A        N/A       N/A      N/A      N/A
   2     FRM      N/A        N/A       N/A      N/A      N/A
   2     FRM      N/A        N/A       N/A      N/A      N/A
   2     FRM      N/A        N/A       N/A      N/A      N/A
   2     FRM      N/A        N/A       N/A      N/A      N/A
   2     FRM      N/A        N/A       N/A      N/A      N/A
   2     FRM      N/A        N/A       N/A      N/A      N/A
   2     FRM      N/A        N/A       N/A      N/A      N/A
   2     FRM      N/A        N/A       N/A      N/A      N/A
   2     FRM      N/A        N/A       N/A      N/A      N/A
   2     FRM      N/A        N/A       N/A      N/A      N/A
   2     FRM      N/A        N/A       N/A      N/A      N/A
   2     FRM      N/A        N/A       N/A      N/A      N/A
   2     FRM      N/A        N/A       N/A      N/A      N/A

      While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the prepayment assumption, this is not likely to be the case. Moreover, discrepancies exist between the characteristics of the actual mortgage loans that will be delivered to the custodians and characteristics of the mortgage loans assumed in preparing the tables in this prospectus supplement.

Defaults

      The yield to maturity of the Offered Certificates, and particularly the Class B and Class M certificates, will be sensitive to defaults on the mortgage loans. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. Holders of the Offered Certificates may not receive reimbursement for Applied Realized Loss Amounts in the months following the occurrence of those losses. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

Prepayment Considerations and Risks

      The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yields to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the mortgage loans in the related loan group. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by a selling party or purchases, pursuant to the optional clean-up call, by one or all of the servicers). Because certain of the mortgage loans contain Prepayment Premiums, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have Prepayment Premiums. The mortgage loans are subject to the "due-on-sale" provisions included in the mortgage loans. See "The Mortgage Loan Pool" in this prospectus supplement.

      Prepayments, liquidations and purchases of the mortgage loans (including any optional repurchase of the remaining mortgage loans in the trust fund in connection with the termination of the trust fund, in each case as described in this prospectus supplement) will result in distributions on the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which that Offered Certificate is purchased at a discount or premium, and the degree to which the timing of payments on that Offered Certificate is sensitive to prepayments, liquidations and purchases of the mortgage loans. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.

      The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the interest rates on the fixed rate mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the interest rates on the mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the fixed rate mortgage loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

      As is the case with fixed rate mortgage loans, the adjustable rate mortgage loans, or ARMs, may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with ARMs may be inclined to refinance their ARMs with a fixed rate loan to "lock in" a lower interest rate. The existence of the applicable periodic rate cap and Maximum Rate also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience of the ARMs may differ from that on the fixed rate mortgage loans because the amount of the monthly payments on the ARMs are subject to adjustment on each Adjustment Date. In addition, a substantial majority of the ARMs (the 2/28 Adjustable Rate Mortgage Loans, the 3/27 Adjustable Rate Mortgage Loans, the 5/25 Adjustable Rate Mortgage Loans and the 10/20 Adjustable Rate Mortgage Loans) will not have their initial Adjustment Date until two, three or five years after their origination. The prepayment experience of the 2/28 Adjustable Rate Mortgage Loans, the 3/27 Adjustable Rate Mortgage Loans, the 5/25 Adjustable Rate Mortgage Loans and the 10/20 Adjustable Rate Mortgage Loans may differ from that of the other ARMs. The 2/28 Adjustable Rate Mortgage Loans, the 3/27 Adjustable Rate Mortgage Loans, the 5/25 Adjustable Rate Mortgage Loans and the 10/20 Adjustable Rate Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the interest rates on the 2/28 Adjustable Rate Mortgage Loans, the 3/27 Adjustable Rate Mortgage Loans, the 5/25 Adjustable Rate Mortgage Loans and the 10/20 Adjustable Rate Mortgage Loans (as the case may be) as borrowers seek to avoid changes in their monthly payments.

      The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

      The Pass-Through Rate for each class of Offered Certificates will be adjusted by reference to One-Month LIBOR, subject to the effects of the applicable limitations described in this prospectus supplement.

      The Pass-Through Rate for each class of Offered Certificates may be calculated by reference to the net interest rates of the mortgage loans, which are based on the Loan Index. If the mortgage loans bearing higher interest rates, either through higher margins or an increase in the Loan Index (and consequently, higher net interest rates), were to prepay, the weighted average net interest rate would be lower than otherwise would be the case. Changes in One-Month LIBOR may not correlate with changes in the Loan Index. It is possible that a decrease in the Loan Index, which would be expected to result in faster prepayments, could occur simultaneously with an increased level of One-Month LIBOR. If the sum of One-Month LIBOR plus the applicable fixed margin for a class or classes of Offered Certificates were to be higher than the Group I Loan Cap, the Group II Loan Cap and the WAC Cap, as applicable, the Pass Through Rate on the related Offered Certificates would be lower than otherwise would be the case. Although holders of the Offered Certificates are entitled to receive any Basis Risk CarryForward Amount from and to the extent of funds available in the Excess Reserve Fund Account and the Swap Account, there is no assurance that those funds will be available or sufficient for those purposes. The ratings of the Offered Certificates do not address the likelihood of the payment of any Basis Risk CarryForward Amount.

Overcollateralization Provisions

      The operation of the overcollateralization provisions of the pooling and servicing agreement will affect the weighted average lives of the Offered Certificates and consequently the yields to maturity of those certificates. If at any time the Subordinated Amount is less than the Specified Subordinated Amount, Total Monthly Excess Spread and certain amounts available in the Swap Account will be applied as distributions of principal of the class or classes of certificates then entitled to distributions of principal, until the Subordinated Amount equals the Specified Subordinated Amount. This would have the effect of reducing the weighted average lives of those certificates. The actual Subordinated Amount may change from distribution date to distribution date producing uneven distributions of Total Monthly Excess Spread. There can be no assurance that the Subordinated Amount will never be less than the Specified Subordinated Amount.

      Total Monthly Excess Spread generally is a function of the excess of interest collected or advanced on the mortgage loans over the interest required to pay interest on the Offered Certificates and expenses at the Expense Fee Rate, as well as Net Swap Payments and any Swap Termination Payment (other than a Defaulted Swap Termination Payment that is not a Senior Defaulted Swap Termination Payment) to the Swap Provider. Mortgage loans with higher net interest rates will contribute more interest to the Total Monthly Excess Spread. Mortgage loans with higher net interest rates may prepay faster than mortgage loans with relatively lower net interest rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans with higher net interest rates may adversely affect the amount of Total Monthly Excess Spread available to make accelerated payments of principal of the Offered Certificates.

      As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the Offered Certificates may vary significantly over time and from class to class.

Subordinated Certificates

      Each class of Subordinated Certificates provides credit enhancement for certain other classes of Offered Certificates that have a higher payment priority, and each class of Subordinated Certificates may absorb losses on the mortgage loans. The weighted average lives of, and the yields to maturity on, the Subordinated Certificates, in order of their relative payment priorities (with the Class M-1 certificates having the highest priority, then the Class M-2 certificates, then the Class M-3 certificates, then the Class M-4 certificates, then the Class M-5 certificates, then the Class M-6 certificates, then the Class B-1 certificates, then the Class B-2 certificates and then the Class B-3 certificates) will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by a holder of a related Subordinated Certificate, the actual yield to maturity on such holder's certificate may be lower than the yield expected by such holder based on that assumption. Realized Losses on the mortgage loans will reduce the Class Certificate Balance of the class of the related Subordinated Certificates then outstanding with the lowest relative payment priority if and to the extent that the aggregate Class Certificate Balances of all classes of certificates, following all distributions on a distribution date exceeds the aggregate Stated Principal Balance of the mortgage loans. As a result of this reduction of the Class Certificate Balance of a class of Subordinated Certificates, less interest will accrue on those classes than would otherwise be the case.

      The Principal Distribution Amount to be made to the holders of the Offered Certificates includes the net proceeds in respect of principal received upon the liquidation of a related mortgage loan. If such net proceeds are less than the unpaid principal balance of the liquidated mortgage loan, the aggregate Stated Principal Balance of the mortgage loans will decline more than the aggregate Class Certificate Balances of the Offered Certificates, thus reducing the amount of the overcollateralization. If such difference is not covered by the amount of the overcollateralization or excess interest, after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement, the class of Subordinated Certificates then outstanding with the lowest relative payment priority will bear such loss. In addition, the Subordinated Certificates will generally not be entitled to any principal distributions prior to the Stepdown Date or during the continuation of a Trigger Event (unless all of the certificates with a higher relative payment priority have been paid in full). Because a Trigger Event may be based on the delinquency, as opposed to the loss, experience on the mortgage loans, a holder of a Subordinated Certificate may not receive distributions of principal for an extended period of time, even if the rate, timing and severity of Realized Losses on the applicable mortgage loans is consistent with such holder's expectations. Because of the disproportionate distribution of principal of the senior certificates, depending on the timing of Realized Losses, the Subordinated Certificates may bear a disproportionate percentage of the Realized Losses on the mortgage loans.

      For all purposes, the Class B-3 certificates will have the lowest payment priority of any class of Subordinated Certificates.

Effect on Yields Due to Rapid Prepayments

      Any net payment payable to the Swap Provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the Pass-Through Rates on the Offered Certificates. If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amount on which payments due under the interest rate swap agreement are calculated may exceed the aggregate scheduled principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the loans that must be applied to make Net Swap Payments to the Swap Provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the Offered Certificates.

Weighted Average Lives of the Offered Certificates

      The weighted average life of an Offered Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Class Certificate Balance of the certificate on each distribution date by the number of years from the date of issuance to that distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Certificate Balance of the certificate referred to in clause (a).

      For a discussion of the factors which may influence the rate of payments (including prepayments) of the mortgage loans, see "--Prepayment Considerations and Risks" above and "Yield Considerations" in the prospectus.

      In general, the weighted average lives of the Offered Certificates will be shortened if the level of prepayments of principal of the mortgage loans increases. However, the weighted average lives of the Offered Certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. See "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      The interaction of the foregoing factors may have different effects on various classes of Offered Certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of Offered Certificates. Further, to the extent the prices of the Offered Certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of those classes of Offered Certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of Offered Certificates may be affected at various constant percentages of the prepayment assumption, see "--Decrement Tables" below.

Decrement Tables

      The following tables indicate the percentages of the initial Class Certificate Balances of the classes of Offered Certificates that would be outstanding after each of the distribution dates shown at various constant percentages of the applicable prepayment assumption and the corresponding weighted average lives of those classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that (i) all of the mortgage loans will have the characteristics assumed, (ii) all of the mortgage loans will prepay at the constant percentages of the applicable prepayment assumption specified in the tables or at any other constant rate or (iii) all of the mortgage loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity and interest rates of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of the applicable prepayment assumption, even if the weighted average remaining term to maturity and weighted average interest rates of the mortgage loans are consistent with the remaining terms to maturity and interest rates of the mortgage loans specified in the structuring assumptions.

                              Prepayment Scenarios

                                      SCENARIO I      SCENARIO II     SCENARIO III      SCENARIO IV      SCENARIO V
                                      ----------      -----------     ------------      -----------      ----------
Fixed rate mortgage loans (% of
   prepayment
   assumption).....................       0%              75%             100%             125%             150%
Adjustable rate mortgage loans
   (% of prepayment assumption)....       0%              75%             100%             125%             150%

           Percent of Initial Class Certificate Balance Outstanding(1)

                                   Class A-1                     Class A-2a
    DISTRIBUTION DATE        PREPAYMENT SCENARIO            PREPAYMENT SCENARIO
------------------------ ---------------------------   ---------------------------
                          I    II    III   IV     V     I    II    III   IV     V
                         ---   ---   ---   ---   ---   ---   ---   ---   ---   ---
Initial Percentage ..... 100   100   100   100   100   100   100   100   100   100
April 2007 .............  99    75    66    58    50    98    51    35    19     3
April 2008 .............  98    54    41    29    19    97     9     0     0     0
April 2009 .............  98    37    23    11     1    96     0     0     0     0
April 2010 .............  97    29    21    11     1    95     0     0     0     0
April 2011 .............  97    23    15     9     1    93     0     0     0     0
April 2012 .............  96    18    11     6     1    92     0     0     0     0
April 2013 .............  95    14     8     4     1    90     0     0     0     0
April 2014 .............  94    11     6     2     1    88     0     0     0     0
April 2015 .............  93     9     4     2     0    86     0     0     0     0
April 2016 .............  92     7     3     1     0    83     0     0     0     0
April 2017 .............  91     6     2     0     0    81     0     0     0     0
April 2018 .............  90     4     1     0     0    78     0     0     0     0
April 2019 .............  88     3     1     0     0    74     0     0     0     0
April 2020 .............  86     3     1     0     0    70     0     0     0     0
April 2021 .............  82     2     0     0     0    47     0     0     0     0
April 2022 .............  80     1     0     0     0    42     0     0     0     0
April 2023 .............  78     1     0     0     0    38     0     0     0     0
April 2024 .............  76     1     0     0     0    33     0     0     0     0
April 2025 .............  73     0     0     0     0    27     0     0     0     0
April 2026 .............  70     0     0     0     0    21     0     0     0     0
April 2027 .............  66     0     0     0     0    13     0     0     0     0
April 2028 .............  63     0     0     0     0     5     0     0     0     0
April 2029 .............  58     0     0     0     0     0     0     0     0     0
April 2030 .............  54     0     0     0     0     0     0     0     0     0
April 2031 .............  48     0     0     0     0     0     0     0     0     0
April 2032 .............  44     0     0     0     0     0     0     0     0     0
April 2033 .............  40     0     0     0     0     0     0     0     0     0
April 2034 .............  35     0     0     0     0     0     0     0     0     0
April 2035 .............  31     0     0     0     0     0     0     0     0     0
April 2036 .............   0     0     0     0     0     0     0     0     0     0
Weighted Average Life
to Maturity
(years)(2) ............. 22.71 3.51  2.53  1.83  1.22  15.03 1.08  0.80  0.63  0.52
Weighted Average
Life to Call
(years)(2)(3) .......... 22.71 3.26  2.34  1.69  1.20  15.03 1.08  0.80  0.63  0.52

----------
(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of a certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

           Percent of Initial Class Certificate Balance Outstanding(1)

                                   Class A-2b                    Class A-2c
    DISTRIBUTION DATE         PREPAYMENT SCENARIO           PREPAYMENT SCENARIO
------------------------ ---------------------------   ---------------------------
                          I    II    III   IV     V     I    II    III   IV     V
                         ---   ---   ---   ---   ---   ---   ---   ---   ---   ---
Initial Percentage ..... 100   100   100   100   100   100   100   100   100   100
April 2007 ............. 100   100   100   100   100   100   100   100   100   100
April 2008 ............. 100   100    45     0     0   100   100   100    77    29
April 2009 ............. 100    18     0     0     0   100   100    45     0     0
April 2010 ............. 100     0     0     0     0   100    75    35     0     0
April 2011 ............. 100     0     0     0     0   100    47     9     0     0
April 2012 ............. 100     0     0     0     0   100    25     0     0     0
April 2013 ............. 100     0     0     0     0   100     7     0     0     0
April 2014 ............. 100     0     0     0     0   100     0     0     0     0
April 2015 ............. 100     0     0     0     0   100     0     0     0     0
April 2016 ............. 100     0     0     0     0   100     0     0     0     0
April 2017 ............. 100     0     0     0     0   100     0     0     0     0
April 2018 ............. 100     0     0     0     0   100     0     0     0     0
April 2019 ............. 100     0     0     0     0   100     0     0     0     0
April 2020 ............. 100     0     0     0     0   100     0     0     0     0
April 2021 ............. 100     0     0     0     0   100     0     0     0     0
April 2022 ............. 100     0     0     0     0   100     0     0     0     0
April 2023 ............. 100     0     0     0     0   100     0     0     0     0
April 2024 ............. 100     0     0     0     0   100     0     0     0     0
April 2025 ............. 100     0     0     0     0   100     0     0     0     0
April 2026 ............. 100     0     0     0     0   100     0     0     0     0
April 2027 ............. 100     0     0     0     0   100     0     0     0     0
April 2028 ............. 100     0     0     0     0   100     0     0     0     0
April 2029 .............  87     0     0     0     0   100     0     0     0     0
April 2030 .............  52     0     0     0     0   100     0     0     0     0
April 2031 .............  13     0     0     0     0   100     0     0     0     0
April 2032 .............   0     0     0     0     0    86     0     0     0     0
April 2033 .............   0     0     0     0     0    67     0     0     0     0
April 2034 .............   0     0     0     0     0    45     0     0     0     0
April 2035 .............   0     0     0     0     0    20     0     0     0     0
April 2036 .............   0     0     0     0     0     0     0     0     0     0
Weighted Average
Life to Maturity
(years)(2) ............. 24.06 2.74  2.00  1.56  1.26  27.70 5.07  3.50  2.32  1.86
Weighted Average
Life to Call
(years)(2)(3) .......... 24.06 2.74  2.00  1.56  1.26  27.70 5.07  3.50  2.32  1.86

----------
(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of a certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

           Percent of Initial Class Certificate Balance Outstanding(1)

                                  Class A-2d                      Class M-1
    DISTRIBUTION DATE        PREPAYMENT SCENARIO            PREPAYMENT SCENARIO
------------------------ ---------------------------   ---------------------------
                          I    II    III   IV     V     I    II    III   IV     V
                         ---   ---   ---   ---   ---   ---   ---   ---   ---   ---
Initial Percentage ..... 100   100   100   100   100   100   100   100   100   100
April 2007 ............. 100   100   100   100   100   100   100   100   100   100
April 2008 ............. 100   100   100   100   100   100   100   100   100   100
April 2009 ............. 100   100   100    83    10   100   100   100   100   100
April 2010 ............. 100   100   100    83    10   100    80    56   100   100
April 2011 ............. 100   100   100    72    10   100    63    41    26   100
April 2012 ............. 100   100    83    48    10   100    50    30    17    61
April 2013 ............. 100   100    61    32    10   100    40    22    11    26
April 2014 ............. 100    88    44    21    10   100    32    16     7     5
April 2015 ............. 100    69    32    14     6   100    25    11     5     0
April 2016 ............. 100    55    24    10     1   100    20     8     3     0
April 2017 ............. 100    43    17     6     0   100    16     6     0     0
April 2018 ............. 100    34    13     3     0   100    12     4     0     0
April 2019 ............. 100    27     9     0     0   100    10     3     0     0
April 2020 ............. 100    21     7     0     0   100     8     0     0     0
April 2021 ............. 100    14     2     0     0   100     5     0     0     0
April 2022 ............. 100    11     0     0     0   100     4     0     0     0
April 2023 ............. 100     9     0     0     0   100     3     0     0     0
April 2024 ............. 100     7     0     0     0   100     0     0     0     0
April 2025 ............. 100     4     0     0     0   100     0     0     0     0
April 2026 ............. 100     2     0     0     0   100     0     0     0     0
April 2027 ............. 100     1     0     0     0   100     0     0     0     0
April 2028 ............. 100     0     0     0     0   100     0     0     0     0
April 2029 ............. 100     0     0     0     0   100     0     0     0     0
April 2030 ............. 100     0     0     0     0   100     0     0     0     0
April 2031 ............. 100     0     0     0     0   100     0     0     0     0
April 2032 ............. 100     0     0     0     0    94     0     0     0     0
April 2033 ............. 100     0     0     0     0    83     0     0     0     0
April 2034 ............. 100     0     0     0     0    70     0     0     0     0
April 2035 ............. 100     0     0     0     0    56     0     0     0     0
April 2036 .............   0     0     0     0     0     0     0     0     0     0
Weighted Average
Life to Maturity
(years)(2) ............. 29.73 11.41 8.46  6.33  3.28  28.65 7.19  5.56  5.14  6.46
Weighted Average
Life to Call
(years)(2)(3) .......... 29.73 9.38  6.86  5.05  2.83  28.65 6.51  5.03  4.72  4.49

----------
(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of a certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

           Percent of Initial Class Certificate Balance Outstanding(1)

                                  Class M-2                       Class M-3
    DISTRIBUTION DATE        PREPAYMENT SCENARIO            PREPAYMENT SCENARIO
------------------------ ---------------------------   ---------------------------
                          I    II    III   IV     V     I    II    III   IV     V
                         ---   ---   ---   ---   ---   ---   ---   ---   ---   ---
Initial Percentage ..... 100   100   100   100   100   100   100   100   100   100
April 2007 ............. 100   100   100   100   100   100   100   100   100   100
April 2008 ............. 100   100   100   100   100   100   100   100   100   100
April 2009 ............. 100   100   100   100   100   100   100   100   100   100
April 2010 ............. 100    80    56    56   100   100    80    56    39   100
April 2011 ............. 100    63    41    26    36   100    63    41    26    15
April 2012 ............. 100    50    30    17     9   100    50    30    17     9
April 2013 ............. 100    40    22    11     5   100    40    22    11     5
April 2014 ............. 100    32    16     7     2   100    32    16     7     0
April 2015 ............. 100    25    11     5     0   100    25    11     5     0
April 2016 ............. 100    20     8     2     0   100    20     8     0     0
April 2017 ............. 100    16     6     0     0   100    16     6     0     0
April 2018 ............. 100    12     4     0     0   100    12     4     0     0
April 2019 ............. 100    10     1     0     0   100    10     0     0     0
April 2020 ............. 100     8     0     0     0   100     8     0     0     0
April 2021 ............. 100     5     0     0     0   100     5     0     0     0
April 2022 ............. 100     4     0     0     0   100     3     0     0     0
April 2023 ............. 100     1     0     0     0   100     0     0     0     0
April 2024 ............. 100     0     0     0     0   100     0     0     0     0
April 2025 ............. 100     0     0     0     0   100     0     0     0     0
April 2026 ............. 100     0     0     0     0   100     0     0     0     0
April 2027 ............. 100     0     0     0     0   100     0     0     0     0
April 2028 ............. 100     0     0     0     0   100     0     0     0     0
April 2029 ............. 100     0     0     0     0   100     0     0     0     0
April 2030 ............. 100     0     0     0     0   100     0     0     0     0
April 2031 ............. 100     0     0     0     0   100     0     0     0     0
April 2032 .............  94     0     0     0     0    94     0     0     0     0
April 2033 .............  83     0     0     0     0    83     0     0     0     0
April 2034 .............  70     0     0     0     0    70     0     0     0     0
April 2035 .............  56     0     0     0     0    56     0     0     0     0
April 2036 .............   0     0     0     0     0     0     0     0     0     0
Weighted Average
Life to Maturity
(years)(2) ............. 28.65 7.17  5.48  4.85  5.09  28.65 7.14  5.43  4.69  4.62
Weighted Average
Life to Call
(years)(2)(3) .......... 28.65 6.51  4.97  4.45  4.49  28.65 6.51  4.94  4.31  4.31

----------
(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of a certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

           Percent of Initial Class Certificate Balance Outstanding(1)

                                  Class M-4                       Class M-5
    DISTRIBUTION DATE        PREPAYMENT SCENARIO            PREPAYMENT SCENARIO
------------------------ ---------------------------   ---------------------------
                          I    II    III   IV     V     I    II    III   IV     V
                         ---   ---   ---   ---   ---   ---   ---   ---   ---   ---
Initial Percentage ..... 100   100   100   100   100   100   100   100   100   100
April 2007 ............. 100   100   100   100   100   100   100   100   100   100
April 2008 ............. 100   100   100   100   100   100   100   100   100   100
April 2009 ............. 100   100   100   100   100   100   100   100   100   100
April 2010 ............. 100    80    56    39    43   100    80    56    39    26
April 2011 ............. 100    63    41    26    15   100    63    41    26    15
April 2012 ............. 100    50    30    17     9   100    50    30    17     9
April 2013 ............. 100    40    22    11     5   100    40    22    11     4
April 2014 ............. 100    32    16     7     0   100    32    16     7     0
April 2015 ............. 100    25    11     5     0   100    25    11     1     0
April 2016 ............. 100    20     8     0     0   100    20     8     0     0
April 2017 ............. 100    16     6     0     0   100    16     6     0     0
April 2018 ............. 100    12     1     0     0   100    12     0     0     0
April 2019 ............. 100    10     0     0     0   100    10     0     0     0
April 2020 ............. 100     8     0     0     0   100     8     0     0     0
April 2021 ............. 100     5     0     0     0   100     2     0     0     0
April 2022 ............. 100     0     0     0     0   100     0     0     0     0
April 2023 ............. 100     0     0     0     0   100     0     0     0     0
April 2024 ............. 100     0     0     0     0   100     0     0     0     0
April 2025 ............. 100     0     0     0     0   100     0     0     0     0
April 2026 ............. 100     0     0     0     0   100     0     0     0     0
April 2027 ............. 100     0     0     0     0   100     0     0     0     0
April 2028 ............. 100     0     0     0     0   100     0     0     0     0
April 2029 ............. 100     0     0     0     0   100     0     0     0     0
April 2030 ............. 100     0     0     0     0   100     0     0     0     0
April 2031 ............. 100     0     0     0     0   100     0     0     0     0
April 2032 .............  94     0     0     0     0    94     0     0     0     0
April 2033 .............  83     0     0     0     0    83     0     0     0     0
April 2034 .............  70     0     0     0     0    70     0     0     0     0
April 2035 .............  56     0     0     0     0    56     0     0     0     0
April 2036 .............   0     0     0     0     0     0     0     0     0     0
Weighted Average
Life to Maturity
(years)(2) ............. 28.65 7.12  5.40  4.61  4.40  28.65 7.09  5.35  4.53  4.23
Weighted Average
Life to Call
(years)(2)(3) .......... 28.65 6.51  4.92  4.24  4.10  28.65 6.51  4.90  4.17  3.94

----------
(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of a certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

           Percent of Initial Class Certificate Balance Outstanding(1)

                                   Class M-6                     Class B-1
    DISTRIBUTION DATE        PREPAYMENT SCENARIO            PREPAYMENT SCENARIO
------------------------ ---------------------------   ---------------------------
                          I    II    III   IV     V     I    II    III   IV     V
                         ---   ---   ---   ---   ---   ---   ---   ---   ---   ---
Initial Percentage ..... 100   100   100   100   100   100   100   100   100   100
April 2007 ............. 100   100   100   100   100   100   100   100   100   100
April 2008 ............. 100   100   100   100   100   100   100   100   100   100
April 2009 ............. 100   100   100   100   100   100   100   100   100   100
April 2010 ............. 100    80    56    39    26   100    80    56    39    26
April 2011 ............. 100    63    41    26    15   100    63    41    26    15
April 2012 ............. 100    50    30    17     9   100    50    30    17     9
April 2013 ............. 100    40    22    11     0   100    40    22    11     0
April 2014 ............. 100    32    16     7     0   100    32    16     3     0
April 2015 ............. 100    25    11     0     0   100    25    11     0     0
April 2016 ............. 100    20     8     0     0   100    20     7     0     0
April 2017 ............. 100    16     2     0     0   100    16     0     0     0
April 2018 ............. 100    12     0     0     0   100    12     0     0     0
April 2019 ............. 100    10     0     0     0   100    10     0     0     0
April 2020 ............. 100     8     0     0     0   100     4     0     0     0
April 2021 ............. 100     0     0     0     0   100     0     0     0     0
April 2022 ............. 100     0     0     0     0   100     0     0     0     0
April 2023 ............. 100     0     0     0     0   100     0     0     0     0
April 2024 ............. 100     0     0     0     0   100     0     0     0     0
April 2025 ............. 100     0     0     0     0   100     0     0     0     0
April 2026 ............. 100     0     0     0     0   100     0     0     0     0
April 2027 ............. 100     0     0     0     0   100     0     0     0     0
April 2028 ............. 100     0     0     0     0   100     0     0     0     0
April 2029 ............. 100     0     0     0     0   100     0     0     0     0
April 2030 ............. 100     0     0     0     0   100     0     0     0     0
April 2031 ............. 100     0     0     0     0   100     0     0     0     0
April 2032 .............  94     0     0     0     0    94     0     0     0     0
April 2033 .............  83     0     0     0     0    83     0     0     0     0
April 2034 .............  70     0     0     0     0    70     0     0     0     0
April 2035 .............  56     0     0     0     0    56     0     0     0     0
April 2036 .............   0     0     0     0     0     0     0     0     0     0
Weighted Average
Life to Maturity
(years)(2) ............. 28.65 7.07  5.32  4.46  4.10  28.65 7.02  5.26  4.39  3.98
Weighted Average
Life to Call
(years)(2)(3) .......... 28.65 6.51  4.90  4.13  3.83  28.65 6.51  4.88  4.09  3.74

----------
(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of a certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

           Percent of Initial Class Certificate Balance Outstanding(1)

                                  Class B-2                      Class B-3
    DISTRIBUTION DATE        PREPAYMENT SCENARIO            PREPAYMENT SCENARIO
------------------------ ---------------------------   ---------------------------
                          I    II    III   IV     V     I    II    III   IV     V
                         ---   ---   ---   ---   ---   ---   ---   ---   ---   ---
Initial Percentage ..... 100   100   100   100   100   100   100   100   100   100
April 2007 ............. 100   100   100   100   100   100   100   100   100   100
April 2008 ............. 100   100   100   100   100   100   100   100   100   100
April 2009 ............. 100   100   100   100   100   100   100   100   100   100
April 2010 ............. 100    80    56    39    26   100    80    56    39    26
April 2011 ............. 100    63    41    26    15   100    63    41    26    15
April 2012 ............. 100    50    30    17     3   100    50    30    17     0
April 2013 ............. 100    40    22    11     0   100    40    22     1     0
April 2014 ............. 100    32    16     0     0   100    32    16     0     0
April 2015 ............. 100    25    11     0     0   100    25     2     0     0
April 2016 ............. 100    20     0     0     0   100    20     0     0     0
April 2017 ............. 100    16     0     0     0   100    16     0     0     0
April 2018 ............. 100    12     0     0     0   100     6     0     0     0
April 2019 ............. 100     5     0     0     0   100     0     0     0     0
April 2020 ............. 100     0     0     0     0   100     0     0     0     0
April 2021 ............. 100     0     0     0     0   100     0     0     0     0
April 2022 ............. 100     0     0     0     0   100     0     0     0     0
April 2023 ............. 100     0     0     0     0   100     0     0     0     0
April 2024 ............. 100     0     0     0     0   100     0     0     0     0
April 2025 ............. 100     0     0     0     0   100     0     0     0     0
April 2026 ............. 100     0     0     0     0   100     0     0     0     0
April 2027 ............. 100     0     0     0     0   100     0     0     0     0
April 2028 ............. 100     0     0     0     0   100     0     0     0     0
April 2029 ............. 100     0     0     0     0   100     0     0     0     0
April 2030 ............. 100     0     0     0     0   100     0     0     0     0
April 2031 ............. 100     0     0     0     0   100     0     0     0     0
April 2032 .............  94     0     0     0     0    94     0     0     0     0
April 2033 .............  83     0     0     0     0    83     0     0     0     0
April 2034 .............  70     0     0     0     0    70     0     0     0     0
April 2035 .............  56     0     0     0     0    56     0     0     0     0
April 2036 .............   0     0     0     0     0     0     0     0     0     0
Weighted Average
Life to Maturity
(years)(2) ............. 28.65 6.94  5.19  4.31  3.87  28.65 6.82  5.09  4.21  3.76
Weighted Average
Life to Call
(years)(2)(3) .......... 28.65 6.51  4.88  4.06  3.67  28.65 6.51  4.87  4.03  3.61

----------
(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of a certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

      Hypothetical Available Funds and Supplemental Interest Rate Cap Table

      Assuming that prepayments on the mortgage loans occur at 100% of the applicable fixed rate or adjustable rate prepayment assumption (i.e., Scenario
III), that no losses are experienced with respect to the mortgage loans and that One-Month LIBOR and the Loan Index each remain constant at 20% and that the 10% optional clean-up call is not exercised, the following table indicates the Available Funds and Supplemental Interest Rate Cap that would result for indicated distribution dates under an assumed hypothetical scenario. It is highly unlikely, however, that prepayments on the mortgage loans will occur at a constant rate of 100% of the applicable prepayment assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual interest rates on the mortgage loans on any distribution date will conform to the corresponding rate set forth for that distribution date in the following table.

                         Schedule of Available Funds and
              Supplemental Interest Rate Cap Rates (Cash Cap)(1)(2)

                 Class A-1  Class A-2a  Class A-2b  Class A-2c  Class A-2d  Class M-1   Class M-2
 Distribution     Cap (%)     Cap (%)     Cap (%)     Cap (%)     Cap (%)     Cap (%)     Cap (%)
     Date       Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360
-------------   ----------  ----------  ----------  ----------  ----------  ----------  ----------
Closing Date        -           -          -            -           -           -           -
5/25/2006         20.17       20.07      20.12        20.18       20.27       20.33       20.35
6/25/2006         20.17       20.07      20.12        20.18       20.27       20.33       20.35
7/25/2006         20.17       20.07      20.12        20.18       20.27       20.33       20.35
8/25/2006         20.17       20.07      20.12        20.18       20.27       20.33       20.35
9/25/2006         20.17       20.07      20.12        20.18       20.27       20.33       20.35
10/25/2006        20.17       20.07      20.12        20.18       20.27       20.33       20.35
11/25/2006        20.17       20.07      20.12        20.18       20.27       20.33       20.35
12/25/2006        20.17       20.07      20.12        20.18       20.27       20.33       20.35
1/25/2007         20.11       20.07      20.12        20.18       20.26       19.99       20.00
2/25/2007         19.90       20.07      20.07        20.07       20.07       19.62       19.62
3/25/2007         20.09       20.07      20.17        20.26       20.27       19.84       19.84
4/25/2007         19.54       19.72      19.72        19.72       19.72       19.23       19.23
5/25/2007         19.47       19.66      19.66        19.66       19.66       19.14       19.14
6/25/2007         19.19       19.37      19.37        19.37       19.37       18.85       18.85
7/25/2007         19.14       19.33      19.33        19.33       19.33       18.77       18.77
8/25/2007         18.86       19.05      19.05        19.05       19.05       18.48       18.48
9/25/2007         18.70       18.89      18.89        18.89       18.89       18.31       18.31
10/25/2007        18.68       18.87      18.87        18.87       18.87       18.24       18.24
11/25/2007        18.32       18.50      18.50        18.50       18.50       17.88       17.88
12/25/2007        17.85       18.09      18.09        18.09       18.09       17.40       17.40
1/25/2008         15.85         -        15.75        15.75       15.75       15.00       15.00
2/25/2008         12.11         -        12.28        12.28       12.28       11.38       11.38
3/25/2008         12.76         -        12.95        12.95       12.95       11.94       11.94
4/25/2008         12.14         -        12.32        12.32       12.32       11.34       11.34
5/25/2008         12.48         -        12.66        12.66       12.66       11.60       11.60
6/25/2008         12.20         -        12.39        12.39       12.39       11.32       11.32
7/25/2008         13.29         -        13.30        13.30       13.30       12.13       12.13
8/25/2008         13.08         -        13.24        13.24       13.24       11.99       11.99
9/25/2008         13.12         -          -          13.28       13.28       11.98       11.98
10/25/2008        13.51         -          -          13.68       13.68       12.27       12.27
11/25/2008        13.19         -          -          13.36       13.36       11.93       11.93
12/25/2008        13.60         -          -          13.78       13.78       12.23       12.23
1/25/2009         13.90         -          -          13.89       13.89       12.26       12.26
2/25/2009         14.07         -          -          14.19       14.19       12.41       12.41
3/25/2009         15.43         -          -          15.56       15.56       13.49       13.49
4/25/2009         14.24         -          -          14.35       14.35       12.39       12.39
5/25/2009         70.64         -          -          70.76       70.76       12.71       12.71
6/25/2009         18.18         -          -          18.31       18.31       12.34       12.34
7/25/2009         19.30         -          -          19.28       19.28       13.23       13.23
8/25/2009         18.71         -          -          18.79       18.79       13.04       13.04
9/25/2009         18.54         -          -          18.62       18.62       13.02       13.02
10/25/2009        18.92         -          -          19.01       19.01       13.37       13.37
11/25/2009        18.22         -          -          18.30       18.30       12.99       12.99
12/25/2009        18.60         -          -          18.68       18.68       13.34       13.34
1/25/2010         18.22         -          -          18.18       18.18       13.15       13.15

                Class M-3   Class M-4   Class M-5   Class M-6   Class B-1   Class B-2   Class B-3
 Distribution     Cap (%)     Cap (%)     Cap (%)     Cap (%)     Cap (%)     Cap (%)     Cap (%)
     Date       Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360
-------------   ----------  ----------  ----------  ----------  ----------  ----------  ----------
Closing Date       -            -           -          -            -           -          -
5/25/2006        20.37        20.48       20.49      20.57        21.10       21.20      22.15
6/25/2006        20.37        20.48       20.49      20.57        21.10       21.20      22.15
7/25/2006        20.37        20.48       20.49      20.57        21.10       21.20      22.15
8/25/2006        20.37        20.48       20.49      20.57        21.10       21.20      22.15
9/25/2006        20.37        20.48       20.49      20.57        21.10       21.20      22.15
10/25/2006       20.37        20.48       20.49      20.57        21.10       21.20      22.15
11/25/2006       20.37        20.48       20.49      20.57        21.10       21.20      22.15
12/25/2006       20.37        20.48       20.49      20.57        21.10       21.20      22.15
1/25/2007        20.00        20.04       20.04      20.07        20.25       20.29      20.61
2/25/2007        19.62        19.62       19.62      19.62        19.62       19.62      19.62
3/25/2007        19.85        19.87       19.87      19.88        19.98       19.99      20.16
4/25/2007        19.23        19.23       19.23      19.23        19.23       19.23      19.23
5/25/2007        19.14        19.14       19.14      19.14        19.14       19.14      19.14
6/25/2007        18.85        18.85       18.85      18.85        18.85       18.85      18.85
7/25/2007        18.77        18.77       18.77      18.77        18.77       18.77      18.77
8/25/2007        18.48        18.48       18.48      18.48        18.48       18.48      18.48
9/25/2007        18.31        18.31       18.31      18.31        18.31       18.31      18.31
10/25/2007       18.24        18.24       18.24      18.24        18.24       18.24      18.24
11/25/2007       17.88        17.88       17.88      17.88        17.88       17.88      17.88
12/25/2007       17.40        17.40       17.40      17.40        17.40       17.40      17.40
1/25/2008        15.00        15.00       15.00      15.00        15.00       15.00      15.00
2/25/2008        11.38        11.38       11.38      11.38        11.38       11.38      11.38
3/25/2008        11.94        11.94       11.94      11.94        11.94       11.94      11.94
4/25/2008        11.34        11.34       11.34      11.34        11.34       11.34      11.34
5/25/2008        11.60        11.60       11.60      11.60        11.60       11.60      11.60
6/25/2008        11.32        11.32       11.32      11.32        11.32       11.32      11.32
7/25/2008        12.13        12.13       12.13      12.13        12.13       12.13      12.13
8/25/2008        11.99        11.99       11.99      11.99        11.99       11.99      11.99
9/25/2008        11.98        11.98       11.98      11.98        11.98       11.98      11.98
10/25/2008       12.27        12.27       12.27      12.27        12.27       12.27      12.27
11/25/2008       11.93        11.93       11.93      11.93        11.93       11.93      11.93
12/25/2008       12.23        12.23       12.23      12.23        12.23       12.23      12.23
1/25/2009        12.26        12.26       12.26      12.26        12.26       12.26      12.26
2/25/2009        12.41        12.41       12.41      12.41        12.41       12.41      12.41
3/25/2009        13.49        13.49       13.49      13.49        13.49       13.49      13.49
4/25/2009        12.39        12.39       12.39      12.39        12.39       12.39      12.39
5/25/2009        12.71        12.71       12.71      12.71        12.71       12.71      12.71
6/25/2009        12.34        12.34       12.34      12.34        12.34       12.34      12.34
7/25/2009        13.23        13.23       13.23      13.23        13.23       13.23      13.23
8/25/2009        13.04        13.04       13.04      13.04        13.04       13.04      13.04
9/25/2009        13.02        13.02       13.02      13.02        13.02       13.02      13.02
10/25/2009       13.37        13.37       13.37      13.37        13.37       13.37      13.37
11/25/2009       12.99        12.99       12.99      12.99        12.99       12.99      12.99
12/25/2009       13.34        13.34       13.34      13.34        13.34       13.34      13.34
1/25/2010        13.15        13.15       13.15      13.15        13.15       13.15      13.15

                 Class A-1  Class A-2a  Class A-2b  Class A-2c  Class A-2d  Class M-1   Class M-2
 Distribution     Cap (%)     Cap (%)     Cap (%)     Cap (%)     Cap (%)     Cap (%)     Cap (%)
     Date       Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360
-------------   ----------  ----------  ----------  ----------  ----------  ----------  ----------
2/25/2010         18.24         -          -          18.22       18.22       13.23       13.23
3/25/2010         19.96         -          -          19.95       19.95       14.42       14.42
4/25/2010         18.20         -          -          18.19       18.19       13.20       13.20
5/25/2010         18.73         -          -          18.71       18.71       13.56       13.56
6/25/2010         18.17         -          -          18.15       18.15       13.17       13.17
7/25/2010         18.73         -          -          18.71       18.71       13.55       13.55
8/25/2010         18.17         -          -          18.15       18.15       13.16       13.16
9/25/2010         18.15         -          -          18.14       18.14       13.15       13.15
10/25/2010        18.68         -          -          18.66       18.66       13.51       13.51
11/25/2010        16.75         -          -          16.73       16.73       11.75       11.75
12/25/2010        17.31         -          -          17.29       17.29       12.13       12.13
1/25/2011         16.78         -          -          16.76       16.76       11.77       11.77
2/25/2011         16.80         -          -          16.77       16.77       11.78       11.78
3/25/2011         18.59         -          -          18.56       18.56       13.03       13.03
4/25/2011         16.79         -          -          16.76       16.76       11.77       11.77
5/25/2011         17.34         -          -          17.31       17.31       12.16       12.16
6/25/2011         16.78         -          -          16.75       16.75       11.76       11.76
7/25/2011         17.34         -          -          17.31       17.31       12.15       12.15
8/25/2011         16.78         -          -          16.75       16.75       11.76       11.76
9/25/2011         16.77         -          -          16.75       16.75       11.76       11.76
10/25/2011        17.33         -          -          17.30       17.30       12.14       12.14
11/25/2011        16.76         -          -            -         16.74       11.75       11.75
12/25/2011        17.32         -          -            -         17.29       12.14       12.14
1/25/2012         16.76         -          -            -         16.73       11.74       11.74
2/25/2012         16.76         -          -            -         16.73       11.74       11.74
3/25/2012         17.91         -          -            -         17.88       12.55       12.55
4/25/2012         16.75         -          -            -         16.72       11.73       11.73
5/25/2012         17.30         -          -            -         17.27       12.12       12.12
6/25/2012         16.74         -          -            -         16.71       11.73       11.73
7/25/2012         17.30         -          -            -         17.27       12.12       12.12
8/25/2012         16.74         -          -            -         16.71       11.72       11.72
9/25/2012         16.73         -          -            -         16.70       11.72       11.72
10/25/2012        17.29         -          -            -         17.25       12.10       12.10
11/25/2012        16.72         -          -            -         16.69       11.71       11.71
12/25/2012        17.28         -          -            -         17.24       12.09       12.09
1/25/2013         16.72         -          -            -         16.69       11.70       11.70
2/25/2013         16.71         -          -            -         16.68       11.70       11.70
3/25/2013         18.50         -          -            -         18.46       12.95       12.95
4/25/2013         16.70         -          -            -         16.67       11.69       11.69
5/25/2013         17.25         -          -            -         17.22       12.07       12.07
6/25/2013         16.69         -          -            -         16.66       11.68       11.68
7/25/2013         17.24         -          -            -         17.21       12.07       12.07
8/25/2013         16.68         -          -            -         16.65       11.67       11.67
9/25/2013         16.68         -          -            -         16.65       11.67       11.67
10/25/2013        17.23         -          -            -         17.20       12.05       12.05
11/25/2013        16.67         -          -            -         16.64       11.66       11.66
12/25/2013        17.22         -          -            -         17.19       12.04       12.04
1/25/2014         16.66         -          -            -         16.63       11.65       11.65
2/25/2014         16.65         -          -            -         16.62       11.64       11.64
3/25/2014         18.43         -          -            -         18.40       12.89       12.89
4/25/2014         16.64         -          -            -         16.61       11.64       11.64
5/25/2014         17.19         -          -            -         17.16       12.02       12.02
6/25/2014         16.63         -          -            -         16.61       11.63       11.63

                 Class M-3   Class M-4   Class M-5   Class M-6   Class B-1   Class B-2   Class B-3
 Distribution      Cap (%)     Cap (%)     Cap (%)     Cap (%)     Cap (%)     Cap (%)     Cap (%)
     Date        Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360
-------------    ----------  ----------  ----------  ----------  ----------  ----------  ----------
2/25/2010         13.23        13.23       13.23      13.23        13.23       13.23      13.23
3/25/2010         14.42        14.42       14.42      14.42        14.42       14.42      14.42
4/25/2010         13.20        13.20       13.20      13.20        13.20       13.20      13.20
5/25/2010         13.56        13.56       13.56      13.56        13.56       13.56      13.56
6/25/2010         13.17        13.17       13.17      13.17        13.17       13.17      13.17
7/25/2010         13.55        13.55       13.55      13.55        13.55       13.55      13.55
8/25/2010         13.16        13.16       13.16      13.16        13.16       13.16      13.16
9/25/2010         13.15        13.15       13.15      13.15        13.15       13.15      13.15
10/25/2010        13.51        13.51       13.51      13.51        13.51       13.51      13.51
11/25/2010        11.75        11.75       11.75      11.75        11.75       11.75      11.75
12/25/2010        12.13        12.13       12.13      12.13        12.13       12.13      12.13
1/25/2011         11.77        11.77       11.77      11.77        11.77       11.77      11.77
2/25/2011         11.78        11.78       11.78      11.78        11.78       11.78      11.78
3/25/2011         13.03        13.03       13.03      13.03        13.03       13.03      13.03
4/25/2011         11.77        11.77       11.77      11.77        11.77       11.77      11.77
5/25/2011         12.16        12.16       12.16      12.16        12.16       12.16      12.16
6/25/2011         11.76        11.76       11.76      11.76        11.76       11.76      11.76
7/25/2011         12.15        12.15       12.15      12.15        12.15       12.15      12.15
8/25/2011         11.76        11.76       11.76      11.76        11.76       11.76      11.76
9/25/2011         11.76        11.76       11.76      11.76        11.76       11.76      11.76
10/25/2011        12.14        12.14       12.14      12.14        12.14       12.14      12.14
11/25/2011        11.75        11.75       11.75      11.75        11.75       11.75      11.75
12/25/2011        12.14        12.14       12.14      12.14        12.14       12.14      12.14
1/25/2012         11.74        11.74       11.74      11.74        11.74       11.74      11.74
2/25/2012         11.74        11.74       11.74      11.74        11.74       11.74      11.74
3/25/2012         12.55        12.55       12.55      12.55        12.55       12.55      12.55
4/25/2012         11.73        11.73       11.73      11.73        11.73       11.73      11.73
5/25/2012         12.12        12.12       12.12      12.12        12.12       12.12      12.12
6/25/2012         11.73        11.73       11.73      11.73        11.73       11.73      11.73
7/25/2012         12.12        12.12       12.12      12.12        12.12       12.12      12.12
8/25/2012         11.72        11.72       11.72      11.72        11.72       11.72      11.72
9/25/2012         11.72        11.72       11.72      11.72        11.72       11.72      11.72
10/25/2012        12.10        12.10       12.10      12.10        12.10       12.10      12.10
11/25/2012        11.71        11.71       11.71      11.71        11.71       11.71      11.71
12/25/2012        12.09        12.09       12.09      12.09        12.09       12.09      12.09
1/25/2013         11.70        11.70       11.70      11.70        11.70       11.70      11.70
2/25/2013         11.70        11.70       11.70      11.70        11.70       11.70      11.70
3/25/2013         12.95        12.95       12.95      12.95        12.95       12.95      12.95
4/25/2013         11.69        11.69       11.69      11.69        11.69       11.69      11.69
5/25/2013         12.07        12.07       12.07      12.07        12.07       12.07      12.07
6/25/2013         11.68        11.68       11.68      11.68        11.68       11.68      11.68
7/25/2013         12.07        12.07       12.07      12.07        12.07       12.07      12.07
8/25/2013         11.67        11.67       11.67      11.67        11.67       11.67      11.67
9/25/2013         11.67        11.67       11.67      11.67        11.67       11.67      11.67
10/25/2013        12.05        12.05       12.05      12.05        12.05       12.05      12.05
11/25/2013        11.66        11.66       11.66      11.66        11.66       11.66      11.66
12/25/2013        12.04        12.04       12.04      12.04        12.04       12.04      12.04
1/25/2014         11.65        11.65       11.65      11.65        11.65       11.65      11.65
2/25/2014         11.64        11.64       11.64      11.64        11.64       11.64      11.64
3/25/2014         12.89        12.89       12.89      12.89        12.89       12.89      12.89
4/25/2014         11.64        11.64       11.64      11.64        11.64       11.64      11.64
5/25/2014         12.02        12.02       12.02      12.02        12.02       12.02      12.02
6/25/2014         11.63        11.63       11.63      11.63        11.63       11.63      11.63

                 Class A-1  Class A-2a  Class A-2b  Class A-2c  Class A-2d  Class M-1   Class M-2
 Distribution     Cap (%)     Cap (%)     Cap (%)     Cap (%)     Cap (%)     Cap (%)     Cap (%)
     Date       Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360
-------------   ----------  ----------  ----------  ----------  ----------  ----------  ----------
7/25/2014         17.18         -          -            -         17.15       12.01       12.01
8/25/2014         16.31         -          -            -         16.28       11.62       11.62
9/25/2014         13.02         -          -            -         12.99       11.61       11.61
10/25/2014        13.48         -          -            -         13.45       12.00       12.00
11/25/2014        13.08         -          -            -         13.05       11.60       11.60
12/25/2014        13.55         -          -            -         13.52       11.99       11.99
1/25/2015         13.15         -          -            -         13.12       11.60       11.60
2/25/2015         13.19         -          -            -         13.16       11.59       11.59
3/25/2015         14.64         -          -            -         14.61       12.83       12.83
4/25/2015         13.26         -          -            -         13.23       11.58       11.58
5/25/2015         13.74         -          -            -         13.72       11.96       11.96
6/25/2015         13.34         -          -            -         13.31       11.57       11.57
7/25/2015         13.83         -          -            -         13.80       11.95       11.95
8/25/2015         13.43         -          -            -         13.40       11.56       11.56
9/25/2015         13.47         -          -            -         13.44       11.56       11.56
10/25/2015        13.97         -          -            -         13.94       11.94       11.94
11/25/2015        13.56         -          -            -         13.53       11.55       11.55
12/25/2015        14.07         -          -            -         14.04       11.93       11.93
1/25/2016         13.72         -          -            -         13.70       11.60       11.60
2/25/2016         14.05         -          -            -         13.97       11.78       11.78
3/25/2016         15.07         -          -            -         14.99       12.59       12.59
4/25/2016         14.16         -          -            -         14.08       11.78       11.78
5/25/2016         14.69         -          -            -         14.61       12.17       12.17
6/25/2016         14.28         -          -            -         14.20       11.77       11.77
7/25/2016         14.83         -          -            -         14.75       12.17       12.17
8/25/2016         14.47         -          -            -         14.38       11.81       11.81
9/25/2016         14.54         -          -            -         14.45       11.81       11.81
10/25/2016        15.09         -          -            -         15.00       12.20       12.20
11/25/2016        14.67         -          -            -         14.59       11.80       11.80
12/25/2016        15.24         -          -            -         15.15       12.19       12.19
1/25/2017         14.83         -          -            -         14.74       11.80       11.80
2/25/2017         14.94         -          -            -         14.84       11.82       11.82
3/25/2017         16.62         -          -            -         16.52       13.09       13.09
4/25/2017         15.09         -          -            -         15.00       11.82       11.82
5/25/2017         15.68         -          -            -         15.58       12.21       12.21
6/25/2017         15.26         -          -            -         15.17       11.81       11.81
7/25/2017         15.86         -          -            -         15.76       12.20       12.20
8/25/2017         15.44         -          -            -         15.34       11.80       11.80
9/25/2017         15.53         -          -            -         15.43       11.80       11.80
10/25/2017        16.15         -          -            -         16.05       12.19       12.19
11/25/2017        15.72         -          -            -         15.63       11.79       11.79
12/25/2017        16.35         -          -            -         16.25       12.18       12.18
1/25/2018         15.93         -          -            -         15.83       11.79       11.79
2/25/2018         16.03         -          -            -         15.93       11.78       11.78
3/25/2018         17.87         -          -            -         17.76       13.04       13.04
4/25/2018         16.25         -          -            -         16.15       11.78       11.78
5/25/2018         16.91         -          -            -         16.81       12.17       12.17
6/25/2018         16.49         -          -            -         16.39       11.77       11.77
7/25/2018         17.16         -          -            -         17.06       12.16       12.16
8/25/2018         16.73         -          -            -         16.63       11.77       11.77
9/25/2018         16.86         -          -            -         16.76       11.76       11.76
10/25/2018        17.56         -          -            -         17.46       12.15       12.15
11/25/2018        17.13         -          -            -         17.03       11.76       11.76

                 Class M-3   Class M-4   Class M-5   Class M-6   Class B-1   Class B-2   Class B-3
 Distribution      Cap (%)     Cap (%)     Cap (%)     Cap (%)     Cap (%)     Cap (%)     Cap (%)
     Date        Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360
-------------    ----------  ----------  ----------  ----------  ----------  ----------  ----------
7/25/2014         12.01        12.01       12.01      12.01        12.01       12.01      12.01
8/25/2014         11.62        11.62       11.62      11.62        11.62       11.62      11.62
9/25/2014         11.61        11.61       11.61      11.61        11.61       11.61      11.61
10/25/2014        12.00        12.00       12.00      12.00        12.00       12.00      12.00
11/25/2014        11.60        11.60       11.60      11.60        11.60       11.60      11.60
12/25/2014        11.99        11.99       11.99      11.99        11.99       11.99      11.99
1/25/2015         11.60        11.60       11.60      11.60        11.60       11.60      11.60
2/25/2015         11.59        11.59       11.59      11.59        11.59       11.59      11.59
3/25/2015         12.83        12.83       12.83      12.83        12.83       12.83      12.83
4/25/2015         11.58        11.58       11.58      11.58        11.58       11.58      11.58
5/25/2015         11.96        11.96       11.96      11.96        11.96       11.96      11.96
6/25/2015         11.57        11.57       11.57      11.57        11.57       11.57      11.57
7/25/2015         11.95        11.95       11.95      11.95        11.95       11.95        -
8/25/2015         11.56        11.56       11.56      11.56        11.56       11.56        -
9/25/2015         11.56        11.56       11.56      11.56        11.56       11.56        -
10/25/2015        11.94        11.94       11.94      11.94        11.94       11.94        -
11/25/2015        11.55        11.55       11.55      11.55        11.55       11.55        -
12/25/2015        11.93        11.93       11.93      11.93        11.93       11.93        -
1/25/2016         11.60        11.60       11.60      11.60        11.60       11.60        -
2/25/2016         11.78        11.78       11.78      11.78        11.78       11.78        -
3/25/2016         12.59        12.59       12.59      12.59        12.59       12.59        -
4/25/2016         11.78        11.78       11.78      11.78        11.78       11.78        -
5/25/2016         12.17        12.17       12.17      12.17        12.17         -          -
6/25/2016         11.77        11.77       11.77      11.77        11.77         -          -
7/25/2016         12.17        12.17       12.17      12.17        12.17         -          -
8/25/2016         11.81        11.81       11.81      11.81        11.81         -          -
9/25/2016         11.81        11.81       11.81      11.81        11.81         -          -
10/25/2016        12.20        12.20       12.20      12.20        12.20         -          -
11/25/2016        11.80        11.80       11.80      11.80        11.80         -          -
12/25/2016        12.19        12.19       12.19      12.19        12.19         -          -
1/25/2017         11.80        11.80       11.80      11.80          -           -          -
2/25/2017         11.82        11.82       11.82      11.82          -           -          -
3/25/2017         13.09        13.09       13.09      13.09          -           -          -
4/25/2017         11.82        11.82       11.82      11.82          -           -          -
5/25/2017         12.21        12.21       12.21      12.21          -           -          -
6/25/2017         11.81        11.81       11.81      11.81          -           -          -
7/25/2017         12.20        12.20       12.20      12.20          -           -          -
8/25/2017         11.80        11.80       11.80        -            -           -          -
9/25/2017         11.80        11.80       11.80        -            -           -          -
10/25/2017        12.19        12.19       12.19        -            -           -          -
11/25/2017        11.79        11.79       11.79        -            -           -          -
12/25/2017        12.18        12.18       12.18        -            -           -          -
1/25/2018         11.79        11.79       11.79        -            -           -          -
2/25/2018         11.78        11.78         -          -            -           -          -
3/25/2018         13.04        13.04         -          -            -           -          -
4/25/2018         11.78        11.78         -          -            -           -          -
5/25/2018         12.17        12.17         -          -            -           -          -
6/25/2018         11.77        11.77         -          -            -           -          -
7/25/2018         12.16        12.16         -          -            -           -          -
8/25/2018         11.77          -           -          -            -           -          -
9/25/2018         11.76          -           -          -            -           -          -
10/25/2018        12.15          -           -          -            -           -          -
11/25/2018        11.76          -           -          -            -           -          -

                 Class A-1  Class A-2a  Class A-2b  Class A-2c  Class A-2d  Class M-1   Class M-2
 Distribution     Cap (%)     Cap (%)     Cap (%)     Cap (%)     Cap (%)     Cap (%)     Cap (%)
     Date       Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360
-------------   ----------  ----------  ----------  ----------  ----------  ----------  ----------
12/25/2018        17.84         -          -            -         17.74       12.14       12.14
1/25/2019         17.41         -          -            -         17.31       11.75       11.75
2/25/2019         17.56         -          -            -         17.46       11.75       11.75
3/25/2019         19.61         -          -            -         19.50       13.00       13.00
4/25/2019         17.86         -          -            -         17.76       11.74       11.74
5/25/2019         18.62         -          -            -         18.52       12.13       12.13
6/25/2019         18.19         -          -            -         18.09       11.73       11.73
7/25/2019         18.97         -          -            -         18.87       12.12       12.12
8/25/2019         18.53         -          -            -         18.43       11.73       11.73
9/25/2019         18.71         -          -            -         18.61       11.72         -
10/25/2019        19.52         -          -            -         19.42       12.11         -
11/25/2019        19.08         -          -            -         18.98       11.72         -
12/25/2019        19.92         -          -            -         19.81       12.11         -
1/25/2020         19.47         -          -            -         19.37       11.71         -
2/25/2020         19.68         -          -            -         19.58       11.71         -
3/25/2020         21.26         -          -            -         21.15       12.51         -
4/25/2020         20.24         -          -            -         20.14         -           -
5/25/2020         21.33         -          -            -         21.23         -           -
6/25/2020         21.07         -          -            -         20.97         -           -
7/25/2020         22.25         -          -            -         22.15         -           -
8/25/2020         22.03         -          -            -         21.93         -           -
9/25/2020         22.56         -          -            -         22.46         -           -
10/25/2020        23.91         -          -            -         23.81         -           -
11/25/2020        23.77         -          -            -         23.67         -           -
12/25/2020        25.31         -          -            -         25.21         -           -
1/25/2021         26.39         -          -            -         26.29         -           -
2/25/2021         35.35         -          -            -         35.34         -           -
3/25/2021         41.35         -          -            -         41.34         -           -
4/25/2021         39.66         -          -            -         39.65         -           -
5/25/2021         43.77         -          -            -         43.76         -           -
6/25/2021         45.54         -          -            -         45.53         -           -
7/25/2021         51.01         -          -            -         51.00         -           -
8/25/2021         54.03         -          -            -         54.02         -           -
9/25/2021         59.85         -          -            -         59.84         -           -
10/25/2021        69.55         -          -            -         69.55         -           -
11/25/2021        77.22         -          -            -         77.21         -           -
12/25/2021        94.05         -          -            -         94.04         -           -
1/25/2022           -           -          -            -        111.50         -           -
2/25/2022           -           -          -            -        145.15         -           -
3/25/2022           -           -          -            -        233.08         -           -
4/25/2022           -           -          -            -        392.46         -           -
5/25/2022           -           -          -            -          *            -           -
6/25/2022           -           -          -            -          -            -           -

                 Class M-3   Class M-4   Class M-5   Class M-6   Class B-1   Class B-2   Class B-3
 Distribution      Cap (%)     Cap (%)     Cap (%)     Cap (%)     Cap (%)     Cap (%)     Cap (%)
     Date        Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360
-------------    ----------  ----------  ----------  ----------  ----------  ----------  ----------
12/25/2018        12.14          -           -          -            -           -          -
1/25/2019           -            -           -          -            -           -          -
2/25/2019           -            -           -          -            -           -          -
3/25/2019           -            -           -          -            -           -          -
4/25/2019           -            -           -          -            -           -          -
5/25/2019           -            -           -          -            -           -          -
6/25/2019           -            -           -          -            -           -          -
7/25/2019           -            -           -          -            -           -          -
8/25/2019           -            -           -          -            -           -          -
9/25/2019           -            -           -          -            -           -          -
10/25/2019          -            -           -          -            -           -          -
11/25/2019          -            -           -          -            -           -          -
12/25/2019          -            -           -          -            -           -          -
1/25/2020           -            -           -          -            -           -          -
2/25/2020           -            -           -          -            -           -          -
3/25/2020           -            -           -          -            -           -          -
4/25/2020           -            -           -          -            -           -          -
5/25/2020           -            -           -          -            -           -          -
6/25/2020           -            -           -          -            -           -          -
7/25/2020           -            -           -          -            -           -          -
8/25/2020           -            -           -          -            -           -          -
9/25/2020           -            -           -          -            -           -          -
10/25/2020          -            -           -          -            -           -          -
11/25/2020          -            -           -          -            -           -          -
12/25/2020          -            -           -          -            -           -          -
1/25/2021           -            -           -          -            -           -          -
2/25/2021           -            -           -          -            -           -          -
3/25/2021           -            -           -          -            -           -          -
4/25/2021           -            -           -          -            -           -          -
5/25/2021           -            -           -          -            -           -          -
6/25/2021           -            -           -          -            -           -          -
7/25/2021           -            -           -          -            -           -          -
8/25/2021           -            -           -          -            -           -          -
9/25/2021           -            -           -          -            -           -          -
10/25/2021          -            -           -          -            -           -          -
11/25/2021          -            -           -          -            -           -          -
12/25/2021          -            -           -          -            -           -          -
1/25/2022           -            -           -          -            -           -          -
2/25/2022           -            -           -          -            -           -          -
3/25/2022           -            -           -          -            -           -          -
4/25/2022           -            -           -          -            -           -          -
5/25/2022           -            -           -          -            -           -          -
6/25/2022           -            -           -          -            -           -          -

----------
(1) Annualized interest rate based on total interest paid to the applicable class of certificates including Accrued Certificate Interest, Unpaid Interest Amounts and Basis Risk CarryForward Amounts divided by the current Class Certificate Balance.

(2) Assumes 100% of prepayment assumption, no losses, One-Month LIBOR of 20% and the Loan Index of 20% and that the optional clean-up call is not exercised.

* On the distribution date in May 2022, the Class A-2d has a beginning balance of approximately $38,594 and is paid approximately $391,333 in interest.

Final Scheduled Distribution Date

      The "Final Scheduled Distribution Date" for each class of Offered Certificates is the distribution date occurring in March 2036.

      The Final Scheduled Distribution Dates for all classes have been calculated as the distribution date in the month following the month in which the latest maturity date of any mortgage loan occurs.

      Since the rate of distributions in reduction of the Class Certificate Balance of each class of Offered Certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the Class Certificate Balance of each class could be reduced to zero significantly earlier or later than the Final Scheduled Distribution Date. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans. See "--Prepayment Considerations and Risks" and "--Weighted Average Lives of the Offered Certificates" above in this prospectus supplement and "Yield Considerations" in the prospectus.

                        FEDERAL INCOME TAX CONSIDERATIONS

      The discussion in this section and in the section "Federal Income Tax Consequences" in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors may wish to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates. References in this section and in the "ERISA Considerations" section of this prospectus supplement to the "Code" and "Sections" are to the Internal Revenue Code of 1986, as amended.

General

      The pooling and servicing agreement provides that the trust (exclusive of the assets held in the Excess Reserve Fund Account, the Swap Account and the right of each class of Offered Certificates to receive Basis Risk CarryForward Amounts), will comprise multiple REMICs organized in a tiered REMIC structure (each a "Trust REMIC"). Each class of Offered Certificates (exclusive of the right to receive Basis Risk CarryForward Amounts) represents ownership of a regular interest in a Trust REMIC. The Class R certificates will represent ownership of the sole class of residual interest in each of the Trust REMICs. In addition, each class of Offered Certificates will represent a beneficial interest in the right to receive payments of Basis Risk CarryForward Amounts from the Excess Reserve Fund Account and the Swap Account. Elections will be made to treat each of the Trust REMICs as a REMIC for federal income tax purposes.

      Upon the issuance of the Offered Certificates, Cadwalader, Wickersham & Taft LLP will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, for federal income tax purposes, each Trust REMIC will qualify as a REMIC within the meaning of Section 860D of the Code.

Taxation of Regular Interests

      A holder of a class of Offered Certificates will be treated for federal income tax purposes as owning an interest in the corresponding class of regular interests (each, a "Regular Interest") in a Trust REMIC. In addition, the pooling and servicing agreement provides that each holder of an Offered Certificate will be treated as owning an interest in a limited recourse interest rate cap contract (each, a "Basis Risk Contract"), representing the right to receive Basis Risk CarryForward Amounts from the Excess Reserve Fund Account and the Swap Account. The Regular Interest component of an Offered Certificate generally will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Offered Certificate to which it corresponds, except that (i) the maximum interest rate of that Regular Interest component will equal the Group I Loan Cap or Group II Loan Cap, as applicable, or the WAC Cap, in each case computed for this purpose without regard to any Swap Termination Payment, (ii) Basis Risk CarryForward Amounts will be payable from both the Excess Reserve Fund Account and the Swap Account, and (iii) any Swap Termination Payment will be treated as being payable first from Net Monthly Excess Cash Flow and second from amounts distributed on the Regular Interests. As a result of the foregoing, the amount of distributions on the Regular Interest component of an Offered Certificate may exceed the actual amount of distributions on the Offered Certificate.

      A holder of an Offered Certificate must allocate its purchase price for the Offered Certificate between its components - the Regular Interest component and the Basis Risk Contract component. To the extent the Basis Risk Contract component has significant value, the Regular Interest component will be viewed as having been issued with a lesser premium or an additional amount of original issue discount ("OID") (which could cause the total amount of OID to exceed a statutorily defined de minimis amount). See "Federal Income Tax Consequences--REMIC--Taxation of Owners of REMIC Regular Certificates" in the prospectus.

      Upon the sale, exchange, or other disposition of an Offered Certificate, the holder must allocate the amount realized between the components of the Offered Certificate based on the relative fair market values of those components at the time of sale. Assuming that an Offered Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Basis Risk Contract component should be capital gain or loss and gain or loss on the Regular Interest component will be treated as described in the prospectus under "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Sale, Exchange or Redemption."

      Interest on the Regular Interest component of an Offered Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, the Regular Interest components of the Offered Certificates could be considered to have been issued with OID. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Sale, Exchange or Redemption" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100% of the applicable prepayment assumption. No representation is made that the mortgage loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

Status of the Offered Certificates

      The Regular Interest components of the Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for a "domestic building and loan association," and as "real estate assets" under
Section 856(c)(5)(B) of the Code for a "real estate investment trust" ("REIT"), generally, in the same proportion that the assets of the trust, exclusive of the Excess Reserve Fund Account and the Swap Account, would be so treated. In addition, to the extent the Regular Interest component of an Offered Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT. The Basis Risk Contract components of the Offered Certificates will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code.

The Basis Risk Contract Component

      Each holder of an Offered Certificate will be treated for federal income tax purposes as having entered into a notional principal contract pursuant to its rights to receive payment with respect to the Basis Risk Contract component on the date it purchases its certificate. The Basis Risk Contract components are beneficially owned by the holders of the Offered Certificates in the portion of the trust fund, exclusive of the REMICs, which is treated as a grantor trust for federal income tax purposes. The Internal Revenue Service (the "IRS") has issued final regulations under Section 446 of the Code relating to notional principal contracts (the "Notional Principal Contract Regulations").

      As indicated above, holders of the Offered Certificates must allocate the price they pay for such certificates between the Regular Interest component and the Basis Risk Contract component based on their relative fair market values. To the extent the Basis Risk Contract component is determined to have a value on the closing date that is greater than zero, a portion of such purchase price will be allocable to such rights, and such portion will be treated as a cap premium (the "Cap Premium") paid by holders of the Offered Certificates. A holder of an Offered Certificate will be required to amortize the Cap Premium under a level payment method as if the Cap Premium represented the present value of a series of equal payments made over the life of the Basis Risk Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Cap Premium (or some other reasonable rate). Holders are urged to consult their tax advisors concerning the appropriate method of amortizing any Cap Premium. The Notional Principal Contract Regulations treat a nonperiodic payment made under a cap contract as a loan for federal income tax purposes if the payment is "significant." It is not known whether any Cap Premium would be treated in part as a loan under the Notional Principal Contract Regulations.

      Under the Notional Principal Contract Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the applicable Basis Risk Contract must be netted against payments, if any, deemed made as a result of the Cap Premiums over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a Basis Risk Contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively.

      In addition, any amounts payable on a Regular Interest component in excess of the amount of payments on the Offered Certificates to which it relates as a result of certain Swap Termination Payments will be treated as having been received by the beneficial owners of such Offered Certificates and then paid by such owners to the Swap Account pursuant to the Basis Risk Contract, and such excess may be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner's net income or net deduction with respect to the Basis Risk Contract for such taxable year. Although not clear, net income or a net deduction with respect to the Basis Risk Contract should be treated as ordinary income or as an ordinary deduction. Alternatively, such payments by beneficial owners of the Offered Certificates may be treated as a guarantee of the obligation of the holder of the Class X certificates to make payments under the interest rate swap agreement.

      Any amount of proceeds from the sale, redemption or retirement of an Offered Certificate that is considered to be allocated to the holder's rights under the applicable Basis Risk Contract would be considered a "termination payment" under the Notional Principal Contract Regulations allocable to that Offered Certificate. A holder of such Offered Certificate will have gain or loss from such a termination of a Basis Risk Contract equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Cap Premium paid (or deemed paid) by the beneficial owner upon entering into or acquiring its interest in a Basis Risk Contract.

      Gain or loss realized upon the termination of a Basis Risk Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

      A beneficial owner's ability to recognize a net deduction with respect to the Basis Risk Contract component of an Offered Certificate or any such guarantee payment may be limited under Sections 67 and/or 68 of the Code in the case of (1) estates and trusts and (2) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Basis Risk Contract component or any such guarantee payment in computing the beneficial owner's alternative minimum tax liability. Because a beneficial owner of an Offered Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Basis Risk Contract or such guarantee but may not be able to deduct that amount from income, a beneficial owner of an Offered Certificate may have income that exceeds cash distributions on the Offered Certificate, in any period and over the term of the Offered Certificate. As a result, the Offered Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Basis Risk Contract or guarantee would be subject to the limitations described above. Subject to the foregoing, if for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction.

Other Matters

      For a discussion of information reporting, backup withholding and taxation of foreign investors in the certificates, see "Federal Income Tax
Consequences--Administrative Matters" and "--REMIC--Taxation of Owners of Regular Interests--Non-U.S. Persons" in the prospectus.

                              STATE AND LOCAL TAXES

      The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state or local jurisdiction. Investors considering an investment in the Offered Certificates may wish to consult their own tax advisors regarding these tax consequences.

                              ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code, impose requirements on employee benefit plans subject to Title I of ERISA, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans, as well as on collective investment funds, separate accounts and other entities in which such plans, accounts or arrangements are invested (collectively, the "Plans") and on persons who bear certain relationships to such Plans. See "ERISA Considerations" in the prospectus.

      The U.S. Department of Labor (the "DOL") has granted to Morgan Stanley & Co. Incorporated, the underwriter, an administrative exemption (Prohibited Transaction Exemption ("PTE") 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548 (1990)) (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include secured residential, commercial, and home equity loans such as the mortgage loans in the trust fund. The Exemption was amended by PTE 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487 (2002) to extend exemptive relief to certificates, including Subordinated Certificates, rated in the four highest generic rating categories in certain designated transactions, provided the conditions of the Exemption are met. The Exemption will apply to the acquisition, holding and resale of the Offered Certificates (the "ERISA Eligible Certificates") by a Plan, provided that specific conditions (certain of which are described below) are met.

      Among the conditions which must be satisfied for the Exemption, as amended, to apply to the ERISA Eligible Certificates are the following:

      (i) The acquisition of the ERISA Eligible Certificates by a Plan is on terms (including the price for the ERISA Eligible Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      (ii) The ERISA Eligible Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from Fitch, Moody's or S&P;

      (iii) The trustee is not an affiliate of any other member of the Restricted Group (as defined below), other than the underwriter;

      (iv) The sum of all payments made to and retained by the underwriter in connection with the distribution of the ERISA Eligible Certificates represents not more than reasonable compensation for underwriting the ERISA Eligible Certificates. The sum of all payments made to and retained by the depositor pursuant to the sale of the ERISA Eligible Certificates to the trust fund represents not more than the fair market value of such mortgage loans. The sum of all payments made to and retained by the servicers represents not more than reasonable compensation for the servicer's services under the pooling and servicing agreement and reimbursement of the servicer's reasonable expenses in connection with its services; and

      (v) The Plan investing in the ERISA Eligible Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

      Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions that may arise when a Plan fiduciary causes a Plan to acquire certificates in a trust containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements, (i) in the case of the acquisition of ERISA Eligible Certificates in connection with the initial issuance, at least 50% of each class of ERISA Eligible Certificates and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in ERISA Eligible Certificates does not exceed 25% of each class of ERISA Eligible Certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity, and (iv) the fiduciary or its affiliate is an obligor with respect to obligations representing no more than 5% of the fair market value of the obligations in the trust. This relief is not available to Plans sponsored by the depositor, the underwriter, the Swap Provider, the trustee, any servicer, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of such parties (the "Restricted Group").

      Except as provided below with respect to the interest rate swap agreement, the depositor believes that the Exemption will apply to the acquisition and holding by Plans of the ERISA Eligible Certificates sold by the underwriter and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date of this prospectus supplement, there is no obligor with respect to mortgage loans included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust fund.

      Each purchaser that is a Plan or that is investing on behalf of or with plan assets of a Plan in reliance on the Exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act.

      The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- or its equivalent, then certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificates when it had a permitted rating would not be required by the Exemption to dispose of it).

      The interest rate swap agreement does not meet all of the requirements for an "eligible swap" under the Exemption, and consequently is not eligible for the exemptive relief available under the Exemption. For ERISA purposes, an interest in a class of Offered Certificates should represent beneficial interest in two assets, (i) the right to receive payments with respect to the applicable class without taking into account payments made or received with respect to the interest rate swap agreement and (ii) the rights and obligations under the interest rate swap agreement. A Plan's purchase and holding of an ERISA Eligible Certificate could constitute or otherwise result in a prohibited transaction under ERISA and Section 4975 of the Code between the Plan and the Swap Provider unless an exemption is available.

      Accordingly, as long as the interest rate swap agreement is in effect, no Plan or other person using Plan assets may acquire or hold any interest in an ERISA Eligible Certificate unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption ("PTCE") 84-14 (for transactions by independent "qualified professional asset managers"), PTCE 91-38 (for transactions by bank collective investment funds), PTCE 90-1 (for transactions by insurance company pooled separate accounts), PTCE 95-60 (for transactions by insurance company general accounts) or PTCE 96-23 (for transactions effected by "in-house asset managers") or similar exemption under similar law (collectively, the "Investor-Based Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by the Investor-Based Exemptions may not necessarily cover all acts that might be construed as prohibited transactions. Plan fiduciaries should consult their legal counsel concerning these issues. As long as the interest rate swap agreement is in effect, each beneficial owner of an ERISA Eligible Certificate, or any interest in an ERISA Eligible Certificate, shall be deemed to have represented that either (i) it is not a Plan or person using Plan assets or (ii) the acquisition and holding of the Offered Certificate are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

      Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to applicable provisions of other federal and state laws materially similar to the provisions of ERISA or the Code.

      Any Plan fiduciary who proposes to cause a Plan to purchase ERISA Eligible Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of ERISA Eligible Certificates. Assets of a Plan should not be invested in the ERISA Eligible Certificates unless it is clear that the assets of the trust fund will not be plan assets or unless it is clear that the Exemption and, as long as the interest rate swap agreement is in effect, one or more of the Investor-Based Exemptions will apply and exempt all potential prohibited transactions.

                                LEGAL INVESTMENT

      None of the Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended and, as a result, the appropriate characterization of the Offered Certificates under various legal investment restrictions, and the ability of investors subject to these restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties.

      No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

      All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions.

      See "Legal Investment" in the prospectus.

                              PLAN OF DISTRIBUTION

      Subject to the terms and conditions of the underwriting agreement, dated April 24, 2006, between the depositor and the underwriter, the depositor has agreed to sell to the underwriter and the underwriter has agreed to purchase from the depositor the Offered Certificates.

      The depositor is obligated to sell, and the underwriter is obligated to purchase, all of the certificates offered under this prospectus supplement if any are purchased.

      The underwriter has advised the depositor that it proposes to offer the Offered Certificates purchased by the underwriter for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The underwriter may effect such transactions by selling such certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter or purchasers of the Offered Certificates for whom they may act as agent. Any dealers that participate with the underwriter in the distribution of the Offered Certificates purchased by the underwriter may be deemed to be an underwriter, and any discounts or commissions received by them or the underwriter and any profit on the resale of Offered Certificates by them or the underwriter may be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

      The depositor has been advised by the underwriter that the underwriter presently intends to make a market in the Offered Certificates, as permitted by applicable laws and regulations. The underwriter is not obligated to make a market in the Offered Certificates and any market making may be discontinued at any time at the sole discretion of the underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Offered Certificates.

      For further information regarding any offer or sale of the Offered Certificates pursuant to this prospectus supplement and the accompanying prospectus, see "Plan of Distribution" in the prospectus.

      The underwriting agreement provides that the depositor will indemnify the underwriter or contribute to losses arising out of certain liabilities, including liabilities under the Securities Act.

      Morgan Stanley & Co. Incorporated is an affiliate, through common parent ownership, of the sponsor, the depositor and the Swap Provider.

                                  LEGAL MATTERS

      The validity of the certificates and certain federal income tax matters will be passed upon for the depositor and the underwriter by Cadwalader, Wickersham & Taft LLP, New York, New York.

                          REPORTS TO CERTIFICATEHOLDERS

      The securities administrator will be required to prepare and make available to the certificateholders statements containing information with respect to principal and interest payments and the trust, as is described in this prospectus supplement. See "Description of the Certificates--Reports to Certificateholders" in this prospectus supplement. Copies of these statements will be filed with the SEC through its EDGAR system located at "http://www.sec.gov" under the name of "Morgan Stanley Capital I Inc. Trust 2006-HE2" as an exhibit to the monthly distribution reports on Form 10-D for the certificates for so long as the trust is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. In addition, each servicer will be required to furnish to the securities administrator or the depositor, as applicable, the compliance statements, assessments of compliance and attestation reports detailed under "Pooling and Servicing Agreement--Servicer Reports" in this prospectus supplement. Copies of these statements and reports will be filed with the SEC under the name of the trust as an exhibit to the trust's annual statement on Form 10-K for the Offered Certificates.

                                     RATINGS

      In order to be issued, the Offered Certificates must be assigned ratings not lower than the following by S&P, Fitch and Moody's:

                    Class          S&P       Fitch      Moody's
                   -------       -------    -------    ---------
                     A-1           AAA        AAA         Aaa
                     A-2a          AAA        AAA         Aaa
                     A-2b          AAA        AAA         Aaa
                     A-2c          AAA        AAA         Aaa
                     A-2d          AAA        AAA         Aaa
                     M-1           AA+        AA+         Aa1
                     M-2           AA         AA          Aa2
                     M-3           AA         AA-         Aa3
                     M-4           AA-        A+           A1
                     M-5           A+          A           A2
                     M-6            A         A-           A3
                     B-1           A-        BBB+         Baa1
                     B-2          BBB+        BBB         Baa2
                     B-3           BBB       BBB-         Baa3

      A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the mortgage loans to which they are entitled by the Final Scheduled Distribution Date. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of the Basis Risk CarryForward Amount or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield. Explanations of the significance of such ratings may be obtained from Standard & Poor's Ratings Services, 55 Water Street, New York, New York 10041, Fitch, Inc., One State Street Plaza, New York, New York 10007 and Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. S&P, Fitch and Moody's will monitor the ratings assigned to the Offered Certificates while the Offered Certificates remain outstanding. In the event that the ratings initially assigned to any of the Offered Certificates by S&P, Fitch or Moody's are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

                                    GLOSSARY

      The following terms have the meanings given below when used in this prospectus supplement.

      "Accrued Certificate Interest" means, for each class of Offered Certificates on any distribution date, the amount of interest accrued during the related Interest Accrual Period on the related Class Certificate Balance immediately prior to such distribution date at the related Pass-Through Rate, as reduced by that class's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Relief Act, as described in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      "Adjustment Date" has the meaning set forth in "The Mortgage Loan Pool--Adjustable Rate Mortgage Loans" in this prospectus supplement.

      "Applied Realized Loss Amount" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      "Available Funds" means, with respect to any distribution date, the sum of the following amounts, to the extent received by the securities administrator, with respect to the mortgage loans, net of amounts payable or reimbursable to the depositor, the servicers, the securities administrator, the trustee and the custodians: (i) the aggregate amount of monthly payments on the mortgage loans due on the related due date and received by the servicers on or prior to the related Determination Date, after deduction of the aggregate servicing fee in respect of prior distribution dates and the other components of the Expense Fee Rate for that distribution date, together with any related P&I Advance; (ii) certain unscheduled payments in respect of the mortgage loans received by the servicers during the related Prepayment Period, including prepayments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, excluding Prepayment Premiums; (iii) Compensating Interest payments from the servicers to the securities administrator, in respect of net prepayment interest shortfalls for that distribution date; (iv) the proceeds from repurchases of mortgage loans, and any Substitution Adjustment Amounts received in connection with substitutions for mortgage loans, with respect to that distribution date; and
(v) all proceeds received with respect to any optional clean-up call. The holders of the Class P certificates will be entitled to all Prepayment Premiums received on the mortgage loans and such amounts will not be part of Available Funds or available for distribution to the holders of the Offered Certificates.

      "Basic Principal Distribution Amount" means, with respect to any distribution date, the excess of (i) the Principal Remittance Amount for that distribution date over (ii) the Excess Subordinated Amount, if any, for that distribution date.

      "Basis Risk CarryForward Amount" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this prospectus supplement.

      "Basis Risk Contract" has the meaning set forth in "Federal Income Tax Considerations--Taxation of Regular Interests" in this prospectus supplement.

      "Basis Risk Payment" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this prospectus supplement.

      "Class A Certificate Group" means either the Group I Class A Certificates or the Group II Class A Certificates, as applicable.

      "Class A Principal Allocation Percentage" for any distribution date is the percentage equivalent of a fraction, determined as follows:

            (1) with respect to the Group I Class A Certificates, a fraction, the numerator of which is the portion of the Principal Remittance Amount for that distribution date that is attributable to the principal received or advanced on the group I mortgage loans and the denominator of which is the Principal Remittance Amount for that distribution date; and

            (2) with respect to the Group II Class A Certificates, a fraction, the numerator of which is the portion of the Principal Remittance Amount for that distribution date that is attributable to the principal received or advanced on the group II mortgage loans and the denominator of which is the Principal Remittance Amount for that distribution date.

      "Class A" means, collectively, the Class A-1, Class A-2a, Class A-2b, Class A-2c and Class A-2d certificates.

      "Class A Principal Distribution Amount" with respect to any distribution date is the excess of (A) the aggregate Class Certificate Balance of the Class A certificates immediately prior to that distribution date over (B) the lesser of
(x) approximately 59.00% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $11,334,248.

      "Class B" means, collectively, the Class B-1, Class B-2 and Class B-3 certificates.

      "Class B-1 Principal Distribution Amount" with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that distribution date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that distribution date), (D) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for that distribution date), (E) the Class Certificate Balance of the Class M-4 certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for that distribution date), (F) the Class Certificate Balance of the Class M-5 certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for that distribution date), (G) the Class Certificate Balance of the Class M-6 certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount for that distribution date), and (H) the Class Certificate Balance of the Class B-1 certificates immediately prior to that distribution date over (ii) the lesser of (A) approximately 88.30% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $11,334,248.

      "Class B-2 Principal Distribution Amount" with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that distribution date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that distribution date), (D) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for that distribution date), (E) the Class Certificate Balance of the Class M-4 certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for that distribution date), (F) the Class Certificate Balance of the Class M-5 certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for that distribution date), (G) the Class Certificate Balance of the Class M-6 certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount for that distribution date), (H) the Class Certificate Balance of the Class B-1 certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount for that distribution date), and (I) the Class Certificate Balance of the Class B-2 certificates immediately prior to that distribution date over (ii) the lesser of
(A) approximately 90.90% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $11,334,248.

      "Class B-3 Principal Distribution Amount" with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that distribution date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that distribution date), (D) the Class Certificate

Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for that distribution date), (E) the Class Certificate Balance of the Class M-4 certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for that distribution date), (F) the Class Certificate Balance of the Class M-5 certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for that distribution date), (G) the Class Certificate Balance of the Class M-6 certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount for that distribution date), (H) the Class Certificate Balance of the Class B-1 certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount for that distribution date), (I) the Class Certificate Balance of the Class B-2 certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount for that distribution date), and (J) the Class Certificate Balance of the Class B-3 certificates immediately prior to that distribution date over (ii) the lesser of (A) approximately 93.00% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $11,334,248.

      "Class Certificate Balance" means, with respect to any class of Offered Certificates as of any distribution date, the aggregate principal amount of that class upon initial issuance on the closing date reduced by the sum of (i) all amounts previously distributed to holders of certificates of that class as distributions of principal and (ii) in the case of any class of Class M or Class B certificates, the amount of any Applied Realized Loss Amounts previously allocated to that class of Class M or Class B certificates; provided, however, that immediately following the distribution date on which a Subsequent Recovery is distributed, the Class Certificate Balance of any class or classes of certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of any Subsequent Recoveries distributed on that distribution date (up to the amount of the Unpaid Realized Loss Amount for such class or classes for that distribution date).

      "Class M" means, collectively, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 certificates.

      "Class M-1 Enhancement Percentage" means, for any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balances of the Class M and Class B certificates (other than the Class M-1 certificates) and (ii) the Subordinated Amount, in each case after taking into account the distributions of the related Principal Distribution Amount and any principal payments on those classes of certificates from the Swap Account on that distribution date, by (y) the aggregate Stated Principal Balance of the mortgage loans for that distribution date.

      "Class M-1 Principal Distribution Amount" with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date) and (B) the Class Certificate Balance of the Class M-1 certificates immediately prior to that distribution date over (ii) the lesser of (A) approximately 65.90% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $11,334,248.

      "Class M-2 Principal Distribution Amount" with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that distribution date) and (C) the Class Certificate Balance of the Class M-2 certificates immediately prior to that distribution date over (ii) the lesser of
(A) approximately 72.20% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $11,334,248.

      "Class M-3 Principal Distribution Amount" with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that distribution date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that distribution date) and (D) the Class Certificate Balance of the Class M-3 certificates immediately prior to that distribution date over (ii) the lesser of

(A) approximately 76.00% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $11,334,248.

      "Class M-4 Principal Distribution Amount" with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that distribution date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that distribution date), (D) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for that distribution date) and (E) the Class Certificate Balance of the Class M-4 certificates immediately prior to that distribution date over (ii) the lesser of
(A) approximately 79.30% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $11,334,248.

      "Class M-5 Principal Distribution Amount" with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that distribution date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that distribution date), (D) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for that distribution date), (E) the Class Certificate Balance of the Class M-4 certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for that distribution date) and (F) the Class Certificate Balance of the Class M-5 certificates immediately prior to that distribution date over (ii) the lesser of (A) approximately 82.50% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $11,334,248.

      "Class M-6 Principal Distribution Amount" with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that distribution date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that distribution date), (D) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for that distribution date), (E) the Class Certificate Balance of the Class M-4 certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for that distribution date), (F) the Class Certificate Balance of the Class M-5 certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for that distribution date) and (G) the Class Certificate Balance of the Class M-6 certificates immediately prior to that distribution date over (ii) the lesser of
(A) approximately 85.40% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $11,334,248.

      "Code" has the meaning set forth in "Federal Income Tax Considerations" in this prospectus supplement.

      "Compensating Interest" has the meaning set forth in "The Pooling and Servicing Agreement--Prepayment Interest Shortfalls" in this prospectus supplement.

      "Condemnation Proceeds" means all awards or settlements in respect of a mortgaged property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

      "Credit Scores" has the meaning set forth in "The Mortgage Loan Pool--Credit Scores" in this prospectus supplement.

      "Cumulative Loss Trigger Event" with respect to any distribution date means the circumstances in which the aggregate amount of Realized Losses incurred since the cut-off date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date exceeds the applicable cumulative loss percentages described below with respect to such distribution date:

  Distribution Date Occurring In                   Cumulative Loss Percentage
------------------------------------    ----------------------------------------
May 2008 through April 2009             1.400% for the first month, plus an
                                        additional 1/12th of 1.700% for each
                                        month thereafter (e.g., 2.250% in
                                        November 2008)

May 2009 through April 2010             3.100% for the first month, plus an
                                        additional 1/12th of 1.700% for each
                                        month thereafter (e.g., 3.950% in
                                        November 2009)

May 2010 through April 2011             4.800% for the first month, plus an
                                        additional 1/12th of 1.400% for each
                                        month thereafter (e.g., 5.500% in
                                        November 2010)

May 2011 through April 2012             6.200% for the first month, plus an
                                        additional 1/12th of 0.700% for each
                                        month thereafter (e.g., 6.550% in
                                        November 2011)

May 2012 and thereafter                 6.900%

      "DBNTC" has the meaning set forth in "The Trustee" in this prospectus supplement.

      "Decision One Mortgage" has the meaning set forth in "The Mortgage Loan Pool--Underwriting Guidelines--Decision One Mortgage Company, LLC" in this prospectus supplement.

      "Decision One Underwriting Guidelines" has the meaning set forth in "The Mortgage Loan Pool--Underwriting Guidelines--Decision One Mortgage Company, LLCs" in this prospectus supplement.

      "Defaulted Swap Termination Payment" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

      "Delinquency Trigger Event" means (1) with respect to any distribution date until the aggregate Class Certificate Balance of the Class A certificates has been reduced to zero, the circumstances in which the quotient (expressed as a percentage) of (x) the rolling three-month average of the aggregate unpaid principal balance of mortgage loans that are 60 days or more Delinquent (including mortgage loans in foreclosure and mortgage loans related to REO property) and (y) the aggregate unpaid principal balance of the mortgage loans, as of the last day of the related Due Period, equals or exceeds (z) 38.15% of the prior period's Senior Enhancement Percentage and (2) with respect to any distribution date on or after the distribution date on which the aggregate Class Certificate Balance of the Class A certificates has been reduced to zero, the circumstances in which the quotient (expressed as a percentage) of (x) the rolling three-month average of the aggregate unpaid principal balance of mortgage loans that are 60 days or more Delinquent (including mortgage loans in foreclosure and mortgage loans related to REO property) and (y) the aggregate unpaid principal balance of the mortgage loans, as of the last day of the related Due Period, equals or exceeds (z) 46.90% of the prior period's Class M-1 Enhancement Percentage.

      "Delinquent," with respect to any mortgage loan, means any monthly payment due on a due date that is not made by the close of business on the next scheduled due date for that mortgage loan.

      "Determination Date" means, with respect to each distribution date, the 18th day (or if that day is not a business day, the immediately preceding business day) in the calendar month in which that distribution date occurs.

      "DOL" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

      "Downgrade Terminating Event" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

      "Due Period" means, with respect to any distribution date, the period commencing on the second day of the calendar month preceding the month in which that distribution date occurs and ending on the first day of the calendar month in which that distribution date occurs.

      "ERISA" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

      "Excess Reserve Fund Account" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this prospectus supplement.

      "Excess Subordinated Amount" is described in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

      "Exemption" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

      "Expense Fee Rate" means, with respect to any mortgage loan, a per annum rate equal to the sum of the servicing fee rate and the custodial fee rate. The Expense Fee Rate is not expected to exceed 0.52%. See "Description of the Certificates--Administration Fees" and "The Pooling and Servicing Agreement--Servicing, Securities Administrator, Trustee and Custodial Fees and Other Compensation and Payment of Expenses" in this prospectus supplement.

      "Extra Principal Distribution Amount" means, as of any distribution date, the lesser of (x) the related Total Monthly Excess Spread for that distribution date and (y) the related Subordination Deficiency for that distribution date.

      "Final Scheduled Distribution Date" has the meaning set forth in "Prepayment and Yield Considerations--Final Scheduled Distribution Date" in this prospectus supplement.

      "Fitch" means Fitch, Inc.

      "Gross Margin" has the meaning set forth in "The Mortgage Loan Pool--Adjustable Rate Mortgage Loans" in this prospectus supplement.

      "Group I Class A Certificates" means the Class A-1 certificates.

      "Group I Loan Cap" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      "Group II Class A Certificates" means the Class A-2a, Class A-2b, Class A-2c and Class A-2d certificates, collectively.

      "Group II Loan Cap" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      "HomEq" has the meaning set forth in "The Servicers--General" in this prospectus supplement.

      "Initial Cap" has the meaning set forth in "The Mortgage Loan Pool--Adjustable Rate Mortgage Loans" in this prospectus supplement.

      "Insurance Proceeds" means, with respect to each mortgage loan, proceeds of insurance policies insuring the mortgage loan or the related mortgaged property.

      "Interest Accrual Period" means, for any distribution date, the period commencing on the immediately preceding distribution date (or, for the initial distribution date, the closing date) and ending on the day immediately preceding the current distribution date.

      "Interest Remittance Amount" means, with respect to any distribution date and the mortgage loans in a loan group, that portion of Available Funds attributable to interest relating to the mortgage loans in that loan group.

      "Investor-Based Exemptions" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

      "IRS" means the Internal Revenue Service.

      "JPMorgan" has the meaning set forth in "The Servicers--General" in this prospectus supplement.

      "LIBOR Determination Date" means, with respect to any Interest Accrual Period for the Offered Certificates, the second London business day preceding the commencement of that Interest Accrual Period. For purposes of determining One-Month LIBOR, a "London business day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

      "Liquidation Proceeds" means any cash received in connection with the liquidation of a defaulted mortgage loan, whether through a trustee's sale, foreclosure sale or otherwise, including any Subsequent Recoveries.

      "Loan Index" has the meaning set forth in "The Mortgage Loan Pool--The Index" in this prospectus supplement.

      "Maximum Rate" has the meaning set forth in "The Mortgage Loan Pool--Adjustable Rate Mortgage Loans" in this prospectus supplement.

      "Minimum Rate" has the meaning set forth in "The Mortgage Loan Pool--Adjustable Rate Mortgage Loans" in this prospectus supplement.

      "Moody's" means Moody's Investors Service, Inc.

      "MSCS" means Morgan Stanley Capital Services Inc.

      "MSMC" means Morgan Stanley Mortgage Capital Inc.

      "Net Interest Margin Securities" has the meaning set forth in "The Pooling and Servicing Agreement--Termination; Optional Clean-up Call" in this prospectus supplement.

      "Net Monthly Excess Cash Flow" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

      "Net Swap Payment" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

      "Net Swap Receipt" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

      "Offered Certificates" has the meaning set forth in "Description of the Certificates" in this prospectus supplement.

      "OID" has the meaning set forth in "Federal Income Tax Considerations" in this prospectus supplement.

      "One-Month LIBOR" means, as of any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on that date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The securities administrator will be required to request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the securities administrator, after consultation with the depositor, at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

      "P&I Advances" means advances made by the related servicer (including the trustee as successor servicer or any other successor servicer) on each Servicer Remittance Date with respect to delinquent payments of interest and/or principal on the mortgage loans, less the servicing fee.

      "Pass-Through Rate" has the meaning set forth in "Description of Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      "Periodic Cap" has the meaning set forth in "The Mortgage Loan Pool--Adjustable Rate Mortgage Loans" in this prospectus supplement.

      "Plan" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

      "Prepayment Interest Excesses" has the meaning set forth in "The Pooling and Servicing Agreement--Prepayment Interest Shortfalls" in this prospectus supplement.

      "Prepayment Period" means, with respect to any distribution date and any servicer: (i) the period commencing on the 16th day of the month preceding the month in which such distribution date occurs (or in the case of the first distribution date, commencing on the cut-off date) and ending on the 15th day of the month in which that distribution date occurs, or (ii) the calendar month prior to that distribution date, with respect to any partial principal prepayments or any involuntary principal prepayments.

      "Prepayment Premium" has the meaning set forth in "The Mortgage Loan Pool--Prepayment Premiums" in this prospectus supplement.

      "Principal Distribution Amount" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      "Principal Remittance Amount" means, with respect to any distribution date, to the extent of funds available for distribution as described in this prospectus supplement, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a mortgage loan due during the related Due Period and received by the applicable servicer on or prior to the related Determination Date or advanced by the applicable servicer for the related Servicer Remittance Date; (ii) all full and partial principal prepayments received during the related Prepayment Period; (iii) all net Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the mortgage loans allocable to principal and received during the related Prepayment Period; (iv) the portion allocable to principal of proceeds of repurchases of mortgage loans with respect to that distribution date; (v) all Substitution Adjustment Amounts allocable to principal received in connection with the substitution of any mortgage loan as of that distribution date; and (vi) the allocable portion of the proceeds received with respect to any optional clean-up call (to the extent they relate to principal).

      "PTCE" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

      "PTE" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

      "Rating Agency Condition" means, with respect to any action to which a Rating Agency Condition applies, that each rating agency shall have been given ten days (or such shorter period as is acceptable to each rating agency) prior notice of that action and that each of the rating agencies shall have notified the trustee, the servicers, the depositor and the trust in writing that such action will not result in a reduction, qualification or withdrawal of the then current rating of the certificates that it maintains.

      "Realized Loss" is the excess of the scheduled principal balance of a defaulted mortgage loan over the net liquidation proceeds with respect thereto that are allocated to principal.

      "Record Date" means, with respect to the Offered Certificates, the business day immediately preceding the related distribution date, unless the Offered Certificates are issued in definitive form, in which case the Record Date will be the last business day of the calendar month immediately preceding the related distribution date.

      "Reference Banks" means leading banks selected by the securities administrator, after consultation with the depositor, and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

      "Regular Interest" has the meaning set forth in "Federal Income Tax Considerations--Taxation of Regular Interests" in this prospectus supplement.

      "Relief Act" means the Servicemembers Civil Relief Act and any similar state statutes.

      "Replacement Swap Provider Payment" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      "Required Swap Counterparty Rating" means, with respect to a counterparty or entity guaranteeing the obligations of such counterparty, (x) either (i) if such counterparty or entity has only a long-term rating by Moody's, a long-term senior, unsecured debt obligation rating, credit rating or other similar rating (as the case may be, the "Long-Term Rating") of at least "Aa3" by Moody's and if rated "Aa3" by Moody's is not on negative credit watch by Moody's or (ii) if such counterparty or entity has a Long-Term Rating and a short-term rating by Moody's, a Long-Term Rating of at least "A1" by Moody's and a short-term rating of "P-1" by Moody's and, in each case, such rating is not on negative credit watch by Moody's, (y) (i) a short-term rating of at least "A-1" by S&P or (ii) if such counterparty or entity does not have a short-term rating by S&P, a Long-Term Rating of at least "A+" by S&P or (z) (i) short-term rating of at least "F1" by Fitch or (ii) if such counterparty or entity does not have a short-term rating by Fitch, a Long-Term Rating of at least "A+" by Fitch.

      "Restricted Group" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

      "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

      "Senior Defaulted Swap Termination Payment" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      "Senior Enhancement Percentage" means, for any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balances of the Class M and Class B certificates and (ii) the Subordinated Amount, in each case after taking into account the distributions of the related Principal Distribution Amount and any principal payments on those classes of certificates from the Swap Account on that distribution date, by (y) the aggregate Stated Principal Balance of the mortgage loans for that distribution date.

      "Senior Specified Enhancement Percentage" on any date of determination is approximately 41.00%.

      "Servicer Remittance Date" will be the second business day immediately preceding each distribution date.

      "Specified Subordinated Amount" means, prior to the Stepdown Date, an amount equal to 3.50% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. On and after the Stepdown Date, an amount equal to 7.00% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date, subject, until the Class Certificate Balance of each class of Offered Certificates has been reduced to zero, to a minimum amount equal to 0.50% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date; provided, however, that if, on any distribution date, a Trigger Event exists, the Specified Subordinated Amount will not be reduced to the applicable percentage of the then aggregate Stated Principal Balance of the mortgage loans, but instead will remain the same as the prior period's Specified Subordinated Amount until the distribution date on which a Trigger Event no longer exists. When the Class Certificate Balance of each class of Offered Certificates has been reduced to zero, the Specified Subordinated Amount will thereafter equal zero.

      "Stated Principal Balance" means, as to any mortgage loan and as of any date of determination, (i) the principal balance of the mortgage loan at the cut-off date after giving effect to payments of principal due on or before such date (whether or not received), minus (ii) all amounts previously remitted to the securities administrator with respect to the related mortgage loan representing payments or recoveries of principal, including advances in respect of scheduled payments of principal. For purposes of any distribution date, the Stated Principal Balance of any mortgage loan will give effect to any scheduled payments of principal received by the applicable servicer on or prior to the related Determination Date or advanced by the applicable servicer for the related Servicer Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period, and the Stated Principal Balance of any mortgage loan that has prepaid in full or has been liquidated during the related Prepayment Period will be zero.

      "Stepdown Date" means the later to occur of (i) the earlier to occur of
(a) the distribution date in May 2009 and (b) the distribution date following the distribution date on which the aggregate Class Certificate Balances of the

Class A certificates have been reduced to zero and (ii) the first distribution date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal applied to reduce the Stated Principal Balance of the mortgage loans for that distribution date but prior to any allocation of the Principal Distribution Amount and principal payments from the Swap Account to the certificates on that distribution date) is greater than or equal to the Senior Specified Enhancement Percentage.

      "Subordinated Amount" is described in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

      "Subordinated Certificates" means any of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 or Class B-3 certificates.

      "Subordination Deficiency" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

      "Subordination Reduction Amount" is described in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

      "Subsequent Recovery" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      "Substitute Mortgage Loan" means a mortgage loan substituted by the applicable responsible party for a mortgage loan that is in breach of the applicable responsible party's representations and warranties regarding the mortgage loans or with respect to which a document defect exists, which must, on the date of such substitution (i) have a principal balance, after deduction of the principal portion of the scheduled payment due in the month of substitution, not in excess of, and not more than 10% less than, the outstanding principal balance of the mortgage loan in breach; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the mortgage loan in breach; (iii) have a loan-to-value ratio no higher than that of the mortgage loan in breach; (iv) have a remaining term to maturity no greater than (and not more than one year less than that of) the mortgage loan in breach; and (v) comply with each representation and warranty made by the applicable responsible party.

      "Substitution Adjustment Amount" has the meaning set forth in "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" in this prospectus supplement.

      "Substitution Event" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

      "Swap Account" has the meaning set forth in "Description of the Certificates--Swap Account" in this prospectus supplement.

      "Swap Payment Allocation" has the meaning set forth in "Description of the Certificates--Swap Account" in this prospectus supplement.

      "Swap Payment Rate" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      "Swap Provider" has the meaning set forth in "Interest Rate Swap Counterparty" in this prospectus supplement.

      "Swap Termination Payment" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

      "Telerate Page 3750" means the display page currently so designated on the Bridge Telerate Service (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

      "Total Monthly Excess Spread" as to any distribution date equals the excess, if any, of (x) the interest on the mortgage loans received by the servicers on or prior to the related Determination Date (exclusive of Prepayment Interest Excesses) or advanced by the servicers for the related Servicer Remittance Date, net of the aggregate servicing fee and the expenses used to determine the Expense Fee Rate, over (y) the sum of (a) the amounts paid to the classes of certificates pursuant to clause (i) under the eighth full paragraph of "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement, (b) any Net Swap Payments to the Swap Provider and (c) any Swap Termination Payment (other than a Defaulted Swap Termination Payment that is not a Senior Defaulted Swap Termination Payment) to the Swap Provider.

      "Trigger Event" means either a Cumulative Loss Trigger Event or a Delinquency Trigger Event.

      "Trust REMIC" has the meaning set forth in "Federal Income Tax Considerations--General" in this prospectus supplement.

      "Unpaid Interest Amount" for any class of certificates and any distribution date will equal the sum of (a) the portion of Accrued Certificate Interest from distribution dates prior to the current distribution date remaining unpaid immediately prior to the current distribution date, and (b) interest on the amount in clause (a) above at the applicable Pass-Through Rate (to the extent permitted by applicable law).

      "Unpaid Realized Loss Amount" means, with respect to any class of Class M or Class B certificates and as to any distribution date, the excess of (i) Applied Realized Loss Amounts with respect to that class over (ii) the sum of
(a) all distributions in reduction of Applied Realized Loss Amounts on all previous distribution dates, and (b) the amount by which the Class Certificate Balance of such class has been increased due to the distribution of any Subsequent Recoveries on all previous distribution dates. Any amounts distributed to a class of Subordinated Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Class Certificate Balance of that class.

      "WAC Cap" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      "Wells Fargo" has the meaning set forth in "The Servicers--Wells Fargo Bank, National Association" in this prospectus supplement.

      "WMC" has the meaning set forth in "The Mortgage Loan Pool--Underwriting Guidelines--WMC Mortgage Corp." in this prospectus supplement.

      "WMC Underwriting Guidelines" has the meaning set forth in "The Mortgage Loan Pool--Underwriting Guidelines--WMC Mortgage Corp." in this prospectus supplement.

                       This page left intentionally blank

                                     ANNEX I

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, societe anonyme, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

      (1) from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

      (2) from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the Offered Certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

      (3) from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

      (4) from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of an Offered Certificate):

            (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                  (i) stating the name, permanent residence address and
            qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

                  (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

                  (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

                  (iv) providing any other information, certifications, or
            statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury
            Regulations; or

            (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                  (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

                  (ii) certifying that the nonqualified intermediary is not
            acting for its own account,

                  (iii) certifying that the nonqualified intermediary has
            provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

                  (iv) providing any other information, certifications or
            statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

      (5) from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Offered Certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

      All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

      In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, societe anonyme, Euroclear or DTC may be subject to backup withholding unless the holder--

                  (i) provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

                  (ii) provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

                  (iii) can be treated as an "exempt recipient" within the
            meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

      This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                    ANNEX II

                           INTEREST RATE SWAP SCHEDULE

   Distribution          Notional
      Dates              Amount ($)       Multiplier
----------------      --------------      ----------
    5/25/2006         217,617,565.38         10
    6/25/2006         202,536,225.81         10
    7/25/2006         194,357,570.87         10
    8/25/2006         186,491,456.21         10
    9/25/2006         178,920,967.24         10
   10/25/2006         171,620,336.44         10
   11/25/2006         164,577,182.44         10
   12/25/2006         157,780,005.64         10
    1/25/2007         151,218,152.15         10
    2/25/2007         144,881,790.32         10
    3/25/2007         138,761,851.91         10
    4/25/2007         132,850,388.40         10
    5/25/2007         127,143,639.46         10
    6/25/2007         121,656,131.66         10
    7/25/2007         116,406,735.67         10
    8/25/2007         111,385,071.11         10
    9/25/2007         106,581,212.02         10
   10/25/2007         101,985,666.75         10
   11/25/2007          96,827,567.06         10
   12/25/2007          88,521,901.33         10
    1/25/2008          53,431,682.96         10
    2/25/2008          17,692,743.49         10
    3/25/2008          17,057,442.61         10
    4/25/2008          16,444,954.23         10
    5/25/2008          15,854,457.49         10
    6/25/2008          15,285,159.11         10
    7/25/2008          14,736,290.09         10
    8/25/2008          14,207,056.87         10
    9/25/2008          13,696,776.93         10
   10/25/2008          13,204,818.39         10
   11/25/2008          12,661,698.13         10
   12/25/2008          12,138,061.10         10
    1/25/2009          10,280,887.48         10
    2/25/2009           9,700,913.22         10
    3/25/2009           9,367,908.98         10
    4/25/2009           9,046,165.70         10
    5/25/2009           8,735,309.32         10
    6/25/2009           8,434,977.72         10
    7/25/2009           8,144,820.79         10
    8/25/2009           7,864,496.69         10
    9/25/2009           7,593,681.05         10
   10/25/2009           7,332,056.88         10
   11/25/2009           7,079,317.47         10
   12/25/2009           6,835,166.04         10
    1/25/2010           6,599,315.60         10
    2/25/2010           6,371,487.85         10
    3/25/2010           6,151,415.01         10
    4/25/2010           5,938,837.36         10
    5/25/2010           5,733,503.70         10
    6/25/2010           5,535,171.08         10
    7/25/2010           5,343,604.54         10
    8/25/2010           5,158,576.84         10
    9/25/2010           4,979,868.23         10
   10/25/2010           4,807,266.23         10
   11/25/2010                     --         --
and thereafter

                       This page left intentionally blank

                                    ANNEX III

                              MORTGAGE LOAN TABLES

                            Aggregate Mortgage Loans

                                  Product Types

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
                    Product Types                            Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
Fixed - 10 Year .......................................          1     $       29,489       0.00%      6.400%     114       90.00%
Fixed - 15 Year .......................................         83          8,669,718       0.38       8.140      176       76.53
Fixed - 20 Year .......................................         32          2,664,387       0.12       8.147      236       79.32
Fixed - 25 Year .......................................          7            618,543       0.03       7.668      295       78.23
Fixed - 30 Year .......................................        714        112,135,474       4.95       7.766      356       78.55
Balloon - 15/30 .......................................      2,504        176,821,602       7.80      10.391      176       98.04
Balloon - 30/40 .......................................         79         18,579,749       0.82       7.578      356       77.72
ARM - 2 Year/6 Month Balloon 30/40 ....................      2,366        695,152,449      30.67       7.535      356       80.31
ARM - 3 Year/6 Month Balloon 30/40 ....................         93         26,938,314       1.19       7.283      356       79.42
ARM - 5 Year/6 Month Balloon 30/40 ....................         39         10,552,787       0.47       7.447      356       80.55
ARM - 10 Year/6 Month Balloon 30/40 ...................         24          7,051,609       0.31       7.278      357       78.92
ARM - 6 Month .........................................          2            419,618       0.02       8.138      356       91.63
ARM - 2 Year/6 Month ..................................      5,254        905,594,006      39.95       7.634      356       80.25
ARM - 3 Year/6 Month ..................................        245         41,107,866       1.81       7.527      356       80.57
ARM - 5 Year/6 Month ..................................         17          3,759,203       0.17       7.637      356       72.92
ARM - 10 Year/6 Month .................................        106         25,250,209       1.11       7.247      356       78.08
Interest Only ARM - 2 Year/6 Month - 60 Month IO term .        535        166,687,438       7.35       7.062      356       81.94
Interest Only ARM - 3 Year/6 Month - 60 Month IO term .         27          7,532,520       0.33       7.044      357       82.90
Interest Only ARM - 5 Year/6 Month - 60 Month IO term .         29          8,350,073       0.37       6.849      356       80.64
Interest Only ARM - 10 Year/6 Month - 60 Month IO term          11          3,464,529       0.15       7.127      356       73.12
Interest Only ARM - 2 Year/6 Month - 120 Month IO term          36         12,183,987       0.54       7.255      357       81.47
Interest Only ARM - 3 Year/6 Month - 120 Month IO term           6          2,244,248       0.10       6.489      356       81.72
Interest Only ARM - 5 Year/6 Month - 120 Month IO term           3            650,600       0.03       7.125      355       81.75
Interest Only ARM - 10 Year/6 Month - 120 Month IO term         97         30,391,221       1.34       6.796      357       80.87
                                                            ------     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................     12,310     $2,266,849,639     100.00%      7.753%     341       81.63%
                                                            ======     ==============     ======       =====      ===       =====


                                     III-1

                            Aggregate Mortgage Loans

                          Range of Gross Interest Rates

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
            Range of Gross Interest Rates (%)                Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
4.000 - 4.999 .........................................          1     $      406,713       0.02%      4.625%     354       78.56%
5.000 - 5.999 .........................................        190         47,098,182       2.08       5.823      351       78.71
6.000 - 6.999 .........................................      2,531        613,629,604      27.07       6.691      354       79.43
7.000 - 7.999 .........................................      4,321        934,866,489      41.24       7.547      355       80.23
8.000 - 8.999 .........................................      2,376        425,120,625      18.75       8.476      348       82.07
9.000 - 9.999 .........................................      1,089        121,047,070       5.34       9.530      304       86.40
10.000 - 10.999 .......................................        990         71,247,700       3.14      10.639      195       97.34
11.000 - 11.999 .......................................        635         43,538,427       1.92      11.453      179       99.08
12.000 - 12.999 .......................................        175          9,841,638       0.43      12.508      178       98.66
13.000 - 13.999 .......................................          2             53,191       0.00      13.208      192       71.99
                                                            ------     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................     12,310     $2,266,849,639     100.00%      7.753%     341       81.63%
                                                            ======     ==============     ======       =====      ===       =====

                  Minimum: 4.625%
                  Maximum: 13.250%
                  Weighted Average: 7.753%


                                     III-2

                            Aggregate Mortgage Loans

                    Range of Cut-off Date Principal Balances

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
       Range of Cut-off Date Principal Balances ($)          Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
1 - 25,000 ............................................        164     $    3,269,152       0.14%     10.515%     178       97.66%
25,001 - 50,000 .......................................        814         31,370,502       1.38      10.416      198       95.60
50,001 - 75,000 .......................................      1,440         91,146,405       4.02       9.416      268       88.74
75,001 - 100,000 ......................................      1,507        131,796,498       5.81       8.720      296       85.78
100,001 - 125,000 .....................................      1,360        152,686,564       6.74       8.181      322       82.86
125,001 - 150,000 .....................................      1,118        153,357,060       6.77       7.910      336       81.48
150,001 - 175,000 .....................................        864        139,943,641       6.17       7.722      346       80.42
175,001 - 200,000 .....................................        777        145,778,998       6.43       7.635      351       79.37
200,001 - 225,000 .....................................        674        143,472,595       6.33       7.561      353       79.87
225,001 - 250,000 .....................................        564        134,398,098       5.93       7.486      353       79.45
250,001 - 275,000 .....................................        454        119,037,766       5.25       7.479      356       80.00
275,001 - 300,000 .....................................        514        147,985,277       6.53       7.463      355       79.91
300,001 - 325,000 .....................................        351        109,694,545       4.84       7.390      355       80.59
325,001 - 350,000 .....................................        300        101,273,716       4.47       7.376      356       80.18
350,001 - 375,000 .....................................        235         84,889,374       3.74       7.392      356       81.38
375,001 - 400,000 .....................................        232         89,883,305       3.97       7.398      356       80.81
400,001 - 425,000 .....................................        169         69,976,095       3.09       7.355      354       80.72
425,001 - 450,000 .....................................        154         67,545,403       2.98       7.376      356       81.31
450,001 - 475,000 .....................................        108         49,828,024       2.20       7.379      355       82.87
475,001 - 500,000 .....................................        108         52,652,963       2.32       7.411      356       81.78
500,001 - 750,000 .....................................        362        213,297,210       9.41       7.479      356       81.91
750,001 - 1,000,000 ...................................         41         33,566,449       1.48       7.408      356       80.54
                                                            ------     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................     12,310     $2,266,849,639     100.00%      7.753%     341       81.63%
                                                            ======     ==============     ======       =====      ===       =====

                  Minimum:  $9,888
                  Maximum:  $977,500
                  Average:  $184,147


                                     III-3

                            Aggregate Mortgage Loans

                              Stated Original Term

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
              Stated Original Term (months)                  Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
120 ...................................................          1     $       29,489       0.00%      6.400%     114       90.00%
180 ...................................................      2,587        185,491,320       8.18      10.285      176       97.04
240 ...................................................         32          2,664,387       0.12       8.147      236       79.32
300 ...................................................          7            618,543       0.03       7.668      295       78.23
360 ...................................................      9,683      2,078,045,900      91.67       7.526      356       80.26
                                                            ------     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................     12,310     $2,266,849,639     100.00%      7.753%     341       81.63%
                                                            ======     ==============     ======       =====      ===       =====

                  Minimum: 120 months
                  Maximum: 360 months
                  Weighted Average: 345 months

                         Range of Stated Remaining Terms

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
       Range of Stated Remaining Terms (months)              Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
109 - 120 .............................................          1     $       29,489       0.00%      6.400%     114       90.00%
169 - 180 .............................................      2,587        185,491,320       8.18      10.285      176       97.04
229 - 240 .............................................         32          2,664,387       0.12       8.147      236       79.32
289 - 300 .............................................          7            618,543       0.03       7.668      295       78.23
349 - 360 .............................................      9,683      2,078,045,900      91.67       7.526      356       80.26
                                                            ------     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................     12,310     $2,266,849,639     100.00%      7.753%     341       81.63%
                                                            ======     ==============     ======       =====      ===       =====

                  Minimum: 114 months
                  Maximum: 358 months
                  Weighted Average: 341 months


                                     III-4

                            Aggregate Mortgage Loans

                      Range of Combined Original LTV Ratios

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
       Range of Combined Original LTV Ratios (%)             Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
15.01 - 20.00 .........................................          6     $      290,866       0.01%     10.015%     295       17.86%
20.01 - 25.00 .........................................          9            831,877       0.04       7.421      304       22.10
25.01 - 30.00 .........................................          8            638,231       0.03       8.065      332       27.47
30.01 - 35.00 .........................................         15          2,179,554       0.10       7.855      354       32.66
35.01 - 40.00 .........................................         40          4,637,866       0.20       7.621      333       37.17
40.01 - 45.00 .........................................         55          8,364,867       0.37       7.560      347       42.94
45.01 - 50.00 .........................................         77         14,329,633       0.63       7.685      354       48.09
50.01 - 55.00 .........................................         91         17,269,402       0.76       7.618      356       52.62
55.01 - 60.00 .........................................        139         26,876,502       1.19       7.519      354       58.22
60.01 - 65.00 .........................................        171         34,235,909       1.51       7.474      351       63.32
65.01 - 70.00 .........................................        366         79,458,515       3.51       7.623      354       68.50
70.01 - 75.00 .........................................        459        103,232,842       4.55       7.701      355       73.90
75.01 - 80.00 .........................................      5,888      1,242,610,431      54.82       7.375      355       79.87
80.01 - 85.00 .........................................        866        189,620,247       8.36       7.724      352       84.42
85.01 - 90.00 .........................................      1,317        278,806,870      12.30       7.831      351       89.59
90.01 - 95.00 .........................................        559        107,227,612       4.73       8.276      340       94.71
95.01 - 100.00 ........................................      2,244        156,238,414       6.89      10.523      181       99.95
                                                            ------     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................     12,310     $2,266,849,639     100.00%      7.753%     341       81.63%
                                                            ======     ==============     ======       =====      ===       =====

                  Minimum: 15.96%
                  Maximum: 100.00%
                  Weighted Average: 81.63%


                                     III-5

                            Aggregate Mortgage Loans

                             Range of Gross Margins

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
              Range of Gross Margins (%)                     Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
Fixed Rate Loans ......................................      3,420     $  319,518,963      14.10%      9.221%     251       89.24%
3.500 or less .........................................         95         18,991,594       0.84       7.724      357       83.28
3.501 - 4.000 .........................................         38          7,137,437       0.31       7.154      355       78.23
4.001 - 4.500 .........................................         12          2,288,411       0.10       5.674      355       80.10
4.501 - 5.000 .........................................        106         21,355,797       0.94       6.016      355       78.15
5.001 - 5.500 .........................................        730        164,417,631       7.25       6.839      356       78.74
5.501 - 6.000 .........................................      1,418        317,151,907      13.99       6.956      356       79.01
6.001 - 6.500 .........................................      2,253        533,179,561      23.52       7.322      356       79.73
6.501 - 7.000 .........................................      1,848        396,887,326      17.51       7.623      356       80.83
7.001 - 7.500 .........................................      1,143        242,076,199      10.68       7.986      356       82.06
7.501 - 8.000 .........................................        979        210,666,532       9.29       8.469      356       82.43
8.001 - 8.500 .........................................        160         19,845,680       0.88       9.181      356       82.20
8.501 - 9.000 .........................................         94         12,166,173       0.54       9.704      356       81.29
9.001 - 9.500 .........................................         11            867,485       0.04      10.252      357       83.00
9.501 - 10.000 ........................................          3            298,944       0.01      10.859      357       78.21
                                                            ------     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................     12,310     $2,266,849,639     100.00%      7.753%     341       81.63%
                                                            ======     ==============     ======       =====      ===       =====

                  Non-Zero Minimum: 1.800%
                  Maximum: 9.990%
                  Non-Zero Weighted Average: 6.512%


                                     III-6

                            Aggregate Mortgage Loans

                         Range of Minimum Mortgage Rates

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
           Range of Minimum Mortgage Rates (%)               Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
Fixed Rate Loans ......................................      3,420     $  319,518,963      14.10%      9.221%     251       89.24%
5.000 or less .........................................          2            988,213       0.04       5.096      355       83.79
5.001 - 5.500 .........................................         17          3,622,403       0.16       5.654      355       78.20
5.501 - 6.000 .........................................        165         41,161,469       1.82       5.889      355       78.81
6.001 - 6.500 .........................................        634        161,201,966       7.11       6.362      356       79.86
6.501 - 7.000 .........................................      1,797        434,269,113      19.16       6.832      356       79.54
7.001 - 7.500 .........................................      1,811        407,469,487      17.98       7.310      356       80.13
7.501 - 8.000 .........................................      2,071        446,757,132      19.71       7.783      356       80.58
8.001 - 8.500 .........................................      1,075        219,066,972       9.66       8.280      356       81.09
8.501 - 9.000 .........................................        806        152,569,806       6.73       8.762      356       82.36
9.001 - 9.500 .........................................        284         47,476,263       2.09       9.271      356       81.59
9.501 - 10.000 ........................................        175         26,251,418       1.16       9.690      356       81.48
10.001 -10.500 ........................................         38          4,922,253       0.22      10.210      357       80.84
10.501 - 11.000 .......................................         13          1,479,269       0.07      10.676      357       78.46
11.001 - 11.500 .......................................          2             94,914       0.00      11.362      356       57.30
                                                            ------     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................     12,310     $2,266,849,639     100.00%      7.753%     341       81.63%
                                                            ======     ==============     ======       =====      ===       =====

                  Non-Zero Minimum: 4.625%
                  Maximum: 11.375%
                  Non-Zero Weighted Average: 7.509%


                                     III-7

                            Aggregate Mortgage Loans

                         Range of Maximum Mortgage Rates

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
          Range of Maximum Mortgage Rates (%)                Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
Fixed Rate Loans ......................................      3,420     $  319,518,963      14.10%      9.221%     251       89.24%
12.500 or less ........................................        459         94,574,360       4.17       6.073      355       79.60
12.501 - 13.000 .......................................        998        214,546,674       9.46       6.580      356       79.49
13.001 - 13.500 .......................................      1,831        430,128,652      18.97       6.943      356       79.63
13.501 - 14.000 .......................................      1,952        425,322,013      18.76       7.442      356       80.28
14.001 - 14.500 .......................................      1,712        392,513,819      17.32       7.861      356       80.78
14.501 - 15.000 .......................................        975        208,434,688       9.19       8.402      356       81.20
15.001 - 15.500 .......................................        589        118,281,356       5.22       8.837      357       82.37
15.501 - 16.000 .......................................        243         43,434,837       1.92       9.404      356       81.60
16.001 - 16.500 .......................................         89         14,632,565       0.65       9.819      357       82.09
16.501 - 17.000 .......................................         32          4,543,304       0.20      10.312      357       79.90
17.001 - 17.500 .......................................          7            773,517       0.03      10.593      356       76.71
17.501 - 18.000 .......................................          2             94,960       0.00      10.928      355       89.22
18.001 - 18.500 .......................................          1             49,933       0.00      11.350      356       18.83
                                                            ------     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................     12,310     $2,266,849,639     100.00%      7.753%     341       81.63%
                                                            ======     ==============     ======       =====      ===       =====

                  Non-Zero Minimum: 11.125%
                  Maximum: 18.350%
                  Non-Zero Weighted Average: 13.874%


                                     III-8

                            Aggregate Mortgage Loans

                              Initial Periodic Cap

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
                Initial Periodic Cap (%)                     Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
Fixed Rate Loans ......................................      3,420     $  319,518,963      14.10%      9.221%     251       89.24%
1.000 .................................................         39          6,896,817       0.30       7.717      356       83.67
1.500 .................................................         69         14,797,319       0.65       7.104      355       81.39
2.000 .................................................         19          4,032,682       0.18       7.803      355       80.22
2.500 .................................................          1            232,706       0.01       8.850      354       90.00
3.000 .................................................      8,492      1,846,118,450      81.44       7.534      356       80.41
3.100 .................................................          4          1,393,708       0.06       6.964      356       80.00
5.000 .................................................        266         73,858,994       3.26       7.016      356       79.29
                                                            ------     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................     12,310     $2,266,849,639     100.00%      7.753%     341       81.63%
                                                            ======     ==============     ======       =====      ===       =====

                  Non-Zero Minimum: 1.000%
                  Maximum: 5.000%
                  Non-Zero Weighted Average: 3.055%


                                     III-9

                            Aggregate Mortgage Loans

                             Subsequent Periodic Cap

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
               Subsequent Periodic Cap (%)                   Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
Fixed Rate Loans ......................................      3,420     $  319,518,963      14.10%      9.221%     251       89.24%
1.000 .................................................      8,865      1,942,685,775      85.70       7.511      356       80.39
1.500 .................................................         15          3,210,492       0.14       7.912      355       79.86
2.000 .................................................         10          1,434,409       0.06       8.157      356       74.63
                                                            ------     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................     12,310     $2,266,849,639     100.00%      7.753%     341       81.63%
                                                            ======     ==============     ======       =====      ===       =====

                  Non-Zero Minimum: 1.000%
                  Maximum: 2.000%
                  Non-Zero Weighted Average: 1.002%


                                     III-10

                            Aggregate Mortgage Loans

                         Months to Next Rate Adjustment

                                                                                            % of
                                                                                          Mortgage
                                                                                           Pool by
                                                                            Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                              Number         Cut-off       Cut-off     Average    Average    Average
                                                                of            Date           Date       Gross    Remaining  Combined
                                                             Mortgage       Principal     Principal    Interest    Term     Original
         Months to Next Rate Adjustment (months)              Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
Fixed Rate Loans ......................................      3,420     $  319,518,963      14.10%      9.221%     251       89.24%
2 .....................................................          1            282,840       0.01       8.750      356       90.00
3 .....................................................          1            136,777       0.01       6.871      357       95.00
15 ....................................................          1            218,720       0.01       8.325      351       70.51
16 ....................................................         15          3,681,493       0.16       6.845      352       80.16
17 ....................................................         60         11,410,978       0.50       7.234      353       83.32
18 ....................................................        239         42,664,552       1.88       7.282      354       82.11
19 ....................................................      1,600        276,362,317      12.19       7.279      355       80.25
20 ....................................................      2,603        575,608,513      25.39       7.478      356       80.49
21 ....................................................      3,669        869,013,243      38.34       7.682      357       80.34
22 ....................................................          4            658,064       0.03       8.546      358       82.87
29 ....................................................          7          1,649,850       0.07       7.107      353       83.67
30 ....................................................         18          3,323,012       0.15       6.759      354       81.14
31 ....................................................         77         12,971,553       0.57       7.164      355       80.88
32 ....................................................        118         25,681,098       1.13       7.174      356       79.52
33 ....................................................        151         34,197,434       1.51       7.658      357       80.71
51 ....................................................          1            339,920       0.01       5.990      351       80.00
53 ....................................................          1            296,863       0.01       5.750      353       80.00
54 ....................................................          9          2,094,601       0.09       6.560      354       85.10
55 ....................................................          2            299,809       0.01       6.750      355       58.82
56 ....................................................         25          6,584,506       0.29       7.425      356       78.62
57 ....................................................         50         13,696,963       0.60       7.354      357       79.30
114 ...................................................          2          1,041,019       0.05       7.249      354       67.58
115 ...................................................         12          3,084,118       0.14       6.521      355       80.07
116 ...................................................         75         21,799,503       0.96       6.959      356       79.97
117 ...................................................        149         40,232,927       1.77       7.113      357       79.00
                                                            ------     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................     12,310     $2,266,849,639     100.00%      7.753%     341       81.63%
                                                            ======     ==============     ======       =====      ===       =====

                  Non-Zero Minimum: 2 months
                  Maximum: 117 months
                  Non-Zero Weighted Average: 24 months


                                     III-11

                            Aggregate Mortgage Loans

                 Geographic Distribution of Mortgaged Properties

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
    Geographic Distribution of Mortgaged Properties          Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
California ............................................      2,809     $  739,426,551      32.62%      7.680%     337       81.39%
Florida ...............................................      1,036        170,260,810       7.51       7.797      343       80.62
New York ..............................................        548        134,187,579       5.92       7.711      340       81.78
Maryland ..............................................        594        122,640,784       5.41       7.850      343       82.25
New Jersey ............................................        480        106,849,892       4.71       7.731      344       81.07
Illinois ..............................................        589         93,833,549       4.14       7.760      346       82.71
Massachusetts .........................................        408         89,219,734       3.94       7.517      343       81.51
Virginia ..............................................        403         77,212,865       3.41       8.098      340       81.59
Washington ............................................        455         74,539,903       3.29       7.662      339       83.17
Texas .................................................        606         67,287,119       2.97       7.968      342       82.04
Arizona ...............................................        403         66,158,923       2.92       7.902      345       80.41
Pennsylvania ..........................................        349         45,556,322       2.01       7.810      351       81.17
Michigan ..............................................        317         36,403,040       1.61       7.719      353       81.48
Ohio ..................................................        325         35,766,495       1.58       7.550      344       82.45
Connecticut ...........................................        194         35,487,547       1.57       7.813      340       81.04
Other .................................................      2,794        372,018,525      16.41       7.813      345       82.15
                                                            ------     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................     12,310     $2,266,849,639     100.00%      7.753%     341       81.63%
                                                            ======     ==============     ======       =====      ===       =====

                  Number of States/District of Columbia Represented: 49


                                     III-12

                            Aggregate Mortgage Loans

                                    Occupancy

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
                       Occupancy                             Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
Primary ...............................................     11,867     $2,189,750,544      96.60%      7.745%     341       81.53%
Second Home ...........................................        267         44,969,716       1.98       7.955      334       85.16
Investment ............................................        176         32,129,379       1.42       8.031      351       83.78
                                                            ------     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................     12,310     $2,266,849,639     100.00%      7.753%     341       81.63%
                                                            ======     ==============     ======       =====      ===       =====

                                  Property Type

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
                     Property Type                           Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
Single Family Residence ...............................      9,357     $1,683,402,942      74.26%      7.742%     342       81.39%
Planned Unit Development ..............................      1,233        243,696,469      10.75       7.898      338       82.48
Condominium ...........................................      1,061        178,384,870       7.87       7.709      338       82.54
2-4 Family ............................................        659        161,365,359       7.12       7.700      342       81.93
                                                            ------     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................     12,310     $2,266,849,639     100.00%      7.753%     341       81.63%
                                                            ======     ==============     ======       =====      ===       =====


                                     III-13

                            Aggregate Mortgage Loans

                                  Loan Purpose

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
                       Loan Purpose                          Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
Purchase ..............................................      6,652     $1,104,689,268      48.73%      7.868%     334       83.31%
Refinance - Cashout ...................................      4,899      1,036,809,564      45.74       7.678      349       79.96
Refinance - Rate Term .................................        759        125,350,807       5.53       7.352      347       80.66
                                                            ------     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................     12,310     $2,266,849,639     100.00%      7.753%     341       81.63%
                                                            ======     ==============     ======       =====      ===       =====

                               Documentation Level

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
                   Documentation Level                       Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
Full Documentation ....................................      6,794     $1,158,056,476      51.09%      7.503%     345       82.08%
Stated Documentation ..................................      5,105      1,026,553,119      45.29       8.040      337       81.08
Limited Documentation .................................        411         82,240,044       3.63       7.698      341       82.21
                                                            ------     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................     12,310     $2,266,849,639     100.00%      7.753%     341       81.63%
                                                            ======     ==============     ======       =====      ===       =====


                                     III-14

                            Aggregate Mortgage Loans

                             Range of Credit Scores

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
                 Range of Credit Scores                      Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
500 - 524 .............................................        308     $   64,501,240       2.85%      8.563%     355       75.04%
525 - 549 .............................................        513         93,484,870       4.12       8.388      354       75.21
550 - 574 .............................................        826        161,276,077       7.11       8.088      355       79.21
575 - 599 .............................................      1,782        298,131,810      13.15       7.634      355       79.66
600 - 624 .............................................      2,659        478,338,928      21.10       7.744      341       82.06
625 - 649 .............................................      2,416        429,076,244      18.93       7.618      340       82.66
650 - 674 .............................................      1,677        323,315,782      14.26       7.676      335       83.15
675 - 699 .............................................        893        174,839,545       7.71       7.751      331       83.84
700 - 724 .............................................        627        119,304,051       5.26       7.546      328       83.61
725 - 749 .............................................        351         71,585,873       3.16       7.564      327       83.82
750 - 774 .............................................        159         33,675,456       1.49       7.521      331       83.28
775 - 799 .............................................         83         17,009,065       0.75       7.877      324       83.53
800 + .................................................         16          2,310,700       0.10       8.241      328       82.66
                                                            ------     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................     12,310     $2,266,849,639     100.00%      7.753%     341       81.63%
                                                            ======     ==============     ======       =====      ===       =====

                  Non-Zero Minimum: 500
                  Maximum: 814
                  Non-Zero Weighted Average: 630


                                     III-15

                            Aggregate Mortgage Loans

                        Original Prepayment Penalty Term

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
       Original Prepayment Penalty Term (months)             Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
0 .....................................................      3,887     $  706,519,591      31.17%      8.010%     337       82.55%
12 ....................................................        336         73,530,287       3.24       7.880      345       81.79
18 ....................................................          3            716,775       0.03       6.755      357       81.87
24 ....................................................      6,751      1,256,066,412      55.41       7.657      344       81.59
36 ....................................................      1,332        229,959,018      10.14       7.449      342       79.01
60 ....................................................          1             57,557       0.00       9.500      177      100.00
                                                            ------     --------------     ------       -----      ---      ------
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................     12,310     $2,266,849,639     100.00%      7.753%     341       81.63%
                                                            ======     ==============     ======       =====      ===      ======

                  Non-Zero Minimum: 12 months
                  Maximum: 60 months
                  Non-Zero Weighted Average: 25 months

                                  Lien Position

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
                      Lien Position                          Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
1st Lien ..............................................      9,853     $2,101,854,767      92.72%      7.528%     354       80.23%
2nd Lien ..............................................      2,457        164,994,872       7.28      10.617      177       99.47
                                                            ------     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................     12,310     $2,266,849,639     100.00%      7.753%     341       81.63%
                                                            ======     ==============     ======       =====      ===       =====


                                     III-16

                            Aggregate Mortgage Loans

                           Original Interest Only Term

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
            Original Interest Only Term (months)             Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
0 .....................................................     11,566     $2,035,345,024      89.79%      7.836%     340       81.63%
60 ....................................................        602        186,034,560       8.21       7.053      356       81.76
120 ...................................................        142         45,470,055       2.01       6.909      357       81.08
                                                            ------     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................     12,310     $2,266,849,639     100.00%      7.753%     341       81.63%
                                                            ======     ==============     ======       =====      ===       =====


                                     III-17

                             Group I Mortgage Loans

                                  Product Types

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
                    Product Types                            Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
Fixed - 10 Year .......................................          1     $       29,489       0.01%      6.400%     114       90.00%
Fixed - 15 Year .......................................         27          2,857,480       0.52       7.485      176       63.51
Fixed - 20 Year .......................................         13            855,527       0.16       8.486      235       65.87
Fixed - 25 Year .......................................          3            247,607       0.05       8.306      295       60.86
Fixed - 30 Year .......................................        158         26,304,408       4.80       7.561      356       73.00
Balloon - 15/30 .......................................        216         11,770,140       2.15      10.628      176       99.63
Balloon - 30/40 .......................................         53         10,002,972       1.83       7.540      356       71.40
ARM - 2 Year/6 Month Balloon 30/40 ....................        976        223,375,430      40.76       7.557      356       78.91
ARM - 3 Year/6 Month Balloon 30/40 ....................         57         13,420,410       2.45       7.135      356       75.92
ARM - 5 Year/6 Month Balloon 30/40 ....................         21          4,700,583       0.86       7.571      356       76.82
ARM - 10 Year/6 Month Balloon 30/40 ...................          9          2,063,562       0.38       7.337      357       75.73
ARM - 2 Year/6 Month ..................................        975        179,569,306      32.76       7.689      356       79.12
ARM - 3 Year/6 Month ..................................         56         10,443,582       1.91       7.442      356       78.94
ARM - 5 Year/6 Month ..................................         12          2,217,120       0.40       7.500      356       70.11
ARM - 10 Year/6 Month .................................         70         15,369,599       2.80       7.178      357       76.94
Interest Only ARM - 2 Year/6 Month - 60 Month IO term .        115         29,386,041       5.36       6.984      356       83.25
Interest Only ARM - 3 Year/6 Month - 60 Month IO term .          6          1,919,000       0.35       7.038      357       87.06
Interest Only ARM - 5 Year/6 Month - 60 Month IO term .          8          2,111,680       0.39       6.525      356       81.42
Interest Only ARM - 10 Year/6 Month - 60 Month IO term           5            943,498       0.17       7.036      357       63.43
Interest Only ARM - 2 Year/6 Month - 120 Month IO term           7          2,055,800       0.38       6.847      357       83.82
Interest Only ARM - 3 Year/6 Month - 120 Month IO term           1            221,000       0.04       6.775      356       85.00
Interest Only ARM - 10 Year/6 Month - 120 Month IO term         33          8,212,281       1.50       6.778      357       78.89
                                                             -----     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................      2,822     $  548,076,515     100.00%      7.591%     351       78.96%
                                                             =====     ==============     ======       =====      ===       =====


                                     III-18

                             Group I Mortgage Loans

                          Range of Gross Interest Rates

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
            Range of Gross Interest Rates (%)                Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
4.000 - 4.999 .........................................          1     $      406,713       0.07%      4.625%     354       78.56%
5.000 - 5.999 .........................................         46         10,883,318       1.99       5.816      350       79.17
6.000 - 6.999 .........................................        678        157,391,348      28.72       6.746      355       77.87
7.000 - 7.999 .........................................      1,193        247,046,963      45.08       7.547      356       78.26
8.000 - 8.999 .........................................        555        100,206,116      18.28       8.469      354       80.04
9.000 - 9.999 .........................................        175         21,859,911       3.99       9.458      333       82.52
10.000 - 10.999 .......................................         98          5,769,792       1.05      10.581      220       92.49
11.000 - 11.999 .......................................         61          3,815,982       0.70      11.542      192       96.86
12.000 - 12.999 .......................................         15            696,372       0.13      12.401      195       96.45
                                                             -----     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................      2,822     $  548,076,515     100.00%      7.591%     351       78.96%
                                                             =====     ==============     ======       =====      ===       =====

                  Minimum: 4.625%
                  Maximum: 12.875%
                  Weighted Average: 7.591%


                                     III-19

                             Group I Mortgage Loans

                    Range of Cut-off Date Principal Balances

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
       Range of Cut-off Date Principal Balances ($)          Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
1 - 25,000 ............................................         27     $      540,253       0.10%     10.479%     178       95.30%
25,001 - 50,000 .......................................         97          3,725,249       0.68       9.762      232       88.79
50,001 - 75,000 .......................................        220         14,201,171       2.59       9.134      280       85.32
75,001 - 100,000 ......................................        261         22,683,785       4.14       8.315      324       79.57
100,001 - 125,000 .....................................        284         32,258,472       5.89       7.789      354       77.91
125,001 - 150,000 .....................................        296         40,620,475       7.41       7.662      354       77.54
150,001 - 175,000 .....................................        199         32,442,561       5.92       7.633      354       77.35
175,001 - 200,000 .....................................        221         41,444,659       7.56       7.569      355       76.93
200,001 - 225,000 .....................................        196         41,832,660       7.63       7.438      356       77.21
225,001 - 250,000 .....................................        193         46,163,820       8.42       7.433      355       76.86
250,001 - 275,000 .....................................        146         38,419,872       7.01       7.530      356       78.98
275,001 - 300,000 .....................................        164         47,352,115       8.64       7.433      356       78.21
300,001 - 325,000 .....................................        133         41,566,112       7.58       7.463      356       80.38
325,001 - 350,000 .....................................        118         39,803,308       7.26       7.450      356       80.08
350,001 - 375,000 .....................................         94         34,024,627       6.21       7.365      356       80.94
375,001 - 400,000 .....................................        102         39,476,232       7.20       7.412      356       80.51
400,001 - 425,000 .....................................         41         16,823,348       3.07       7.229      356       81.50
425,001 - 450,000 .....................................         10          4,408,366       0.80       7.602      357       78.60
450,001 - 475,000 .....................................          4          1,834,361       0.33       7.672      357       80.63
475,001 - 500,000 .....................................          5          2,466,274       0.45       7.176      357       81.40
500,001 - 750,000 .....................................         11          5,988,793       1.09       7.355      357       79.42
                                                             -----     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................      2,822     $  548,076,515     100.00%      7.591%     351       78.96%
                                                             =====     ==============     ======       =====      ===       =====

                  Minimum: $12,577
                  Maximum: $749,135
                  Average: $194,216


                                     III-20

                             Group I Mortgage Loans

                              Stated Original Term

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
              Stated Original Term (months)                  Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
120 ...................................................          1     $       29,489       0.01%      6.400%     114       90.00%
180 ...................................................        243         14,627,620       2.67      10.014      176       92.57
240 ...................................................         13            855,527       0.16       8.486      235       65.87
300 ...................................................          3            247,607       0.05       8.306      295       60.86
360 ...................................................      2,562        532,316,272      97.12       7.523      356       78.62
                                                             -----     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................      2,822     $  548,076,515     100.00%      7.591%     351       78.96%
                                                             =====     ==============     ======       =====      ===       =====

                  Minimum: 120 months
                  Maximum: 360 months
                  Weighted Average: 355 months

                         Range of Stated Remaining Terms

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
        Range of Stated Remaining Terms (months)             Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
109 - 120 .............................................          1     $       29,489       0.01%      6.400%     114       90.00%
169 - 180 .............................................        243         14,627,620       2.67      10.014      176       92.57
229 - 240 .............................................         13            855,527       0.16       8.486      235       65.87
289 - 300 .............................................          3            247,607       0.05       8.306      295       60.86
349 - 360 .............................................      2,562        532,316,272      97.12       7.523      356       78.62
                                                             -----     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................      2,822     $  548,076,515     100.00%      7.591%     351       78.96%
                                                             =====     ==============     ======       =====      ===       =====

                  Minimum: 114 months
                  Maximum: 358 months
                  Weighted Average: 351 months


                                     III-21

                             Group I Mortgage Loans

                      Range of Combined Original LTV Ratios

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
        Range of Combined Original LTV Ratios (%)            Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
15.01 - 20.00 .........................................          5     $      241,292       0.04%     10.061%     283       17.57%
20.01 - 25.00 .........................................          6            603,578       0.11       7.452      308       21.57
25.01 - 30.00 .........................................          4            445,779       0.08       7.712      326       27.06
30.01 - 35.00 .........................................         10          1,289,441       0.24       7.925      353       32.32
35.01 - 40.00 .........................................         22          2,864,734       0.52       7.261      319       37.20
40.01 - 45.00 .........................................         32          4,996,264       0.91       7.712      354       42.94
45.01 - 50.00 .........................................         44          8,652,496       1.58       7.693      356       48.08
50.01 - 55.00 .........................................         50          9,395,822       1.71       7.345      355       52.55
55.01 - 60.00 .........................................         75         15,453,326       2.82       7.418      355       58.21
60.01 - 65.00 .........................................         78         16,113,663       2.94       7.541      353       63.47
65.01 - 70.00 .........................................        160         34,807,601       6.35       7.532      356       68.55
70.01 - 75.00 .........................................        204         44,594,010       8.14       7.658      356       73.85
75.01 - 80.00 .........................................      1,114        223,038,524      40.69       7.359      356       79.64
80.01 - 85.00 .........................................        306         65,230,140      11.90       7.662      356       84.44
85.01 - 90.00 .........................................        295         66,830,346      12.19       7.641      356       89.36
90.01 - 95.00 .........................................        196         40,071,007       7.31       7.886      353       94.59
95.01 - 100.00 ........................................        221         13,448,493       2.45      10.231      204       99.74
                                                             -----     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................      2,822     $  548,076,515     100.00%      7.591%     351       78.96%
                                                             =====     ==============     ======       =====      ===       =====

                  Minimum: 15.96%
                  Maximum: 100.00%
                  Weighted Average: 78.96%


                                     III-22

                             Group I Mortgage Loans

                             Range of Gross Margins

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
               Range of Gross Margins (%)                    Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
Fixed Rate Loans ......................................        471     $   52,067,623       9.50%      8.264%     303       78.03%
3.500 or less .........................................         69         12,639,392       2.31       7.732      357       83.98
3.501 - 4.000 .........................................         29          5,253,937       0.96       7.220      355       77.60
4.001 - 4.500 .........................................          3            729,730       0.13       5.161      354       79.20
4.501 - 5.000 .........................................         15          3,247,729       0.59       6.714      356       80.94
5.001 - 5.500 .........................................        223         47,316,932       8.63       7.131      356       75.58
5.501 - 6.000 .........................................        390         80,880,628      14.76       7.177      356       76.94
6.001 - 6.500 .........................................        666        146,700,461      26.77       7.386      356       78.18
6.501 - 7.000 .........................................        479        100,254,935      18.29       7.609      356       80.34
7.001 - 7.500 .........................................        298         61,636,841      11.25       8.050      356       81.55
7.501 - 8.000 .........................................        179         37,348,307       6.81       8.265      356       82.37
                                                             -----     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................      2,822     $  548,076,515     100.00%      7.591%     351       78.96%
                                                             =====     ==============     ======       =====      ===       =====

                  Non-Zero Minimum: 1.800%
                  Maximum: 7.990%
                  Non-Zero Weighted Average: 6.353%


                                     III-23

                             Group I Mortgage Loans

                         Range of Minimum Mortgage Rates

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
           Range of Minimum Mortgage Rates (%)               Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
Fixed Rate Loans ......................................        471     $   52,067,623       9.50%      8.264%     303       78.03%
5.000 or less .........................................          1            406,713       0.07       4.625      354       78.56
5.001 - 5.500 .........................................          5          1,270,334       0.23       6.144      355       81.40
5.501 - 6.000 .........................................         40          9,728,812       1.78       5.950      355       79.02
6.001 - 6.500 .........................................        113         26,013,171       4.75       6.404      356       78.29
6.501 - 7.000 .........................................        537        125,837,780      22.96       6.844      356       78.31
7.001 - 7.500 .........................................        514        108,970,629      19.88       7.312      356       78.70
7.501 - 8.000 .........................................        551        115,968,841      21.16       7.802      356       79.24
8.001 - 8.500 .........................................        274         52,696,595       9.61       8.297      356       79.03
8.501 - 9.000 .........................................        205         38,143,391       6.96       8.770      357       81.74
9.001 - 9.500 .........................................         61         10,164,820       1.85       9.292      357       80.48
9.501 - 10.000 ........................................         35          5,333,477       0.97       9.781      357       82.88
10.001 -10.500 ........................................         12          1,228,702       0.22      10.124      357       76.78
10.501 - 11.000 .......................................          2            195,695       0.04      10.606      357       81.94
11.001 - 11.500 .......................................          1             49,933       0.01      11.350      356       18.83
                                                             -----     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................      2,822     $  548,076,515     100.00%      7.591%     351       78.96%
                                                             =====     ==============     ======       =====      ===       =====

                  Non-Zero Minimum: 4.625%
                  Maximum: 11.350%
                  Non-Zero Weighted Average: 7.513%


                                     III-24

                             Group I Mortgage Loans

                         Range of Maximum Mortgage Rates

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
          Range of Maximum Mortgage Rates (%)                Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
Fixed Rate Loans ......................................        471     $   52,067,623       9.50%      8.264%     303       78.03%
12.500 or less ........................................         42         10,274,503       1.87       5.787      355       80.07
12.501 - 13.000 .......................................        112         25,931,687       4.73       6.355      356       78.15
13.001 - 13.500 .......................................        533        124,968,211      22.80       6.841      356       78.27
13.501 - 14.000 .......................................        518        109,893,306      20.05       7.312      356       78.71
14.001 - 14.500 .......................................        553        116,510,803      21.26       7.805      356       79.23
14.501 - 15.000 .......................................        279         53,520,883       9.77       8.296      356       78.94
15.001 - 15.500 .......................................        202         37,833,756       6.90       8.767      357       81.97
15.501 - 16.000 .......................................         64         10,640,092       1.94       9.291      357       80.40
16.001 - 16.500 .......................................         33          5,042,042       0.92       9.789      357       83.76
16.501 - 17.000 .......................................         11          1,048,203       0.19      10.203      357       77.24
17.001 - 17.500 .......................................          3            295,475       0.05      10.435      356       65.34
18.001 - 18.500 .......................................          1             49,933       0.01      11.350      356       18.83
                                                             -----     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................      2,822     $  548,076,515     100.00%      7.591%     351       78.96%
                                                             =====     ==============     ======       =====      ===       =====

                  Non-Zero Minimum: 11.125%
                  Maximum: 18.350%
                  Non-Zero Weighted Average: 14.019%


                                     III-25

                             Group I Mortgage Loans

                              Initial Periodic Cap

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
               Initial Periodic Cap (%)                      Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
Fixed Rate Loans ......................................        471     $   52,067,623       9.50%      8.264%     303       78.03%
1.000 .................................................         29          4,191,457       0.76       7.636      356       82.08
1.500 .................................................         43          8,359,984       1.53       6.834      355       80.27
2.000 .................................................         14          2,627,386       0.48       8.147      355       77.36
2.500 .................................................          1            232,706       0.04       8.850      354       90.00
3.000 .................................................      2,141        452,373,702      82.54       7.558      356       79.14
3.100 .................................................          1            132,285       0.02       7.250      356       80.00
5.000 .................................................        122         28,091,373       5.13       7.034      357       77.05
                                                             -----     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................      2,822     $  548,076,515     100.00%      7.591%     351       78.96%
                                                             =====     ==============     ======       =====      ===       =====

                  Non-Zero Minimum: 1.000%
                  Maximum: 5.000%
                  Non-Zero Weighted Average: 3.066%


                                     III-26

                             Group I Mortgage Loans

                             Subsequent Periodic Cap

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
                 Subsequent Periodic Cap (%)                 Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
Fixed Rate Loans ......................................        471     $   52,067,623       9.50%      8.264%     303       78.03%
1.000 .................................................      2,330        492,286,524      89.82       7.516      356       79.09
1.500 .................................................         13          2,500,288       0.46       8.136      355       76.97
2.000 .................................................          8          1,222,080       0.22       8.094      356       73.72
                                                             -----     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................      2,822     $  548,076,515     100.00%      7.591%     351       78.96%
                                                             =====     ==============     ======       =====      ===       =====

                  Non-Zero Minimum: 1.000%
                  Maximum: 2.000%
                  Non-Zero Weighted Average: 1.005%


                                     III-27

                             Group I Mortgage Loans

                         Months to Next Rate Adjustment

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
         Months to Next Rate Adjustment (months)             Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
Fixed Rate Loans ......................................        471     $   52,067,623       9.50%      8.264%     303       78.03%
15 ....................................................          1            218,720       0.04       8.325      351       70.51
16 ....................................................          5            971,489       0.18       7.737      352       84.59
17 ....................................................          7          2,034,101       0.37       7.120      353       83.49
18 ....................................................         61         10,550,201       1.92       7.301      354       82.90
19 ....................................................        212         40,727,929       7.43       7.209      355       79.24
20 ....................................................        633        138,877,475      25.34       7.507      356       79.17
21 ....................................................      1,153        240,913,123      43.96       7.680      357       79.20
22 ....................................................          1             93,539       0.02       8.990      358       80.00
29 ....................................................          3            685,923       0.13       7.076      353       79.12
30 ....................................................          8          1,701,017       0.31       6.245      354       77.76
31 ....................................................         14          2,583,474       0.47       7.405      355       80.73
32 ....................................................         38          9,010,301       1.64       6.988      356       77.16
33 ....................................................         57         12,023,278       2.19       7.561      357       78.08
54 ....................................................          6          1,028,642       0.19       6.421      354       83.15
55 ....................................................          2            299,809       0.05       6.750      355       58.82
56 ....................................................          8          1,770,243       0.32       7.579      356       69.95
57 ....................................................         25          5,930,689       1.08       7.411      357       77.81
114 ...................................................          1            344,201       0.06       6.790      354       52.82
115 ...................................................          4            631,624       0.12       7.112      355       83.74
116 ...................................................         33          7,954,434       1.45       6.973      356       80.60
117 ...................................................         79         17,658,680       3.22       7.105      357       75.56
                                                             -----     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................      2,822     $  548,076,515     100.00%      7.591%     351       78.96%
                                                             =====     ==============     ======       =====      ===       =====

                  Non-Zero Minimum: 15 months
                  Maximum: 117 months
                  Non-Zero Weighted Average: 27 months


                                     III-28

                             Group I Mortgage Loans

                 Geographic Distribution of Mortgaged Properties

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
    Geographic Distribution of Mortgaged Properties          Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
California ............................................        636     $  163,953,940      29.91%      7.427%     353       75.69%
Florida ...............................................        240         40,097,591       7.32       7.504      352       77.83
Massachusetts .........................................        166         38,613,678       7.05       7.379      350       79.85
New York ..............................................        139         35,647,169       6.50       7.403      355       77.75
Maryland ..............................................        175         34,494,861       6.29       7.834      349       81.40
New Jersey ............................................        141         33,530,627       6.12       7.485      352       79.53
Illinois ..............................................        190         33,480,406       6.11       7.752      353       82.45
Washington ............................................        144         24,046,425       4.39       7.656      350       81.97
Arizona ...............................................        104         17,078,235       3.12       7.830      347       81.57
Virginia ..............................................         89         15,708,211       2.87       7.953      343       79.88
Texas .................................................        147         14,910,388       2.72       8.024      347       81.88
Connecticut ...........................................         67         12,839,458       2.34       7.736      346       79.86
Pennsylvania ..........................................         66          7,913,170       1.44       7.704      350       82.11
Nevada ................................................         35          6,461,799       1.18       7.550      352       79.62
Rhode Island ..........................................         22          5,108,241       0.93       7.084      354       80.09
Other .................................................        461         64,192,315      11.71       7.865      352       81.34
                                                             -----     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................      2,822     $  548,076,515     100.00%      7.591%     351       78.96%
                                                             =====     ==============     ======       =====      ===       =====

                  Number of States/District of Columbia Represented: 45


                                     III-29

                             Group I Mortgage Loans

                                    Occupancy

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
                        Occupancy                            Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
Primary ...............................................      2,754     $  534,156,886      97.46%      7.590%     351       78.88%
Investment ............................................         45          9,230,578       1.68       7.710      354       82.47
Second Home ...........................................         23          4,689,051       0.86       7.532      344       81.99
                                                             -----     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................      2,822     $  548,076,515     100.00%      7.591%     351       78.96%
                                                             =====     ==============     ======       =====      ===       =====

                                  Property Type

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
                    Property Type                            Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
Single Family Residence ...............................      2,079     $  401,200,906      73.20%      7.599%     351       78.52%
Planned Unit Development ..............................        299         52,464,097       9.57       7.741      348       80.75
Condominium ...........................................        280         47,719,181       8.71       7.506      352       80.60
2-4 Family ............................................        164         46,692,332       8.52       7.447      353       79.12
                                                             -----     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................      2,822     $  548,076,515     100.00%      7.591%     351       78.96%
                                                             =====     ==============     ======       =====      ===       =====


                                     III-30

                             Group I Mortgage Loans

                                  Loan Purpose

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
                     Loan Purpose                            Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
Refinance - Cashout ...................................      2,223     $  481,606,884      87.87%      7.554%     353       78.43%
Purchase ..............................................        488         43,324,733       7.90       8.087      334       83.62
Refinance - Rate Term .................................        111         23,144,898       4.22       7.433      351       81.44
                                                             -----     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................      2,822     $  548,076,515     100.00%      7.591%     351       78.96%
                                                             =====     ==============     ======       =====      ===       =====

                               Documentation Level

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
                Documentation Level                          Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
Full Documentation ....................................      1,758     $  319,370,682      58.27%      7.525%     352       80.50%
Stated Documentation ..................................        969        208,989,701      38.13       7.684      350       76.48
Limited Documentation .................................         95         19,716,132       3.60       7.688      354       80.47
                                                             -----     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................      2,822     $  548,076,515     100.00%      7.591%     351       78.96%
                                                             =====     ==============     ======       =====      ===       =====


                                     III-31

                             Group I Mortgage Loans

                             Range of Credit Scores

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
              Range of Credit Scores                         Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
500 - 524 .............................................        193     $   37,429,752       6.83%      8.383%     356       74.58%
525 - 549 .............................................        216         43,452,004       7.93       8.174      355       73.65
550 - 574 .............................................        287         58,916,492      10.75       7.869      356       78.67
575 - 599 .............................................        414         78,920,508      14.40       7.505      355       77.21
600 - 624 .............................................        547        105,550,631      19.26       7.528      350       79.21
625 - 649 .............................................        480         93,698,605      17.10       7.364      351       80.38
650 - 674 .............................................        333         65,441,029      11.94       7.392      347       81.61
675 - 699 .............................................        173         32,400,519       5.91       7.355      346       83.00
700 - 724 .............................................         98         16,325,957       2.98       7.175      342       80.96
725 - 749 .............................................         49          8,809,926       1.61       6.891      344       82.19
750 - 774 .............................................         16          4,086,445       0.75       6.904      353       84.79
775 - 799 .............................................         12          2,080,994       0.38       7.775      331       80.41
800 + .................................................          4            963,654       0.18       7.274      356       78.76
                                                             -----     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................      2,822     $  548,076,515     100.00%      7.591%     351       78.96%
                                                             =====     ==============     ======       =====      ===       =====

                  Non-Zero Minimum: 500
                  Maximum: 813
                  Non-Zero Weighted Average: 612


                                     III-32

                             Group I Mortgage Loans

                        Original Prepayment Penalty Term

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
        Original Prepayment Penalty Term (months)            Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
0 .....................................................      1,072     $  210,132,191      38.34%      7.661%     350       80.30%
12 ....................................................         75         16,123,608       2.94       7.640      354       78.75
18 ....................................................          1            147,000       0.03       6.700      356       89.14
24 ....................................................      1,381        266,031,071      48.54       7.604      353       78.95
36 ....................................................        293         55,642,646      10.15       7.259      349       74.04
                                                             -----     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................      2,822     $  548,076,515     100.00%      7.591%     351       78.96%
                                                             =====     ==============     ======       =====      ===       =====

                  Non-Zero Minimum: 12 months
                  Maximum: 36 months
                  Non-Zero Weighted Average: 25 months

                                  Lien Position

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
                    Lien Position                            Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
1st Lien ..............................................      2,598     $  535,979,470      97.79%      7.522%     355       78.50%
2nd Lien ..............................................        224         12,097,046       2.21      10.645      178       99.57
                                                             -----     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................      2,822     $  548,076,515     100.00%      7.591%     351       78.96%
                                                             =====     ==============     ======       =====      ===       =====


                                     III-33

                             Group I Mortgage Loans

                           Original Interest Only Term

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
           Original Interest Only Term (months)              Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
0 .....................................................      2,647     $  503,227,215      91.82%      7.651%     351       78.68%
60 ....................................................        134         34,360,219       6.27       6.960      356       82.80
120 ...................................................         41         10,489,081       1.91       6.791      357       79.98
                                                             -----     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................      2,822     $  548,076,515     100.00%      7.591%     351       78.96%
                                                             =====     ==============     ======       =====      ===       =====


                                     III-34

                             Group II Mortgage Loans

                                  Product Types

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
                     Product Types                           Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
Fixed - 15 Year .......................................         56     $    5,812,238       0.34%      8.462%     176       82.93%
Fixed - 20 Year .......................................         19          1,808,860       0.11       7.986      236       85.68
Fixed - 25 Year .......................................          4            370,936       0.02       7.242      296       89.83
Fixed - 30 Year .......................................        556         85,831,066       4.99       7.829      356       80.25
Balloon - 15/30 .......................................      2,288        165,051,462       9.60      10.374      176       97.93
Balloon - 30/40 .......................................         26          8,576,777       0.50       7.622      357       85.10
ARM - 2 Year/6 Month Balloon 30/40 ....................      1,390        471,777,019      27.45       7.525      356       80.97
ARM - 3 Year/6 Month Balloon 30/40 ....................         36         13,517,904       0.79       7.429      356       82.90
ARM - 5 Year/6 Month Balloon 30/40 ....................         18          5,852,204       0.34       7.347      356       83.54
ARM - 10 Year/6 Month Balloon 30/40 ...................         15          4,988,047       0.29       7.254      357       80.24
ARM - 6 Month .........................................          2            419,618       0.02       8.138      356       91.63
ARM - 2 Year/6 Month ..................................      4,279        726,024,700      42.24       7.621      356       80.52
ARM - 3 Year/6 Month ..................................        189         30,664,284       1.78       7.556      356       81.12
ARM - 5 Year/6 Month ..................................          5          1,542,083       0.09       7.833      357       76.95
ARM - 10 Year/6 Month .................................         36          9,880,610       0.57       7.353      356       79.85
Interest Only ARM - 2 Year/6 Month - 60 Month IO term .        420        137,301,397       7.99       7.078      356       81.66
Interest Only ARM - 3 Year/6 Month - 60 Month IO term .         21          5,613,520       0.33       7.046      357       81.47
Interest Only ARM - 5 Year/6 Month - 60 Month IO term .         21          6,238,393       0.36       6.958      356       80.38
Interest Only ARM - 10 Year/6 Month - 60 Month IO term           6          2,521,031       0.15       7.161      356       76.75
Interest Only ARM - 2 Year/6 Month - 120 Month IO term          29         10,128,187       0.59       7.338      356       81.00
Interest Only ARM - 3 Year/6 Month - 120 Month IO term           5          2,023,248       0.12       6.458      356       81.36
Interest Only ARM - 5 Year/6 Month - 120 Month IO term           3            650,600       0.04       7.125      355       81.75
Interest Only ARM - 10 Year/6 Month - 120 Month IO term         64         22,178,940       1.29       6.803      357       81.60
                                                             -----     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................      9,488     $1,718,773,124     100.00%      7.804%     338       82.48%
                                                             =====     ==============     ======       =====      ===       =====


                                     III-35

                             Group II Mortgage Loans

                          Range of Gross Interest Rates

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
            Range of Gross Interest Rates (%)                Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
5.000 - 5.999 .........................................        144     $   36,214,864       2.11%      5.826%     351       78.57%
6.000 - 6.999 .........................................      1,853        456,238,256      26.54       6.673      354       79.96
7.000 - 7.999 .........................................      3,128        687,819,526      40.02       7.546      354       80.93
8.000 - 8.999 .........................................      1,821        324,914,509      18.90       8.478      347       82.70
9.000 - 9.999 .........................................        914         99,187,160       5.77       9.546      297       87.26
10.000 - 10.999 .......................................        892         65,477,908       3.81      10.644      193       97.76
11.000 - 11.999 .......................................        574         39,722,445       2.31      11.444      178       99.29
12.000 - 12.999 .......................................        160          9,145,266       0.53      12.516      177       98.83
13.000 - 13.999 .......................................          2             53,191       0.00      13.208      192       71.99
                                                             -----     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................      9,488     $1,718,773,124     100.00%      7.804%     338       82.48%
                                                             =====     ==============     ======       =====      ===       =====

                  Minimum: 5.140%
                  Maximum: 13.250%
                  Weighted Average: 7.804%


                                     III-36

                             Group II Mortgage Loans

                    Range of Cut-off Date Principal Balances

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
      Range of Cut-off Date Principal Balances ($)           Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
1 - 25,000 ............................................        137     $    2,728,899       0.16%     10.522%     178       98.13%
25,001 - 50,000 .......................................        717         27,645,253       1.61      10.505      193       96.52
50,001 - 75,000 .......................................      1,220         76,945,234       4.48       9.468      266       89.38
75,001 - 100,000 ......................................      1,246        109,112,713       6.35       8.804      291       87.07
100,001 - 125,000 .....................................      1,076        120,428,092       7.01       8.286      313       84.18
125,001 - 150,000 .....................................        822        112,736,584       6.56       7.999      330       82.90
150,001 - 175,000 .....................................        665        107,501,080       6.25       7.749      344       81.35
175,001 - 200,000 .....................................        556        104,334,340       6.07       7.660      349       80.34
200,001 - 225,000 .....................................        478        101,639,934       5.91       7.612      352       80.96
225,001 - 250,000 .....................................        371         88,234,278       5.13       7.514      352       80.80
250,001 - 275,000 .....................................        308         80,617,894       4.69       7.455      355       80.48
275,001 - 300,000 .....................................        350        100,633,162       5.85       7.477      354       80.71
300,001 - 325,000 .....................................        218         68,128,433       3.96       7.345      354       80.72
325,001 - 350,000 .....................................        182         61,470,407       3.58       7.328      355       80.24
350,001 - 375,000 .....................................        141         50,864,746       2.96       7.410      355       81.67
375,001 - 400,000 .....................................        130         50,407,073       2.93       7.387      356       81.05
400,001 - 425,000 .....................................        128         53,152,747       3.09       7.395      353       80.47
425,001 - 450,000 .....................................        144         63,137,038       3.67       7.361      356       81.49
450,001 - 475,000 .....................................        104         47,993,662       2.79       7.368      355       82.96
475,001 - 500,000 .....................................        103         50,186,689       2.92       7.422      356       81.80
500,001 - 750,000 .....................................        351        207,308,417      12.06       7.483      356       81.98
750,001 - 1,000,000 ...................................         41         33,566,449       1.95       7.408      356       80.54
                                                             -----     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................      9,488     $1,718,773,124     100.00%      7.804%     338       82.48%
                                                             =====     ==============     ======       =====      ===       =====

                  Minimum: $9,888
                  Maximum: $977,500
                  Average: $181,152


                                     III-37

                             Group II Mortgage Loans

                              Stated Original Term

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
              Stated Original Term (months)                  Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
180 ...................................................      2,344     $  170,863,700       9.94%     10.309%     176       97.42%
240 ...................................................         19          1,808,860       0.11       7.986      236       85.68
300 ...................................................          4            370,936       0.02       7.242      296       89.83
360 ...................................................      7,121      1,545,729,628      89.93       7.528      356       80.83
                                                             -----     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................      9,488     $1,718,773,124     100.00%      7.804%     338       82.48%
                                                             =====     ==============     ======       =====      ===       =====

                  Minimum: 180 months
                  Maximum: 360 months
                  Weighted Average: 342 months

                         Range of Stated Remaining Terms

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
       Range of Stated Remaining Terms (months)              Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
169 - 180 .............................................      2,344     $  170,863,700       9.94%     10.309%     176       97.42%
229 - 240 .............................................         19          1,808,860       0.11       7.986      236       85.68
289 - 300 .............................................          4            370,936       0.02       7.242      296       89.83
349 - 360 .............................................      7,121      1,545,729,628      89.93       7.528      356       80.83
                                                             -----     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................      9,488     $1,718,773,124     100.00%      7.804%     338       82.48%
                                                             =====     ==============     ======       =====      ===       =====

                  Minimum: 171 months
                  Maximum: 358 months
                  Weighted Average: 338 months


                                     III-38

                             Group II Mortgage Loans

                      Range of Combined Original LTV Ratios

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
         Range of Combined Original LTV Ratios (%)           Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
15.01 - 20.00 .........................................          1     $       49,574       0.00%      9.790%     356       19.27%
20.01 - 25.00 .........................................          3            228,299       0.01       7.340      294       23.48
25.01 - 30.00 .........................................          4            192,452       0.01       8.882      346       28.43
30.01 - 35.00 .........................................          5            890,113       0.05       7.754      356       33.14
35.01 - 40.00 .........................................         18          1,773,133       0.10       8.203      356       37.13
40.01 - 45.00 .........................................         23          3,368,603       0.20       7.333      337       42.93
45.01 - 50.00 .........................................         33          5,677,137       0.33       7.673      351       48.09
50.01 - 55.00 .........................................         41          7,873,579       0.46       7.944      356       52.70
55.01 - 60.00 .........................................         64         11,423,177       0.66       7.657      353       58.23
60.01 - 65.00 .........................................         93         18,122,247       1.05       7.413      349       63.18
65.01 - 70.00 .........................................        206         44,650,914       2.60       7.694      353       68.46
70.01 - 75.00 .........................................        255         58,638,833       3.41       7.734      354       73.94
75.01 - 80.00 .........................................      4,774      1,019,571,907      59.32       7.379      355       79.92
80.01 - 85.00 .........................................        560        124,390,107       7.24       7.757      351       84.41
85.01 - 90.00 .........................................      1,022        211,976,524      12.33       7.891      350       89.67
90.01 - 95.00 .........................................        363         67,156,605       3.91       8.509      332       94.78
95.01 - 100.00 ........................................      2,023        142,789,921       8.31      10.551      179       99.97
                                                             -----     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................      9,488     $1,718,773,124     100.00%      7.804%     338       82.48%
                                                             =====     ==============     ======       =====      ===       =====

                  Minimum: 19.27%
                  Maximum: 100.00%
                  Weighted Average: 82.48%


                                     III-39

                             Group II Mortgage Loans

                             Range of Gross Margins

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
               Range of Gross Margins (%)                    Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
Fixed Rate Loans ......................................      2,949     $  267,451,340      15.56%      9.407%     240       91.43%
3.500 or less .........................................         26          6,352,202       0.37       7.707      357       81.89
3.501 - 4.000 .........................................          9          1,883,500       0.11       6.970      355       80.00
4.001 - 4.500 .........................................          9          1,558,681       0.09       5.914      355       80.52
4.501 - 5.000 .........................................         91         18,108,068       1.05       5.891      355       77.65
5.001 - 5.500 .........................................        507        117,100,700       6.81       6.721      356       80.01
5.501 - 6.000 .........................................      1,028        236,271,279      13.75       6.880      356       79.71
6.001 - 6.500 .........................................      1,587        386,479,100      22.49       7.297      356       80.32
6.501 - 7.000 .........................................      1,369        296,632,392      17.26       7.627      356       81.00
7.001 - 7.500 .........................................        845        180,439,358      10.50       7.965      356       82.23
7.501 - 8.000 .........................................        800        173,318,225      10.08       8.513      356       82.44
8.001 - 8.500 .........................................        160         19,845,680       1.15       9.181      356       82.20
8.501 - 9.000 .........................................         94         12,166,173       0.71       9.704      356       81.29
9.001 - 9.500 .........................................         11            867,485       0.05      10.252      357       83.00
9.501 - 10.000 ........................................          3            298,944       0.02      10.859      357       78.21
                                                             -----     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................      9,488     $1,718,773,124     100.00%      7.804%     338       82.48%
                                                             =====     ==============     ======       =====      ===       =====

                  Non-Zero Minimum: 3.327%
                  Maximum: 9.990%
                  Non-Zero Weighted Average: 6.566%


                                     III-40

                             Group II Mortgage Loans

                         Range of Minimum Mortgage Rates

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
           Range of Minimum Mortgage Rates (%)               Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
Fixed Rate Loans ......................................      2,949     $  267,451,340      15.56%      9.407%     240       91.43%
5.000 or less .........................................          1            581,500       0.03       5.425      355       87.44
5.001 - 5.500 .........................................         12          2,352,069       0.14       5.390      355       76.47
5.501 - 6.000 .........................................        125         31,432,657       1.83       5.870      355       78.74
6.001 - 6.500 .........................................        521        135,188,795       7.87       6.353      356       80.16
6.501 - 7.000 .........................................      1,260        308,431,334      17.94       6.828      356       80.04
7.001 - 7.500 .........................................      1,297        298,498,858      17.37       7.309      356       80.65
7.501 - 8.000 .........................................      1,520        330,788,290      19.25       7.777      356       81.04
8.001 - 8.500 .........................................        801        166,370,376       9.68       8.275      356       81.74
8.501 - 9.000 .........................................        601        114,426,415       6.66       8.759      356       82.57
9.001 - 9.500 .........................................        223         37,311,443       2.17       9.266      356       81.89
9.501 - 10.000 ........................................        140         20,917,941       1.22       9.666      356       81.12
10.001 -10.500 ........................................         26          3,693,551       0.21      10.239      356       82.19
10.501 - 11.000 .......................................         11          1,283,575       0.07      10.686      357       77.93
11.001 - 11.500 .......................................          1             44,981       0.00      11.375      356      100.00
                                                             -----     --------------     ------       -----      ---      ------
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................      9,488     $1,718,773,124     100.00%      7.804%     338       82.48%
                                                             =====     ==============     ======       =====      ===      ======

                  Non-Zero Minimum: 4.925%
                  Maximum: 11.375%
                  Non-Zero Weighted Average: 7.508%


                                     III-41

                             Group II Mortgage Loans

                         Range of Maximum Mortgage Rates

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
           Range of Maximum Mortgage Rates (%)               Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
Fixed Rate Loans ......................................      2,949     $  267,451,340      15.56%      9.407%     240       91.43%
12.500 or less ........................................        417         84,299,857       4.90       6.108      355       79.54
12.501 - 13.000 .......................................        886        188,614,987      10.97       6.611      356       79.68
13.001 - 13.500 .......................................      1,298        305,160,441      17.75       6.984      356       80.19
13.501 - 14.000 .......................................      1,434        315,428,707      18.35       7.488      356       80.83
14.001 - 14.500 .......................................      1,159        276,003,016      16.06       7.885      356       81.43
14.501 - 15.000 .......................................        696        154,913,805       9.01       8.438      356       81.98
15.001 - 15.500 .......................................        387         80,447,600       4.68       8.869      357       82.56
15.501 - 16.000 .......................................        179         32,794,746       1.91       9.441      356       81.99
16.001 - 16.500 .......................................         56          9,590,523       0.56       9.835      357       81.21
16.501 - 17.000 .......................................         21          3,495,102       0.20      10.345      357       80.69
17.001 - 17.500 .......................................          4            478,042       0.03      10.691      357       83.73
17.501 - 18.000 .......................................          2             94,960       0.01      10.928      355       89.22
                                                             -----     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................      9,488     $1,718,773,124     100.00%      7.804%     338       82.48%
                                                             =====     ==============     ======       =====      ===       =====

                  Non-Zero Minimum: 11.140%
                  Maximum: 17.875%
                  Non-Zero Weighted Average: 13.824%


                                     III-42

                             Group II Mortgage Loans

                              Initial Periodic Cap

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
                Initial Periodic Cap (%)                     Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
Fixed Rate Loans ......................................      2,949     $  267,451,340      15.56%      9.407%     240       91.43%
1.000 .................................................         10          2,705,360       0.16       7.843      356       86.13
1.500 .................................................         26          6,437,335       0.37       7.455      355       82.84
2.000 .................................................          5          1,405,296       0.08       7.159      355       85.57
3.000 .................................................      6,351      1,393,744,748      81.09       7.526      356       80.82
3.100 .................................................          3          1,261,424       0.07       6.935      356       80.00
5.000 .................................................        144         45,767,621       2.66       7.004      356       80.67
                                                             -----     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................      9,488     $1,718,773,124     100.00%      7.804%     338       82.48%
                                                             =====     ==============     ======       =====      ===       =====

                  Non-Zero Minimum: 1.000%
                  Maximum: 5.000%
                  Non-Zero Weighted Average: 3.052%

                             Subsequent Periodic Cap

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
                Subsequent Periodic Cap (%)                  Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
Fixed Rate Loans ......................................      2,949     $  267,451,340      15.56%      9.407%     240       91.43%
1.000 .................................................      6,535      1,450,399,251      84.39       7.509      356       80.83
1.500 .................................................          2            710,204       0.04       7.125      355       90.00
2.000 .................................................          2            212,329       0.01       8.518      356       79.87
                                                             -----     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................      9,488     $1,718,773,124     100.00%      7.804%     338       82.48%
                                                             =====     ==============     ======       =====      ===       =====

                  Non-Zero Minimum: 1.000%
                  Maximum: 2.000%
                  Non-Zero Weighted Average: 1.000%


                                     III-43

                             Group II Mortgage Loans

                         Months to Next Rate Adjustment

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
          Months to Next Rate Adjustment (months)            Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
Fixed Rate Loans ......................................      2,949     $  267,451,340      15.56%      9.407%     240       91.43%
2 .....................................................          1            282,840       0.02       8.750      356       90.00
3 .....................................................          1            136,777       0.01       6.871      357       95.00
16 ....................................................         10          2,710,004       0.16       6.526      352       78.58
17 ....................................................         53          9,376,877       0.55       7.259      353       83.28
18 ....................................................        178         32,114,351       1.87       7.276      354       81.85
19 ....................................................      1,388        235,634,388      13.71       7.291      355       80.43
20 ....................................................      1,970        436,731,038      25.41       7.468      356       80.91
21 ....................................................      2,516        628,100,120      36.54       7.682      357       80.78
22 ....................................................          3            564,525       0.03       8.473      358       83.34
29 ....................................................          4            963,928       0.06       7.128      353       86.91
30 ....................................................         10          1,621,995       0.09       7.299      354       84.69
31 ....................................................         63         10,388,079       0.60       7.104      355       80.91
32 ....................................................         80         16,670,797       0.97       7.274      356       80.80
33 ....................................................         94         22,174,156       1.29       7.711      357       82.14
51 ....................................................          1            339,920       0.02       5.990      351       80.00
53 ....................................................          1            296,863       0.02       5.750      353       80.00
54 ....................................................          3          1,065,959       0.06       6.695      354       86.98
56 ....................................................         17          4,814,264       0.28       7.368      356       81.81
57 ....................................................         25          7,766,274       0.45       7.310      357       80.43
114 ...................................................          1            696,818       0.04       7.475      354       74.87
115 ...................................................          8          2,452,494       0.14       6.369      355       79.12
116 ...................................................         42         13,845,069       0.81       6.952      356       79.60
117 ...................................................         70         22,574,247       1.31       7.119      357       81.69
                                                             -----     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................      9,488     $1,718,773,124     100.00%      7.804%     338       82.48%
                                                             =====     ==============     ======       =====      ===       =====

                  Non-Zero Minimum: 2 months
                  Maximum: 117 months
                  Non-Zero Weighted Average: 24 months


                                     III-44

                             Group II Mortgage Loans

                 Geographic Distribution of Mortgaged Properties

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
     Geographic Distribution of Mortgaged Properties         Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
California ............................................      2,173     $  575,472,611      33.48%      7.752%     332       83.01%
Florida ...............................................        796        130,163,218       7.57       7.888      341       81.48
New York ..............................................        409         98,540,410       5.73       7.823      335       83.24
Maryland ..............................................        419         88,145,922       5.13       7.857      340       82.58
New Jersey ............................................        339         73,319,264       4.27       7.843      340       81.78
Virginia ..............................................        314         61,504,654       3.58       8.135      340       82.03
Illinois ..............................................        399         60,353,143       3.51       7.764      342       82.86
Texas .................................................        459         52,376,731       3.05       7.952      341       82.08
Massachusetts .........................................        242         50,606,056       2.94       7.622      338       82.77
Washington ............................................        311         50,493,479       2.94       7.665      333       83.74
Arizona ...............................................        299         49,080,688       2.86       7.928      344       80.01
Pennsylvania ..........................................        283         37,643,152       2.19       7.832      351       80.97
Michigan ..............................................        293         32,839,220       1.91       7.665      353       81.06
Ohio ..................................................        297         32,548,006       1.89       7.498      343       82.12
North Carolina ........................................        244         28,260,919       1.64       8.064      343       82.03
Other .................................................      2,211        297,425,649      17.30       7.808      343       82.47
                                                             -----     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................      9,488     $1,718,773,124     100.00%      7.804%     338       82.48%
                                                             =====     ==============     ======       =====      ===       =====

                  Number of States/District of Columbia Represented: 49


                                     III-45

                             Group II Mortgage Loans

                                    Occupancy

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
                        Occupancy                            Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
Primary ...............................................      9,113     $1,655,593,658      96.32%      7.795%     338       82.38%
Second Home ...........................................        244         40,280,666       2.34       8.004      333       85.53
Investment ............................................        131         22,898,801       1.33       8.160      350       84.31
                                                             -----     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................      9,488     $1,718,773,124     100.00%      7.804%     338       82.48%
                                                             =====     ==============     ======       =====      ===       =====

                                  Property Type

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
                     Property Type                           Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
Single Family Residence ...............................      7,278     $1,282,202,035      74.60%      7.786%     339       82.28%
Planned Unit Development ..............................        934        191,232,372      11.13       7.941      335       82.96
Condominium ...........................................        781        130,665,689       7.60       7.783      333       83.25
2-4 Family ............................................        495        114,673,027       6.67       7.803      338       83.07
                                                             -----     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................      9,488     $1,718,773,124     100.00%      7.804%     338       82.48%
                                                             =====     ==============     ======       =====      ===       =====


                                     III-46

                             Group II Mortgage Loans

                                  Loan Purpose

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
                     Loan Purpose                            Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
Purchase ..............................................      6,164     $1,061,364,535      61.75%      7.859%     334       83.30%
Refinance - Cashout ...................................      2,676        555,202,680      32.30       7.786      345       81.29
Refinance - Rate Term .................................        648        102,205,909       5.95       7.334      346       80.48
                                                             -----     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................      9,488     $1,718,773,124     100.00%      7.804%     338       82.48%
                                                             =====     ==============     ======       =====      ===       =====

                               Documentation Level

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
                   Documentation Level                       Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
Full Documentation ....................................      5,036     $  838,685,794      48.80%      7.494%     342       82.69%
Stated Documentation ..................................      4,136        817,563,418      47.57       8.131      334       82.25
Limited Documentation .................................        316         62,523,912       3.64       7.702      337       82.77
                                                             -----     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................      9,488     $1,718,773,124     100.00%      7.804%     338       82.48%
                                                             =====     ==============     ======       =====      ===       =====


                                     III-47

                             Group II Mortgage Loans

                             Range of Credit Scores

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
                Range of Credit Scores                       Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
500 - 524 .............................................        115     $   27,071,488       1.58%      8.812%     354       75.67%
525 - 549 .............................................        297         50,032,866       2.91       8.574      353       76.57
550 - 574 .............................................        539        102,359,584       5.96       8.215      354       79.52
575 - 599 .............................................      1,368        219,211,302      12.75       7.680      355       80.54
600 - 624 .............................................      2,112        372,788,297      21.69       7.805      339       82.87
625 - 649 .............................................      1,936        335,377,639      19.51       7.689      337       83.30
650 - 674 .............................................      1,344        257,874,753      15.00       7.748      331       83.54
675 - 699 .............................................        720        142,439,025       8.29       7.841      327       84.03
700 - 724 .............................................        529        102,978,095       5.99       7.605      326       84.03
725 - 749 .............................................        302         62,775,947       3.65       7.658      325       84.05
750 - 774 .............................................        143         29,589,011       1.72       7.606      328       83.07
775 - 799 .............................................         71         14,928,071       0.87       7.891      323       83.96
800 + .................................................         12          1,347,046       0.08       8.934      308       85.45
                                                             -----     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................      9,488     $1,718,773,124     100.00%      7.804%     338       82.48%
                                                             =====     ==============     ======       =====      ===       =====

                  Non-Zero Minimum: 500
                  Maximum: 814
                  Non-Zero Weighted Average: 635


                                     III-48

                             Group II Mortgage Loans

                        Original Prepayment Penalty Term

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
        Original Prepayment Penalty Term (months)            Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
0 .....................................................      2,815     $  496,387,400      28.88%      8.157%     332       83.51%
12 ....................................................        261         57,406,679       3.34       7.947      342       82.65
18 ....................................................          2            569,775       0.03       6.770      357       80.00
24 ....................................................      5,370        990,035,341      57.60       7.672      341       82.29
36 ....................................................      1,039        174,316,372      10.14       7.510      339       80.60
60 ....................................................          1             57,557       0.00       9.500      177      100.00
                                                             -----     --------------     ------       -----      ---      ------
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................      9,488     $1,718,773,124     100.00%      7.804%     338       82.48%
                                                             =====     ==============     ======       =====      ===      ======

                  Non-Zero Minimum: 12 months
                  Maximum: 60 months
                  Non-Zero Weighted Average: 25 months

                                  Lien Position

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
                     Lien Position                           Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
1st Lien ..............................................      7,255     $1,565,875,298      91.10%      7.530%     354       80.83%
2nd Lien ..............................................      2,233        152,897,826       8.90      10.615      177       99.46
                                                             -----     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................      9,488     $1,718,773,124     100.00%      7.804%     338       82.48%
                                                             =====     ==============     ======       =====      ===       =====


                                     III-49

                             Group II Mortgage Loans

                           Original Interest Only Term

                                                                                           % of
                                                                                         Mortgage
                                                                                          Pool by
                                                                           Aggregate     Aggregate    Weighted  Weighted   Weighted
                                                             Number         Cut-off       Cut-off     Average    Average    Average
                                                               of            Date           Date       Gross    Remaining  Combined
                                                            Mortgage       Principal     Principal    Interest    Term     Original
          Original Interest Only Term (months)               Loans        Balance ($)     Balance     Rate (%)  (months)   LTV (%)
-------------------------------------------------------     --------   --------------    ---------   ---------  ---------  --------
0 .....................................................      8,919     $1,532,117,809      89.14%      7.896%     336       82.60%
60 ....................................................        468        151,674,341       8.82       7.074      356       81.52
120 ...................................................        101         34,980,974       2.04       6.944      357       81.41
                                                             -----     --------------     ------       -----      ---       -----
         Total/Weighted Average/
         % of Mortgage Loan Pool: .....................      9,488     $1,718,773,124     100.00%      7.804%     338       82.48%
                                                             =====     ==============     ======       =====      ===       =====


                                     III-50

PROSPECTUS

                          Morgan Stanley Capital I Inc.
                                    Depositor

                       Mortgage Pass-Through Certificates
                (Issuable in Series by Separate Issuing Entities)

      Morgan Stanley Capital I Inc. will offer one or more series of certificates, which represent beneficial ownership interests in the related trust. The assets of each trust will primarily be:

      o conventional, fixed or adjustable interest rate mortgage loans secured by first liens or junior liens, or first and junior liens on one- to four-family residential properties, including mortgage participations;

      o     mortgage pass-through certificates and mortgage-backed securities;

      o direct obligations of the United States or other governmental agencies; or

      o     any combination of the above.

      The certificates of any series will not be obligations of Morgan Stanley Capital I Inc. or any of its affiliates, and neither the certificates of any series nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

                                   ----------

             Investing in any series of certificates involves risks. See "Risk Factors" beginning on page 11 of this prospectus.

                                   ----------

      The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                   ----------

                                 MORGAN STANLEY

                  The date of this prospectus is March 27, 2006

              Important Notice about Information Presented in this Prospectus and the Accompanying Prospectus Supplement

      The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted.

      Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail:

      o this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and

      o the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the prospectus supplement. This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

      Morgan Stanley Capital I Inc.'s principal executive office is located at 1585 Broadway, New York, New York 10036, and Morgan Stanley Capital I Inc.'s telephone number is (212) 761-4000.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SUMMARY OF PROSPECTUS ....................................................     6
RISK FACTORS .............................................................    11
DESCRIPTION OF THE TRUST FUNDS ...........................................    34
   Assets ................................................................    34
   Mortgage Loans ........................................................    34
   Mortgage-Backed Securities ............................................    36
   Government Securities .................................................    37
   Accounts ..............................................................    38
   Credit Support ........................................................    38
   Cash Flow Agreements and Derivatives ..................................    38
USE OF PROCEEDS ..........................................................    39
YIELD CONSIDERATIONS .....................................................    39
   General ...............................................................    39
   Pass-Through Rate .....................................................    39
   Timing of Payment of Interest .........................................    39
   Payments of Principal; Prepayments ....................................    40
   Prepayments, Maturity and Weighted Average Life .......................    41
   Other Factors Affecting Weighted Average Life .........................    42
THE DEPOSITOR ............................................................    43
THE SPONSOR ..............................................................    44
STATIC POOL INFORMATION ..................................................    44
ISSUING ENTITY ...........................................................    44
DESCRIPTION OF THE CERTIFICATES ..........................................    44
   General ...............................................................    44
   Categories of Classes of Certificates .................................    45
   Indices Applicable to Floating Rate and Inverse
     Floating Rate Classes ...............................................    47
   LIBOR .................................................................    47
   COFI48
   Treasury Index ........................................................    49
   Prime Rate ............................................................    50
   Distributions .........................................................    50
   Available Distribution Amount .........................................    51
   Distributions of Interest on the Certificates .........................    51
   Distributions of Principal of the Certificates ........................    52
   Components ............................................................    52
   Distributions on the Certificates of Prepayment Premiums ..............    52
   Allocation of Losses and Shortfalls ...................................    52
   Advances in Respect of Delinquencies ..................................    52
   Reports to Certificateholders .........................................    53
   Termination ...........................................................    55
   Book-Entry Registration and Definitive Certificates ...................    56
DESCRIPTION OF THE AGREEMENTS ............................................    60
   Assignment of Assets; Repurchases .....................................    60
   Representations and Warranties; Repurchases ...........................    62
   Certificate Account and Other Collection Accounts .....................    63
   Pre-Funding Account ...................................................    66
   Collection and Other Servicing Procedures .............................    67
   Subservicers ..........................................................    68
   Realization Upon Defaulted Mortgage Loans .............................    68
   Hazard Insurance Policies .............................................    70
   Fidelity Bonds and Errors and Omissions Insurance .....................    72
   Due-on-Sale Provisions ................................................    72
   Retained Interest; Servicing Compensation and Payment of Expenses .....    72
   Evidence as to Compliance .............................................    72

   Matters Regarding a Master Servicer and the Depositor .................    73
   Events of Default .....................................................    75
   Rights Upon Event of Default ..........................................    75
   Amendment .............................................................    76
   The Trustee ...........................................................    77
   Duties of the Trustee .................................................    77
   Matters Regarding the Trustee .........................................    77
   Resignation and Removal of the Trustee ................................    77
DESCRIPTION OF CREDIT SUPPORT ............................................    78
   General ...............................................................    78
   Subordinate Certificates ..............................................    79
   Cross-Support Provisions ..............................................    79
   Insurance or Guarantees for the Mortgage Loans ........................    79
   Letter of Credit ......................................................    79
   Insurance Policies and Surety Bonds ...................................    79
   Reserve Funds .........................................................    80
   Derivative Products ...................................................    80
   Credit Support for Mortgage-Backed Securities .........................    80
LEGAL ASPECTS OF MORTGAGE LOANS ..........................................    81
   General ...............................................................    81
   Types of Mortgage Instruments .........................................    81
   Interest in Real Property .............................................    82
   Cooperative Loans .....................................................    82
   Foreclosure ...........................................................    83
   Junior Mortgages ......................................................    87
   Anti-Deficiency Legislation and Other Limitations on Lenders ..........    87
   Environmental Legislation .............................................    88
   Due-on-Sale Clauses ...................................................    88
   Prepayment Charges ....................................................    89
   Subordinate Financing .................................................    89
   Applicability of Usury Laws ...........................................    89
   Alternative Mortgage Instruments ......................................    90
   Servicemembers' Civil Relief Act ......................................    90
   Forfeiture for Drug, RICO and Money Laundering Violations .............    91
FEDERAL INCOME TAX CONSEQUENCES ..........................................    92
   General ...............................................................    92
   Grantor Trust Funds ...................................................    92
   a.  Single Class of Grantor Trust Certificates ........................    92
   b.  Multiple Classes of Grantor Trust Certificates ....................    96
   c.  Sale or Exchange of a Grantor Trust Certificate ...................    99
   d.  Non-U.S. Persons ..................................................   100
   e.  Information Reporting and Backup Withholding ......................   100
   REMICS ................................................................   101
   a.  Taxation of Owners of REMIC Regular Certificates ..................   103
   b.  Taxation of Owners of REMIC Residual Certificates .................   111
   Prohibited Transactions and Other Taxes ...............................   116
   Liquidation and Termination ...........................................   116
   Administrative Matters ................................................   117
   Tax-Exempt Investors ..................................................   117
   Residual Certificate Payments--Non-U.S. Persons .......................   117
   Tax Related Restrictions on Transfers of REMIC Residual Certificates ..   118
   Reportable Transactions ...............................................   120
STATE TAX CONSIDERATIONS .................................................   120
ERISA CONSIDERATIONS .....................................................   121
   General ...............................................................   121
   Prohibited Transactions ...............................................   121
   Review by Plan Fiduciaries ............................................   124
LEGAL INVESTMENT .........................................................   125
PLAN OF DISTRIBUTION .....................................................   126
LEGAL MATTERS ............................................................   128
FINANCIAL INFORMATION ....................................................   128
RATING ...................................................................   128

INCORPORATION OF INFORMATION BY REFERENCE ................................   128
GLOSSARY OF TERMS ........................................................   130

--------------------------------------------------------------------------------

                              SUMMARY OF PROSPECTUS

      This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a series of certificates, read this entire document and the accompanying prospectus supplement carefully.

                Relevant Parties for Each Series of Certificates

Issuing Entity............................  Each series of certificates will be issued by a separate trust. Each
                                            trust will be formed pursuant to a
                                            pooling and servicing agreement
                                            among Morgan Stanley Capital I Inc.,
                                            one or more servicers and a trustee.

Depositor.................................  Morgan Stanley Capital I Inc. a
                                            wholly-owned subsidiary of Morgan
                                            Stanley.

Sponsor and Seller........................  Unless otherwise specified in the related prospectus supplement,
                                            Morgan Stanley Mortgage Capital
                                            Inc., a New York corporation, will
                                            be the sponsor and a seller into the
                                            each trust. Morgan Stanley Mortgage
                                            Capital Inc. is an affiliate of the
                                            depositor and its address is 1585
                                            Broadway, New York, New York 10020.
                                            See "The Sponsor" in this
                                            Prospectus.

Master Servicer...........................  The servicer or servicers for substantially all the mortgage loans
                                            for each series of certificates,
                                            which servicer(s) may be affiliates
                                            of Morgan Stanley Capital I Inc.,
                                            will be named in the related
                                            prospectus supplement.

Trustee...................................  The trustee for each series of certificates will be named in the
                                            related prospectus supplement.

                                                The Mortgage Assets

General...................................  Each trust will own the related mortgage loan, including mortgage
                                            participations, or mortgage-backed
                                            securities or both or, if specified
                                            in the applicable prospectus
                                            supplement, direct obligations of
                                            the United States or other
                                            governmental agencies. You should
                                            refer to the applicable prospectus
                                            supplement for the precise
                                            characteristics or expected
                                            characteristics of the mortgage
                                            loans and mortgage-backed securities
                                            included in each trust fund.

Mortgage Loans............................  The mortgage loans in each trust will be conventional, fixed or
                                            adjustable interest rate mortgage
                                            loans, or mortgage participations,
                                            secured by first liens or junior
                                            liens or first and junior liens on
                                            one- to four-family residential
                                            properties or shares issued by
                                            cooperative housing corporations.
                                            Unless otherwise provided in the
                                            related prospectus supplement, all
                                            mortgage loans will have individual
                                            principal balances at origination of
                                            not less than $25,000 and original
                                            terms to maturity of not more than
                                            40 years. All mortgage loans will
                                            have been originated by persons
                                            other than Morgan Stanley Capital I
                                            Inc.

Mortgage-Backed Securities................  The mortgage-backed securities in each trust will be mortgage
                                            pass-through certificates or other
                                            mortgage-backed securities
                                            evidencing interests in or secured
                                            by conventional, fixed or adjustable
                                            rate mortgage loans secured by first
                                            liens or junior liens or first and
                                            junior

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                            liens on one- to four-family
                                            residential properties or shares
                                            issued by cooperative housing
                                            corporations.

Government Securities.....................  Each trust may own, in addition to the mortgage loans and
                                            mortgage-backed securities, direct
                                            obligations of the United States or
                                            other governmental agencies which
                                            provide for payment of interest or
                                            principal or both.

                                                Other Assets

Other Assets..............................  If so specified in the applicable prospectus supplement, the trust
                                            fund may include the following
                                            agreements and other similar
                                            agreements:

                                            o  guaranteed investment contracts;

                                            o  interest rate swap or exchange
                                               agreements;

                                            o  interest rate cap, collar or
                                               floor contracts;

                                            o  currency exchange contracts; or

                                            o  other interest rate or currency
                                               agreements.

                                                Credit Enhancement

Subordination.............................  A series of certificates may include one or more classes of senior
                                            certificates and one or more classes
                                            of subordinate certificates. The
                                            rights of the holders of subordinate
                                            certificates of a series to receive
                                            distributions will be subordinated
                                            to such rights of the holders of the
                                            senior certificates of the same
                                            series to the extent and in the
                                            manner specified in the applicable
                                            prospectus supplement.

                                            Subordination is intended to enhance
                                            the likelihood of the timely receipt
                                            by the senior certificateholders of
                                            their proportionate shares of
                                            scheduled monthly principal and
                                            interest payments on the related
                                            mortgage loans and to protect them
                                            from losses. This protection will be
                                            effected by:

                                            o   the preferential right of the
                                                senior certificateholders to
                                                receive, prior to any
                                                distribution being made in
                                                respect of the related
                                                subordinate certificates on each
                                                distribution date, current
                                                distributions on the related
                                                mortgage loans and
                                                mortgage-backed securities of
                                                principal and interest due them
                                                on each distribution date out of
                                                the funds available for
                                                distributions on such date;

                                            o   the right of such holders to
                                                receive future distributions on
                                                the mortgage loans and
                                                mortgage-backed securities that
                                                would otherwise have been
                                                payable to the holders of
                                                subordinate certificates;

                                            o   the prior allocation to the
                                                subordinate certificates of all
                                                or a portion of losses realized
                                                on the underlying mortgage loans
                                                and mortgage-backed securities;
                                                or

                                            o   any combination of the above.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Other Types of Credit Enhancement.........  If so specified in the applicable prospectus supplement, the
                                            certificates of any series, or any
                                            one or more classes of a series may
                                            be entitled to the benefits of the
                                            following types of credit
                                            enhancement:

                                            o   limited guarantee

                                            o   financial guaranty insurance
                                                policy

                                            o   surety bond

                                            o   letter of credit

                                            o   mortgage pool insurance policy

                                            o   reserve fund

                                            o   cross-support

                                            Any credit support will be described
                                            in the applicable prospectus
                                            supplement.

                                           Distributions on Certificates

General...................................  Each series of certificates will consist of one or more classes of
                                            certificates that will be entitled,
                                            to the extent of funds available, to
                                            one of the following:

                                            o   principal and interest payments
                                                in respect of the related
                                                mortgage loans and
                                                mortgage-backed securities;

                                            o   principal distributions, with no
                                                interest distribution;

                                            o   interest distributions, with no
                                                principal distributions;

                                            o   sequential or concurrent
                                                distributions of principal;

                                            o   senior or subordinate
                                                distributions of interest or
                                                principal or both;

                                            o   distributions of interest after
                                                an interest accrual period; or

                                            o   such other distributions as are
                                                described in the applicable
                                                prospectus supplement.

Interest Distributions....................  With respect to each series of certificates, other than classes of
                                            certificates which may be entitled
                                            to disproportionately low, nominal
                                            or no interest distributions,
                                            interest on the related mortgage
                                            loans and mortgage-backed securities
                                            at the weighted average of their
                                            mortgage rates--net of servicing
                                            fees and other amounts as described
                                            in this prospectus or in the
                                            applicable prospectus supplement,
                                            will be passed through to holders of
                                            the related classes of certificates
                                            in accordance with the particular
                                            terms of each such class of
                                            certificates. The terms of each
                                            class of certificates will be
                                            described in the related prospectus
                                            supplement.

                                            Except as otherwise specified in the
                                            applicable prospectus supplement,
                                            interest on each class of
                                            certificates of each series will
                                            accrue at the fixed, floating or
                                            weighted average pass-through rate
                                            for each class

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                            indicated in the applicable
                                            prospectus supplement on their
                                            outstanding principal balance or
                                            notional amount.

Principal.................................  With respect to a series of certificates, principal payments
                                            including prepayments on the related
                                            mortgage loans and mortgage-backed
                                            securities will be passed through to
                                            holders of the related certificates
                                            or otherwise applied in accordance
                                            with the related pooling and
                                            servicing agreement on each
                                            distribution date. Distributions in
                                            reduction of certificate balance
                                            will be allocated among the classes
                                            of certificates of a series in the
                                            manner specified in the applicable
                                            prospectus supplement.

Distribution Dates........................  The dates upon which distributions on each series of certificates will
                                            be made will be specified in the
                                            related prospectus supplement.

Advances..................................  Unless otherwise provided in the related prospectus supplement, in
                                            the event that a payment on a
                                            mortgage loan is delinquent, the
                                            master servicer will be obligated to
                                            make advances that the master
                                            servicer determines are recoverable.
                                            The master servicer will be
                                            reimbursed for advances as described
                                            in this prospectus and in the
                                            related prospectus supplement. The
                                            prospectus supplement for any series
                                            of certificates relating to a trust
                                            that includes mortgage-backed
                                            securities will describe any
                                            corresponding advancing obligation
                                            of any person in connection with
                                            such mortgage-backed securities.

                Additional Aspects of each Series of Certificates

Termination...............................  If so specified in the prospectus supplement with respect to a series
                                            of certificates, all, but not less
                                            than all, of the mortgage loans and
                                            mortgage-backed securities in the
                                            related trust fund and any property
                                            acquired with respect to such
                                            mortgage loans may be purchased by
                                            the party as is specified in the
                                            applicable prospectus supplement.
                                            Any such purchase must be made in
                                            the manner and at the price
                                            specified in such prospectus
                                            supplement. If so provided in the
                                            related prospectus supplement with
                                            respect to a series, upon the
                                            reduction of the certificate balance
                                            of a specified class or classes of
                                            certificates by a specified
                                            percentage or amount or on and after
                                            a date specified in the related
                                            prospectus supplement, the party
                                            specified in the related prospectus
                                            supplement will solicit bids for the
                                            purchase of all of the trust's
                                            assets, or of a sufficient portion
                                            of such assets to retire such class
                                            or classes, or purchase such assets
                                            at a price set forth in the related
                                            prospectus supplement. In addition,
                                            if so provided in the related
                                            prospectus supplement, certain
                                            classes of certificates may be
                                            purchased subject to similar
                                            conditions.

Forms of Certificates.....................  The certificates will be issued either:

                                            o   in book-entry form through the
                                                facilities of The Depository
                                                Trust Company; or

                                            o   in fully registered,
                                                certificated form.

                                            If you own book-entry certificates,
                                            you will not receive physical
                                            certificates representing your
                                            ownership interest in such
                                            book-entry certificates, except
                                            under extraordinary circumstances.
                                            Instead, The Depository Trust
                                            Company will effect payments and
                                            transfers by means of its electronic
                                            recordkeeping services, acting
                                            through participating

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                            organizations. This may result in
                                            delays in your receipt of
                                            distributions and may restrict your
                                            ability to pledge your securities.
                                            Your rights with respect to
                                            book-entry certificates may
                                            generally only be exercised through
                                            The Depository Trust Company and its
                                            participating organizations.

Tax Status of Certificates................  The treatment of the certificates for federal income tax purposes will
                                            depend on:

                                            o   whether a "real estate mortgage
                                                investment conduit" election is
                                                made with respect to a series of
                                                certificates; and

                                            o   if a "real estate mortgage
                                                investment conduit" election is
                                                made, whether the certificates
                                                are regular interests or
                                                residual interests.

                                            If a "real estate mortgage
                                            investment conduit" election is not
                                            made, the certificates will be
                                            treated as interests in a grantor
                                            trust.

ERISA Considerations......................  If you are a fiduciary of any employee benefit plan subject to the
                                            fiduciary responsibility provisions
                                            of the Employee Retirement Income
                                            Security Act of 1974, as amended,
                                            also known as ERISA, you should
                                            carefully review with your own legal
                                            advisors whether the purchase or
                                            holding of certificates could give
                                            rise to a transaction prohibited or
                                            otherwise impermissible under ERISA
                                            or the Internal Revenue Code.

Legal Investment..........................  The applicable prospectus supplement will specify whether the class or
                                            classes of certificates offered will
                                            constitute "mortgage related
                                            securities" for purposes of the
                                            Secondary Mortgage Market
                                            Enhancement Act of 1984, as amended.
                                            If your investment authority is
                                            subject to legal restrictions, you
                                            should consult your own legal
                                            advisors to determine whether and to
                                            what extent such certificates
                                            constitute legal investments for
                                            you.

Rating....................................  Certificates of any series will not be offered pursuant to this
                                            prospectus and a prospectus
                                            supplement unless each offered class
                                            of certificates offered is rated in
                                            one of the four highest rating
                                            categories by at least one
                                            nationally recognized statistical
                                            rating organization.

                                            o   A security rating is not a
                                                recommendation to buy, sell or
                                                hold the certificates of any
                                                series and is subject to
                                                revision or withdrawal at any
                                                time by the assigning rating
                                                agency.

                                            o   Ratings do not address the
                                                effect of prepayments on the
                                                yield you may anticipate when
                                                you purchase your certificates.

--------------------------------------------------------------------------------

                                  RISK FACTORS

     You should consider, among other things, the following factors in connection with the purchase of certificates. The risks and uncertainties described below, together with those in the related prospectus supplement under "Risk Factors," summarize the material risks relating to your certificates.

Lack of a Secondary Market May Make it
   Difficult for You to Resell
   Your Certificates                    The liquidity of your certificates may
                                        be limited. You should consider that:

                                        o  a secondary market for the
                                           certificates of any series may not
                                           develop, or if it does, it may not
                                           provide you with liquidity of
                                           investment, or it may not continue
                                           for the life of the certificates of
                                           any series;

                                        o  the prospectus supplement for any
                                           series of certificates may indicate
                                           that an underwriter intends to
                                           establish a secondary market in such
                                           certificates, but no underwriter will
                                           be obligated to do so; and

                                        o  unless specified in the applicable
                                           prospectus supplement, the
                                           certificates will not be listed on
                                           any securities exchange.

                                        Certain classes of certificates may not
                                        constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions that lack the legal authority to invest in securities that do not constitute "mortgage related securities" will not be able to invest in such securities, thereby limiting the market for those securities. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates. We refer you to "Legal Investment" for additional information.

The Trust Fund's Assets May be
   Insufficient to Pay Your
   Certificates in Full                 Except for any related insurance
                                        policies and any reserve fund or credit
                                        enhancement described in the applicable
                                        prospectus supplement, the sole source
                                        of payment on your certificates will be
                                        proceeds from the assets included in the trust fund for each series of certificates and any form of credit enhancement specified in the related prospectus supplement. You will not have any claim against, or security interest in, the trust fund for any other series.
                                        In addition, in general, there is no
                                        recourse to Morgan Stanley Capital I
                                        Inc. or any other entity, and neither
                                        the certificates nor the underlying
                                        mortgage loans are guaranteed or insured by any governmental agency or instrumentality or any other entity.
                                        Therefore, if the trust fund's assets
                                        are insufficient to pay you your
                                        expected return, in most situations you
                                        will not receive payment from any other
                                        source. Exceptions include:

                                        o  loan repurchase obligations in
                                           connection with a breach of certain
                                           of the representations and
                                           warranties; and

                                        o  advances on delinquent loans, to the
                                           extent the master servicer deems the
                                           advance will be recoverable.

                                        Because some of the representations and
                                        warranties with respect to the mortgage
                                        loans and mortgage-backed securities may have been made or assigned in connection with transfers of the mortgage loans and mortgage-backed securities prior to the closing date, the rights of the trustee and the certificateholders with respect to those representations or warranties will be limited to their rights as assignees. Unless the related prospectus supplement so specifies, neither Morgan Stanley Capital I Inc., the master servicer nor any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity. There may be accounts, as described in the related prospectus supplement maintained as credit support. The amounts in these accounts may be withdrawn amounts and will not be available for the future payment of principal or interest on the certificates. If a series of certificates consists of one or more classes of subordinate certificates, the amount of any losses or shortfalls in collections of assets on any distribution date will be borne first by one or more classes of the subordinate certificates, as described in the related prospectus supplement.

                                        Thereafter, those losses or shortfalls
                                        will be borne by the remaining classes
                                        of certificates, in the priority and
                                        manner and subject to the limitations
                                        specified in the related prospectus
                                        supplement.

Credit Enhancement is Limited in
   Amount and Coverage                  With respect to each series of
                                        certificates, credit enhancement may be
                                        provided to cover losses on the
                                        underlying mortgage loans and
                                        mortgage-backed securities up to
                                        specified amounts.

                                        Regardless of the form of credit
                                        enhancement provided:

                                        o  the amount of coverage will be
                                           limited in amount and in most cases
                                           will be subject to periodic reduction
                                           in accordance with a schedule or
                                           formula;

                                        o  the amount of coverage may provide
                                           only very limited coverage as to
                                           certain types of losses such as
                                           hazard losses, bankruptcy losses and
                                           fraud losses, and may provide no
                                           coverage as to certain other types of
                                           losses; and

                                        o  all or a portion of the credit
                                           enhancement for any series of
                                           certificates will generally be
                                           permitted to be reduced, terminated
                                           or substituted for, if each
                                           applicable rating agency indicates
                                           that the then-current ratings will
                                           not be adversely affected.

                                        In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related certificates. The rating of any series of certificates by any applicable rating agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by such rating agency at the time of its initial rating analysis.

                                        None of Morgan Stanley Capital I Inc.,
                                        any servicer, or any of their
                                        affiliates, will have any obligation to
                                        replace or supplement any credit
                                        enhancement, or to take any other action to maintain any rating of any class of certificates.

Changes in Conditions in the Real
   Estate Market Will Affect Mortgage
   Loan Performance                     An investment in securities such as the
                                        certificates, which generally represent
                                        interests in pools of residential
                                        mortgage loans, may be affected by a
                                        decline in real estate values and
                                        changes in the borrower's financial
                                        condition. There is no assurance that
                                        the values of the mortgaged properties
                                        securing the mortgage loans underlying
                                        any series of certificates have remained or will remain at their levels on the dates of origination of the related mortgage loans.

                                        If the residential real estate market
                                        should experience an overall decline in
                                        property values such that the
                                        outstanding balances of the mortgage
                                        loans contained in a particular trust
                                        fund and any secondary financing on the
                                        mortgaged properties, become equal to or greater than the value of the mortgaged properties, delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry and those experienced in the servicer's or other servicers' servicing portfolios.

                                        To the extent that losses on mortgage
                                        loans underlying a series are not
                                        covered by credit enhancement, holders
                                        of certificates of the series will bear
                                        all risk of loss resulting from default
                                        by borrowers. Such loss may also be
                                        greater than anticipated as a result of
                                        a decline in real estate values.

Geographic Concentration May Increase
   Rates of Loss and
   Delinquency                          In addition to risk factors related to
                                        the residential real estate market
                                        generally, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets or be directly or indirectly affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. Mortgage assets in such areas will experience higher rates of loss and delinquency than on mortgage loans generally. Although mortgaged properties located in certain identified flood zones will be required to be covered, to the maximum extent available, by flood insurance, no mortgaged properties will otherwise be required to be insured against earthquake damage or any other loss not covered by standard hazard insurance policies.

                                        The ability of borrowers to make
                                        payments on the mortgage assets may also be affected by factors which do not necessarily affect property values, such as adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community--such as borrowers relying on commission income and self-employed borrowers. Such occurrences may accordingly affect the actual rates of delinquencies, foreclosure and losses with respect to any trust fund.

The Rate of Prepayment on Mortgage
   Assets May Adversely Affect Average
   Lives and Yields on Certificates     The yield of the certificates of each
                                        series will depend in part on the rate
                                        of principal payment on the mortgage
                                        loans and mortgage-backed securities,
                                        including prepayments, liquidations due
                                        to defaults and mortgage loan
                                        repurchases. Such yield may be adversely affected, depending upon whether a particular certificate is purchased at a premium or a discount, by a higher or lower than anticipated rate of prepayments on the related mortgage loans and mortgage-backed securities, in particular:

                                        The yield on classes of certificates
                                        entitling their holders primarily or
                                        exclusively to payments of interest or
                                        primarily or exclusively to payments of
                                        principal will be extremely sensitive to the rate of prepayments on the related mortgage loans and mortgage-backed securities; and the yield on certain classes of certificates may be relatively more sensitive to the rate of prepayment of specified mortgage loans and mortgage-backed securities than other classes of certificates.

                                        The rate of prepayments on mortgage
                                        loans is influenced by a number of
                                        factors, including:

                                        o  prevailing mortgage market interest
                                           rates;

                                        o  local and national economic
                                           conditions;

                                        o  homeowner mobility; and

                                        o  the ability of the borrower to obtain
                                           refinancing.

                                        In addition, your yield may be adversely affected by interest shortfalls which may result from the timing of the receipt of prepayments or liquidations to the extent that such interest shortfalls are not covered by aggregate fees payable to the servicer or other mechanisms specified in the applicable prospectus supplement. Your yield will be also adversely affected to the extent that losses on the mortgage loans and mortgage-backed securities in the related trust fund are allocated to your certificates and may be adversely affected to the extent of unadvanced delinquencies on the mortgage loans and mortgage-backed securities in the related trust fund. Classes of certificates identified in the applicable prospectus supplement as subordinate certificates are more likely to be affected by delinquencies and losses than other classes of certificates.

Certificates May Not Be Appropriate
   for Individual Investors             The offered certificates are not
                                        suitable investments for all investors.
                                        In particular, you should not purchase
                                        any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class because:

                                        o  The amounts you receive on your
                                           certificates will depend on the
                                           amount of the payments borrowers make
                                           on the related mortgage loans.
                                           Because we cannot predict the rate at
                                           which borrowers will repay their
                                           loans, you may receive distributions
                                           on your certificates in amounts that
                                           are larger or smaller than you
                                           expect. In addition, the life of your
                                           certificates may be longer or shorter
                                           than anticipated. Because of this, we
                                           cannot guarantee that you
                                           will receive distributions at any
                                           specific future date or in any
                                           specific amount.

                                        o  The yield to maturity on your
                                           certificates will depend primarily on
                                           the purchase price of your
                                           certificates and the rate of
                                           principal payments and realized
                                           losses on the mortgage loans in the
                                           related aggregate loan group.

                                        o  Rapid prepayment rates on the
                                           mortgage loans are likely to coincide
                                           with periods of low prevailing
                                           interest rates. During these periods,
                                           the yield at which you may be able to
                                           reinvest amounts received as payments
                                           on your certificates may be lower
                                           than the yield on your certificates.
                                           Conversely, slow prepayment rates on
                                           the mortgage loans are likely to
                                           coincide with periods of high
                                           interest rates. During these periods,
                                           the amount of payments available to
                                           you for reinvestment at high rates
                                           may be relatively low.

Ratings on Certificates Reflect
   Limited Assessments                  Any rating assigned by a rating agency
                                        to a class of certificates will reflect
                                        such rating agency's assessment solely
                                        of the likelihood that holders of
                                        certificates of such class will receive
                                        payments to which they are entitled
                                        under the related pooling and servicing
                                        agreement. A rating will not constitute
                                        an assessment of the likelihood that
                                        principal prepayments, including those
                                        caused by defaults, on the related
                                        mortgage loans and mortgage-backed
                                        securities will be made, the degree to
                                        which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of certificates. A rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each prospectus supplement will identify any payment to which holders of certificates of the related series are entitled that is not covered by the applicable rating.

                                        The amount, type and nature of credit
                                        support, if any, established with
                                        respect to a series of certificates will be determined on the basis of criteria established by each rating agency. These criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. The historical data supporting any such actuarial analysis may not accurately reflect future experience or accurately predict the actual delinquency, foreclosure or loss experience of the mortgage loans and mortgage-backed securities included in any trust fund.

Ratings Do Not Guaranty Value           If one or more rating agencies downgrade
                                        certificates of a series, your
                                        certificate will decrease in value.
                                        Because none of Morgan Stanley Capital I
                                        Inc., the seller, the master servicer,
                                        the trustee or any affiliate has any
                                        obligation to maintain a rating of a
                                        class of certificates, you will have no
                                        recourse if your certificate decreases
                                        in value.

                                        Each rating agency rating the
                                        certificates of any series may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. If your certificates have the benefit of a surety bond, such as a note or certificate insurance policy, the ratings of the certificates will depend primarily on the creditworthiness of the insurer as the provider of the bond or policy relating to the certificates. In that event, any reduction in the insurer's financial strength and claims-paying ability ratings could result in a reduction of the ratings on the certificates.

                                        In all cases, no person is obligated to
                                        maintain the ratings at their initial
                                        levels. If a rating agency qualifies,
                                        reduces or withdraws its rating on one
                                        or more classes of the certificates, the liquidity and market value of the affected certificates is likely to be reduced.

Payments in Full of a Balloon Loan
   Depend on the Borrower's Ability to
   Refinance the Balloon Loan or Sell
   the Mortgaged Property               Certain of the mortgage loans may not be
                                        fully amortizing over their terms to
                                        maturity and, thus, will require
                                        substantial principal payments, i.e.,
                                        balloon payments, at their stated
                                        maturity. Mortgage loans with balloon
                                        payments involve a greater degree of
                                        risk because the ability of a borrower
                                        to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

                                        o  the level of available mortgage
                                           interest rates at the time of sale or
                                           refinancing;

                                        o  the borrower's equity in the related
                                           mortgaged property;

                                        o  the financial condition of the
                                           mortgagor;

                                        o  tax laws;

                                        o  prevailing general economic
                                           conditions; and

                                        o  the availability of credit for single
                                           family real properties generally.

Mortgage Loans Secured by Junior Liens
   May Only Be Satisfied After the
   Related First Lien Mortgage
   Has Been Satisfied                   Certain of the mortgage loans may be
                                        secured by junior liens and the related
                                        first liens may not be included in the
                                        trust fund. The primary risk to holders
                                        of mortgage loans secured by junior
                                        liens is the possibility that adequate
                                        funds will not be received in connection with a foreclosure of the related first lien to satisfy fully both the first lien and the mortgage loan. In the event that a holder of the first lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the first lien. The claims of the holder of the first lien will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property were insufficient to satisfy both loans in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of the certificates, would bear the risk of delay in distributions while a deficiency judgment against the borrower was being obtained and the risk of loss if the deficiency judgment were not realized upon.

Obligors May Default in Payment
   of Mortgage Loans                    If so specified in the related
                                        prospectus supplement, in order to
                                        maximize recoveries on defaulted
                                        mortgage loans, a servicer or a
                                        subservicer will be permitted within
                                        prescribed parameters to extend and
                                        modify mortgage loans that are in
                                        default or as to which a payment default is imminent, including in particular with respect to balloon payments. While any such entity generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, such extensions or modifications may not increase the present value of receipts from or proceeds of mortgage loans.

The Holders of Subordinate
   Certificates Will Bear a Greater
   Risk of Payment Delays and Losses    The weighted average lives of, and the
                                        yields to maturity on, subordinate
                                        certificates will be progressively more
                                        sensitive to the rate and timing of
                                        borrower defaults and the severity of
                                        ensuing losses on the loans. If the
                                        actual rate and severity of losses on
                                        the loans is higher than those assumed
                                        by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. If so specified in the related prospectus supplement, realized losses on the loans, to the extent they exceed the amount of any overcollateralization following distributions of principal on the related distribution date, will reduce the aggregate principal balance of the subordinate certificates in inverse order of severity. Once a realized loss is allocated to security, no principal or interest will be distributable with respect to such written down amount, except to such extent and in such priority as may be specified in the related prospectus supplement in the event of any subsequent recoveries received on liquidated loans after they are liquidated.

                                        In addition, to the extent subordinate
                                        certificates are issued in the multiple
                                        classes, as described in the related
                                        prospectus supplement, the yield of such classes may be particularly sensitive to changes in the rates of prepayments of the loans. Distributions of principal will be made to the holders of such certificates according to the priorities described in the related prospectus supplement and the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the loans (and the timing of those losses), to the extent such losses are not covered by excess interest, overcollateralization, more subordinate certificates or other credit enhancement. Furthermore, as described in the related prospectus supplement, the timing of receipt of principal and interest by such certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Mortgage Loan Acceleration Clauses
   May Not Be Enforceable               Mortgages may contain a due-on-sale
                                        clause, which permits the lender to
                                        accelerate the maturity of the mortgage
                                        loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the borrower. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

There Are Restrictions on Investors
   Subject to ERISA                     Generally, ERISA applies to investments
                                        made by employee benefit plans and
                                        transactions involving the assets of
                                        such plans. Due to the complexity of
                                        regulations which govern such plans,
                                        prospective investors that are subject
                                        to ERISA are urged to consult their own
                                        counsel regarding consequences under
                                        ERISA of acquisition, ownership and
                                        disposition of the certificates of any
                                        series. In particular, investors that
                                        are insurance companies should consult
                                        with their counsel with respect to the
                                        United States Supreme Court case, John
                                        Hancock Mutual Life Insurance Co. v.
                                        Harris Trust & Savings Bank.

If Your Certificates are Interest Only
   Certificates, the Return on Your
   Investment will be Especially
   Sensitive to Prepayments on the
   Loans An investment in interest only certificates is especially sensitive to prepayments on the loans held by the related trust because payments on interest only certificates depend entirely on the interest payments received on the loans. When borrowers prepay their loans, no further interest payments are made on such loans, and therefore no further amounts from such loans are available to make payments on the interest only certificates. If borrowers prepay their loans at a particularly high rate, investors in interest only certificates may not recover their initial investments.

Prepayments on the Loans Could Lead to
   Shortfalls in the Distribution of
   Interest on Your Certificates        When a voluntary principal prepayment is
                                        made by the borrower on a loan
                                        (excluding any payments made upon
                                        liquidation of any loan), the borrower
                                        is generally charged interest only up to the date of the prepayment, instead of for a full month. However, principal prepayments will only be passed through to the holders of the certificates on the distribution date that follows the prepayment period in which the prepayment was received by the applicable servicer. If and to the extent described in the related prospectus supplement, the applicable servicer will be obligated, without any right of reimbursement, for the amount of shortfalls in interest collections that are attributable to the difference between the interest paid by a borrower in connection with those principal prepayments and thirty (or such other number as may be specified in the related prospectus supplement) days' interest on the prepaid loans, but only to the extent those shortfalls do not exceed all or the specified percentage set forth in the prospectus supplement of the servicing fees for that distribution date payable to that servicer.

                                        For trusts to which this obligation of
                                        the servicer is applicable, if the
                                        servicer fails to make such payments or
                                        the resulting shortfall exceeds the
                                        applicable portion of the servicing fees payable to that servicer for the month, there will be fewer funds available for the distribution of interest on the certificates. In addition, no such payments from any servicer will be available to cover prepayment interest shortfalls resulting from involuntary prepayments such as liquidation of a defaulted loan. Such shortfalls of interest, if they result in the inability of the trust to pay the full amount of the current interest on the certificates, will result in a reduction the yield on your certificates.

If the Trust Includes a Pre-Funding
  Account and if the Funds on Deposit
  in the Pre-Funding Account are Not
  Used to Purchase Additional Loans,
  Those Funds will be Distributed as
  a Payment of Principal, Which May
  Adversely Affect the Yield on the
  Affected Certificates                 If, as described in the related
                                        prospectus supplement, the trust
                                        includes a pre-funding account and if
                                        all of the money originally deposited in the pre-funding account has not been used by the end of the pre-funding period as described in the related prospectus supplement, the remaining amount will be applied as a payment of principal on the following distribution date to the holders of the certificates in the manner described in the prospectus supplement. If the amount of cash is substantial, the affected certificates will receive a significant unexpected early payment of principal.
                                        These payments could adversely affect
                                        your yield, particularly if you
                                        purchased the affected certificates at a premium.

                                        Any purchase of additional loans by the
                                        trust using funds on deposit in the
                                        pre-funding account will be subject to
                                        the following conditions, among others:

                                        o  each additional loan must satisfy
                                           specified statistical criteria and
                                           representations and warranties; and

                                        o  additional loans will not be selected
                                           in a manner that is believed to be
                                           adverse to the interests of the
                                           holders of the certificates.

                                        The ability of the related seller to
                                        acquire subsequent loans meeting the
                                        requirements for inclusion in the loan
                                        pool may be affected as a result of a
                                        variety of social and economic factors.
                                        Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. However, we cannot assure you as to whether or to what extent economic or social factors will affect the seller's ability to acquire additional loans and therefore the ability of the trust to fully utilize the amount deposited into the pre-funding account.

Your Investment will be Subject to
 Counterparty Risk if Payments on Your
 Certificates are Dependant to any
 Degree on Payment on Cash
 Flow Agreements                        The assets of the trust may, if
                                        specified in the related prospectus
                                        supplement, include agreements, such as
                                        interest rate swaps, caps, floors or
                                        other similar agreements which will
                                        require the provider of such instrument
                                        to make payments to the trust under the
                                        circumstances
                                        described in the prospectus supplement.
                                        If payments on one or more classes of
                                        the certificates of the related series
                                        depend in part on payments to be
                                        received under such a cash flow
                                        agreement, the ability of the trust to
                                        make payments on the applicable classes
                                        will be subject to the credit risk of
                                        the provider of the cash flow agreement.
                                        The related prospectus supplement will
                                        describe any mechanism, such as the
                                        payment of "breakage fees," which may
                                        exist to facilitate replacement of a
                                        cash flow agreement upon the default or
                                        credit impairment of the provider of the agreement. However, there can be no assurance that any such mechanism will be successful in enabling the related trust to obtain a replacement cash flow agreement in the event the credit of its provider becomes impaired, and the yield on the affected classes of certificates could be adversely affected as a result.

The Interest Rates of the Certificates
 with Adjustable Interest Rates May be
 Limited by the Effect of Interest
 Rates on the Loans and Other Factors   The certificates may accrue interest at
                                        interest rates based on an index plus a
                                        specified margin as specified in the
                                        related prospectus supplement, but are
                                        subject to certain limitations. Those
                                        limitations on the interest rates for
                                        such certificates may, in part, be based on the weighted average of the interest rates on the loans net of certain fees and expenses of the trust.

                                        A variety of factors, in addition to
                                        those described in the next Risk Factor, could limit the interest rates and adversely affect the yield to maturity on such certificates. Some of these factors are described below:

                                        o  The interest rates on fixed-rate
                                           loans will not adjust, and the
                                           interest rates on adjustable-rate
                                           loans may be based on a variety of
                                           indexes, as specified in the related
                                           prospectus supplement.
                                           Adjustable-rate loans generally have
                                           periodic, minimum and maximum
                                           limitations on adjustments to their
                                           interest rates, and, as discussed in
                                           the next Risk Factor, most
                                           adjustable-rate loans will not have
                                           the first adjustment to their
                                           interest rates for some period of
                                           time after the origination of those
                                           loans. As a result of the limit on
                                           the interest rates for the
                                           certificates bearing an adjustable
                                           interest rate, these certificates may
                                           accrue less interest than they would
                                           accrue if their interest rates were
                                           based solely on the applicable index
                                           plus the specified margins.

                                        o  The index for the loans may change at
                                           different times and in different
                                           amounts than the index for the
                                           certificates. As a result, it is
                                           possible that interest rates on
                                           certain of the adjustable-rate loans
                                           may decline while the interest rates
                                           on such certificates are stable or
                                           rising. It is also possible that the
                                           interest rates on certain of the
                                           adjustable-rate loans and the
                                           interest rates for such certificates
                                           may decline or increase during the
                                           same period, but that the interest
                                           rates on such certificates may
                                           decline more slowly or increase more
                                           rapidly.

                                        o  If prepayments, defaults and
                                           liquidations occur more rapidly on
                                           the loans with relatively higher
                                           interest rates than on the loans with
                                           relatively lower interest rates, the
                                           interest rates on the certificates
                                           with adjustable interest rates that
                                           are subject to cap
                                           based on weighted average
                                           net-mortgage rates are more likely to
                                           be limited.

                                        o  To the extent specified in the
                                           related prospectus supplement, if the
                                           interest rates on certificates with
                                           adjustable interest rates are limited
                                           for any distribution date due to a
                                           cap based on the weighted average net
                                           interest rates of the loans or any
                                           particular groups, the resulting
                                           interest shortfalls may be recovered
                                           by the holders of these certificates
                                           on the same distribution date or on
                                           future distribution dates on a
                                           subordinated basis to the extent that
                                           on that distribution date or future
                                           distribution dates there are
                                           available funds remaining after
                                           certain other distributions on the
                                           certificates and the payment of
                                           certain fees and expenses of the
                                           trust. These shortfalls suffered by
                                           such certificates may, to the extent
                                           specified in the related prospectus
                                           supplement, also be covered by
                                           amounts payable under an interest
                                           rate cap or other similar agreement
                                           relating to such certificates.
                                           However, we cannot assure you that
                                           these funds, if available, will be
                                           sufficient to fully cover these
                                           shortfalls.

If the Credit Enhancement for Your
 Certificates is Provided in Whole or
 in Part by Overcollateralization, the
 Interest Generated by the Loans May be
 Insufficient to Maintain the Required
 Level of Overcollateralization         For certificates credit enhanced by
                                        overcollateralization, the weighted
                                        average of the net interest rates on the loans is expected to be higher than the weighted average of the interest rates on the certificates. In such cases, the loans are expected to generate more interest than is needed to pay interest owed on the certificates and to pay certain fees and expenses of the trust.
                                        Any remaining interest generated by the
                                        loans will then be used to absorb losses that occur on the loans. After these financial obligations of the trust are covered, the available excess interest generated by the loans will be used to maintain overcollateralization at the required level determined as provided in the related agreement. We cannot assure you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization. The factors described below, as well as the factors described in the previous Risk Factor, will affect the amount of excess interest that the loans will generate:

                                        o  Every time a loan is prepaid in full,
                                           excess interest may be reduced
                                           because the loan will no longer be
                                           outstanding and generating interest
                                           or, in the case of a partial
                                           prepayment, the loan will be
                                           generating less interest.

                                        o  Every time a loan is liquidated or
                                           written off, excess interest may be
                                           reduced because those loans will no
                                           longer be outstanding and generating
                                           interest.

                                        o  If the rates of delinquencies,
                                           defaults or losses on the loans turn
                                           out to be higher than expected,
                                           excess interest will be reduced by
                                           the amount necessary to compensate
                                           for any shortfalls in cash available
                                           to make required distributions on the
                                           certificates.

                                        o  To the extent the mortgage pool
                                           includes adjustable-rate loans, such
                                           loans may have interest rates that
                                           adjust based on an index
                                           that is different from the index used
                                           to determine the interest rates on
                                           the certificates that bear adjustable
                                           rates of interest, and any fixed-rate
                                           loans have interest rates that do not
                                           adjust. In addition, the first
                                           adjustment of the interest rates for
                                           any adjustable rate loans may not
                                           occur for a significant period after
                                           the date of origination. As a result,
                                           the interest rates on any adjustable
                                           rate certificates may increase
                                           relative to the weighted average of
                                           the interest rates on the loans, or
                                           the interest rate on any adjustable
                                           rate certificates may remain constant
                                           as the weighted average of the
                                           interest rates on the loans declines.
                                           In either case, this would require
                                           that more of the interest generated
                                           by the loans be applied to cover
                                           interest on the certificates.

                                        o  If prepayments, defaults and
                                           liquidations occur more rapidly on
                                           the loans with relatively higher
                                           interest rates that on the loans with
                                           relatively lower interest rates, the
                                           amount of excess interest generated
                                           by the loans will be less than would
                                           otherwise be the case.

                                        o  Investors in certificates, and
                                           particularly subordinate
                                           certificates, should consider the
                                           risk that the overcollateralization
                                           may not be sufficient to protect your
                                           certificates from losses.

The Value of Your Certificates May be
   Adversely Affected by Losses on the
   Loans Even if Losses are Not
   Allocated to Your Certificates       If the rate of default and the amount of
                                        losses on the loans is higher than you
                                        expect, then your yield may be lower
                                        than you expect. Liquidations of
                                        defaulted loans, whether or not realized losses are incurred upon the liquidations, are likely to result in an earlier return of principal to senior certificates and are likely to influence the yield on such certificates in a manner similar to the manner in which principal prepayments on the loans would influence the yield on such certificates. You may be particularly affected if credit enhancement is provided in the form of overcollateralization as described in the applicable prospectus supplement.
                                        Such overcollateralization provisions
                                        are intended to result in an accelerated rate of principal distributions to holders of the certificates then entitled to principal distributions at any time that the overcollateralization provided by the loan pool falls below the required level. An earlier return of principal to the holders of the certificates as a result of the overcollateralization provisions will influence the yield on the certificates in a manner similar to the manner in which principal prepayments on the loans will influence the yield on the certificates.

                                        The value of your certificates may be
                                        reduced if the rate of default or the
                                        amount of losses is higher than
                                        expected. If the performance of loans is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates may be lowered or withdrawn in the future. This may reduce the value of those certificates. No one will be required to supplement any credit enhancement or to take any other action to maintain any rating of the certificates.

Newly Originated Loans May be More
   Likely to Default, Which May Cause
   Losses on the Certificates           Defaults on loans tend to occur at
                                        higher rates during the early years of
                                        the loans. The loans described in the
                                        related prospectus supplement may
                                        primarily have been originated within
                                        the 12 months prior to their
                                        sale to the trust. In any such case, the trust may experience higher rates of default than if the loans had been outstanding for a longer period of time.

Declining Property Values and Delays and
   Expenses Inherent in Foreclosure
   Procedures Could Delay Distributions
   to You or Result in Losses           Delays Due to Liquidation Procedures.
                                        Substantial delays may occur before
                                        defaulted loans are liquidated and the
                                        proceeds forwarded to investors.
                                        Property foreclosure actions are
                                        regulated by state statutes and rules
                                        and, like many lawsuits, are
                                        characterized by significant delays and
                                        expenses if defenses or counterclaims
                                        are made. As a result, foreclosure
                                        actions can sometimes take several years to complete and property proceeds may not cover the defaulted loan amount.
                                        Expenses incurred in the course of
                                        liquidating defaulted loans will be
                                        applied to reduce the foreclosure
                                        proceeds available to investors. Also,
                                        some states prohibit a mortgage lender
                                        from obtaining a judgment against the
                                        borrower for amounts not covered by
                                        property proceeds if the property is
                                        sold outside of a judicial proceeding.
                                        As a result, you may experience delays
                                        in receipt of moneys or reductions in
                                        payable to you.

                                        There is no assurance that the value of
                                        the trust assets for any series of
                                        certificates at any time will equal or
                                        exceed the principal amount of the
                                        outstanding certificates of the series.
                                        If trust assets have to be sold because
                                        of an event of default or otherwise,
                                        providers of services to the trust
                                        (including the trustee, the master
                                        servicer and the credit enhancer, if
                                        any) generally will be entitled to
                                        receive the proceeds of the sale to the
                                        extent of their unpaid fees and other
                                        amounts due them before any proceeds are paid to certificateholders. As a result, you may not receive the full amount of interest and principal due on your certificate.

                                        Decline in Property Values May Increase
                                        Loan Losses. Your investment may be
                                        adversely affected by declines in
                                        property values. If the outstanding
                                        balance of a loan or contract and any
                                        secondary financing on the underlying
                                        property is greater than the value of
                                        the property, there is an increased risk of delinquency, foreclosure and loss. A decline in property values could extinguish the value of a junior mortgagee's interest in a property and, thus, reduce proceeds payable to the certificateholders.

                                        We refer you to "Material Legal Aspects
                                        of the Loans--Anti-Deficiency
                                        Legislation and other Limitations on
                                        Lenders" for additional information.

The Trust May Contain Loans Secured by
   Junior Liens; These Loans are More
   Likely than Loans Secured by
   Senior Liens to Experience Losses    The trust may contain loans that are in
                                        a junior lien position. Mortgages or
                                        deeds of trust securing junior loans
                                        will be satisfied after the claims of
                                        the senior mortgage holders and the
                                        foreclosure costs are satisfied. In
                                        addition, a junior mortgage lender may
                                        only foreclose in a manner that is
                                        consistent with the rights of the senior mortgage lender. As a result, the junior mortgage lender generally must either pay the related senior mortgage lender in full at or before the foreclosure sale or agree to make the regular payments on the senior mortgage. Since the trust will not have any source of funds to satisfy any senior mortgage or to continue making payments on that mortgage, the trust's ability as a practical matter to foreclose on any junior mortgage will be limited. In addition, since foreclosure proceeds first retire any senior liens, the foreclosure proceeds may not be sufficient to pay all amounts owed to you.

The Loans will be Underwritten Using
   Varying Standards, and Less
   Stringent Underwriting Standards
   and the Resultant Potential for
   Delinquencies on the Loans Could
   Lead to Losses on Your Certificates  The trust may contain loans that were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources. These loans may be considered to be of a riskier nature than loans made by traditional sources of financing, so that the holders of the certificates may be deemed to be at greater risk than if the loans were made to other types of borrowers. In this event, the underwriting standards used in the origination of the loans held by the trust will generally be less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. Borrowers on the loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the loans purchased by the trust for your series of certificates may experience higher rates of delinquencies, defaults and foreclosures than loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

Some Types of Loans May be More Prone to
   Defaults and the Trust May Contain
   Large Concentrations of
   These Loans                          Because your certificates represent an
                                        interest in the loans held by the
                                        related trust, your investment may be
                                        affected by a decline in real estate
                                        values and changes in individual
                                        borrowers' financial conditions. You
                                        should be aware that the value of the
                                        mortgaged properties may decline. If the outstanding balance of a loan and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and losses.
                                        If the residential real estate market
                                        experiences an overall decline in
                                        property values, the rates of
                                        delinquencies, foreclosures and losses
                                        could be higher than those now generally experienced in the lending industry. To the extent your certificates are not covered by credit enhancements, you will bear all of the risks resulting from defaults by borrowers.

                                        In addition, certain types of loans
                                        which have higher than average rates of
                                        default may be included in the trust
                                        that issues your certificates. The
                                        following types of loans may be
                                        included:

                                        o  loans that are subject to "negative
                                           amortization." The principal balances
                                           of such loans may be increased to
                                           amounts greater than the value of the
                                           underlying property. This increases
                                           the likelihood of default;

                                        o  loans that for a specified period
                                           after origination require the
                                           borrower to only make interest
                                           payments. During the interest-only
                                           period there will be no scheduled
                                           reduction in the principal balance of
                                           these loans and at the end of the
                                           period the scheduled monthly payment
                                           on these loans will increase. This
                                           increases the
                                           likelihood of default and the
                                           potential severity of loss associated
                                           with the default;

                                        o  loans that do not fully amortize over
                                           their terms to maturity, which are
                                           sometimes referred to as balloon
                                           loans. Such loans require a large
                                           payment at their stated maturity.
                                           These loans involve a greater degree
                                           of risk because the ability of a
                                           borrower to make this final payment
                                           typically depends on the ability to
                                           refinance the loan or sell the
                                           related mortgaged property;

                                        o  loans that provide for escalating or
                                           variable interest payments by the
                                           borrower. The borrower may have
                                           qualified for such loans based on an
                                           income level sufficient to make the
                                           initial payments only. As the
                                           payments increase, the likelihood of
                                           default will increase; and

                                        o  loans that are concentrated in
                                           certain regions, states or zip code
                                           areas of the United States. Such
                                           geographic units may experience weak
                                           economic conditions and housing
                                           markets. This may cause higher rates
                                           of loss and delinquency.

                                        We refer you to "The Trust Fund - The
                                        Loans" for additional information. The
                                        related prospectus supplement will
                                        disclose the extent to which any of
                                        these or other types of special risk
                                        loans are present in the pool applicable to your certificates.

Increased Use of New Mortgage Loan
   Products by Borrowers May Result in
   Decline in Real Estate
   Values Generally                     In recent years, borrowers have
                                        increasingly financed their homes with
                                        new mortgage loan products, which in
                                        many cases have allowed them to purchase homes that they might otherwise have been unable to afford. Many of these new products feature low monthly payments during the initial years of the loan that can increase (in some cases, significantly) over the loan term. There is little historical data with respect to these new mortgage loan products.
                                        Consequently, as borrowers face
                                        potentially higher monthly payments for
                                        the remaining terms of their loans, it
                                        is possible that, combined with other
                                        economic conditions such as increasing
                                        interest rates and deterioration of home values, borrower delinquencies and defaults could exceed anticipated levels. In that event, the certificates, and your investment in the certificates, may not perform as you anticipate.

Geographic Concentration Of The Loans
   May Increase The Risk Of Loss        The loans underlying a series of
                                        certificates may be concentrated in
                                        certain regions, states or zip codes.
                                        This concentration may present risks of
                                        losses on the related certificates that
                                        are greater than those generally present for similar asset-backed securities without such concentration. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets than the nation generally and this weakness may result in losses on the related loans being higher than those in the nation generally. In addition, particular areas may be directly or indirectly affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions, riots, industrial accidents or terrorism. Loans in areas adversely affected by these factors will experience higher rates of loss and delinquency than loans generally. The related prospectus supplement will contain information regarding the geographic concentration of the loans.

The Loans May be Subject to Negative
   Amortization, Which May Affect Your
   Yield and Result in Increased
   Delinquencies and Losses             The trust may include mortgage loans
                                        that are negative amortization loans.
                                        Generally, the interest rates on
                                        negative amortization loans adjust
                                        monthly but their monthly payments and
                                        amortization schedules adjust based on a different schedule (e.g., annually). In addition, in many cases, the amount by which a monthly payment may be adjusted on an adjustment date may be limited and may not be sufficient to amortize fully the unpaid principal balance of a mortgage loan over its remaining term to maturity. In addition, the initial interest rates on negative amortization loans may be lower than the sum of the indices applicable at origination and the related margins. During a period of rising interest rates, as well as prior to the applicable adjustment to the monthly payment, the amount of interest accruing on the principal balance of these mortgage loans may exceed the amount of the minimum monthly payment.
                                        As a result, a portion of the accrued
                                        interest on negatively amortizing loans
                                        may become deferred interest, which will be added to their principal balances and will also bear interest at the applicable interest rates. The amount of any deferred interest accrued on a mortgage loan during a due period will reduce the amount of interest available to be distributed on the related certificates on the related distribution date.

                                        If the interest rates on negative
                                        amortization loans decrease prior to an
                                        adjustment in the monthly payment, a
                                        larger portion of the monthly payment
                                        will be applied to the unpaid principal
                                        balance of the mortgage loan, which may
                                        cause the related classes of
                                        certificates to amortize more quickly.
                                        Conversely, if the interest rates on
                                        negative amortization loans increase
                                        prior to an adjustment in the monthly
                                        payment, a smaller portion of the
                                        monthly payment will be applied to the
                                        unpaid principal balance of the mortgage loan, which may cause the related classes of certificates to amortize more slowly.

                                        In addition, as the principal balance of a negative amortization loan will increase by the amount of deferred interest allocated to such loan, the increasing principal balance of a negative amortization loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such negative amortization that is required to be liquidated. Furthermore, each negative amortization loan will generally provide for the payment of any remaining unamortized principal balance (due to the addition of deferred interest, if any, to the principal balance of the loan) in a single payment at the
                                        maturity of such loan. Because the
                                        related mortgagors may be required to
                                        make a larger single payment upon
                                        maturity, it is possible that the
                                        default risk associated with negative
                                        amortization loans is greater than
                                        associated with fully amortizing
                                        mortgage loans.

Some of the Loans May Have an Initial
   Interest-Only Period, Which May
   Result in Increased Delinquencies
   and Losses                           To the extent specified in the related
                                        prospectus supplement, certain loans may be interest-only until for a period of months or years after the date of origination. During this period, the payment made by the related borrower will be less than it would be if the principal of the loan was required to amortize. In addition, the loan principal balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made on the certificates with respect to these loans during their interest-only period unless there is a principal prepayment.

                                        After the initial interest-only period,
                                        the scheduled monthly payment on these
                                        loans will increase, which may result in increased delinquencies by the related borrowers. In addition, losses may be greater on these loans as a result of there being no principal amortization during the early years of these loans. Although the amount of principal included in each scheduled monthly payment for a traditional loan is relatively small during the first few years after the origination of a loan, in the aggregate, the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by available credit enhancement, will be allocated to the certificates in reverse order of seniority.

                                        Loans with an initial interest-only
                                        period are relatively new in the
                                        mortgage marketplace. The performance of these loans may be significantly different from loans that amortize from origination. In particular, the failure by the related borrower to build equity in the property may affect the delinquency, loss and prepayment experience with respect to these loans.

The Collateral Securing Cooperative
   Loans May be More Likely to
   Diminish in Value                    Certain of the mortgage loans may be
                                        cooperative loans. A cooperative (1)
                                        owns all the real property that
                                        comprises the project, including the
                                        land and the apartment building
                                        comprised of separate dwelling units and common areas or (2) leases the land generally by a long term ground lease and owns the apartment building. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations.
                                        Ordinarily, the cooperative incurs a
                                        blanket mortgage in connection with the
                                        construction or purchase of the
                                        cooperative's apartment building. The
                                        interest of the occupants under
                                        proprietary leases or occupancy
                                        agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

If Consumer Protection Laws are Violated
   in the Origination or Servicing
   of the Loans, Losses on
   Your Investment could Result         There has been an increased focus by
                                        state and federal banking regulatory
                                        agencies, state attorneys general
                                        offices, the Federal Trade Commission,
                                        the U.S. Department of Justice, the U.S.
                                        Department of Housing and Urban
                                        Development and state and local
                                        governmental authorities on certain
                                        lending practices by some companies in
                                        the subprime industry, sometimes
                                        referred to as "predatory lending"
                                        practices. Sanctions have been imposed
                                        by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower's credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

                                        Applicable state and local laws
                                        generally regulate interest rates and
                                        other charges, require certain
                                        disclosure, and require licensing of the originators. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the loans.

                                        The loans are also subject to federal
                                        laws, including:

                                        o  the Federal Truth in Lending Act and
                                           Regulation Z promulgated under that
                                           Act, which require certain
                                           disclosures to the borrowers
                                           regarding the terms of the loans;

                                        o  the Equal Credit Opportunity Act and
                                           Regulation B promulgated under that
                                           Act, which prohibit discrimination on
                                           the basis of age, race, color, sex,
                                           religion, marital status, national
                                           origin, receipt of public assistance
                                           or the exercise of any right under
                                           the Consumer Credit Protection Act,
                                           in the extension of credit; and

                                        o  the Fair Credit Reporting Act, which
                                           regulates the use and reporting of
                                           information related to the borrower's
                                           credit experience.

                                        Violations of certain provisions of
                                        these federal, state and local laws may
                                        limit the ability of the servicers to
                                        collect all or part of the principal of, or interest on, the loans and in addition could subject the trust to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator's failure to comply with certain requirements of these federal, state or local laws could subject the trust (and other assignees of the loans) to monetary penalties, and result in the obligors' rescinding the loans against either the trust or subsequent holders of the loans.

                                        The loan seller, and other responsible
                                        parties making representations with
                                        respect to the mortgage loans, will
                                        represent that each mortgage loan sold
                                        by it is in compliance with applicable
                                        federal, state and local laws and
                                        regulations. In addition, such party
                                        will represent that none of the mortgage loans sold by it are covered by the Home Ownership and Equity Protection Act of 1994 or are classified as a "high cost home," "threshold," "covered," "high risk home," "predatory," or similar loan under any other applicable federal, state or local law. In the event of a breach of any such representations, such party will be obligated to cure such breach or repurchase or replace the affected mortgage loan, in the manner and to the extent described in the related prospectus supplement.

High Loan-To-Value Ratios Increase
   Risk of Loss                         Loans with higher loan-to-value ratios
                                        may present a greater risk of loss than
                                        loans with loan-to-value ratios of
                                        80.00% or below. The related prospectus
                                        supplement will identify the extent to
                                        which loans in the trust have high
                                        loan-to-value ratios. Additionally, the
                                        determination of the value of a
                                        mortgaged property used in the
                                        calculation of the loan-to-value ratios
                                        or combined loan-to-value ratios of the
                                        loans may differ from the appraised
                                        value of such mortgaged properties or
                                        the actual value of such mortgaged
                                        properties.

High Balance Mortgage Loans May
   Pose Special Risks                   The prospectus supplement for a series
                                        of certificates will specify the stated
                                        principal balances of the mortgage loans in that trust fund as of the cut-off date. Certain of these mortgage loans may have principal balances greater than $500,000. You should consider the risk that the loss and delinquency experience on these high balance mortgage loans may have a disproportionate effect on the related loan group and the pool of mortgage loans as a whole.

Losses Could Result if Violations of
   Environmental Laws Occurred
   Affecting the Mortgaged Properties   Under the laws of some states,
                                        contamination of a property may give
                                        rise to a lien on the property to assure the costs of cleanup. In several states, a lien to assure cleanup has priority over the lien of an existing mortgage.
                                        In addition, the trust issuing your
                                        certificates, because it is a mortgage
                                        holder, may be held responsible for the
                                        costs associated with the clean up of
                                        hazardous substances released at a
                                        property. Those costs could result in a
                                        loss to the certificateholders.

                                        We refer you to "Material Legal Aspects
                                        of the Loans--Environmental Risks" for
                                        additional information.

Delay in Receipt of Liquidation
   Proceeds; Liquidation Proceeds May
   be Less Than the Loan Balance        Substantial delays could be encountered
                                        in connection with the liquidation of
                                        delinquent loans. Further, reimbursement of advances made on a loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the certificates. If a mortgaged property fails to provide adequate security for the loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

The Bankruptcy of the Depositor or a
   Seller May Delay or Reduce
   Collections on Loans                 Neither the United States Bankruptcy
                                        Code nor similar applicable state
                                        insolvency laws prohibit the depositor
                                        or any seller, including the sponsor of
                                        each securitization, from filing a
                                        voluntary application for bankruptcy
                                        relief under applicable law. However,
                                        the transactions contemplated by the
                                        related prospectus will be structured so that

                                        o  the voluntary or involuntary
                                           application for bankruptcy relief by
                                           the depositor is unlikely,

                                        o  in the event of a bankruptcy filing
                                           by the depositor, the loans backing
                                           your series of certificates should be
                                           treated by the bankruptcy court as
                                           property of the related trust and not
                                           as part of the bankrupt estate of the
                                           depositor, and

                                        o  a bankruptcy filing by a seller which
                                           is an affiliate of the depositor from
                                           whom the depositor acquires the loans
                                           should not result in consolidation of
                                           the assets and liabilities of the
                                           depositor with those of such seller.

                                        These steps include the creation of the
                                        depositor as a separate, limited purpose subsidiary, the certificate of incorporation of which contains limitations on the nature of the depositor's business, restrictions on the ability of the depositor to commence voluntary or involuntary cases or proceedings under insolvency laws without the prior unanimous affirmative vote of all its directors and the structuring of each transfer of loans from the depositor to the related trust as a sale rather than a pledge. However, there can be no assurance that the activities of the depositor would not result in a court concluding that the assets and liabilities of the depositor should be consolidated with those of such a seller, or that the transfer of loans to the trust would in fact be treated by a court as a sale.

                                        The trust assets will be acquired by the depositor from the sponsor, that in turn will acquire the trust assets, either directly or through affiliates, from originators. Each seller (which may include the sponsor) will transfer its related loans to the depositor and the depositor will transfer the loans to the related trust. If a seller were to become a debtor in a bankruptcy case, a creditor or trustee, or the debtor itself, may take the position that the transfer of the loans by the seller should be characterized as a pledge of the related loans to secure a borrowing of such debtor, with the result that the depositor or the trust is deemed to be a creditor of such seller, secured by a pledge of the applicable loans.

                                        An attempt to recharacterize the loan
                                        transfers related to your series of
                                        certificates, if successful, could
                                        result in delays in payments of
                                        collections on the loans or reductions
                                        in the amount of such payments which
                                        could result in losses on the
                                        certificates, or in a trustee in
                                        bankruptcy electing to accelerate
                                        payment by liquidating the loans. Even
                                        if such an attempt were unsuccessful,
                                        delays in payments on the loans and
                                        resulting delays or losses on the
                                        certificates could result.

The Loan Seller or Other Responsible
   Parties May Not be Able to
   Repurchase Defective Loans           Each loan seller or another responsible
                                        party identified in the prospectus
                                        supplement will make various
                                        representations and warranties related
                                        to the loans. If any such loan seller or responsible party fails to cure a material breach of its representations and warranties with respect to any loan in a timely manner, then it would be required to repurchase or, if so specified in the related prospectus supplement, substitute for the defective loan. It is possible that any such loan seller or responsible party may not be capable of repurchasing or substituting any defective loans, for financial or other reasons. The inability of any such party to repurchase or substitute for defective loans would likely cause the loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates could occur.

External Events May Increase the Risk
   of Loss on the Loans                 In response to previously executed and
                                        threatened terrorist attacks in the
                                        United States and foreign countries, the United States has initiated military operations and has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase.
                                        To the extent that a member of the
                                        military, or a member of the armed
                                        forces reserves or National Guard who is called to active duty is a borrower of a loan in the trust, the interest rate limitation of the Servicemembers Civil
                                        Relief Act, and any comparable state
                                        law, will apply. Generally,
                                        substantially all of the loans in the
                                        trust for a series of certificates are
                                        expected to have interest rates which
                                        exceed such limitation, if applicable.
                                        This may result in interest shortfalls
                                        on the loans, which may result in
                                        shortfalls of interest on your
                                        certificates.

Failure of Servicers and/or Master
   Servicer to Perform May Adversely
   Affect Distributions on
   Certificates                         The amount and timing of distributions
                                        on the certificates in a series
                                        generally will be dependent on the
                                        related servicers performing their
                                        respective servicing obligations and on
                                        the master servicer performing its
                                        master servicing obligations in an
                                        adequate and timely manner. See
                                        "Servicing of the Mortgage
                                        Loans--Servicing and Collection
                                        Procedures" in this free writing
                                        prospectus. If a servicer or the master
                                        servicer fails to perform its respective servicing or master servicing obligations, this failure may result in the termination of that servicer or master servicer. That termination, with its corresponding transfer of daily collection activities, will likely increase the rates of delinquencies, defaults and losses on the related mortgage loans. As a result, shortfalls in the distributions due on your certificates could occur.

The Servicing Fee May Be Insufficient
   To Engage Replacement Servicers
   or Master Servicer                   The prospectus supplement will specify
                                        the servicing fee and master servicing
                                        fee payable by the related trust. In the event it becomes necessary to replace a servicer or master servicer, no assurance can be made that the servicing fee or master servicing fee, as applicable, will be sufficient to attract replacement servicers or a replacement master servicer to accept an appointment for the related trust. In addition, to the extent the loans of any series have amortized significantly at the time that a replacement servicer or a replacement master servicer is sought, the aggregate fee that would be payable to any such replacement may not be sufficient to attract a replacement to accept an appointment for the trust.

Drug, RICO and Money Laundering
   Violations Could Lead to Property
   Forfeitures                          Federal law provides that property
                                        purchased or improved with assets
                                        derived from criminal activity or
                                        otherwise tainted, or used in the
                                        commission of certain offenses, can be
                                        seized and ordered forfeited to the
                                        United States of America. The offenses
                                        which can trigger such a seizure and
                                        forfeiture include, among others,
                                        violations of the Racketeer Influenced
                                        and Corrupt Organizations Act, the Bank
                                        Secrecy Act, the anti-money laundering
                                        laws and regulations, including the USA
                                        Patriot Act of 2001 and the regulations
                                        issued pursuant to that Act, as well as
                                        the narcotic drug laws. In many
                                        instances, the United States may seize
                                        the property even before a conviction
                                        occurs.

                                        In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that
                                        (1) its mortgage was executed and
                                        recorded before the commission of the
                                        illegal conduct from which the assets
                                        used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, did not know or was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense would be successful.

Rights of Beneficial Owners May Be
   Limited by Book-Entry System         If you are a purchaser of a book-entry
                                        certificate, your ownership of that
                                        certificate will be registered
                                        electronically with DTC. The lack of
                                        physical certificates could:

                                        o  result in payment delays on your
                                           certificates because the securities
                                           administrator will be sending
                                           distributions on the certificates to
                                           DTC instead of directly to you;

                                        o  make it difficult for you to pledge
                                           your certificates if physical
                                           certificates are required by the
                                           party demanding the pledge; and

                                        o  hinder your ability to resell your
                                           certificates because some investors
                                           may be unwilling to buy certificates
                                           that are not in physical form. See
                                           "Description of the
                                           Certificates--Book-Entry
                                           Certificates" in this free writing
                                           prospectus.

Risks Related to the Class A-R
   Certificates                         If you purchase the Class A-R
                                        Certificates of a series, as holder you
                                        must include the taxable income or loss
                                        of each REMIC created by the related
                                        trust in determining its federal taxable income. It is not anticipated that the residual certificateholders will receive distributions from the trust. As such, prospective investors are cautioned that the residual certificateholders' REMIC taxable income and the tax liability associated therewith may be substantial during certain periods, in which event the holders of those certificates must have sufficient sources of funds to pay such tax liability. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the REMICs includible by the holders of the residual certificates will be treated as "excess inclusion" income. As such, the holder will (i) be unable to use net operating losses to offset such income,
                                        (ii) treat such income as "unrelated
                                        business taxable income" (if
                                        applicable), and (iii) if such holder is a foreign person, be subject to 30% withholding tax to certain non-U.S.
                                        investors, with no exemption or treaty
                                        reduction.

                                        Under the provisions of the Internal
                                        Revenue Code relating to REMICs, it is
                                        likely that the residual certificates
                                        will be considered to be a "non-economic residual interest." As such, a transfer of those certificates would be disregarded if it had a significant purpose to impede the assessment or collection of tax. Accordingly, the transferee affidavit used for transfers of the residual certificates will require each transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to the residual certificate in excess of cash flows generated by it,
                                        (iii) intends to pay taxes associated
                                        with holding such residual certificates
                                        as such taxes become due, (iv) will not
                                        cause the income from the residual
                                        certificates to be attributable to a
                                        foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person and (v) will not transfer the residual certificates to any person or entity that does not provide a similar affidavit. Each transferor must certify in writing to the securities administrator that, as of the date of transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false. Under the regulations, any transfer of the Class A-R Certificate will be disregarded for federal tax purposes if a significant purpose of the transfer was to enable the seller to impede the assessment or collection of tax. A significant purpose to impede the assessment or collection of tax exists if the seller, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of each REMIC created by the trust fund. Notwithstanding the above, a transfer will be respected if (a) the transferor has performed reasonable investigations of the transferee and has no knowledge or no reason to know that a transferee intended to impede the assessment or collection of taxes, (b) the transfer is not made to a foreign permanent establishment or fixed base of a U.S. taxpayer (an "Offshore Location"), (c) the transferee represents that it will not cause income from the Class A-R Certificate to be attributable to an Offshore Location and (d) one of the two tests set forth in Treasury regulations issued on July 19, 2002 is satisfied. See "Material Federal Income Tax Consequences--The Class A-R
                                        Certificates" and "ERISA Matters" in
                                        this free writing prospectus and
                                        "Federal Income Tax
                                        Consequences--REMICs-Taxation of Owners
                                        of REMIC Residual Certificates," and
                                        "Federal Income Tax
                                        Consequences--Tax-Related Restrictions
                                        on Transfers of REMIC Residual
                                        Certificates" in the prospectus.

                                        An individual, trust or estate that
                                        holds a Class A-R Certificate (whether
                                        the residual certificate is held
                                        directly or indirectly through certain
                                        pass-through entities) also would have
                                        additional gross income with respect to, but may be subject to limitations or disallowance of deductions for servicing fees on the mortgage loans and other administrative expenses properly allocable to such residual certificate in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses at all in computing such holder's alternative minimum tax liability. As a result, the Class A-R Certificates generally are not suitable investments for individuals or for partnerships, estates or S corporations with individuals as partners, beneficiaries or shareholders. The pooling and servicing agreement will require that any such gross income and such fees and expenses will be allocable to holders of the Class A-R Certificates in proportion to their respective ownership interests. See "Federal Income Tax Consequences--REMICS-Taxation of
                                        Owners of REMIC Residual Certificates"
                                        in the prospectus. Furthermore, the
                                        federal income tax consequences of any
                                        consideration paid to a transferee on a
                                        transfer of a Class A-R Certificate are
                                        unclear. Any transferee of a Class A-R
                                        Certificate receiving such consideration should consult its tax advisors.

                                        Due to the special tax treatment of
                                        residual interests, the effective
                                        after-tax return of the Class A-R
                                        Certificates may be significantly lower
                                        than would be the case if the Class A-R
                                        Certificates were taxed as debt
                                        instruments and could be negative.

                         DESCRIPTION OF THE TRUST FUNDS

      Capitalized terms are defined in the "Glossary of Terms" beginning on page 125.

Assets

      The primary assets of each trust fund will include:

            o single family mortgage loans, including mortgage participations;

            o pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or mortgage participations;

            o direct obligations of the United States or other governmental agencies which are not subject to redemption prior to maturity at the option of the issuer and are:

                  o     interest-bearing securities;

                  o     non-interest-bearing securities;

                  o originally interest-bearing securities from which coupons representing the right to payment of interest have been removed;

                  o interest-bearing securities from which the right to payment of principal has been removed; or

            o a combination of mortgage loans, mortgage-backed securities and government securities.

      The mortgage loans and mortgage-backed securities will not be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or instrumentality or by any other person. Each asset will be selected by Morgan Stanley Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan Stanley Capital I Inc. and, with respect to mortgage loans and mortgage-backed securities, which prior holder may or may not be the originator of the mortgage loans or the issuer of the mortgage-backed securities. The trust fund assets will be acquired by the depositor, either directly or through affiliates, from the sponsor. The sellers may be affiliates of the sponsor, may be an affiliate of the depositor and may have acquired the mortgage loans from other sellers. If so specified in the related prospectus supplement, the sponsor or other sellers may be originators of some or all of the loans.

      The certificates will be entitled to payment from the assets of the related trust fund. If so specified in the related prospectus supplement, the certificates will also be entitled to payments in respect of the assets of another trust fund or trust funds established by Morgan Stanley Capital I Inc. If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

Mortgage Loans

      General

      To the extent specified in the related prospectus supplement, the mortgage loans will be secured by:

            o liens on mortgaged properties consisting of one- to four-family residential properties or security interests in shares issued by private cooperative housing corporations; or

            o liens on mortgaged properties located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico, or, if so specified in the related prospectus supplement, mortgaged properties may be located elsewhere.

To the extent specified in the related prospectus supplement, the mortgage loans will be secured by first liens or junior liens, or both, mortgages or deeds of trust or other similar security instruments creating a first or junior lien on mortgaged property. The mortgaged properties may include apartments owned by cooperatives. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. To the extent specified in the related prospectus supplement, the term of any such leasehold shall exceed the term of the related mortgage note by at least five years. Each mortgage loan will have been originated by a person other than Morgan Stanley Capital I Inc. The related prospectus supplement will indicate if any originator is an affiliate of Morgan Stanley Capital I Inc. The mortgage loans will be evidenced by promissory notes secured by mortgages or deeds of trust creating a lien on the mortgaged properties.

      Mortgage Loan Information in Prospectus Supplements

      Each prospectus supplement will contain information, as of the date of that prospectus supplement and to the extent then applicable and specifically known to Morgan Stanley Capital I Inc., with respect to the mortgage loans, including:

            o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable cut-off date;

            o     the type of property securing the mortgage loans;

            o the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

            o the earliest and latest origination date and maturity date of the mortgage loans;

            o the weighted average, by principal balance, of the loan-to-value ratios at origination of the mortgage loans;

            o the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

            o the states or, if applicable, countries in which most of the mortgaged properties are located;

            o information with respect to the prepayment provisions, if any, of the mortgage loans;

            o     any interest retained by a seller;

            o with respect to mortgage loans with adjustable mortgage rates, the index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the loan and the frequency of monthly payment adjustments; and

            o information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

      If specific information respecting the mortgage loans is not known to Morgan Stanley Capital I Inc. at the time certificates are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

      Payment Provisions of the Mortgage Loans

      Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will:

            o have individual principal balances at origination of not less than $25,000;

            o     have original terms to maturity of not more than 40 years; and

            o provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as is specified in the related prospectus supplement.

      Each mortgage loan may provide for no accrual of interest or for accrual of interest at a Mortgage Rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of specified events. Each mortgage loan may also provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement. Each mortgage loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the related prospectus supplement.

      In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated.

Mortgage-Backed Securities

      Any mortgage-backed security will have been issued pursuant to a pooling and servicing agreement, a trust agreement, an indenture or similar agreement. A seller or servicer or both of the underlying mortgage loans or underlying mortgage-backed securities will have entered into an agreement with a trustee or a custodian or with the original purchaser of the interest in the underlying mortgage loans or mortgage-backed securities evidenced by the mortgage-backed securities.

      Distributions of any principal or interest, as applicable, will be made on mortgage-backed securities on the dates specified in the related prospectus supplement. The mortgage-backed securities may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the mortgage-backed securities by the related trustee or servicer. The issuer of the mortgage-backed securities or a servicer or other person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the mortgage-backed securities after a certain date or under other circumstances specified in the related prospectus supplement. In any securitization where private mortgage-backed securities are included in a trust fund, the offering of the private mortgage-backed securities will be registered if required in accordance with Rule 190(b) under the Securities Act of 1933.

      Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under "Description of Credit Support" may be provided with respect to the mortgage-backed securities. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or underlying mortgage-backed securities evidenced by or securing the mortgage-backed securities and other factors. The type, characteristics and amount of the credit support generally will have been established for the mortgage-backed securities on the basis of requirements of any rating agency that may have assigned a rating to the mortgage-backed securities or the initial purchasers of the mortgage-backed securities.

     The prospectus supplement for a series of certificates evidencing interests in mortgage assets that include mortgage-backed securities will specify, to the extent available:

            o the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the mortgage-backed securities to be included in the trust fund;

            o the original and remaining term to stated maturity of the mortgage-backed securities, if applicable;

            o whether the mortgage-backed securities are entitled only to interest payments, only to principal payments or to both;

            o the pass-through or bond rate of the mortgage-backed securities or formula for determining the rates, if any;

            o the applicable payment provisions for the mortgage-backed securities, including, but not limited to, any priorities, payment schedules and subordination features;

            o the issuing entity, any master servicer, any servicer affiliated with the applicable sponsor, any servicer that services at least 10% of the mortgage loans underlying the related certificates, any other material servicer that is responsible for performing an aspect of the servicing on which the certificates would be materially dependent and trustee, as applicable;

            o certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related underlying mortgage loans, the underlying mortgage-backed securities or directly to such mortgage-backed securities;

            o the terms on which the related underlying mortgage loans or underlying mortgage-backed securities for such mortgage-backed securities or the mortgage-backed securities may, or are required to, be purchased prior to their maturity;

            o the terms on which mortgage loans or underlying mortgage-backed securities may be substituted for those originally underlying the mortgage-backed securities;

            o     the applicable servicing fees;

            o the type of information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the underlying mortgage-backed securities described in this paragraph;

            o the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the mortgage-backed securities; and

            o whether the mortgage-backed securities are in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.

Government Securities

      The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

            o the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the government securities to be included in the trust fund;

            o the original and remaining terms to stated maturity of the government securities;

            o whether the government securities are entitled only to interest payments, only to principal payments or to both;

            o the interest rates of the government securities or the formula to determine the rates, if any;

            o the applicable payment provisions for the government securities; and

            o to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

      Government securities will consist of securities guaranteed by the Government National Mortgage Association, Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Accounts

      Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in such prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held in the account may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the Agreements--Certificate Account and Other Collection Accounts."

Credit Support

      If so provided in the related prospectus supplement, partial or full protection against defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series:

            o in the form of subordination of one or more other classes of certificates in the series; or

            o by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee reserve fund or a combination thereof.

      The amount and types of coverage, the identification of the entity providing the coverage, if applicable, and related information with respect to each type of credit support, if any, will be described in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Enhancement is Limited in Amount and Coverage" and "Description of Credit Support."

Cash Flow Agreements and Derivatives

     If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include other agreements, such as:

            o     interest rate exchange agreements,

            o     interest rate cap, floor or collar agreements,

            o     currency swap agreements and currency exchange agreements,

            o     interest rate swap agreements,

            o other interest rate or currency agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus supplement for the related series, or

            o     a combination of the foregoing.

                  In addition, the related prospectus supplement will provide information with respect to the obligor under any cash flow agreement.

                                 USE OF PROCEEDS

      The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. Morgan Stanley Capital I Inc. expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley Capital I Inc., prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

General

      The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases. See "Risk Factors."

Pass-Through Rate

      Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify:

            o the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

            o the effect, if any, of the prepayment of any mortgage loan or mortgage-backed security on the pass-through rate of one or more classes of certificates; and

            o whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

      The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

Timing of Payment of Interest

      Each payment of interest on the certificates or addition to the certificate balance of a class of accrual certificates on a distribution date will include interest accrued during the interest accrual period for such distribution date. As indicated in this prospectus under "--Pass-Through Rate" above, if the interest accrual period ends on a date other than a distribution date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the interest accrual period ended on that distribution date. In addition, if so specified in the related prospectus supplement, interest accrued for an interest accrual period for one or more classes of certificates may be calculated on the assumption that:

            o     distributions of principal,

            o additions to the certificate balance of accrual certificates, and

            o     allocations of losses on the assets.

may be made on the first day of the interest accrual period for a distribution date and not on that distribution date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an interest accrual period. The interest accrual period for any class of offered certificates will be described in the related prospectus supplement.

Payments of Principal; Prepayments

      The yield to maturity on the certificates will be affected by the rate of principal payments on the assets, including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of mortgage-backed securities may be a number of percentage points higher or lower than certain of the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series:

            o will correspond to the rate of principal payments on the assets in the related trust fund;

            o is likely to be affected by the existence of lock-out periods and prepayment premium provisions of the mortgage loans underlying or comprising the assets; and

            o is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the lockout period and prepayment premium provisions.

Mortgage loans with a lock-out period or a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower prepayment premiums.

      If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

      When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. To the extent specified in the related prospectus supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. To the extent specified in the related prospectus supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the due date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate on the prepaid amount.

      The timing of changes in the rate of principal payments on the mortgage loans and mortgage-backed securities may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans and mortgage-backed securities and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

Prepayments, Maturity and Weighted Average Life

      The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any credit support or cash flow agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

      If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled distribution date, which is the date on or prior to which the certificate balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities is paid to that class. The principal may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

      In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the mortgage-backed securities. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled distribution dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled distribution dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See "Description of the Trust Funds."

      Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model--also known as CPR--or the Standard Prepayment Assumption prepayment model--also known as SPA, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A Prepayment Assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans and mortgage-backed securities.

      In general, if interest rates fall below the mortgage rates on fixed-rate mortgage loans, the rate of prepayment would be expected to increase.

      The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates. The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR, SPA or at other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities for any series will conform to any particular level of CPR, SPA or any other rate specified in the related prospectus supplement.

Other Factors Affecting Weighted Average Life

      Type of Mortgage Asset

      If so specified in the related prospectus supplement, a number of mortgage loans may have balloon payments due at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates, thereby lengthening the period of time elapsed from the date of issuance of a certificate until it is retired.

      With respect to certain mortgage loans, including adjustable rate loans, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the borrower under each mortgage loan generally will be qualified on the basis of the mortgage rate in effect at origination. The repayment of any mortgage loan may thus be dependent on the ability of the borrower to make larger level monthly payments following the adjustment of the mortgage rate.

      In addition, certain mortgage loans may be subject to temporary buydown plans pursuant to which the monthly payments made by the borrower during the early years of the mortgage loan will be less than the scheduled monthly payments thereon. The periodic increase in the amount paid by the borrower of a buydown mortgage loan during or at the end of the applicable buydown period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related mortgage loan.

      The mortgage rates on adjustable rate loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the applicable index at origination and the related margin over the index at which interest accrues), the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may be added to the principal balance thereof and will bear interest at the applicable mortgage rate. The addition of any Deferred Interest to the principal balance of any related class or classes of certificates will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which those certificates were purchased.

      In addition, with respect to an adjustable rate loan subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on that mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance of that mortgage loan. Since the excess will be applied to reduce the principal balance of the related class or classes of certificates, the weighted average life of those certificates will be reduced and may adversely affect yield to holders thereof, depending upon the price at which those certificates were purchased.

      Defaults

      The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the assets and thus the yield on the certificates. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on mortgage loans which are refinance or limited documentation mortgage loans, and on mortgage loans with high loan-to-value ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

      Foreclosures

      The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities and that of the related series of certificates.

      Refinancing

      At the request of a borrower, the servicer or a subservicer may allow the refinancing of a mortgage loan in any trust fund by accepting prepayments on that loan and permitting a new loan secured by a mortgage on the same property. In the event of a refinancing, the new loan would not be included in the related trust fund and, therefore, the refinancing would have the same effect as a prepayment in full of the related mortgage loan. The master servicer or a subservicer may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, subservicers may encourage the refinancing of mortgage loans, including defaulted mortgage loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of those mortgage loans.

      Due-on-Sale Clauses

      Acceleration of mortgage payments as a result of transfers of underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include "due-on-sale" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale, transfer or conveyance of the related mortgaged property. With respect to any mortgage loans, unless otherwise provided in the related prospectus supplement, the servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law. However, the servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Due-on-Sale Provisions."

                                  THE DEPOSITOR

      Morgan Stanley Capital I Inc., the depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of Morgan Stanley Capital I Inc. are located at 1585 Broadway, New York, New York 10036. Its telephone number is (212) 761-4000.

      Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets.

      The depositor has been engaged since its incorporation in the securitization of loans and other asset types included within the description of the trust fund assets in this prospectus. The depositor is engaged in the business of acting as depositor of trusts that issue series of certificates that represent interests in, the assets of the trust. The depositor acquires assets specifically for inclusion in a securitization from the sellers in privately negotiated transactions.

      The certificate of incorporation of the depositor limits its activities to those necessary or convenient to carry out its securitization activities. The depositor will have limited obligations with respect to a series of certificates. The depositor will obtain representations and warranties from the sponsor or other sellers or originators regarding the loans or other trust fund assets. The depositor will also assign to the trustee for the related series the depositor's rights with respect to those representations and warranties. In addition, after the issuance of a series of certificates, the depositor may have limited obligations with respect to that series which may include making filings necessary to maintain the perfected status of a trustee's securities interest or lien on the related assets, appointing a successor master servicer, securities administrator or other transaction participant that resigns or is otherwise removed and preparation of reports filed under the Exchange Act.

      Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the certificates of any series.

                                   THE SPONSOR

      The prospectus supplement for each series of certificates will identify the sponsor for the related series.

                             STATIC POOL INFORMATION

      The prospectus supplement for each series of certificates will identify where you can obtain static pool information concerning the Sponsor's prior residential mortgage loan securitizations of prime and alt-a mortgage loans secured by first- [or second-] lien mortgages or deeds of trust in residential real properties.

                                 ISSUING ENTITY

      The issuing entity for each series of certificates will be a trust formed for the purpose of issuing that series of certificates. The trust will be a common law trust and will be more fully described in the related prospectus supplement.

                         DESCRIPTION OF THE CERTIFICATES

General

      The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:

            o provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

            o be senior or subordinate to one or more other classes of certificates in respect of distributions on the certificates;

            o be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

            o be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

            o provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

            o provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement;

            o provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a stripped principal certificate component and a stripped interest certificate component; or

            o     do all or any combination of the above.

      If so specified in the related prospectus supplement, distributions on one or more classes of a series of certificates may be limited to collections from a designated portion of the mortgage loans in the related mortgage pool. Any of the foregoing may be included in the certificates being offered to you.

      Each class of offered certificates of a series will be issued in minimum denominations corresponding to the certificate balances or, in case of stripped interest certificates, notional amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange. However, Morgan Stanley Capital I Inc. or the trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See "Risk Factors--Book-Entry Certificates May Experience Decreased Liquidity and Payment Delay" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates." Definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate certificate balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Lack of a Secondary Market May Make it Difficult for You to Resell Your Certificates" and "--The Trust Fund's Assets May be Insufficient to Pay Your Certificates in Full."

Categories of Classes of Certificates

      The certificates of any series may be comprised of one or more classes. Classes of certificates, in general, fall into different categories. The following chart identifies and generally describes the more typical categories. The prospectus supplement for a series of certificates may identify the classes which comprise that series by reference to the following categories.

Categories of Classes                              Definition

Principal Types

Accretion Directed..................    A class that receives principal payments
                                        from the accreted interest from
                                        specified accrual classes. An accretion
                                        directed class also may receive
                                        principal payments from principal paid
                                        on the underlying Mortgage Assets or
                                        other assets of the trust fund for the
                                        related series.

Companion Class ....................    A class that receives principal payments
                                        on any distribution date only if
                                        scheduled payments have been made on
                                        specified planned principal classes,
                                        targeted principal classes or scheduled
                                        principal classes.

Component Certificates..............    A class consisting of "components." The
                                        components of a class of component
                                        certificates may have different
                                        principal and interest payment
                                        characteristics but together constitute
                                        a single class. Each component of a
                                        class of component certificates may be
                                        identified as falling into one or more
                                        of the categories in this chart.

Non-Accelerated Senior or NAS.......    A class that, for the period of time
                                        specified in the related prospectus
                                        supplement, generally will not receive
                                        (in other words, is locked out of) (1)
                                        principal prepayments on the underlying
                                        Mortgage Assets that are allocated
                                        disproportionately to the senior
                                        certificates because of the shifting
                                        interest structure of the certificates
                                        in the trust and/or (2) scheduled
                                        principal payments on the underlying
                                        Mortgage Assets, as specified in the
                                        related prospectus supplement. During
                                        the lock-out period, the portion of the
                                        principal distributions on the
                                        underlying Mortgage Assets that the NAS
                                        class is locked out of will be
                                        distributed to the other classes of
                                        senior certificates.

Notional Amount Certificates........    A class having no principal balance and
                                        bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class or PACs.....    A class that is designed to receive
                                        principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Mortgage Assets.
                                        These two rates are the endpoints for
                                        the "structuring range" for the planned
                                        principal class. The planned principal
                                        classes in any series of certificates
                                        may be subdivided into different
                                        categories (e.g., primary planned
                                        principal classes, secondary planned
                                        principal classes and so forth) having
                                        different effective structuring ranges
                                        and different principal payment
                                        priorities. The structuring range for
                                        the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of the series.

Scheduled Principal Class...........    A class that is designed to receive
                                        principal payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Mortgage Assets.
                                        These two rates are the endpoints for
                                        the "structuring range" for the
                                        scheduled principal class.

Sequential Pay......................    Classes that receive principal payments
                                        in a prescribed sequence, that do not
                                        have predetermined principal balance
                                        schedules and that under all
                                        circumstances receive payments of
                                        principal continuously from the first
                                        distribution date on which they receive
                                        principal until they are retired. A
                                        single class that receives principal
                                        payments before or after all other
                                        classes in the same series of
                                        certificates may be identified as a
                                        sequential pay class.

Strip...............................    A class that receives a constant
                                        proportion, or "strip," of the principal payments on the underlying Mortgage
                                        Assets or other assets of the trust
                                        fund.

Super Senior........................    A class that will not bear its
                                        proportionate share of realized losses
                                        (other than excess losses) as its share
                                        is directed to another class, referred
                                        to as the "support class" until the
                                        class certificate balance of the support class is reduced to zero.

Support Class.......................    A class that absorbs the realized losses
                                        other than excess losses that would
                                        otherwise be allocated to a Super Senior class after the related classes of subordinated certificates are no longer outstanding.

Targeted Principal Class or TACs.....  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Mortgage Assets.

Interest Types

Fixed Rate..........................    A class with an interest rate that is
                                        fixed throughout the life of the class.

Floating Rate.......................    A class with an interest rate that
                                        resets periodically based upon a
                                        designated index and that varies
                                        directly with changes in the index.

Inverse Floating Rate...............    A class with an interest rate that
                                        resets periodically based upon a
                                        designated index and that varies
                                        inversely with changes in the index.

Variable Rate.......................    A class with an interest rate that
                                        resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the mortgage rates borne by the underlying mortgage loans).

Interest Only.......................    A class that receives some or all of the
                                        interest payments made on the underlying
                                        Mortgage Assets or other assets of the
                                        trust fund and little or no principal.
                                        Interest only classes have either a
                                        nominal principal balance or a notional
                                        amount. A nominal principal balance
                                        represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an interest only class that is not entitled to any distributions of principal.

Principal Only......................    A class that does not bear interest and
                                        is entitled to receive only
                                        distributions of principal.

Partial Accrual.....................    A class that accretes a portion of the
                                        amount of accrued interest on it, which
                                        amount will be added to the principal
                                        balance of the class on each applicable
                                        distribution date, with the remainder of the accrued interest to be distributed currently as interest on the class. The accretion may continue until a specified event has occurred or until the partial accrual class is retired.

Accrual.............................    A class that accretes the amount of
                                        accrued interest otherwise distributable on the class, which amount will be added as principal to the principal balance of the class on each applicable distribution date. The accretion may continue until some specified event has occurred or until the accrual class is retired.

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

      The indices applicable to floating rate and inverse floating rate classes will be LIBOR, COFI, the Treasury Index, the Prime Rate, in each case calculated as described in this prospectus or any other index described in the related prospectus supplement.

LIBOR

      On the date specified in the related prospectus supplement for any class of certificates the interest rate of which is determined by reference to an index designated as LIBOR, the calculation agent designated in the prospectus supplement will determine LIBOR for the related interest accrual period. On that determination date, the calculation agent will determine the quotations, as of 11:00 a.m., London time, offered by the principal London office of each of the designated reference banks meeting the criteria set forth below, for making one-month United States dollar deposits in the London Interbank market. The calculation agent will determine those quotations by reference to the Reuters Screen LIBO Page, as defined in the International Swap Dealers Association, Inc. Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition, or to the Telerate Screen Page 3750. In lieu of relying on the quotations for those reference banks that appear at that time on the Reuters Screen LIBO Page or on the Telerate Screen Page 3750, the calculation agent may request each of the reference banks to provide offered quotations at that time.

      LIBOR will be established as follows:

                  (1) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

                  (2) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

            o LIBOR as determined on the previous LIBOR determination date or

            o     the reserve interest rate.

      The reserve rate is the rate per annum which the calculation agent determines to be either (a) the arithmetic mean, rounded upwards if necessary to the nearest whole multiple of 1/32%, of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which quotations are, in the opinion of the calculation agent, being so made, or (b) in the event that the calculation agent can determine no arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

            (3) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (2) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be deemed to be the per annum rate specified as such in the related prospectus supplement.

      Each reference bank shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and shall have an established place of business in London. If any reference bank should be unwilling or unable to act or if appointment of any reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

      The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

COFI

      On the date specified in the related prospectus supplement for any class of certificates the interest rate of which is determined by reference to an index designated as COFI, the calculation agent designated in the prospectus supplement will ascertain the Eleventh District Cost of Funds Index for the related interest accrual period. The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District. The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco, or FHLBSF, to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are:

            o     savings deposits,

            o     time deposits,

            o     FHLBSF advances,

            o     repurchase agreements, and

            o     all other borrowings.

      Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

      A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities with similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since, as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

      The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. In addition, the Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

      The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. On the tenth day, or any other day of the month specified in the related prospectus supplement, COFI for each class of COFI certificates for the interest accrual period commencing in that month shall be the most recently published Eleventh District Cost of Funds Index, unless the most recently published index relates to a month prior to the third preceding month. If the most recently published Eleventh District Cost of Funds Index relates to a month prior to the third preceding month, COFI for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Cost of Funds Index published by the OTS. Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If COFI is based on the National Cost of Funds Index it will be based on the most recently published index, unless the most recently published index, as of the tenth or other designated day of the month in which an interest accrual period commences, relates to a month prior to the fourth preceding month. In that case, the index applicable to each class of COFI certificates, for that interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the agreement relating to the related series of certificates. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level, and, particularly if LIBOR is the alternative index, could increase its volatility.

      The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

Treasury Index

      On the date specified in the related prospectus supplement for any class of certificates the interest rate of which is determined by reference to an index denominated as a Treasury Index, the calculation agent designated in the prospectus supplement will ascertain the Treasury Index for Treasury securities of the maturity and for the period, or, if applicable, date, specified in the prospectus supplement. As described in the related prospectus supplement, the Treasury Index for any period means the average of the yield for each business day during the period specified in the related prospectus supplement, and for any date means the yield for that date, expressed as a per annum percentage rate, on

      (1) U.S. Treasury securities adjusted to the "constant maturity" specified in that prospectus supplement or

      (2) if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in that prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15(519). Statistical Release No. H.15(519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551, (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15(519) for that week, then it will use the Statistical Release from the immediately preceding week.

      Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the particular series of certificates. The calculation agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period, shall, in the absence of manifest error, be final and binding.

Prime Rate

      On the date specified in the related prospectus supplement for any class of certificates the interest rate of which is determined by reference to an index denominated as the Prime Rate, the calculation agent designated in the prospectus supplement will ascertain the Prime Rate for the related interest accrual period. As described in the related prospectus supplement, the Prime Rate for an interest accrual period will be the "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal, or if not so published, the "Prime Rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion, on the related determination date. If a prime rate range is given, then the average of the range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the particular series of certificates. The calculation agent's determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall in the absence of manifest error, be final and binding.

Distributions

      Distributions on the certificates of each series will be made by or on behalf of the trustee on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the distribution date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee. Payments will be made either:

            o by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate wire transfer facilities, if the certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or

            o by check mailed to the address of the person entitled thereto as it appears on the certificate register;

provided, however, that the final distribution in retirement of the certificates whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

Available Distribution Amount

      All distributions on the certificates of each series on each distribution date will be made from the Available Distribution Amount, in accordance with the terms described in the related prospectus supplement.

      The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each distribution date, and accordingly will be released from the trust fund and will not be available for any future distributions.

Distributions of Interest on the Certificates

      Each class of certificates, other than classes of Stripped Principal Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, variable or adjustable rate at which interest will accrue on the class or a component thereof. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate. If so specified in the related prospectus supplement, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      Distributions of interest in respect of the certificates of any class will be made on each distribution date--other than any class of accrual certificates, which will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement, and any class of Stripped Principal Certificates that are not entitled to any distributions of interest--based on the accrued certificate interest for the class and the distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the distribution date. Prior to the time interest is distributable on any class of accrual certificates, the amount of accrued certificate interest otherwise distributable on the class will be added to the certificate balance thereof on each distribution date. Unless otherwise provided in the prospectus supplement, accrued certificate interest on stripped interest certificates will be equal to interest accrued for a specified period on the outstanding certificate balance of the stripped interest certificates immediately prior to the distribution date, at the applicable pass-through rate, reduced as described below. To the extent specified in the prospectus supplement, accrued certificate interest on stripped interest certificates will be equal to interest accrued for a specified period on the outstanding notional amount of the stripped interest certificates immediately prior to each distribution date, at the applicable pass-through rate, reduced as described below in the next paragraph.

      The method of determining the notional amount for any class of stripped interest certificates will be described in the related prospectus supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related prospectus supplement, the accrued certificate interest on a series of certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued certificate interest that is otherwise distributable on, or, in the case of accrual certificates, that may otherwise be added to the certificate balance of, a class of offered certificates may be reduced as a result of any other contingencies, including:

            o     delinquencies,

            o     losses, and

            o     Deferred Interest

on or in respect of the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities in the related trust fund. To the extent specified in the related prospectus supplement, any reduction in the amount of accrued certificate interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any Deferred Interest on the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities in the related trust fund will result in a corresponding increase in the certificate balance of the class.

See "Risk Factors--The Rate of Prepayment on Mortgage Assets May Adversely Affect Average Lives and Yields on Certificates" and "Yield Considerations."

Distributions of Principal of the Certificates

      The certificates of each series, other than certain classes of stripped interest certificates, will have a certificate balance. The certificate balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund. The outstanding certificate balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The outstanding certificate balance may be increased in respect of Deferred Interest on the related mortgage loans to the extent provided in the related prospectus supplement. The outstanding certificate balance may be increased, in the case of accrual certificates prior to the distribution date on which distributions of interest are required to commence, by any related accrued certificate interest. Unless otherwise provided in the related prospectus supplement, the initial aggregate certificate balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable cut-off date. The initial aggregate certificate balance of a series and each class thereof will be specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, distributions of principal will be made on each distribution date to the class or classes of certificates entitled to the distributions of principal in accordance with the provisions described in the prospectus supplement until the certificate balance of that class has been reduced to zero. Stripped Interest Certificates with no certificate balance are not entitled to any distributions of principal.

Components

      To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. The descriptions set forth under "--Distributions of Interest on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of a class of certificates. In this case, references to certificate balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

Distributions on the Certificates of Prepayment Premiums

      If so provided in the related prospectus supplement, prepayment premiums that are collected on the mortgage loans and mortgage-backed securities in the related trust fund will be distributed on each distribution date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

Allocation of Losses and Shortfalls

      If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage loans and mortgage-backed securities have been incurred, the amount of losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans and mortgage-backed securities comprising the trust fund.

Advances in Respect of Delinquencies

      With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the certificate account that are not included in the Available Distribution Amount for the distribution date, in an amount equal to the aggregate of payments of principal other than any balloon payments, and interest, net of related servicing fees and retained interest loans and mortgage-backed securities, that were due on the mortgage loans in the trust fund during the related Due Period and were delinquent on the related Determination Date. The advances will be made subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable from Related Proceeds. In the case of a series of certificates that includes one or more classes of subordinate certificates and if so provided in the related prospectus supplement, the master servicer's or another entity's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of senior certificates. The advance obligation may be subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of subordinate certificates. See "Description of Credit Support."

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates. Advances do not guaranty or insure against losses. Unless otherwise provided in the related prospectus supplement, advances of the master servicer's or another entity's funds will be reimbursable only out of Related Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of the series. However, advances will be reimbursable from amounts in the certificate account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a nonrecoverable advance. If advances have been made by the master servicer from excess funds in the certificate account, the master servicer is required to replace the funds in the certificate account on any future distribution date to the extent that funds in the certificate account on the distribution date are less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

      If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the related prospectus supplement on its outstanding advances and will be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

      The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes mortgage-backed securities will describe any corresponding advancing obligation of any person in connection with such mortgage-backed securities.

Reports to Certificateholders

      Unless otherwise provided in the prospectus supplement, with each distribution to holders of any class of certificates of a series, the servicer or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

      (1) the amount of the distribution to holders of certificates of that class applied to reduce the certificate balance thereof;

      (2) the amount of the distribution to holders of certificates of that class allocable to accrued certificate interest, including any shortfalls in the payment of interest due on the certificates or any interest that is accrued but is not then payable or has been carried forward because of any cap on the amount of interest that is currently payable;

      (3) the amount of the distribution allocable to prepayment premiums;

      (4) the amount of related servicing compensation received by a servicer and, if payable directly out of the related trust fund, by any subservicer and any other customary information as that servicer or trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

      (5) the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that distribution date;

      (6) the aggregate principal balance of the assets at the close of business on that distribution date;

      (7) the number and aggregate principal balance of mortgage loans in respect of which:

            o     one scheduled payment is delinquent;

            o     two scheduled payments are delinquent;

            o     three or more scheduled payments are delinquent; and

            o     foreclosure proceedings have been commenced;

      (8) with respect to any mortgage loan liquidated during the related Due
Period:

            o the portion of liquidation proceeds payable or reimbursable to the servicer or any other entity in respect of such mortgage loan; and

            o     the amount of any loss to certificateholders;

      (9) with respect to each REO property relating to a mortgage loan and included in the trust fund as of the end of the related Due Period:

            o     the loan number of the related mortgage loan; and

            o     the date of acquisition;

     (10) with respect to each REO property relating to a mortgage loan and included in the trust fund as of the end of the related Due Period:

            o     the book value;

            o the principal balance of the related mortgage loan immediately following the distribution date, calculated as if the mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement;

            o the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof; and

            o if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

      (11) with respect to any REO property sold during the related Due Period:

            o     the aggregate amount of sale proceeds;

            o the portion of sales proceeds payable or reimbursable to the servicer in respect of the REO property or the related mortgage loan; and

            o the amount of any loss to certificateholders in respect of the related mortgage loan;

      (12) the aggregate certificate balance or notional amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the distribution date, separately identifying any reduction in the certificate balance due to the allocation of any loss and increase in the certificate balance of a class of accrual certificates in the event that accrued certificate interest has been added to the balance;

      (13) the aggregate amount of principal prepayments made during the related Due Period;

      (14) the amount deposited in the reserve fund, if any, on the distribution date;

      (15) the amount remaining in the reserve fund, if any, as of the close of business on the distribution date;

      (16) the aggregate unpaid accrued certificate interest, if any, on each class of certificates at the close of business on the distribution date;

      (17) in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the distribution date, and, if available, the immediately succeeding distribution date, as calculated in accordance with the method specified in the related prospectus supplement;

      (18) in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable pass-through rate applicable to the distribution date and the immediately succeeding distribution date as calculated in accordance with the method specified in the related prospectus supplement;

      (19) as to any series which includes credit support, the amount of coverage of each instrument of credit support included therein as of the close of business on the distribution date; and

      (20) the aggregate amount of payments by the borrowers of:

            o     default interest;

            o     late charges; and

            o assumption and modification fees collected during the related Due Period.

      In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts shall be expressed as a dollar amount per minimum denomination of certificates or for another specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (1), (2), (12), (16) and (17) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the servicer or the trustee, as applicable, with respect to any mortgage-backed securities. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of certificates.

      Within a reasonable period of time after the end of each calendar year, the servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (1)-(4) above, aggregated for the calendar year or the applicable portion of the calendar year during which the person was a certificateholder. This obligation of the servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the servicer or the trustee pursuant to any requirements of the Internal Revenue Code as are from time to time in force. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

Termination

     The obligations created by the related Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the certificate account or by the servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of:

            o the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto; and

            o the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

      In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

      If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the related prospectus supplement, under the circumstances and in the manner set forth in the related prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the related prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the related prospectus supplement.

Book-Entry Registration and Definitive Certificates

      As described in the related prospectus supplement, if not issued in fully registered form, each class of certificates will be registered as book-entry certificates. Persons acquiring beneficial ownership interests in the certificates--the certificate owners--will hold their certificates through The Depository Trust Company in the United States, or, if provided in the related prospectus supplement, Clearstream Banking (formerly Cedelbank) or Euroclear Bank S.A./N.V., as operator of the Euroclear System in Europe, or indirectly through organizations that are Participants in these systems. The Depository Trust Company is referred to as "DTC." Clearstream Banking, societe anonyme is referred to as "Clearstream." The Euroclear System is referred to as "Euroclear."

      The book-entry certificates will be issued in one or more certificates which equal the aggregate principal balance of the certificates and will initially be registered in the name of Cede & Co., the nominee of DTC or one of the relevant depositories. If the aggregate principal amount of any book-entry certificate exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear. Except as described in this prospectus, no person acquiring a book-entry certificate will be entitled to receive a physical certificate representing that certificate. Unless and until definitive certificates are issued, it is anticipated that the only certificateholders of the certificates will be Cede & Co., as nominee of DTC or one of the relevant depositories. Certificate owners are only permitted to exercise their rights indirectly through participants and DTC.

      Purchases of book-entry certificates under the DTC system must be made by or through Participants, which will receive a credit for the book-entry certificates on DTC's records. The ownership interest of each certificateholder is in turn to be recorded on the Participants' or Securities Intermediaries' records. The Securities Intermediary's ownership of a book-entry certificate will be recorded on the records of DTC or of a participating firm that acts as agent for the Securities Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Securities Intermediary is not a Participant and on the records of Clearstream or Euroclear, as appropriate. certificateholders will not receive written confirmation from DTC of their purchase, but certificateholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or indirect participant through which the certificateholder entered into the transaction. Transfers of ownership interests in the book-entry certificates are to be accomplished by entries made on the books of Participants and indirect participants acting on behalf of certificateholders. certificateholders will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates is discontinued.

      To facilitate subsequent transfers, all book-entry certificates deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of book-entry certificates with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual certificateholders of the book-entry certificates; DTC's records reflect only the identity of the Participants to whose accounts such book-entry certificates are credited, which may or may not be the certificateholders. The Participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to Participants, by Participants to indirect participants, and by Participants and indirect participants to certificateholders will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the book-entry certificates. Under its usual procedures, DTC mails an omnibus proxy to the issuing entity as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the book-entry certificates are credited on the record date (identified in a listing attached to the omnibus proxy).

      Distributions on the book-entry certificates will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Participants' accounts, upon DTC's receipt of funds and corresponding detail information from the issuer or agent on the payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to certificateholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, agent, or issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of issuer or agent, disbursement of such payments to Participants shall be the responsibility of DTC, and disbursement of such payments to the certificateholders shall be the responsibility of Participants and indirect participants.

      Because of time zone differences, credits of certificates received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits or any transactions in certificates settled during the processing will be reported to the relevant Euroclear or Clearstream Participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of certificates by or through a Clearstream Participant or Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

      Transfers between participants will occur in accordance with the DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving certificates in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositaries for Clearstream or Euroclear.

      DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Participants and Members of the National Securities Clearing Corporation, Government Securities

Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The rules applicable to DTC and its Participants and indirect participants are on file with the Securities and Exchange Commission.

      Clearstream is a duly licensed bank organized as a "societe anonyme", limited company, under the laws of Luxembourg. Clearstream holds securities for its Participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thus eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 37 currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a licensed bank, Clearstream is regulated by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

      Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels.

      Belgium office of Euroclear Bank, as Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by Euroclear Bank, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Belgian cooperative. The Belgian cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries. Non-Participants of Euroclear may hold and transfer book-entry interests in the offered certificates through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the offered certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

      Securities clearance accounts and cash accounts for Euroclear participants with Euroclear Bank are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

      Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--Tax Treatment of Foreign Investors" and "--Tax Consequences to Holders of the Notes--Backup Withholding." Because DTC can only act on behalf of Securities Intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, may be limited due to the lack of physical certificates for book-entry certificates.

      Monthly and annual reports on the trust fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Securities Intermediaries to whose DTC accounts the book-entry certificates of those beneficial owners are credited.

      DTC has advised the depositor that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the applicable agreement only at the direction of one or more Securities Intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that actions are taken on behalf of Securities Intermediaries whose holdings include those book-entry certificates. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its and DTC's relevant rules and procedures. DTC may take actions, at the direction of the related participants, with respect to some certificates which conflict with actions taken with respect to other certificates.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of that event and the availability through DTC of definitive certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the trustee will issue definitive certificates and then will recognize the holders of the definitive certificates as certificateholders under the applicable agreement.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

      None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

                          DESCRIPTION OF THE AGREEMENTS

      The certificates will be offered pursuant to a pooling and servicing agreement or a trust agreement.

            o A pooling and servicing agreement will be used where the trust fund includes mortgage loans. The parties to a pooling and servicing agreement will be Morgan Stanley Capital I Inc., a trustee and a master servicer appointed as of the date of the pooling and servicing agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, unless otherwise specified in the prospectus supplement, will be appointed. This servicer will service all or a significant number of mortgage loans directly without a subservicer. References in this prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing mortgage loans directly.

            o A trust agreement will be used where the trust fund does not include mortgage loans. The parties to a trust agreement will be Morgan Stanley Capital I Inc. and a trustee. A manager or administrator may be appointed pursuant to the trust agreement for any trust fund to administer the trust fund.

      The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. Any trust agreement will generally conform to the form of pooling and servicing agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of mortgage loans. The following summaries describe some of the provisions that may appear in each Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement. Morgan Stanley Capital I Inc. will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036. Attention: Mortgage Securities.

Assignment of Assets; Repurchases

      At the time of issuance of any series of certificates, Morgan Stanley Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest. The depositor will have acquired the trust assets directly or through one or more entities, from one or more sellers identified in the prospectus supplement, one of which shall be identified as the sponsor of the securitization The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and mortgaged-backed security will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related prospectus supplement, the schedule will include detailed information:

            o in respect of each mortgage loan included in the related trust fund, including without limitation, the address of the related mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value and loan-to-value ratio as of the date indicated and payment and prepayment provisions, if applicable; and

            o in respect of each mortgage-backed security included in the related trust fund, including without limitation, the related issuer, servicer and trustee, the pass-through or bond rate or formula for determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

      With respect to each mortgage loan, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, loan documents, which to the extent specified in the related prospectus supplement will include:

            o the original mortgage note endorsed, without recourse, in blank or to the order of the trustee,

            o the original mortgage or a certified copy with evidence of recording, and

            o an assignment of the mortgage to the trustee in recordable form.

Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. To the extent specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note.

      Unless otherwise provided in the related prospectus supplement, the related Agreement will require Morgan Stanley Capital I Inc. or another party specified in the related prospectus supplement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records. However, recordation of the assignment of mortgage is not required in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related mortgage loan against the claim of any subsequent transferee or any successor to or creditor of Morgan Stanley Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the mortgage loan.

      The trustee or a custodian will review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders. Unless otherwise specified in the related prospectus supplement, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan Stanley Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then unless otherwise specified in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related mortgage loan from the trustee at the Purchase Price or substitute for the mortgage loan. There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor Morgan Stanley Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. To the extent specified in the related prospectus supplement, this repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

      With respect to each government security or mortgage-backed security in certificated form, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the government security or mortgage-backed security, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the government security or mortgage-backed security, as applicable, to the trustee for the benefit of the certificateholders. With respect to each government security or mortgage-backed security in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the Uniform Commercial Code, Morgan Stanley Capital I Inc. and the trustee will cause the government security or mortgage-backed security to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the related prospectus supplement, the related Agreement will require that either Morgan Stanley Capital

I Inc. or the trustee promptly cause any mortgage-backed securities and government securities in certificated form not registered in the name of the trustee to be re-registered, with the applicable persons, in the name of the trustee.

Representations and Warranties; Repurchases

     Unless otherwise provided in the related prospectus supplement, Morgan Stanley Capital I Inc. will, with respect to each mortgage loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

            o the accuracy of the information set forth for the mortgage loan on the schedule of assets appearing as an exhibit to the related Agreement;

            o the existence of title insurance insuring the lien priority of the mortgage loan;

            o the authority of the warrantying party to sell the mortgage loan;

            o the payment status of the mortgage loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

            o the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

            o the existence of hazard and extended perils insurance coverage on the mortgaged property.

      Any warrantying party, if other than Morgan Stanley Capital I Inc. or the sponsor, shall be an asset seller or an affiliate thereof or another person acceptable to Morgan Stanley Capital I Inc. and shall be identified in the related prospectus supplement.

      Representations and warranties made in respect of a mortgage loan may have been made as of a date prior to the applicable cut-off date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the mortgage loan. Unless otherwise specified in the related prospectus supplement, in the event of a breach of any representation or warranty, the warrantying party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or replace the affected mortgage loan as described in the next paragraph. Since the representations and warranties may not address events that may occur following the date as of which they were made, the warrantying party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The warrantying party would have no obligations if the relevant event that causes the breach occurs after that date.

     Unless otherwise provided in the related prospectus supplement, each Agreement will provide that the master servicer or trustee or both, will be required to notify promptly the relevant warrantying party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the value of the mortgage loan or the interests in the mortgage loan of the certificateholders. If the warrantying party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then:

            o the warrantying party will be obligated to repurchase the mortgage loan from the trustee within a specified period from the date on which the warrantying party was notified of the breach, at the Purchase Price; or

            o if so provided in the prospectus supplement for a series, the warrantying party will have the option, within a specified period after initial issuance of such series of certificates, to cause the mortgage loan to be removed from the trust fund and substitute in its place one or more other mortgage loans, in accordance with the standards described in the related prospectus supplement; or

            o if so provided in the prospectus supplement for a series, the warrantying party will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

      Unless otherwise provided in the related prospectus supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a warrantying party.

      Neither Morgan Stanley Capital I Inc. except to the extent that it is the warrantying party, nor the master servicer will be obligated to purchase or substitute for a mortgage loan if a warrantying party defaults on its obligation to do so, and no assurance can be given that warrantying parties will carry out their obligations with respect to mortgage loans.

      Unless otherwise provided in the related prospectus supplement the warrantying party will, with respect to a trust fund that includes government securities or mortgage-backed securities, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or mortgage-backed securities, covering:

            o the accuracy of the information set forth therefor on the schedule of assets appearing as an exhibit to the related Agreement; and

            o     the authority of the warrantying party to sell the assets.

      The related prospectus supplement will describe the remedies for a breach thereof.

      A master servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any representation of the master servicer which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the voting rights unless otherwise provided in the related prospectus supplement, will constitute an Event of Default under the Agreement. See "--Events of Default" and "--Rights Upon Event of Default" below.

Certificate Account and Other Collection Accounts

      General

      The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained the certificate account, which must be either an account or accounts:

            o the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation, to the limits established by the Federal Deposit Insurance Corporation, and the uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the certificate account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the institution with which the certificate account is maintained; or

            o otherwise maintained with a bank or trust company, and in a manner, satisfactory to the rating agency or agencies rating any class of certificates of the series.

The collateral eligible to secure amounts in the certificate account is limited to Permitted Investments. A certificate account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the account may be invested pending each succeeding distribution date in short-term Permitted Investments. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in the certificate account will be paid to a master servicer or its designee as additional servicing compensation. The certificate account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the rating agency or agencies. If permitted by the rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

      Deposits

      A master servicer or the trustee will deposit or cause to be deposited in the certificate account for one or more trust funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the cut-off date, other than payments due on or before the cut-off date, and exclusive of any amounts representing a retained interest:

      (1) all payments on account of principal, including principal prepayments, on the assets;

      (2) all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer or a subservicer as its servicing compensation and net of any retained interest;

      (3) all proceeds of the hazard insurance policies to be maintained in respect of each mortgaged property securing a mortgage loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the normal servicing procedures of a master servicer or the related subservicer, subject to the terms and conditions of the related mortgage and mortgage note, insurance proceeds and all liquidation proceeds, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

      (4) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support";

      (5) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

      (6) any amounts paid under any cash flow agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

      (7) all proceeds of any asset or, with respect to a mortgage loan, property acquired in respect thereof purchased by Morgan Stanley Capital I Inc., any asset seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described under "--Realization Upon Defaulted Mortgage loans," and all proceeds of any asset purchased as described above under "Description of the Certificates--Termination";

      (8) any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of mortgage loans in the trust fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

      (9) to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the mortgage loans and mortgage-backed securities;

      (10) all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

      (11) any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

      (12) any other amounts required to be deposited in the certificate account as provided in the related Agreement and described in the related prospectus supplement.

      Withdrawals

      A master servicer or the trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related prospectus supplement, make withdrawals from the certificate account for each trust fund for any of the following purposes:

      (1) to make distributions to the certificateholders on each distribution date;

      (2) to reimburse a master servicer for unreimbursed amounts advanced as described under "Description of the Certificates--Advances in Respect of Delinquencies," the reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and retained interest, on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

      (3) to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to mortgage loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

      (4) to reimburse a master servicer for any advances described in clause
(2) above and any servicing expenses described in clause (3) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of subordinate certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

      (5) if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause
(2) above and the servicing expenses described in clause (3) above while these remain outstanding and unreimbursed;

      (6) to reimburse a master servicer, Morgan Stanley Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Matters Regarding a Master Servicer and the Depositor";

      (7) if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee's fees;

      (8) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding the Trustee";

      (9) unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the certificate account;

      (10) to pay the person entitled thereto any amounts deposited in the certificate account that were identified and applied by the master servicer as recoveries of retained interest;

      (11) to pay for costs reasonably incurred in connection with the proper management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

      (12) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under "Federal Income Tax Consequences--REMICs--Prohibited Transactions and Other Taxes";

      (13) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the defaulted mortgage loan or property;

      (14) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of certificateholders;

      (15) to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of certificateholders, provided that the payment shall not constitute a waiver with respect to the obligation of the warrantying party to remedy any breach of representation or warranty under the Agreement;

      (16) to pay the person entitled thereto any amounts deposited in the certificate account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by "--Assignment of Assets; Repurchases" and "--Representations and Warranties; Repurchases" or otherwise;

      (17) to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

      (18) to clear and terminate the certificate account at the termination of the trust fund.

      Other Collection Accounts

      Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related subservicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn from the collection account and deposited into the appropriate certificate account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the certificate account as described under "--Withdrawals" above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

Pre-Funding Account

      If so provided in the related prospectus supplement, a funding period will be established for the related series of securities and the master servicer will establish and maintain a pre-funding account. Any pre-funding account for a trust fund will be maintained in the name of the related trustee, and will be the account into which the depositor or the seller will deposit cash from the proceeds of the issuance of the related securities in an amount equal to the pre-funded amount on the related closing date. The pre-funded amount will not exceed 25% of the initial aggregate principal amount of the certificates and/or notes of the related series. Any funding period for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related closing date.

      The pre-funding account will be designed solely to hold funds to be applied by the related trustee during the funding period to pay to the depositor or the seller the purchase price for loans deposited into the trust fund subsequent to the related closing date. The purchase of these subsequent loans will be the sole use for which amounts on deposit in the pre-funding account may be used during the funding period. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related loans. Each subsequent loan that is purchased by the related trustee will be required to be underwritten in accordance with the eligibility criteria set forth in the related agreement and in the related prospectus supplement. The eligibility criteria will be determined in consultation with the applicable rating agency or rating agencies prior to the issuance of the related series of securities and are designed to ensure that if subsequent loans were included as part of the initial loans, the credit quality of the assets would be consistent with the initial rating or ratings of the securities of that series. The depositor or the seller will certify to the trustee that all conditions precedent to the transfer of the subsequent loans to the trust fund, including, among other things, the satisfaction of the related eligibility criteria, have been satisfied. It is a condition precedent to the transfer of any subsequent loans to the trust fund that the applicable rating agency or rating agencies, after receiving prior notice of the proposed transfer of the subsequent loans to the trust fund, will not have advised the depositor, the seller or the related trustee that the conveyance of the subsequent loans to the trust fund will result in a qualification, modification or withdrawal of their current rating of any securities of that series. Upon the purchase by the trustee of a subsequent loan, that subsequent loan will be included in the related trust fund assets. Monies on deposit in the pre-funding account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Earnings on investment of funds in the pre-funding account will be deposited into the related security account or any other trust account as is specified in the related prospectus supplement or released to the depositor, the seller or the master servicer or any other party and in the manner specified in the related prospectus supplement. Losses on the investment of funds in the pre-funding account will be charged against the funds on deposit in the pre-funding account unless otherwise specified in the related prospectus supplement.

      For any series of securities for which a pre-funding account is established, the amount deposited in the pre-funding account on the closing date of the series will equal the depositor's estimate of the principal amount of loans it expects the related seller to convey for deposit into the trust fund during the funding period. However, there will be no assurance that the seller will in fact be able to convey that amount of loans for deposit into the trust fund prior to the date set for the funding period to end. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities. Therefore, any inability of the seller to convey a sufficient principal amount of loans and the resulting prepayment of principal could cause the overall rate of prepayments on the related securities to be higher than you may have anticipated when you made your investment decision. See "Yield and Prepayment Considerations."

      The depositor will include information regarding the additional subsequent loans in a Current Report on Form 8-K, to be filed after the end of the funding period, to the extent that the information, individually or in the aggregate, is material.

      In addition, if so provided in the related prospectus supplement, the master servicer will establish and maintain, in the name of the trustee on behalf of the related securityholders, a capitalized account into which the depositor will deposit cash from the proceeds of the issuance of the related securities in an amount necessary to cover shortfalls in interest on the related series of securities that may arise as a result of a portion of the assets of the trust fund not being invested in loans and the utilization of the pre-funding account as described above. The capitalized interest account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the capitalized interest account will not be available to cover losses on or in respect of the related loans. Amounts on deposit in the capitalized interest account will be distributed to securityholders on the distribution dates occurring in the funding period to cover any shortfalls in interest on the related series of securities as described in the related prospectus supplement. Monies on deposit in the capitalized interest account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Earnings on and investment of funds in the capitalized interest account will be deposited into the related security account or any other trust account as specified in the related prospectus supplement or released to the depositor or the master servicer or any other party and in the manner specified in the related prospectus supplement. Losses on the investment of funds in the capitalized interest account will be charged against the funds on deposit in the capitalized interest account unless otherwise specified in the related prospectus supplement. To the extent that the entire amount on deposit in the capitalized interest account has not been applied to cover shortfalls in interest on the related series of securities by the end of the funding period, any amounts remaining in the capitalized interest account will be paid to the depositor or the seller as specified in the related prospectus supplement.

Collection and Other Servicing Procedures

      The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the mortgage loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans and held for its own account, provided the procedures are consistent with the Servicing Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late mortgage loan payment.

      Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the mortgage loan; processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures; inspecting and managing mortgaged properties under certain circumstances; and maintaining accounting records relating to the mortgage loans. To the extent specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support."

      The master servicer may agree to modify, waive or amend any term of any mortgage loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not:

            o affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan; or

            o in its judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon.

            o The master servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a mortgage loan if, unless otherwise provided in the related prospectus supplement:

            o in its judgment, a material default on the mortgage loan has occurred or a payment default is imminent; and

            o in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

      The master servicer is required to notify the trustee in the event of any modification, waiver or amendment of any mortgage loan.

Subservicers

      A master servicer may delegate its servicing obligations in respect of the mortgage loans to a subservicer, but the master servicer will remain obligated under the related Agreement. Each sub-servicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under a subservicing agreement.

      Unless otherwise provided in the related prospectus supplement, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer's compensation pursuant to the related Agreement is sufficient to pay those fees. However, a subservicer may be entitled to a retained interest in certain mortgage loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an Agreement. See "--Retained Interest; Servicing Compensation and Payment of Expenses."

Realization Upon Defaulted Mortgage Loans

     A borrower's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer is required to:

            o     monitor any mortgage loan which is in default;

            o     contact the borrower concerning the default;

            o evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property;

            o initiate corrective action in cooperation with the borrower if cure is likely;

            o     inspect the mortgaged property; and

            o take any other actions as are consistent with the Servicing Standard.

      A significant period of time may elapse before the master servicer is able to assess the success of the corrective action or the need for additional initiatives.

      The time within which the master servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the master servicer in certain cases may not be permitted to accelerate a mortgage loan or to foreclose on a mortgaged property for a considerable period of time. See "Legal Aspects of Mortgage Loans."

      Any Agreement relating to a trust fund that includes mortgage loans may grant to the master servicer or the holder or holders of certain classes of certificates, or both, a right of first refusal to purchase from the trust fund at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an offered certificate will be described in the related prospectus supplement. The related prospectus supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "--Representations and Warranties; Repurchases."

      If so specified in the related prospectus supplement, the master servicer may offer to sell any defaulted mortgage loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the master servicer determines, consistent with the Servicing Standard, that this sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any sale of this type be made in a commercially reasonable manner for a specified period and that the master servicer accept the highest cash bid received from any person including itself, an affiliate of the master servicer or any certificateholder that constitutes a fair price for the defaulted mortgage loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the master servicer shall proceed with respect to the defaulted mortgage loan as described in the paragraphs below. Any bid in an amount at least equal to the Purchase Price described under "--Representations and Warranties; Repurchases" will in all cases be deemed fair.

      If a default on a mortgage loan has occurred or, in the master servicer's judgment is imminent, and the action is consistent with the Servicing Standard, the master servicer, on behalf of the trustee, may at any time:

            o     institute foreclosure proceedings;

            o     exercise any power of sale contained in any mortgage;

            o     obtain a deed in lieu of foreclosure; or

            o otherwise acquire title to a mortgaged property securing the mortgage loan.

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the close of the third calendar year following the year of acquisition, unless:

            o the Internal Revenue Service grants an extension of time to sell the property; or

            o the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Internal Revenue Code at any time that any certificate is outstanding.

            o Subject to the foregoing, the master servicer will be required to:

            o solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property; and

            o accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

      The limitations imposed by the related Agreement and the REMIC provisions of the Internal Revenue Code, if a REMIC election has been made with respect to the related trust fund, on the ownership and management of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal Aspects of Mortgage Loans--Foreclosure."

      If recovery on a defaulted mortgage loan under any related instrument of credit support is not available, the master servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the property securing the defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the master servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The master servicer will be entitled to withdraw or cause to be withdrawn from the certificate account out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of the liquidation proceeds to certificateholders, amounts representing its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

      If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of credit support, if any, the master servicer is not required to expend its own funds to restore the damaged property unless it determines:

            o that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses; and

            o that the expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

      As servicer of the mortgage loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of credit support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted mortgage loans.

      If a master servicer or its designee recovers payments under any instrument of credit support with respect to any defaulted mortgage loan, the master servicer will be entitled to withdraw or cause to be withdrawn from the certificate account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. See "--Hazard Insurance Policies" and "Description of Credit Support."

Hazard Insurance Policies

      To the extent specified in the related prospectus supplement, each Agreement for a trust fund that includes mortgage loans will require the master servicer to cause the borrower on each mortgage loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. To the extent specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the mortgage loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note will be deposited in the certificate account. The Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will be required to deposit in the certificate account all sums that would have been deposited in the certificate account but for that clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mud flows, wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

      The hazard insurance policies covering the mortgaged properties securing the mortgage loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of:

            o the replacement cost of the improvements less physical depreciation; and

            o the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

      Each Agreement for a trust fund that includes mortgage loans will require the master servicer to cause the borrower on each mortgage loan to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the time of origination in a federally designated flood area.

      Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer or subservicer, as the case may be, from the collection account, with interest thereon, as provided by the Agreement.

      Under the terms of the mortgage loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the mortgage loans. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

Fidelity Bonds and Errors and Omissions Insurance

      To the extent specified in the related prospectus supplement, each Agreement will require that the master servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer. The related Agreement will allow the master servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer so long as criteria set forth in the Agreement are met.

Due-on-Sale Provisions

      Some of the mortgage loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or due-on-sale clauses entitling the lender to accelerate payment of the mortgage loan upon any sale, transfer or conveyance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law; provided, however, that the master servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. To the extent specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal Aspects of Mortgage Loans--Due-on-Sale Clauses."

Retained Interest; Servicing Compensation and Payment of Expenses

      The prospectus supplement for a series of certificates will specify whether there will be any retained interest in the assets, and, if so, the initial owner thereof. If so, the retained interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement.

      To the extent specified in the related prospectus supplement, the master servicer's and a subservicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any retained interest and a master servicer's primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes mortgage loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the certificate account or any account established by a subservicer pursuant to the Agreement.

      The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the mortgage loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement may be borne by the trust fund.

      If and to the extent provided in the related prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any mortgage loans in the related trust fund during that period prior to their respective due dates therein.

Evidence as to Compliance

      The master servicer will be required to deliver to the depositor and the trustee by not later than March 15th of each year, starting in the year following the year of issuance of the related series of securities, an officer's certificate stating that:

            o a review of the activities of the master servicer during the preceding calendar year and of performance under the pooling and servicing agreement has been made under such officer's supervision; and

            o to the best of such officer's knowledge, based on such review, the master servicer has fulfilled all of its obligations under the pooling and servicing agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status of such default, including the steps being taken by the master servicer to remedy such default.

            o In addition, on or prior to March 15th of each year, commencing with the year following the year of issuance of the related series of securities, the master servicer will be required to deliver to the depositor an Assessment of Compliance that contains the following:

            o a statement of the master servicer's responsibility for assessing compliance with the servicing criteria applicable to it;

            o a statement that the master servicer used the criteria in Item 1122(d) of Regulation AB (17 CFR 229.1122) to assess compliance with the applicable servicing criteria;

            o the master servicer's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the master servicer; and

            o a statement that a registered public accounting firm has issued an attestation report on the master servicer's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

      The master servicer will also be required to simultaneously deliver an attestation report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the master servicer's assessment of compliance with the applicable servicing criteria.

      In addition, the related prospectus supplement will identify each other party performing a servicing function that will be required to provide either or both of the above evidences of compliance. You will be able to obtain copies of these statements and reports without charge upon written request to the trustee at the address provided in the prospectus supplement.

Matters Regarding a Master Servicer and the Depositor

      For each series of certificates, the servicing of the related loans may be provided, as specified in the prospectus supplement, either by the master servicer directly, by one or more servicers under supervision by the master servicer, or by a single servicer that is a party to the applicable agreement for the series and services the loans directly or through one or more subservicers. The master servicer, if any, or a servicer for substantially all the mortgage loans under each Agreement will be named in the related prospectus supplement. The entity serving as master servicer or as servicer may be an affiliate of Morgan Stanley Capital I Inc. and may have other normal business relationships with Morgan Stanley Capital I Inc. or Morgan Stanley Capital I Inc.'s affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the mortgage loans, if applicable. In general, descriptions of the rights and obligations of a master servicer in this prospectus will also be applicable to any servicer.

      If the master servicer services the loans through servicers, the master servicer may or may not, as specified in the prospectus supplement, be ultimately responsible for the performance of all servicing activities, including those performed by the servicers, notwithstanding its delegation of certain responsibilities to the servicers.

      To the extent specified in the related prospectus supplement, the related Agreement will provide that the master servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it; provided that the other activities of the master servicer causing the conflict were carried on by the master servicer at the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

     To the extent specified in the related prospectus supplement, each Agreement will further provide that neither any master servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a master servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee or agent of a master servicer or Morgan Stanley Capital I Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise described in the related prospectus supplement, each Agreement will further provide that any master servicer, Morgan Stanley Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense:

            o specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer, the prosecution of an enforcement action in respect of any specific mortgage loan or mortgage loans, except as any loss, liability or expense shall be otherwise reimbursable pursuant to the Agreement;

            o incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

            o incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties;

            o incurred in connection with any violation of any state or federal securities law; or

            o imposed by any taxing authority if the loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

      In addition, each Agreement will provide that neither any master servicer nor Morgan Stanley Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or Morgan Stanley Capital I Inc. may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the master servicer or Morgan Stanley Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the certificate account.

      In general, the only obligations of the depositor with respect to a series of certificates will be to obtain representations and warranties from the sponsor, the sellers and/or the originators regarding the assets to the depositor for inclusion in the related trust fund. The depositor will also establish the trust fund for each series of certificates and will assign to the trustee for the related series the assets to be included in the related trust fund and the depositor's rights with respect to those representations and warranties. The only ongoing responsibilities of the depositor with respect to any series of certificates will be, if necessary, to assure that it has fully transferred to the trust fund its rights in the assets of the trust fund. The depositor will have no ongoing servicing, administrative or enforcement obligations with respect to any trust fund.

      Any person into which the master servicer or Morgan Stanley Capital I Inc. may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or Morgan Stanley Capital I Inc. is a party, or any person succeeding to the business of the master servicer or Morgan Stanley Capital I Inc., will be the successor of the master servicer or Morgan Stanley Capital I Inc., as the case may be, under the related Agreement.

Events of Default

      Unless otherwise provided in the related prospectus supplement for a trust fund that includes mortgage loans, Events of Default under the related Agreement will include:

            o any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

            o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the voting rights;

            o any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the voting rights; and

            o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

      Material variations to the foregoing Events of Default--other than to shorten cure periods or eliminate notice requirements--will be specified in the related prospectus supplement. Unless otherwise described in the related prospectus supplement, the trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.

Rights Upon Event of Default

      So long as an Event of Default under an Agreement remains unremedied, Morgan Stanley Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the voting rights, the trustee shall, terminate all of the rights and obligations of the master servicer under the Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any retained interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. Unless otherwise described in the related prospectus supplement, in the event that the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the voting rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of appointment of at least $15,000,000 to act as successor to the master servicer under the Agreement. Pending appointment, the trustee is obligated to act in the capacity of master servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

      Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66(2)/3% of the voting rights allocated to the respective classes of certificates affected by any Event of Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in the first bullet point under "--Events of Default" may be waived only by all of the certificateholders. Upon any waiver of an Event of Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

      No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the voting rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by the Agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

      Each Agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by the Agreement:

            o     to cure any ambiguity;

            o to conform the Agreement to this Prospectus and the prospectus supplement provided to investors in connection with the initial offering of the related certificates

            o to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement;

            o to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

            o to comply with any requirements imposed by the Internal Revenue Code;

provided that the amendment--other than an amendment for the purpose specified in the fourth bullet point above--will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

      To the extent specified in the related prospectus supplement, each Agreement may also be amended by Morgan Stanley Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected thereby evidencing not less than 51% of the voting rights, for any purpose; provided, however, that to the extent specified in the related prospectus supplement, no such amendment may:

            o reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of that certificate;

            o adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in (1), without the consent of the holders of all certificates of that class; or

            o modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the Agreement then outstanding.

      However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

The Trustee

      The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Capital I Inc. and its affiliates and with any master servicer and its affiliates.

Duties of the Trustee

      The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee in respect of the certificates or the assets, or deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

Matters Regarding the Trustee

      Unless otherwise described in the related prospectus supplement, the trustee and any director, officer, employee or agent of the trustee shall be entitled to indemnification out of the certificate account for any loss, liability or expense, including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, incurred in connection with the trustee's:

            o enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the certificateholders during the continuance of an Event of Default;

            o defending or prosecuting any legal action in respect of the related Agreement or series of certificates;

            o being the lender of record with respect to the mortgage loans in a trust fund and the owner of record with respect to any mortgaged property acquired in respect thereof for the benefit of certificateholders; or

            o acting or refraining from acting in good faith at the direction of the holders of the related series of certificates entitled to not less than 25% or a higher percentage as is specified in the related Agreement with respect to any particular matter of the voting rights for the series; provided, however, that the indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the related Agreement, or by reason of its reckless disregard of the obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the related Agreement.

Resignation and Removal of the Trustee

      The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to Morgan Stanley Capital I Inc., the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, Morgan Stanley Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the trustee shall cease to be eligible to continue as trustee under the related Agreement, or if at any time the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then Morgan Stanley Capital I Inc. may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any. Holders of the certificates of any series entitled to at least 51% of the voting rights for that series may at any time remove the trustee without cause and appoint a successor trustee.

      Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

General

      For any series of certificates, credit support may be provided with respect to one or more classes thereof or the related assets. Credit support may be in the form of the subordination of one or more classes of certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds and/or spread accounts, or any combination of the foregoing. In addition, derivatives in the form of interest rate swap agreements, interest rate caps, floors and collars, currency swap agreements, currency exchange agreements or any combination of the foregoing may be used by the related trust fund to alter the payment characteristics of the loans or other trust fund assets. Credit support and derivatives will not provide protection against all risks of loss or interest rate or currency movements, as applicable, and will not guarantee repayment of the entire principal balance of the securities and interest on those securities. If losses or other shortfalls occur which exceed the amount covered by credit support or such derivatives or which are not covered by the credit enhancement or such derivatives, securityholders will bear their allocable share of any deficiencies.

      Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire certificate balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, certificateholders will bear their allocable share of deficiencies.

      If credit support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

            o     the nature and amount of coverage under the credit support;

            o any conditions to payment thereunder not otherwise described in this prospectus;

            o the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced;

            o     the material provisions relating to such credit support; and

            o information regarding the obligor under any instrument of credit support, including:

            o     a brief description of its principal business activities;

            o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

            o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

            o its total assets, and its stockholders or policyholders surplus, if applicable, as of the date specified in the prospectus supplement.

      See "Risk Factors--Credit Enhancement is Limited in Amount and Coverage."

Subordinate Certificates

      If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions of principal and interest from the certificate account on any distribution date will be subordinated to the rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of subordinate certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Cross-Support Provisions

      If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage loans and mortgage-backed securities prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans and mortgage-backed securities within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

Insurance or Guarantees for the Mortgage Loans

      If so provided in the prospectus supplement for a series of certificates, the mortgage loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

Letter of Credit

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans and mortgage-backed securities on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

Insurance Policies and Surety Bonds

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any instrument for a series will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Reserve Funds

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent described in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each distribution date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

      Moneys deposited in any reserve funds will be invested in Permitted Investments, except as otherwise specified in the related prospectus supplement. Unless otherwise described in the related prospectus supplement, any reinvestment income or other gain from these investments will be credited to the related reserve fund for the series, and any loss resulting from these investments will be charged to the reserve fund. However, the income may be payable to any related master servicer or another service provider as additional compensation. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise described in the related prospectus supplement.

      Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to certificateholders and use of investment earnings from the reserve fund, if any.

Derivative Products

      If specified in the related prospectus supplement, a trust fund may acquire the benefit of derivative products consisting of the agreements described under "Description of the Trust Funds-Cash Flow Agreements and Derivatives". For any series that includes derivative products, the particular derivatives may provide support only to certain specified classes of securities and will be subject to limitations and conditions, all of which will be described in the prospectus supplement.

Credit Support for Mortgage-Backed Securities

      If so provided in the prospectus supplement for a series of certificates, the mortgage-backed securities in the related trust fund or the mortgage loans underlying the mortgage-backed securities may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify as to each form of credit support the information indicated above under "Description of Credit Support--General" to the extent the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion contains general summaries of certain legal aspects of loans secured by single-family residential properties. The legal aspects are governed primarily by applicable state law, which laws may differ substantially. As such, the summaries do not purport to:

            o     be complete;

            o     reflect the laws of any particular state; or

            o encompass the laws of all states in which the security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the Trust Funds--Assets."

General

      All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

      A mortgage either creates a lien against or constitutes a conveyance of real property between two parties:

            o a mortgagor--the borrower and usually the owner of the subject property, and

            o     a mortgagee--the lender.

      In contrast, a deed of trust is a three-party instrument, among:

            o     a trustor--the equivalent of a borrower,

            o     a trustee to whom the mortgaged property is conveyed, and

            o a beneficiary--the lender--for whose benefit the conveyance is made.

      Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

      By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Interest in Real Property

      The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, the mortgage or other instrument may encumber other interests in real property such as:

            o a tenant's interest in a lease of land or improvements, or both, and

            o     the leasehold estate created by the lease.

A mortgage or other instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. To the extent specified in the prospectus supplement, Morgan Stanley Capital I Inc. or the asset seller will make certain representations and warranties in the Agreement with respect to any mortgage loans that are secured by an interest in a leasehold estate. The representations and warranties, if applicable, will be set forth in the prospectus supplement.

Cooperative Loans

      If specified in the prospectus supplement relating to a series of offered certificates, the mortgage loans may also consist of cooperative apartment loans secured by security interests in shares issued by a cooperative and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. This type of lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

      Each cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property borrower, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations:

            o arising under a blanket mortgage, the lender holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or

            o arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

      Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the lender. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperatives' interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

      The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "--Foreclosure--Cooperative Loans" below.

Foreclosure

      General

      Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

      Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

      Judicial Foreclosure

      A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. The sales are made in accordance with procedures that vary from state to state.

      Equitable Limitations on Enforceability of Certain Provisions

      United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

      Non-Judicial Foreclosure/Power of Sale

      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to the sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

      Public Sale

      A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

      A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale clause" contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

      The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

      REO Properties

      If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer, on behalf of the certificateholders, will be required to sell the mortgaged property by the close of the third calendar year following the year of acquisition, unless:

            o     the Internal Revenue Service grants an REO extension or

            o it obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the Agreement to fail to qualify as a REMIC under the Internal Revenue Code.

Subject to the foregoing, the master servicer or any related subservicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. The master servicer or any related subservicer may retain an independent contractor to operate and manage any REO property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer of its obligations with respect to the REO property.

      In general, the master servicer or any related subservicer or an independent contractor employed by the master servicer or any related subservicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from the property. After the master servicer or any related subservicer reviews the operation of the property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer could determine, particularly in the case of an REO property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax. To the extent that income the trust fund receives from an REO property is subject to a tax on (i) "net income from foreclosure property" that income would be subject to federal income tax at the highest marginal corporate tax rate--currently 35% or (ii) "prohibited transactions," that income would be subject to federal income tax at a 100% rate. The determination as to whether income from an REO property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO property. Generally, income from an REO property that is directly operated by the master servicer or any related subservicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of the income could be subject to federal income tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of the income could be subject to federal income tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO Tax imposed on the trust fund's income from an REO property would reduce the amount available for distribution to certificateholders.

      Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO properties by REMICs. See "Federal Income Tax Consequences" in this prospectus and "Federal Income Tax Consequences" in the prospectus supplement.

      Rights of Redemption

      The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

      The equity of redemption is a common-law or non-statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Under the REMIC provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC provisions.

      Cooperative Loans

      The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permit the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement which will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

      Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

      In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares. Article 9 of the Uniform Commercial Code requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

      In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building was so converted.

Junior Mortgages

      Some of the mortgage loans may be secured by junior mortgages or deeds of trust, which are subordinate to first mortgages or deeds of trust held by other lenders. The rights of the trust fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the borrower, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior lender's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" in this prospectus.

      Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the borrower or trustor to perform any of its obligations, the senior lender or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the lender or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first lender expends these sums, such sums will generally have priority over all sums due under the junior mortgage.

Anti-Deficiency Legislation and Other Limitations on Lenders

      Statutes in some states limit the right of a beneficiary under a deed of trust or a lender under a mortgage to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

      Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

      Generally, Article 9 of the Uniform Commercial Code governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the Uniform Commercial Code to prohibit a deficiency award unless the creditor establishes that the sale of the collateral which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

Environmental Legislation

      Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or becomes involved in the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender (such as a trust fund) secured by residential real property. In the event that title to a mortgaged property securing a mortgage loan in a trust fund was acquired by the trust fund and cleanup costs were incurred in respect of the mortgaged property, the holders of the related series of certificates might realize a loss if such costs were required to be paid by the trust fund.

Due-on-Sale Clauses

      Unless the related prospectus supplement indicates otherwise, the mortgage loans will contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells, transfers or conveys the related mortgaged property. The enforceability of "due-on-sale" clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of these clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

      The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

Prepayment Charges

      Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans secured by liens encumbering owner-occupied residential properties, if the loans are paid prior to maturity. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the mortgage loans. The absence of a restraint on prepayment, particularly with respect to fixed rate mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirement of the loans.

Subordinate Financing

      Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

            o the borrower may have difficulty servicing and repaying multiple loans;

            o if the junior loan permits recourse to the borrower--as junior loans often do--and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan;

            o acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

            o if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

            o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

      Morgan Stanley Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

            o the interest rate, discount points and charges as are permitted in that state; or

            o that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Alternative Mortgage Instruments

      Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act. Title VIII of the Garn-St Germain Act provides that, notwithstanding any state law to the contrary:

            o state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks;

            o state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and

            o all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

      Title VIII of the Garn-St Germain Act provides that any state may reject applicability of the provisions of Title VIII of the Garn-St Germain Act by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Certain states have taken this type of action.

Servicemembers' Civil Relief Act

      Under the terms of the Servicemembers' Civil Relief Act (formerly known as the Soldiers' and Sailors' Civil Relief Act of 1940), as amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Servicemembers'

Civil Relief Act, as amended, applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Servicemembers' Civil Relief Act, as amended, applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Servicemembers' Civil Relief Act, as amended. Application of the Servicemembers' Civil Relief Act, as amended, would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Servicemembers' Civil Relief Act, as amended, would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned thereby.

Forfeiture for Drug, RICO and Money Laundering Violations

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

      The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Sidley Austin LLP or Latham & Watkins LLP or Cadwalader, Wickersham & Taft LLP, counsel to Morgan Stanley Capital I Inc. This summary is based on laws, regulations, including the REMIC Regulations promulgated by the Treasury Department, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which, for example, banks and insurance companies, may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

General

      The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Internal Revenue Code. The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made.

Grantor Trust Funds

      If a REMIC election is not made, Sidley Austin LLP or Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP will deliver its opinion that the trust fund will not be classified as a publicly traded partnership, a taxable mortgage pool or an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.

a. Single Class of Grantor Trust Certificates

      Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and mortgage-backed securities in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan and mortgage-backed security because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

      Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, original issue discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Internal Revenue Code Sections 162 or 212, each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Internal Revenue Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Internal Revenue Code Section 68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of:

            o 3% of the excess of adjusted gross income over the applicable amount and

            o 80% of the amount of itemized deductions otherwise allowable for such taxable year.

      This limitation will be phased out beginning in 2006 and eliminated after 2009.

      In general, a grantor trust certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans and mortgage-backed securities directly. A grantor trust certificateholder using an accrual method of accounting must take into account its pro rata share of income as payment becomes due or is paid to the master servicer, whichever is earlier, and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans and mortgage-backed securities directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and mortgage-backed securities. The mortgage loans and mortgage-backed securities would then be subject to the "coupon stripping" rules of the Internal Revenue Code discussed below under "--Stripped Bonds and Coupons."

      Unless otherwise described in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Capital I Inc. will have advised Morgan Stanley Capital I Inc. that:

            o a grantor trust certificate owned by a "domestic building and loan association" within the meaning of Internal Revenue Code
                  Section 7701(a)(19) representing principal and interest payments on mortgage loans and mortgage-backed securities will be considered to represent "loans secured by an interest in real property which is ... residential property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans and mortgage-backed securities represented by that grantor trust certificate are of a type described in that Internal Revenue Code section;

            o a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans and mortgage-backed securities will be considered to represent "real estate assets" within the meaning of Internal Revenue Code Section 856(c)(5)(B), and interest income on the mortgage loans and mortgage-backed securities will be considered "interest on obligations secured by mortgages on real property" within the meaning of Internal Revenue Code Section 856(c)(3)(B), to the extent that the mortgage loans and mortgage-backed securities represented by that grantor trust certificate are of a type described in that Internal Revenue Code section; and

            o a grantor trust certificate owned by a REMIC will represent "obligation[s] which [are] principally secured by an interest in real property" within the meaning of Internal Revenue Code
                  Section 860G(a)(3).

      Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in Internal Revenue Code Section 1286, and, as a result, these assets would be subject to the stripped bond provisions of the Internal Revenue Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each government security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

      Buydown Loans. The assets constituting certain trust funds may include buydown loans. The characterization of any investment in buydown loans will depend upon the precise terms of the related buydown agreement, but to the extent that buydown loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Internal Revenue Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in buydown loans. Accordingly, grantor trust certificateholders should consult their own tax advisors with respect to the characterization of investments in grantor trust certificates representing an interest in a trust fund that includes buydown loans.

      Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan and mortgage-backed security based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans and mortgage-backed securities at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans and mortgage-backed securities were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for the grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable Prepayment Assumption should be used in computing amortization of premium allowable under Internal Revenue Code Section 171. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

      If a premium is not subject to amortization using a reasonable Prepayment Assumption, the holder of a grantor trust certificate acquired at a premium should recognize a loss if a mortgage loan or an underlying mortgage loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan or underlying mortgage loan. If a reasonable Prepayment Assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments. The Internal Revenue Service has issued Amortizable Bond Premium Regulations. The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Internal Revenue Code Section 1272(a)(6). Absent further guidance from the Internal Revenue Service and unless otherwise described in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described above. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

      Original Issue Discount. The Internal Revenue Service has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans and mortgage-backed securities meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such original issue discount could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Internal Revenue Code provisions or are not for services provided by the lender. Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

      Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans and mortgage-backed securities may be subject to the market discount rules of Internal Revenue Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or mortgage-backed security allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25% of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Internal Revenue Code Sections 1276 through 1278.

      The Internal Revenue Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Internal Revenue Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with original issue discount, the amount of market discount that accrues during any accrual period would be equal to the product of

            o     the total remaining market discount and

            o a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the accrual period.

      For grantor trust certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of

            o     the total remaining market discount and

            o a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

      For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of original issue discount will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

      A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such Deferred Interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Single Class of Grantor Trust Certificates--Premium" above in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the Internal Revenue Service.

      Anti-abuse Rule. The Internal Revenue Service can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, mortgage-backed security or grantor trust certificate or the effect of applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

b. Multiple Classes of Grantor Trust Certificates

      1. Stripped Bonds and Stripped Coupons

      Pursuant to Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Internal Revenue Code Sections 1271 through 1288, Internal Revenue Code
Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

      Excess Servicing will be Treated Under the Stripped Bond Rules. If the excess servicing fee is less than 100 basis points, i.e., 1% interest on the mortgage asset principal balance, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The Internal Revenue Service appears to require that reasonable servicing fees be calculated on a mortgage asset by mortgage asset basis, which could result in some mortgage loans and mortgage-backed securities being treated as having more than 100 basis points of interest stripped off. See "--Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped Coupons" in this prospectus.

      Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans and mortgage-backed securities issued on the day the certificate is purchased for purposes of calculating any original issue discount. Generally, if the discount on a mortgage loan or mortgage-backed security is larger than a de minimis amount, as calculated for purposes of the original issue discount rules, a purchaser of such a certificate will be required to accrue the discount under the original issue discount rules of the Internal Revenue Code. See "--Single Class of Grantor Trust Certificates--Original Issue Discount" in this prospectus. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans and mortgage-backed securities as market discount rather than original issue discount if either

            o the amount of original issue discount with respect to the mortgage loans and mortgage-backed securities is treated as zero under the original issue discount de minimis rule when the certificate was stripped or

            o no more than 100 basis points, including any amount of servicing fees in excess of reasonable servicing fees, is stripped off of the trust fund's mortgage loans and mortgage-backed securities.

      Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the Internal Revenue Service to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

      The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Internal Revenue Code could be read literally to require that original issue discount computations be made for each payment from each mortgage loan or mortgage-backed security. Unless otherwise described in the related prospectus supplement, all payments from a mortgage loan or mortgage-backed security underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the original issue discount rules of the Internal Revenue Code, in which case, all payments from the mortgage loan or mortgage-backed security would be included in the stated redemption price at maturity for the mortgage loan and mortgage-backed security purposes of calculating income on the certificate under the original issue discount rules of the Internal Revenue Code.

      It is unclear under what circumstances, if any, the prepayment of mortgage loans and mortgage-backed securities will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if the certificate is treated as an interest in discrete mortgage loans or mortgage-backed securities, or if no Prepayment Assumption is used, then when a mortgage loan or mortgage-backed security is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or mortgage-backed security.

      In light of the application of Internal Revenue Code Section 1286, a beneficial owner of a Stripped Bond Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own Prepayment Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to this Stripped Bond Certificate, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these securities. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Bond Certificate generally will be different than that reported to holders and the Internal Revenue Service.

      Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

      Treatment of Certain Owners. Several Internal Revenue Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans and mortgage-backed securities of the type that make up the trust fund. With respect to these Internal Revenue Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans and mortgage-backed securities. While Internal Revenue Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Internal Revenue Code provisions addressing original issue discount, it is not clear whether such characterization would apply with regard to these other Internal Revenue Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, unless otherwise described in the related prospectus supplement, should be considered to represent "real estate assets" within the meaning of Internal Revenue Code Section 856(c)(5)(B) and "loans ... secured by, an interest in real property which is ... residential real property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Internal Revenue Code Section 856(c)(3)(B), provided that in each case the underlying mortgage loans and mortgage-backed securities and interest on such mortgage loans and mortgage-backed securities qualify for such treatment. Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom. Unless otherwise specified in the related prospectus supplement, grantor trust certificates will be "obligation[s]...which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A).

      2. Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans

      The original issue discount rules of Internal Revenue Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans and mortgage-backed securities as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers--other than individuals--originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Internal Revenue Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans and mortgage-backed securities. Original issue discount on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of original issue discount required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans and mortgage-backed securities other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. The holder of a certificate should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities.

      Under the Internal Revenue Code, the mortgage loans and mortgage-backed securities underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of original issue discount equal to the excess of such asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loan or mortgage-backed security is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan or mortgage-backed security is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this original issue discount, as described below under "--Accrual of Original Issue Discount," will, unless otherwise described in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued.

      In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

      Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions," as defined below in this section, of the original issue discount on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of original issue discount with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or such other entity specified in the related prospectus supplement of the portion of original issue discount that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the distribution dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

            o adding (1) the present value at the end of the accrual period--determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption--of all remaining payments to be received under the Prepayment Assumption on the respective component and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

            o subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

      The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The original issue discount accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans and mortgage-backed securities acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder. Other original issue discount on the mortgage loans and mortgage-backed securities--e.g., that arising from a "teaser" rate--would still need to be accrued.

      3. Grantor Trust Certificates Representing Interests in Adjustable Rate Loans

      The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the Internal Revenue Service has not issued guidance under the Internal Revenue Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred Interest to the grantor trust certificate's principal balance will result in additional income, including possibly original issue discount income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

      Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

c. Sale or Exchange of a Grantor Trust Certificate

      Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the original issue discount included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Internal Revenue Code Section 1221, except to the extent described above with respect to the market discount, and will generally be long-term capital gain if the grantor trust certificate has been owned for more than one year.

      Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

      It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

            o the holder entered the contract to sell the grantor trust certificate substantially contemporaneously with acquiring the grantor trust certificate;

            o     the grantor trust certificate is part of a straddle;

            o the grantor trust certificate is marketed or sold as producing capital gain; or

            o other transactions to be specified in Treasury regulations that have not yet been issued.

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

      Grantor trust certificates will be "evidences of indebtedness" within the meaning of Internal Revenue Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

d. Non-U.S. Persons

      Generally, to the extent that a grantor trust certificate evidences ownership in underlying mortgage loans and mortgage-backed securities that were issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Internal Revenue Code Section 1441 or 1442 to

            o     an owner that is not a U.S. Person or

            o a grantor trust certificate holder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner.

      Accrued original issue discount recognized by the owner on the sale or exchange of such a grantor trust certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a grantor trust certificate evidences ownership in mortgage loans and mortgage-backed securities issued after July 18, 1984, by natural persons if such grantor trust certificateholder complies with certain identification requirements, including delivery of a statement, signed by the grantor trust certificateholder under penalties of perjury, certifying that the grantor trust certificateholder is not a U.S. Person and providing the name and address of the grantor trust certificateholder. To the extent payments to grantor trust certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying mortgage loans and mortgage-backed securities, or such grantor trust certificateholder is ineligible for the exemption described in the preceding sentence, the 30% withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty. Additional restrictions apply to mortgage loans and mortgage-backed securities of where the borrower is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a grantor trust certificate is effectively connected with a U.S. trade or business of a grantor trust certificateholder that is not a U.S. Person, the certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons and, with respect to grantor trust certificates held by or on behalf of corporations, also may be subject to branch profits tax. In addition, if the trust fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a mortgage loan or mortgage-backed security secured by such an interest, which for this purpose includes real property located in the United States and the Virgin Islands, a grantor trust certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

e. Information Reporting and Backup Withholding

      The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during the year, such information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold at the above rate of the entire purchase price, unless either

            o the broker determines that the seller is a corporation or other exempt recipient, or

            o the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

      Such a sale must also be reported by the broker to the Internal Revenue Service, unless either

            o the broker determines that the seller is an exempt recipient or

            o the seller certifies its non-U.S. Person status and other conditions are met.

      Certification of the registered owner's non-U.S. Person status normally would be made on Internal Revenue Service Form W-8BEN under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

      Final regulations have been issued by the Treasury Department, which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding these regulations.

      On January 23, 2006, the IRS issued final regulations effective January 1, 2007, affecting the information reporting obligations of trustees of "widely-held mortgage trusts" (that is, any grantor trust in which any interests are held by "middlemen", and whose assets are mortgages or regular interests in a REMIC, amounts received thereon and reasonably required reserve funds) and of "middlemen" (a term that includes, among other things, a custodian of a person's account, a nominee and a broker holding an interest for a customer in a street name).

      Under the final regulations, the trustee would be required to report to the IRS with respect to each beneficial owner of a grantor trust fractional interest certificate who is not an "exempt recipient" (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, the gross income of the trust and, if any trust assets were disposed of, the portion of the gross proceeds relating to the trust assets that are allocable to such beneficial owner. The same requirements would be imposed on middlemen holding on behalf of beneficial owners of grantor trust fractional interest certificates.

      The final regulations will also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the final regulations and (ii) beneficial owners of grantor trust fractional interest certificates who do not hold such certificates through a middleman. The information must be provided to parties specified in part (i) by the later of thirty days after the end of the first quarter for which the information was requested or two weeks after the receipt of the request. The information must be provided to parties specified in part (ii) at a time no later than March 15 of the following tax year.

REMICS

      The trust fund relating to a series of certificates may elect to be treated as one or more REMICs. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions and Other Taxes" below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of REMIC Residual Certificates," the Internal Revenue Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section. While the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Sidley Austin LLP or Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as one or more REMICs, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual Certificates. The related prospectus supplement for each series of certificates will indicate whether the trust fund will make one or more REMIC elections and whether a class of certificates will be treated as a regular or residual interest in a REMIC.

      In general, with respect to each series of certificates for which a REMIC election is made:

            o certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Internal Revenue Code Section 7701(a)(19)(C);

            o certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Internal Revenue Code Section 856(c)(5)(B); and

            o interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Internal Revenue Code Section 856(c)(3)(B).

      If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Internal Revenue Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

      In some instances the mortgage loans and mortgage-backed securities may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of buydown loans contained in "--Single Class of Grantor Trust Certificates" above. REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Internal Revenue Code Section 856(c)(5)(B), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Internal Revenue Code Section 851(b)(4)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Internal Revenue Code Section 582(c)(1).

      A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes, not including recreational vehicles, campers or similar vehicles, that are "single family residences" under Internal Revenue Code
Section 25(e)(10) will qualify as real property without regard to state law classifications. Under Internal Revenue Code Section 25(e)(10), a single family residence includes any manufactured home that has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and that is of a kind customarily used at a fixed location.

      Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Sidley Austin LLP or Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, counsel to Morgan Stanley Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

      Other than the residual interest in a Subsidiary REMIC, only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

            o "real estate assets" within the meaning of Internal Revenue Code Section 856(c)(5)(B);

            o "loans secured by an interest in real property" under Internal Revenue Code Section 7701(a)(19)(C); and

            o whether the income on such certificates is interest described in Internal Revenue Code Section 856(c)(3)(B).

a. Taxation of Owners of REMIC Regular Certificates

      General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

      Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with original issue discount. Generally, the original issue discount, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of certificates issued with original issue discount will be required to include such original issue discount in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. The REMIC Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

      Rules governing original issue discount are set forth in Internal Revenue Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of original issue discount be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Internal Revenue Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the Prepayment Assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of original issue discount. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

      In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of original issue discount equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate, provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

      Where the interval between the issue date and the first distribution date on a REMIC Regular Certificate is longer than the interval between subsequent distribution dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis original issue discount, as determined under the foregoing rule, will be treated as original issue discount. Where the interval between the issue date and the first distribution date on a REMIC Regular Certificate is shorter than the interval between subsequent distribution dates, interest due on the first distribution date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

      Under the de minimis rule, original issue discount on a REMIC Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis original issue discount as well as market discount under a constant interest method.

      The prospectus supplement with respect to a trust fund may provide for Super-Premium Certificates. The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with original issue discount. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of original issue discount rather than being immediately deductible, when prepayments on the mortgage loans and mortgage-backed securities exceed those estimated under the Prepayment Assumption. The Internal Revenue Service might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Internal Revenue Code Section 1272(a)(6), they represent the only guidance regarding the current views of the Internal Revenue Service with respect to contingent payment instruments. These regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the Internal Revenue Service could assert that the stated redemption price at maturity of such REMIC Regular Certificates (other than interest only REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under "--Accrued Interest Certificates," so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

     Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate, other than a REMIC Regular Certificate based on a notional amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Internal Revenue Code
Section 171 is made to amortize such premium. Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the original issue discount that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the original issue discount that accrues during each successive period--an "accrual period"--that ends on the day in the calendar year corresponding to a distribution date, or if distribution dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by:

            o adding (1) the present value at the end of the accrual period--determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption--of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

            o subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

      The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The original issue discount accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the accrual period. The calculation of original issue discount under the method described above will cause the accrual of original issue discount to either increase or decrease--but never below zero--in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of original issue discount may be determined according to an appropriate allocation under any reasonable method.

      A subsequent purchaser of a REMIC Regular Certificate issued with original issue discount who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of original issue discount on that REMIC Regular Certificate. In computing the daily portions of original issue discount for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

            o the sum of the issue price plus the aggregate amount of original issue discount that would have been includible in the gross income of an original REMIC Regular Certificateholder, who purchased the REMIC Regular Certificate at its issue price, less

            o any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

      A holder who pays an acquisition premium instead may elect to accrue original issue discount by treating the purchase as a purchase at original issue.

      The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of REMIC Regular Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, REMIC Regular Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular

Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal Register.

      Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a qualifying variable rate. Under the original issue discount rules, interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally:

            o     the interest is unconditionally payable at least annually;

            o the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

            o interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificate.

      The amount of original issue discount with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.

      Although unclear at present, Morgan Stanley Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the Internal Revenue Service may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how original issue discount would be determined for debt instruments subject to Internal Revenue Code Section 1272(a)(6) that provide for contingent interest. The treatment of REMIC Regular Certificates as contingent payments debt instruments may affect the timing of income accruals on the REMIC Regular Certificates.

      Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the Internal Revenue Service.

      Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Internal Revenue Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (1) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with original issue discount, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder, over (2) the price for such REMIC Regular Certificate paid by the purchaser. A certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Internal Revenue Code Section 1276 such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate's stated redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Internal Revenue Code Sections 1276 through 1278.

      The Internal Revenue Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Internal Revenue Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of

      1) the total remaining market discount and

      2) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period.

      For REMIC Regular Certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of

      1) the total remaining market discount and

      2) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

      For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of original issue discount will apply.

      A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such Deferred Interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost, not including accrued qualified stated interest greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC

Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have original issue discount, will also apply in amortizing bond premium under Internal Revenue Code Section 171. The Internal Revenue Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium Regulations do not apply to prepayable securities described in Internal Revenue Code Section 1272(a)(6), such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

      Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as original issue discount, which could accelerate such inclusion. Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

      Effects of Defaults and Delinquencies. Certain series of certificates may contain one or more classes of subordinate certificates, and in the event there are defaults or delinquencies on the mortgage loans and mortgage-backed securities, amounts that would otherwise be distributed on the subordinate certificates may instead be distributed on the senior certificates. Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on such subordinate certificates attributable to defaults and delinquencies on the mortgage loans and mortgage-backed securities, except to the extent that it can be established that those amounts are uncollectible. As a result, the amount of income reported by a subordinate certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss, or will be allowed to report a lesser amount of income, to the extent that the aggregate amount of distributions on the subordinate certificate is reduced as a result of defaults and delinquencies on the mortgage loans and mortgage-backed securities. Timing and characterization of such losses is discussed in "--Treatment of Realized Losses" below.

      Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any original issue discount and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Internal Revenue Code Section 1221.

      Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

      Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

            o the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Internal Revenue Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over

            o     the amount actually includible in such holder's income.

      Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Internal Revenue Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. A sale of a REMIC Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment; the holder entered the contract to sell the REMIC Regular Certificate substantially contemporaneously with acquiring the REMIC Regular Certificate; the REMIC Regular Certificate is part of a straddle; the REMIC Regular Certificate is marketed or sold as producing capital gains; or other transactions to be specified in Treasury regulations that have not yet been issued. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular Certificates in their particular circumstances.

      The certificates will be "evidences of indebtedness" within the meaning of Internal Revenue Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

      The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

      Accrued Interest Certificates. Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends prior to each such distribution date. The period between the closing date for Payment Lag Certificates and their first distribution date may or may not exceed the interval. Purchasers of Payment Lag Certificates for which the period between the closing date and the first distribution date does not exceed the interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre-issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first distribution date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

      Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

      Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

      Effects of Defaults, Delinquencies and Losses. Certain series of certificates may contain one or more classes of subordinate certificates, and in the event there are defaults or delinquencies on the mortgage loans, amounts that would otherwise be distributed on the subordinate certificates may instead be distributed on the senior certificates. Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the subordinate certificates attributable to defaults and delinquencies on the mortgage loans, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a subordinate certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinate certificate is reduced as a result of defaults and delinquencies on the mortgage loans.

      Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

      Non-U.S. Persons. Generally, payments of interest on the REMIC Regular Certificates, including any payment with respect to accrued original issue discount, to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if:

            o the REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer;

            o the REMIC Regular Certificateholder is not a controlled foreign corporation, within the meaning of Internal Revenue Code Section 957, related to the issuer; and

            o the REMIC Regular Certificateholder complies with identification requirements, including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that the REMIC Regular Certificateholder is a foreign person and providing the name and address of the REMIC Regular Certificateholder.

      If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to the holder, including distributions in respect of accrued original issue discount, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by a holder that is a non-U.S. Person of a trade or business in the United States, then the holder will not be subject to the 30% withholding tax on gross income therefrom but will be subject to U.S. income tax at regular graduated rates on its net income and, if such holder is a corporation, may be subject to U.S. branch profits tax as well.

      Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes. This exclusion may not apply if the non-resident alien individual actually or constructively owns 10% or more of the residual interest in the related REMIC. Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

      REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the Internal Revenue Service may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any borrower, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a borrower is a "United States shareholder" within the meaning of Internal Revenue Code Section 951(b), are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related borrower.

      Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 30% for 2003, 29% for 2004-05 and 28% for 2006-2010 may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular Certificate to, or through, a broker, the broker must withhold at the backup withholding rate on the entire purchase price, unless either:

            o the broker determines that the seller is a corporation or other exempt recipient, or

            o the seller provides, in the required manner, identifying information and, in the case of a non-U.S. Person, certifies that such seller is a non-U.S. Person, and other conditions are met.

      A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the Internal Revenue Service, unless either:

            o the broker determines that the seller is an exempt recipient, or

            o the seller certifies its non-U.S. Person status and other conditions are met.

      Certification of the registered owner's non-U.S. Person status normally would be made on Internal Revenue Service Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

      Final regulations have been issued by the Treasury Department, which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding these regulations.

b. Taxation of Owners of REMIC Residual Certificates

      Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be portfolio income for purposes of the taxation of taxpayers subject to the limitations on the deductibility of passive losses. As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

      A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests, that is, a fast-pay, slow-pay structure, may generate such a mismatching of income and cash distributions that is, phantom income. This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and mortgage-backed securities and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or cause the REMIC Residual Certificate to have negative value. Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

      A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

      Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of:

            o the income from the mortgage loans and mortgage-backed securities and the REMIC's other assets, and

            o the deductions allowed to the REMIC for interest and original issue discount on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses.

      REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

            o the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

            o     all bad loans will be deductible as business bad debts, and

            o the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

      The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on mortgage loans and mortgage-backed securities may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans and mortgage-backed securities and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or mortgage-backed security will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount, whether market discount or original issue discount, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. The REMIC may elect under Internal Revenue Code Section 171 to amortize any premium on the mortgage loans and mortgage-backed securities. Premium on any mortgage loan or mortgage-backed security to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or mortgage-backed security would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

      The REMIC will be allowed a deduction for interest and original issue discount on the REMIC Regular Certificates. The amount and method of accrual of original issue discount will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

      A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

      Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Internal Revenue Code.

      Mark-to-Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the Internal Revenue Service finalized Mark-to-Market Regulations which provide that a REMIC Residual Certificate cannot be marked to market.

      Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

            o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

            o is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

      In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Internal Revenue Code Section 67 only to the extent that such expenses, plus other miscellaneous itemized deductions of the individual, exceed 2% of such individual's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that the applicable amount will be reduced by the lesser of:

            o 3% of the excess of the individual's adjusted gross income over the applicable amount, or

            o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

      This limitation will be phased out beginning in 2006 and eliminated after 2009.

      The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Internal Revenue Code Section 67 or Internal Revenue Code Section 68 may be substantial. Further, holders other than corporations subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the Internal Revenue Service such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.

      Excess Inclusions. A portion of the income on a REMIC Residual Certificate referred to in the Internal Revenue Code as an excess inclusion, for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

            o may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder;

            o will be treated as unrelated business taxable income within the meaning of Internal Revenue Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under "--Tax-Exempt Investors" below; and

            o is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Residual Certificate Payments--Non-U.S. Persons" below.

      Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the daily accruals for all days during the calendar quarter on which the REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the adjusted issue price of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the Federal long-term rate in effect at the time the REMIC Residual Certificate is issued. For this purpose, the adjusted issue price of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below zero--by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the Internal Revenue Service.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Internal Revenue Code
Section 857(b)(2), excluding any net
capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

      The Internal Revenue Code provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions.

      Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

      Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the second following paragraph. A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased--but not below zero--by the net losses that have been allowed as deductions to the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder. In general, the gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Internal Revenue Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

      The capital gain or loss will generally be long-term capital gain or loss if the REMIC Residual Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited. In addition, a transfer of a REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to different rules. See "Tax Related Restrictions on Transfers of REMIC Residual Certificates--Noneconomic Residual Certificates" below.

      Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool," as defined in Internal Revenue Code Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Internal Revenue Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

      A REMIC Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the related REMIC's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees must be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on such interests under the related prepayment assumption. If the holder of a non economic residual interest sells or otherwise disposes of the non economic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC Residual Certificates should consult with their tax advisors regarding these regulations.

Prohibited Transactions and Other Taxes

      The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction means:

            o the disposition of a mortgage loan or mortgage-backed security; the receipt of income from a source other than a mortgage loan or mortgage-backed security or certain other permitted investments;

            o     the receipt of compensation for services; or

            o gain from the disposition of an asset purchased with the payments on the mortgage loans and mortgage-backed securities for temporary investment pending distribution on the certificates.

      It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

      In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Net income from foreclosure property generally means income from foreclosure property other than qualifying income for a real estate investment trust.

      Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from:

            o a breach of the related servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds; or

            o Morgan Stanley Capital I Inc.'s obligation to repurchase a mortgage loan,

such tax will be borne by Morgan Stanley Capital I Inc.

      In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

Liquidation and Termination

      If the REMIC adopts a plan of complete liquidation, within the meaning of Internal Revenue Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of Regular and REMIC Residual Certificates within the 90-day period.

      The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

Administrative Matters

      Solely for the purpose of the administrative provisions of the Internal Revenue Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. In general, the holder of the largest percentage interest of a class of REMIC Residual Certificates will be the "tax matters person" of the related REMIC for purposes of representing REMIC Residual Certificateholders in connection with an Internal Revenue Service proceeding. However, the duties of the tax matters person will be delegated to the Trustee under the applicable Agreement.

      Certain tax information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

      Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The Internal Revenue Service may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Internal Revenue Code
Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

Tax-Exempt Investors

      Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Internal Revenue Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

Residual Certificate Payments--Non-U.S. Persons

      Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30% or lower treaty rate, United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have original issue discount. The Internal Revenue Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual Certificates do not have significant value. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% or lower treaty rate withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax Related Restrictions on Transfers of REMIC Residual Certificates" below.

      REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

Tax Related Restrictions on Transfers of REMIC Residual Certificates

      Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations." Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means:

            (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency),

            (B) any organization, other than certain farmers cooperatives, generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income," and

            (C)   a rural electric or telephone cooperative.

      A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership as defined in
Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means:

            o a regulated investment company, real estate investment trust or common trust fund,

            o     a partnership, trust or estate and

            o     certain cooperatives.

      Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships--generally, non-service partnerships with 100 or more members electing to be subject to simplified Internal Revenue Service reporting provisions under Internal Revenue Code sections 771 through 777--will be taxable on excess inclusion income as if all partners were disqualified organizations.

      In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

            o an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and

            o a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

      Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a U.S. Person, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate, including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,

            o the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

            o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

      A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

      (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the transferee would not continue to pay its debts as they come due in the future;

      (2) the transferee represents to the transferor that (i) it understands that, as the holder of the REMIC Residual Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest, (ii) that the transferee intends to pay taxes associated with holding the residual interest as they came due and (iii) that the transferee will not cause income with respect to the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other person; and

      (3) the transfer is not a direct or indirect transfer to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, and either:

            (i) the present value of the anticipated tax liabilities associated with holding the REMIC Residual Certificate does not exceed the sum of:

                  (a) the present value of any consideration given to the
            transferee to acquire the REMIC Residual Certificate;

                  (b) the present value of the expected future distributions on the REMIC Residual Certificate; and

                  (c) the present value of the anticipated tax savings
            associated with the holding the REMIC Residual Certificate as the REMIC generates losses. For purposes of the computations under this "minimum transfer price" alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Internal Revenue Code Section 11(b)(1) (currently 35%) or, in certain circumstances the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Internal Revenue Code Section 1274(d) for the month of such transfer and the compounding period used by the transferee; or

            (ii) (a) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million;

                  (b) the transferee is an eligible corporation (as defined in
            Treasury regulation section I.860E-1(c)(6)(i)) that makes a written agreement that any subsequent transfer of the interest will be to another eligible corporation in a transaction which will also satisfy clauses (1) and (2) above and this clause 3(ii); and

                  (c) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. For purposes of clause 3(ii)(c), if the amount of consideration paid in respect of the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay the taxes associated with the residual interest.

      If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

      Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a tax avoidance potential to a foreign person will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The pooling and servicing agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed Internal Revenue Service Form W-8ECI or applicable successor form adopted by the Internal Revenue Service for such purposes and the trustee consents to the transfer in writing.

      Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

Reportable Transactions

      Any holder of an offered certificate that reports any item or items of income, gain, expense, or loss in respect of an offered certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the offered certificates.

                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State or local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

General

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Internal Revenue Code Section 4975 impose certain restrictions on Plans and on persons who are parties in interest or disqualified persons with respect to the Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Internal Revenue Code Section 410(d)), are not subject to the restrictions of ERISA. However, these plans may be subject to other applicable federal, state or local law that is similar to the provisions of ERISA or the Code. Moreover, any governmental or church plan that is not subject to ERISA but is qualified under Internal Revenue Code Section 401(a) and exempt from taxation under Internal Revenue Code Section 501(a) is subject to the prohibited transaction rules set forth in Internal Revenue Code
Section 503.

      Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

Prohibited Transactions

      General

      Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Internal Revenue Code Section 4975 imposes excise taxes (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA) on parties in interest that engage in non-exempt prohibited transactions.

      The United States Department of Labor has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA to be assets of the Plan unless an exception applies.

      Under the terms of the regulation, the trust may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust. In this event, the asset seller, the master servicer, the trustee, any insurer of the mortgage loans and mortgage-backed securities and other persons, in providing services with respect to the assets of the trust, may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Internal Revenue Code Section 4975), with respect to transactions involving the plan assets unless such transactions are subject to a statutory, regulatory or administrative exemption.

      The regulations contain a de minimis safe-harbor rule that exempts the assets of any entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation the value of equity interest held by persons who have discretionary authority or control with access to the assets of the entity or held by affiliates of such persons. "Benefit Plan Investors" include both Plans and employee benefit plans not subject to ERISA (e.g., governmental and foreign plans). To fit within the safe harbor, the 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis.

      Availability of Underwriter's Exemption for Certificates

      The United States Department of Labor has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction Exemption ("PTE") 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548 (1990) as amended by PTE 97-34, Exemption Application Nos. D-10245 and D-10246, 55 Fed. Reg. 39021 (1997), by PTE 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000) and by PTE 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487 (2002) (the "Exemption"), which, as amended, exempts from the application of the prohibited transaction rules transactions relating to:

            o the acquisition, sale and holding by Plans of certain securities, including certificates, representing an undivided interest in certain asset-backed pass-through entities, including trusts, with respect to which Morgan Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and

            o the servicing, operation and management of those asset-backed pass-through trusts,

provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

      The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust may be eligible for exemptive relief thereunder:

            (1) The acquisition of the certificates by a Plan is on terms (including the price for such certificates) that are at least as favorable to the investing Plan as they would be in an arm s-length transaction with an unrelated party;

            (2) The certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories (or four highest, if the investment pool contains only certain types of assets, such as fully-secured mortgage loans) from any of the following rating agencies: Fitch, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services;

            (3) The trustee is a substantial financial institution and is not an affiliate of any member of the Restricted Group (as defined below) other than an underwriter;

            (4) The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting such certificates; the sum of all payments made to and retained by the asset seller pursuant to the sale of the mortgage loans to the trust represents not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by each servicer represents not more than reasonable compensation for such servicer's services under the pooling and servicing agreement and reimbursement of such servicer's reasonable expenses in connection therewith;

            (5) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended; and

            (6) Unless the investment pool contains only certain types of assets, such as fully secured mortgage loans, the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust.

      The trust fund must also meet the following requirements:

            (i) the corpus of the trust fund must consist solely of assets of a type that have been included in other investment pools;

            (ii) certificates evidencing interests in such other investment pools must have been rated in one of the three highest (four highest, if the trust contains only certain types of assets) rating categories of a rating agency for at least one year prior to the Plan's acquisition of the securities; and

            (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the securities.

      The Exemption provides exemptive relief to certain mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the Exemption. Mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust may be transferred to the trust within a 90-day or three-month pre-funding period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

            (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the "pre-funding limit") must not exceed twenty-five percent (25%).

            (2) All receivables transferred after the closing date (the "additional obligations") must meet the same terms and conditions for eligibility as the original receivables used to create the trust, which terms and conditions have been approved by a rating agency.

            (3) The transfer of such additional obligations to the trust during the pre-funding period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

            (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the receivables in the trust at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the receivables transferred to the trust on the closing date.

            (5) In order to insure that the characteristics of the additional obligations are substantially similar to the original receivables which were transferred to the trust fund:

                  (i) the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of Morgan Stanley Capital I Inc.; or

                  (ii) an independent accountant retained by Morgan Stanley
            Capital I Inc. must provide Morgan Stanley Capital I Inc. with a letter (with copies provided to each rating agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the receivables transferred to the trust as of the closing date.

            (6) The pre-funding period must end no later than three months or 90 days after the closing date or earlier if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an Event of Default occurs.

            (7) Amounts transferred to any pre-funding account or capitalized interest account, or both, used in connection with the pre-funding may be invested only in certain permitted investments.

            (8) The related prospectus or prospectus supplement must describe:

                  (i) any pre-funding account or capitalized interest account, or both, used in connection with a pre-funding account;

                  (ii) the duration of the pre-funding period;

                  (iii) the percentage or dollar amount, or both, of the
            pre-funding limit for the trust; and

                  (iv) that the amounts remaining in the pre-funding account at the end of the pre-funding period will be remitted to certificateholders as repayments of principal.

            (9) The related pooling and servicing agreement must describe the permitted investments for the pre-funding account or capitalized interest account, or both, and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

      Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire certificates in a trust holding receivables on which that person or an affiliate is an obligor, provided that, among other requirements:

            o the person or its affiliate is an obligor with respect to no more than five percent of the fair market value of the obligations or receivables contained in the trust;

            o no member of the Restricted Group (as defined below) is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA) of the Plan;

            o in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

            o a Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

            o immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

      This exemptive relief does not apply to Plans sponsored by the asset seller, Morgan Stanley Capital I Inc., Morgan Stanley & Co. Incorporated and the other underwriters set forth in the related prospectus supplement, the trustee, the master servicer, any pool insurer, any obligor with respect to obligations included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, any swap counterparty of a permitted swap or notional principal contract included in the trust, or any affiliate of any of such parties (the "Restricted Group").

      Before purchasing a certificate, a fiduciary of a Plan should itself confirm (a) that the certificates constitute "securities" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied. The prospectus supplement for each series of certificates will specify whether there is a "pre-funding period" and whether such additional conditions will be satisfied. Each purchaser that is a Plan or that is investing on behalf of or with plan assets of a Plan in reliance on the Exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act. In addition, the rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- or its equivalent, then certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificates when they had a permitted rating would not be required by the Exemption to dispose of them). If none of S&P, Moody's or Fitch rate the applicable class of certificates in one of the four highest generic rating categories at the time of such purchase, each transferee will be deemed to represent that either (a) it is not purchasing the securities with plan assets of a Plan, or (b) it is an insurance company using the assets of its general account (within the meaning of PTE 95-60) to effect such purchase and is eligible for exemptive release under and satisfies all of the conditions set forth in Section I and III of PTE 95-60.

Review by Plan Fiduciaries

      Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code and of the Plan Assets Regulation to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In particular, in connection with a contemplated purchase of certificates representing a beneficial ownership interest in a pool of single family residential first mortgage loans, such Plan fiduciary should consider the availability of the Exemption or Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1") for certain transactions involving mortgage pool investment trusts. PTCE 83-1 does not apply to pools containing loans secured by shares issued by a cooperative association. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of any other exemption with respect to the certificates offered thereby.

                                LEGAL INVESTMENT

      If so specified in the prospectus supplement, certain classes of Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Generally, the only classes of Certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those Certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

      Those classes of Certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

      Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, Certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of Certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in Certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "residential mortgage-related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration (the

"NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. ss. 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. ss. 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Certificates.

      All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

      Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any Certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

      Except as to the status of certain classes of the Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

      Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLAN OF DISTRIBUTION

      The offered certificates offered hereby and by the supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named therein. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan Stanley Capital

I Inc. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley Capital I Inc.

      As to any offering of securities, in addition to the plan of distribution as described in the prospectus supplement and this prospectus, the distribution of any class of the offered securities may be effected through one or more resecuritization transactions, in accordance with Rule 190(b) under the Securities Act of 1933.

      Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co. Incorporated acts as agent in the sale of offered certificates, Morgan Stanley & Co. Incorporated will receive a selling commission with respect to the offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate balance or notional amount of the offered certificates as of the cut-off date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan Stanley & Co. Incorporated elects to purchase offered certificates as principal, Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Capital I Inc. and purchasers of offered certificates of such series.

      Morgan Stanley Capital I Inc. will indemnify Morgan Stanley & Co. Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley & Co. Incorporated and any underwriters may be required to make in respect thereof.

      In the ordinary course of business, Morgan Stanley & Co. Incorporated and Morgan Stanley Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of Morgan Stanley Capital I Inc.'s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

      Offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

      If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley & Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

      All or part of any class of certificates may be reacquired by Morgan Stanley Capital I Inc. or acquired by an affiliate of Morgan Stanley Capital I Inc. in a secondary market transaction or from an affiliate, including Morgan Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

      As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby. Any non-investment-grade class may be initially retained by Morgan Stanley Capital I Inc., and may be sold by Morgan Stanley Capital I Inc. at any time in private transactions.

                                  LEGAL MATTERS

      Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley Capital I Inc. by Cadwalader, Wickersham & Taft LLP, Sidley Austin LLP or Latham & Watkins LLP.

                              FINANCIAL INFORMATION

      A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

      It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a rating agency.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any, ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                    INCORPORATION OF INFORMATION BY REFERENCE

      The SEC allows Morgan Stanley Capital I Inc. to "incorporate by reference" information it files with the SEC, which means that Morgan Stanley Capital I Inc. can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that Morgan Stanley Capital I Inc. files later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information rather than on any different information included in this prospectus or the accompanying prospectus supplement.

      Morgan Stanley Capital I Inc., as depositor, will file, or cause to be filed, with the Commission, the periodic reports and the Agreement with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

      All documents and reports filed, or caused to be filed, by Morgan Stanley Capital I Inc. with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of certificates are incorporated in this prospectus by reference. Each person to whom this prospectus is delivered may obtain, without charge, from Morgan Stanley Capital I Inc. a copy of any documents or reports relating to the certificates being offered. (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.) Requests for this information should be directed in writing to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: [John E.

Westerfield], or by telephone at (212) 761-4000. Morgan Stanley Capital I Inc. has determined that its financial statements are not material to the offering of any certificates.

      Morgan Stanley Capital I Inc. filed a registration statement relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the registration statement, but the registration statement includes additional information. For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto. The registration statement and exhibits and the periodic reports and the Agreement can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Room, 100 Fifth Street, N.W., Washington, D.C. 20549 or be accessed at the internet site http://www.sec.gov maintained by the Commission. Additional information regarding the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330.

                                GLOSSARY OF TERMS

      The certificates will be issued pursuant to the Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

      Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates.

      "Agreement" means the pooling and servicing agreement or the trust agreement, as applicable.

      "Amortizable Bond Premium Regulations" means final regulations issued by the Internal Revenue Service which deal with the amortizable bond premium.

     "Available Distribution Amount" means for each distribution date, the sum of the following amounts:

      o the total amount of all cash on deposit in the related certificate account as of the corresponding Determination Date, exclusive of:

            o all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

            o unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related prepayment premiums, liquidation proceeds, insurance proceeds and other unscheduled recoveries received subsequent to the related Due Period; and

            o all amounts in the certificate account that are due or reimbursable to Morgan Stanley Capital I Inc., the trustee, an asset seller, a subservicer, the master servicer or any other entity as specified in the related prospectus supplement or that are payable in respect of certain expenses of the related trust fund;

      o if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the certificate account, including any net amounts paid under any cash flow agreements;

      o all advances made by a servicer or any other entity as specified in the related prospectus supplement with respect to the distribution date;

      o if and to the extent the related prospectus supplement so provides, amounts paid by a servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related prepayment period; and

      o unless the related prospectus supplement provides otherwise, to the extent not on deposit in the related certificate account as of the corresponding Determination Date, any amounts collected under, from or in respect of any credit support with respect to the distribution date.

      "Contributions Tax" means a tax on the trust fund equal to 100% of the value of the contributed property.

      "Deferred Interest" means interest deferred by reason of negative amortization.

      "Determination Date" means the close of business on the date specified in the related prospectus supplement.

      "Due Period" means the period which will commence on the second day of the month in which the immediately preceding distribution date occurs, or the day after the cut-off date in the case of the first Due Period, and will end on the first day of the month of the related distribution date.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Events of Default" means, with respect to the master servicer under the pooling and servicing agreement, any one of the following events:

      o any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment.

      o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc., and the trustee by the holders of certificates evidencing not less than 25% of the voting rights;

      o any breach of a representation or warranty made by the master servicer under the pooling and servicing agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the voting rights; and

      o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

      "FHLMC" means the Federal Home Loan Mortgage Corporation.

      "Mark-to-Market Regulations" means the finalized Internal Revenue Service regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

      "Mortgage Rate" means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

      "OID Regulations" means the special rules of the Internal Revenue Code relating to original issue discount (currently Internal Revenue Code Sections 1271 through 1273 and 1275) and the related Treasury regulations.

      "Payment Lag Certificates" means certain of the REMIC Regular
Certificates.

      "Permitted Investments" means United States government securities and other investment grade obligations specified in the Agreement.

      "Plans" means employee benefit plans subject to ERISA and certain other similar plans and arrangements, including but not limited to individual retirement accounts and annuities.

      "Prepayment Assumption" means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

      "Prohibited Transaction Tax" means the tax the Internal Revenue Code imposes on REMICs equal to 100% of the net income derived from prohibited transactions.

      "Purchase Price" means, with respect to any mortgage loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

      "Record Date" means the last business day of the month immediately preceding the month in which the distribution date for a class of certificates occurs.

      "Related Proceeds" means related recoveries on the mortgage loans, including amounts received under any form of credit support, for which advances were made.

      "REMIC Certificates" means a certificate issued by a trust fund relating to a series of certificates where an election is made to treat the trust fund as a REMIC.

      "REMIC Provisions" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986, as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

      "REMIC Regular Certificates" means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

      "REMIC Regular Certificateholders" means holders of REMIC and Regular Certificates.

      "REMIC Regulations" means the REMIC Regulations promulgated by the Treasury Department.

      "REMIC Residual Certificate" means the sole class of residual interests in the REMIC.

      "REMIC Residual Certificateholders" means holders of the REMIC Regular Certificates.

      "REO Tax" means a tax on net income from foreclosure property, within the meaning of Internal Revenue Code Section 857(b)(4)(B).

      "Restricted Group" means the underwriter, the asset seller, the trustee, the master servicer, any insurer of the mortgage loans and mortgage-backed securities, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust, any swap counterparty of a permitted swap or notional principal contract included in the trust, or any of their respective affiliates.

      "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

      "Servicing Standard" means:

      o the standard for servicing the servicer must follow as defined by the terms of the related pooling and servicing agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of credit support included in the related trust fund as described in this prospectus under "Description of Credit Support" and in the prospectus supplement;

      o     applicable law; and

      o the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

      "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

      "Stripped ARM Obligations" means original issue discount on grantor trust certificates attributable to adjustable rate loans.

      "Stripped Bond Certificates" means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans and mortgage-backed securities, if a trust fund is created with two classes of grantor trust certificates.

      "Stripped Coupon Certificates" means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans and mortgage-backed securities, if a trust fund is created with two classes of grantor trust certificates.

      "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

      "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, or no interest distributions.

      "Super-Premium Certificates" means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

      "Title V" means Title V of the depository Institutions Deregulation and Monetary Control Act of 1980.

      "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

     "Value" means:

      o with respect to any mortgaged property other than a mortgaged property securing a refinance loan, generally the lesser of

            o the appraised value determined in an appraisal obtained by the originator at origination of that loan, and

            o     the sales price for that property; and

      o with respect to any refinance loan, unless otherwise specified in the related prospectus supplement, the appraised value determined in an appraisal obtained at the time of origination of the refinance loan.

                         This page intentionally blank

                         This page intentionally blank

                         This page intentionally blank